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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CommunityOne Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Proxy Statement	Prospectus

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

                On November 22, 2015, Capital Bank Financial Corp., or Capital Bank Financial, and CommunityOne Bancorp, or CommunityOne, entered into an Agreement and Plan of Merger (which we refer to as the "merger agreement") that provides for the combination of the two companies. Under the merger agreement, CommunityOne will merge with and into Capital Bank Financial, with Capital Bank Financial as the surviving corporation (which we refer to as the "merger"). The merger will create a profitable, growing, midsized Southeastern regional bank with $9.8 billion in assets, operating in a safe and sound manner, and serving commercial and consumer customers through 197 branches in Florida, Tennessee, the Carolinas, and Virginia.

                In the merger, each issued and outstanding share of CommunityOne common stock will be cancelled and automatically converted into the right to receive, at the election of each holder and subject to proration, $14.25 in cash (which we refer to as the "cash consideration") or 0.43 of a share of Capital Bank Financial Class A common stock (which we refer to as the "stock consideration" and, together with the cash consideration, the "merger consideration"). Although the number of shares of Capital Bank Financial Class A common stock (which we refer to as the "Capital Bank Financial Class A common stock") that CommunityOne shareholders will receive is fixed, the market value of the stock consideration will fluctuate with the market price of Capital Bank Financial Class A common stock and will not be known at the time CommunityOne shareholders vote on the merger. Based on the closing price of Capital Bank Financial Class A common stock on the Nasdaq Stock Market, on November 20, 2015, the last trading day before public announcement of the merger, the 0.43 exchange ratio represented approximately $14.41 in value for each share of CommunityOne common stock. Based on the closing stock price of Capital Bank Financial Class A common stock on the Nasdaq Stock Market on March 14, 2016, the latest practicable date for which information was available prior to the date of the attached joint proxy statement/prospectus, the value of the stock consideraiton was $12.89. We urge you to obtain current market quotations for Capital Bank Financial (trading symbol "CBF") and CommunityOne (trading symbol "COB").

                Capital Bank Financial and CommunityOne will hold special meetings of their respective shareholders in connection with the merger. Capital Bank Financial shareholders will be asked to vote to approve the merger agreement and approve related matters as described in the attached joint proxy statement/prospectus. CommunityOne shareholders will be asked to vote to approve the merger agreement and approve related matters as described in the attached joint proxy statement/prospectus. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Capital Bank Financial Class A common stock and CommunityOne common stock.

                The special meeting of Capital Bank Financial shareholders will be held on April 18, 2016 at the DoubleTree Suites by Hilton Hotel, 6300 Morrison Blvd., Charlotte, NC 28211, at 10:00 a.m. local time. The special meeting of CommunityOne shareholders will be held on April 18, 2016 in the Randolph Room of CommunityOne's corporate offices, 1017 E. Morehead Street, Suite 300, Charlotte, NC 28204, at 10:00 a.m. local time.

                Capital Bank Financial's board of directors unanimously recommends that Capital Bank Financial shareholders vote "FOR" the approval of the merger agreement and "FOR" the other matters to be considered at the Capital Bank Financial special meeting.

                CommunityOne's board of directors unanimously recommends that CommunityOne shareholders vote "FOR" the approval of the merger agreement and "FOR" the other matters to be considered at the CommunityOne special meeting.

                This joint proxy statement/prospectus describes the special meeting of Capital Bank Financial, the special meeting of CommunityOne, the merger, the documents related to the merger and other related matters. Please carefully read this entire joint proxy statement/prospectus, including "Risk Factors," beginning on page 38, for a discussion of the risks relating to the proposed merger. You also can obtain information about Capital Bank Financial and CommunityOne from documents that each has filed with the Securities and Exchange Commission (which we refer to as the "SEC").

R. Eugene Taylor Chairman and Chief Executive Officer Capital Bank Financial Corp.	Robert L. Reid Chief Executive Officer and President CommunityOne Bancorp

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

                The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Capital Bank Financial or CommunityOne, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                The date of this joint proxy statement/prospectus is March 15, 2016, and it is first being mailed or otherwise delivered to the shareholders of Capital Bank Financial and CommunityOne on or about March 18, 2016.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Capital Bank Financial Corp.:

              Capital Bank Financial Corp. will hold a special meeting of shareholders at 10:00 a.m. local time, on April 18, 2016, at the DoubleTree Suites by Hilton Hotel, 6300 Morrison Blvd., Charlotte, NC 28211 to consider and vote upon the following matters:

  •
  a proposal to approve the Agreement and Plan of Merger, dated as of November 22, 2015, by and between Capital Bank Financial Corp. and CommunityOne Bancorp pursuant to which CommunityOne will merge with and into Capital Bank Financial, as more fully described in the attached joint proxy statement/prospectus (which we refer to as the "Capital Bank Financial merger proposal");

  •
  a proposal to adjourn the Capital Bank Financial special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Capital Bank Financial merger proposal (which we refer to as the "Capital Bank Financial adjournment proposal"); and

  •
  to transact such other business as may properly come before the meeting or any adjournment thereof.

              We have fixed the close of business on February 18, 2016 as the record date for the special meeting. Only Capital Bank Financial Class A common shareholders of record at that time are entitled to notice of, and to vote at, the Capital Bank Financial special meeting, or any adjournment or postponement of the Capital Bank Financial special meeting. Approval of the Capital Bank Financial merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Capital Bank Financial Class A common stock. The Capital Bank Financial adjournment proposal will be approved if a majority of the voting power present or represented at the Capital Bank Financial special meeting votes in favor of the adjournment proposal.

              Capital Bank Financial's board of directors has unanimously approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Capital Bank Financial and its shareholders, and unanimously recommends that Capital Bank Financial shareholders vote "FOR" the Capital Bank Financial merger proposal and "FOR" the Capital Bank Financial adjournment proposal.

              Your vote is very important.    We cannot complete the merger unless Capital Bank Financial's Class A common shareholders approve the merger agreement.

              Regardless of whether you plan to attend the Capital Bank Financial special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record of Capital Bank Financial, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in "street name" through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

              The enclosed joint proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS,
R. Eugene Taylor Chairman and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of CommunityOne Bancorp:

              CommunityOne Bancorp will hold a special meeting of shareholders at 10:00 a.m. local time, on April 18, 2016, in the Randolph Room of CommunityOne's corporate offices, 1017 E. Morehead Street, Suite 300, Charlotte, NC 28204 to consider and vote upon the following matters:

  •
  a proposal to approve the Agreement and Plan of Merger, dated as of November 22, 2015, by and between Capital Bank Financial Corp. and CommunityOne Bancorp pursuant to which CommunityOne will merge with and into Capital Bank Financial, as more fully described in the attached joint proxy statement/prospectus (which we refer to as the "CommunityOne merger proposal");

  •
  a proposal to adjourn the CommunityOne special meeting, if necessary or appropriate, to solicit additional proxies in favor of the CommunityOne merger proposal (which we refer to as the "CommunityOne adjournment proposal");

  •
  a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of CommunityOne may receive in connection with the merger pursuant to existing agreements or arrangements with CommunityOne (which we refer to as the "CommunityOne compensation proposal"); and

  •
  to transact such other business as may properly come before the meeting or any adjournment thereof.

              We have fixed the close of business on February 18, 2016 as the record date for the special meeting. Only CommunityOne common shareholders of record at that time are entitled to notice of, and to vote at, the CommunityOne special meeting, or any adjournment or postponement of the CommunityOne special meeting. Approval of the CommunityOne merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of CommunityOne common stock. The CommunityOne adjournment proposal will be approved if a majority of the votes cast at the CommunityOne special meeting are voted in favor of the adjournment proposal. The CommunityOne compensation proposal will be approved if a majority of the votes cast at the CommunityOne special meeting are voted in favor of the CommunityOne compensation proposal.

              CommunityOne's board of directors has unanimously approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of CommunityOne and its shareholders, and unanimously recommends that CommunityOne shareholders vote "FOR" the CommunityOne merger proposal, "FOR" the CommunityOne adjournment proposal, and "FOR" the CommunityOne compensation proposal.

              Your vote is very important.    We cannot complete the merger unless CommunityOne's common shareholders approve the merger agreement.

              Regardless of whether you plan to attend the CommunityOne special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record of CommunityOne, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. If you hold your stock in "street name" through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

              The enclosed joint proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS,
Robert L. Reid Chief Executive Officer and President

REFERENCES TO ADDITIONAL INFORMATION

              This joint proxy statement/prospectus incorporates important business and financial information about Capital Bank Financial and CommunityOne from documents filed with the SEC that are not included in or delivered with this joint proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Capital Bank Financial and/or CommunityOne at no cost from the SEC's website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost, by contacting the appropriate company at the following addresses:

Capital Bank Financial Corp. 4725 Piedmont Row Drive, Suite 110 Charlotte, North Carolina 28210 Attention: Investor Relations Telephone: (704) 554-5901	CommunityOne Bancorp 1017 E. Morehead Street, Suite 200 Charlotte, North Carolina 28204 Attention: Investor Relations Telephone: (336) 626-8300

              You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five (5) business days before the date of your meeting. This means that Capital Bank Financial and CommunityOne shareholders requesting documents must do so by April 11, 2016, in order to receive them before the Capital Bank Financial and CommunityOne special meetings.

              You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated March 15, 2016, and you should assume that the information in this document is accurate only as of such date. You should assume that the information contained in a document that is incorporated by reference into this document is accurate as of the date of such incorporated document. Neither the mailing of this document to Capital Bank Financial shareholders or CommunityOne shareholders nor the issuance by Capital Bank Financial of shares of Capital Bank Financial Class A common stock in connection with the merger will create any implication to the contrary.

              This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Capital Bank Financial has been provided by Capital Bank Financial and information contained in this document regarding CommunityOne has been provided by CommunityOne.

              See "Where You Can Find More Information" for more details.

i

ii

iii

QUESTIONS AND ANSWERS

              The following are some questions that you may have about the merger and the Capital Bank Financial and CommunityOne special meetings, and brief answers to those questions. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the Capital Bank Financial and CommunityOne special meetings. Additional important information is also contained in the documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

              Unless the context otherwise requires, references in this joint proxy statement/prospectus to "Capital Bank Financial" refer to Capital Bank Financial Corp., a Delaware corporation, and its affiliates, and references to "CommunityOne" refer to CommunityOne Bancorp, a North Carolina corporation, and its affiliates.

Q:
What is the merger?

A:
Capital Bank Financial and CommunityOne have entered into an Agreement and Plan of Merger, dated as of November 22, 2015 (which we refer to as the "merger agreement"). The merger will create a profitable, growing, midsized Southeastern regional bank with $9.8 billion in assets, operating in a safe and sound manner, and serving commercial and consumer customers through 197 branches in Florida, Tennessee, the Carolinas, and Virginia.

Under the merger agreement, CommunityOne will be merged with and into Capital Bank Financial, with Capital Bank Financial continuing as the surviving corporation. Immediately following the completion of the merger, CommunityOne Bank, N.A., a wholly owned bank subsidiary of CommunityOne, will merge with and into Capital Bank Corporation, a wholly owned bank subsidiary of Capital Bank Financial (which we refer to as the "bank merger"), with Capital Bank Corporation continuing as the surviving entity. A copy of the merger agreement is included in this joint proxy statement/prospectus as Annex A.

The merger cannot be completed unless, among other things, both Capital Bank Financial shareholders and CommunityOne shareholders approve their respective proposals to approve the merger agreement.

Q:
Why am I receiving this joint proxy statement/prospectus?

A:
We are delivering this document to you because it is a joint proxy statement being used by both the Capital Bank Financial and CommunityOne boards of directors to solicit proxies of their respective shareholders in connection with approval of the merger and related matters.

In order to approve the merger and related matters, Capital Bank Financial has called a special meeting of its shareholders (which we refer to as the "Capital Bank Financial special meeting") and CommunityOne has called a special meeting of its shareholders (which we refer to as the "CommunityOne special meeting"). This document serves as a proxy statement for the Capital Bank Financial special meeting and the CommunityOne special meeting and describes the proposals to be presented at both special meetings.

In addition, this document is also a prospectus that is being delivered to CommunityOne shareholders because Capital Bank Financial is offering shares of its Class A common stock to CommunityOne shareholders in connection with the merger.

This joint proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the meetings. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending the applicable special meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:
In addition to the merger proposal, what else are Capital Bank Financial shareholders being asked to vote on?

A:
In addition to the merger proposal, Capital Bank Financial is soliciting proxies from its shareholders with respect to a proposal to adjourn the Capital Bank Financial special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Capital Bank Financial merger proposal (which we refer to as the "Capital Bank Financial adjournment proposal").

Q:
In addition to the merger proposal, what else are CommunityOne shareholders being asked to vote on?

A:
In addition to the merger proposal, CommunityOne is soliciting proxies from its shareholders with respect to two additional proposals:

•
a proposal to adjourn the CommunityOne special meeting, if necessary or appropriate, to solicit additional proxies in favor of the CommunityOne merger proposal (which we refer to as the "CommunityOne adjournment proposal"); and

•
a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of CommunityOne may receive in connection with the merger pursuant to existing agreements or arrangements with CommunityOne (which we refer to as the "CommunityOne compensation proposal").

Q:
What will CommunityOne shareholders receive in the merger?

A:
If the merger is completed, each share of CommunityOne common stock outstanding immediately prior to the effective time of the merger (which we refer to as the "effective time"), except for shares of CommunityOne common stock owned by CommunityOne as treasury stock or owned by CommunityOne or Capital Bank Financial, will be converted into the right to receive either (i) $14.25 in cash or (ii) 0.43 shares of Capital Bank Financial Class A common stock, based on the holder's election and subject to proration. CommunityOne shareholders may elect to receive all cash, all stock or cash for some of their shares and stock for the remaining shares they own, subject to the election and proration procedures set forth in the merger agreement. The total number of shares of CommunityOne common stock that will be converted into the cash consideration is fixed at 15% of the total number of shares of CommunityOne common stock outstanding immediately prior to the completion of the merger, and the remaining 85% of shares of CommunityOne common stock will be converted into the stock consideration. As a result, if the aggregate number of shares with respect to which a valid cash or stock election has been made exceeds these limits, shareholders who elected the form of consideration that has been oversubscribed will receive a mixture of both cash and stock consideration in accordance with the proration procedures set forth in the merger agreement. See the sections entitled "The Merger Agreement—Consideration to be Received in the Merger—Cash Election; Stock Election; Non-Election Shares" and "The Merger Agreement—Consideration to be Received in the Merger—Proration Procedures." Cash will be paid in lieu of fractional shares. See "What happens if I am eligible to receive a fraction of a share of Capital Bank Financial Class A common stock as part of the per share merger consideration?" below, and the sections entitled "The Merger Agreement—Consideration to be Received in the Merger" and "The Merger Agreement—Consideration to be Received in the Merger—Fractional Shares" of this joint proxy statement/prospectus.

Q:
How do I make an election to receive Capital Bank Financial Class A common stock or cash for my CommunityOne common stock?

A:
CommunityOne shareholders will be mailed a form of election, including transmittal materials, at least twenty (20) business days prior to the anticipated election deadline, that contains instructions for making your election to have your shares of CommunityOne common stock converted into cash, Capital Bank Financial Class A common stock or a combination of both. Unless otherwise agreed to in advance by Capital Bank Financial and CommunityOne, the election deadline will be 5:00 p.m. local time (in the city in which the principal office of the exchange agent is located), on the date that Capital Bank Financial and CommunityOne agree is as near as practicable to two business days prior to the expected closing date of the merger. Capital Bank Financial and CommunityOne will cooperate to issue a press release announcing the date of the election deadline at least five (5) business days prior to, and no more than fifteen (15) business days before, the election deadline. If you own shares of CommunityOne common stock in "street name" or through a bank, broker or other nominee, you should follow the instructions of the bank, broker or other nominee for making an election with respect to your shares. That deadline may be earlier than the election deadline specified above. See "The Merger Agreement—Consideration to be Received in the Merger—Elections as to Form of Consideration" of this joint proxy statement/prospectus.

Q:
What happens if I fail to make a valid election as to whether to receive cash or stock?

A:
If a CommunityOne shareholder does not return a properly completed form of election by the election deadline, such holder's shares of CommunityOne common stock will be considered "non-election shares" and will be converted into the right to receive the cash consideration or the stock consideration according to the proration procedures set forth in the merger agreement. Any shareholder who has not submitted their physical stock certificate(s) with a form of election will be sent materials after the merger closes to effect the exchange of their CommunityOne common stock into the merger consideration.

Q:
Will every CommunityOne shareholder receive the form of consideration it elects?

A:
Every CommunityOne shareholder may not receive the form of consideration that it elects in the merger. The merger agreement provides that 15% of the outstanding shares of CommunityOne common stock will be converted into the cash consideration, with the remaining 85% to be converted into the stock consideration. Pursuant to these requirements, if the aggregate number of shares with respect to which a valid cash or stock election has been made exceeds these limits, holders who elected the form of consideration that has been oversubscribed will receive a mixture of both cash and stock consideration in accordance with the proration procedures set forth in the merger agreement.

Q:
What is the exchange ratio?

A:
The exchange ratio is used to determine the number of shares of Capital Bank Financial Class A common stock that CommunityOne shareholders who receive the stock consideration rather than the cash consideration will be entitled to receive for each share of CommunityOne common stock they hold. The exchange ratio is 0.43, as set forth in the merger agreement.

Q:
What is the value of the per share merger consideration?

A:
The value of the cash consideration is fixed at $14.25. However, the value of the stock consideration will fluctuate as the market price of Capital Bank Financial Class A common stock fluctuates before the completion of the merger. This price will not be known at the time of the special meeting and may be more or less than the current price of Capital Bank Financial Class A common stock or the price of Capital Bank Financial Class A common stock at the time of the special meeting or at the time an election is made, and the value of the stock consideration may be more or less than the value of the cash consideration at the completion of the merger. The total number of shares of CommunityOne common stock that will be converted into the cash consideration is fixed at 15% of the total number of shares of CommunityOne common stock outstanding immediately prior to the completion of the merger, and the remaining 85% of shares of CommunityOne common stock will be converted into the stock consideration. As a result, if the aggregate number of shares with respect to which a valid cash or stock election has been made exceeds these limits, shareholders who elected the form of consideration that has been oversubscribed will receive a mixture of both cash and stock consideration in accordance with the proration procedures set forth in the merger agreement. Based on the closing price of Capital Bank Financial Class A common stock on the Nasdaq Stock Market on November 20, 2015, the last full trading day before the public announcement of the merger, of $33.59, the value of the stock consideration was $14.44. Based on the closing stock price of Capital Bank Financial Class A common stock on the Nasdaq Stock Market on March 14, 2016, the latest practicable date for which information was available prior to the date of this joint proxy statement/prospectus, the value of the stock consideration was $12.89. We urge you to obtain current market quotations for shares of Capital Bank Financial Class A common stock and CommunityOne common stock. See the sections entitled "The Merger Agreement—Consideration to be Received in the Merger—Cash Election; Stock Election; Non-Election Shares" and "The Merger Agreement—Consideration to be Received in the Merger—Proration Procedures."

Q:
What happens if I am eligible to receive a fraction of a share of Capital Bank Financial Class A common stock as part of the stock consideration?

A:
If the aggregate number of shares of Capital Bank Financial Class A common stock that you are entitled to receive as part of the stock consideration includes a fraction of a share of Capital Bank Financial Class A common stock, you will receive cash in lieu of that fractional share. See the section entitled "The Merger Agreement—Consideration to be Received in the Merger—Fractional Shares."

Q:
What will Capital Bank Financial shareholders receive in the merger?

A:
If the merger is completed, Capital Bank Financial shareholders will not receive any merger consideration and will continue to hold the shares of Capital Bank Financial stock that they currently hold.

Q:
How will the merger affect CommunityOne equity awards?

A:
At the effective time, each CommunityOne stock option that is outstanding and unexercised will fully vest immediately prior to the effective time, and be assumed by Capital Bank Financial and converted into a stock option exercisable for that number of whole shares of Capital Bank Financial Class A common stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of CommunityOne common stock subject to such CommunityOne stock option multiplied by (ii) the exchange ratio, with an exercise price per share of Capital Bank Financial Class A common stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of CommunityOne common stock of such CommunityOne stock option by (B) the exchange ratio.

At the effective time, each outstanding unvested CommunityOne restricted stock award will fully vest and be cancelled and converted into the right to receive the 0.43 shares of Capital

  Bank Financial Class A common stock in respect of each share of CommunityOne common stock underlying such CommunityOne restricted stock award.

Q:
How does Capital Bank Financial's board of directors recommend that I vote at the special meeting?

A:
Capital Bank Financial's board of directors unanimously recommends that you vote "FOR" the Capital Bank Financial merger proposal and "FOR" the Capital Bank Financial adjournment proposal.

Q:
How does CommunityOne's board of directors recommend that I vote at the special meeting?

A:
CommunityOne's board of directors unanimously recommends that you vote "FOR" the CommunityOne merger proposal, "FOR" the CommunityOne adjournment proposal, and "FOR" the CommunityOne compensation proposal.

Q:
When and where are the meetings?

A:
The Capital Bank Financial special meeting will be held at the DoubleTree Suites by Hilton Hotel, 6300 Morrison Blvd., Charlotte, NC 28211 on April 18, 2016, at 10:00 a.m. local time.

The CommunityOne special meeting will be held in the Randolph Room of CommunityOne's corporate offices, 1017 E. Morehead Street, Suite 300, Charlotte, NC 28204 on April 18, 2016, at 10:00 a.m. local time.

Q:
What do I need to do now?

A:
After you have carefully read this joint proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting. If you hold your shares in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote through the internet or by telephone. Information and applicable deadlines for voting through the internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your shares in "street name" through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker. "Street name" shareholders who wish to vote in person at the special meetings will need to obtain a legal proxy from the institution that holds their shares.

Q:
What constitutes a quorum for the Capital Bank Financial special meeting?

A:
The presence at the Capital Bank Financial special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Capital Bank Financial Class A common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:
What constitutes a quorum for the CommunityOne special meeting?

A:
The presence at the CommunityOne special meeting, in person or by proxy, of holders of a majority of the outstanding shares of CommunityOne common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:
What is the vote required to approve each proposal at the Capital Bank Financial special meeting?

A:
Capital Bank Financial merger proposal:

•
Standard:  Approval of the Capital Bank Financial merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Capital Bank Financial Class A common stock entitled to vote on the proposal. In connection with the merger agreement, each of Crestview-NAFH, LLC ("Crestview") and R. Eugene Taylor, the Chairman and Chief Executive Officer of Capital Bank Financial, which as of the record date had the right to vote approximately 9.3% and 1.8%, respectively, of the outstanding shares of Capital Bank Financial Class A common stock, have agreed, subject to certain exceptions, to vote their shares of Capital Bank Financial Class A common stock in favor of the Capital Bank Financial merger proposal. For further information, see "The Merger—Investor Letter Agreements."

•
Effect of abstentions and broker non-votes:  If you fail to vote, mark "ABSTAIN" on your proxy card, instruct your bank or broker to vote "ABSTAIN," or fail to instruct your bank or broker with respect to the Capital Bank Financial merger proposal, it will have the same effect as a vote "AGAINST" the proposal.

    Capital Bank Financial adjournment proposal:

  •
  Standard:  The Capital Bank Financial adjournment proposal will be approved if a majority of the voting power present or represented at the Capital Bank Financial special meeting votes in favor of the Capital Bank Financial adjournment proposal.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card or instruct your bank or broker to vote "ABSTAIN," it will have the same effect as a vote "AGAINST" the proposal. If you fail to submit a proxy card or vote in person at the Capital Bank Financial special meeting or fail to instruct your bank or broker how to vote with respect to the Capital Bank Financial adjournment proposal, it will have no effect on the proposal.

Q:
What is the vote required to approve each proposal at the CommunityOne special meeting?

A:
CommunityOne merger proposal:

•
Standard:  Approval of the CommunityOne merger proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of CommunityOne common stock entitled to vote on the proposal. In connection with the merger agreement, each of Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (collectively, "Oak Hill") and Carlyle Financial Services Harbor, L.P. ("Carlyle"), each of which as of the record date had the right to vote approximately 23.8% of the outstanding shares of CommunityOne common stock, have agreed, subject to certain exceptions, to vote two-thirds of their shares of CommunityOne common stock in favor of the CommunityOne merger proposal. For further information, see "The Merger—Investor Letter Agreements."

•
Effect of abstentions and broker non-votes:  If you fail to vote, mark "ABSTAIN" on your proxy card, instruct your bank or broker to vote "ABSTAIN," or fail to instruct your bank or broker with respect to the CommunityOne merger proposal, it will have the same effect as a vote "AGAINST" the proposal.

    CommunityOne adjournment proposal and CommunityOne compensation proposal:

  •
  Standard:  Each of the CommunityOne adjournment proposal and the CommunityOne compensation proposal will be approved if a majority of the votes cast at the CommunityOne special meeting are voted in favor of such proposal.

  •
  Effect of abstentions and broker non-votes:  If you mark "ABSTAIN" on your proxy card, instruct your bank or broker to vote "ABSTAIN," fail to submit a proxy card or vote in person at the CommunityOne special meeting or fail to instruct your bank or broker how to vote with respect to the CommunityOne adjournment proposal or the CommunityOne compensation proposal, it will have no effect on either such proposal.

Q:
Why is my vote important?

A:
If you do not vote, it will be more difficult for Capital Bank Financial or CommunityOne to obtain the necessary quorum to hold their special meetings. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote "AGAINST" approval of the merger agreement. The merger agreement must be approved by the affirmative vote of at least a majority of the outstanding shares of Capital Bank Financial Class A common stock entitled to vote on the merger agreement and by the affirmative vote of at least a majority of the outstanding shares of CommunityOne common stock entitled to vote on the merger agreement. The Capital Bank Financial board of directors and the CommunityOne board of directors unanimously recommend that you vote "FOR" the Capital Bank Financial merger proposal and the CommunityOne merger proposal, respectively.

Q:
If my shares of common stock are held in "street name" by my bank or broker, will my bank or broker automatically vote my shares for me?

A:
Capital Bank Financial shareholders:    No. Your bank or broker cannot vote your shares without instructions from you. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

CommunityOne shareholders:    No. Your bank or broker cannot vote your shares without instructions from you. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

Q:
Are there any voting agreements in place with existing shareholders?

A:
Capital Bank Financial shareholders:    Yes. In connection with the execution of the merger agreement, CommunityOne entered into agreements with each of Crestview and R. Eugene Taylor (we refer to these agreements as the "CommunityOne investor letter agreements"). Pursuant to the CommunityOne investor letter agreements, each of Crestview and Mr. Taylor have agreed, subject to certain exceptions, to vote all of their shares of Capital Bank Financial Class A common stock in favor of the merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of Capital Bank Financial Class A common stock prior to the termination of the support agreements or the date Capital Bank Financial obtains approval of the merger at the Capital Bank Financial special meeting. The support agreements terminate upon the termination of the merger agreement in accordance with its terms. For further information, see "The Merger—Investor Letter Agreements."

    CommunityOne shareholders:    Yes. In connection with the execution of the merger agreement, Capital Bank Financial entered into agreements with each of each of Oak Hill and Carlyle (we refer to these agreements as the "Capital Bank Financial investor letter agreements"). Pursuant to the Capital Bank Financial investor letter agreements, each of Oak Hill and Carlyle have agreed, subject to certain exceptions, to vote two-thirds of their shares of CommunityOne common stock in favor of the merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of CommunityOne common stock prior to the termination of the support agreements or the date CommunityOne obtains approval of the merger at the CommunityOne special meeting. The support agreements terminate upon the termination of the merger agreement in accordance with its terms. For further information, see "The Merger—Investor Letter Agreements."

Q:
Can I attend the meeting and vote my shares in person?

A:
Yes. All shareholders of Capital Bank Financial and CommunityOne, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend their respective meetings. Holders of record of Capital Bank Financial Class A common stock and CommunityOne common stock can vote in person at the Capital Bank Financial special meeting and CommunityOne special meeting, respectively. If you are not a shareholder of record, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the meetings. If you plan to attend your meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Capital Bank Financial and CommunityOne reserve the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Capital Bank Financial special meeting or the CommunityOne special meeting is prohibited without Capital Bank Financial's or CommunityOne's express written consent, respectively.

Q:
Can I change my vote?

A:
Capital Bank Financial shareholders:    Yes. If you are a holder of record of Capital Bank Financial Class A common stock, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Capital Bank Financial's corporate secretary, (3) attending the Capital Bank Financial special meeting in person, notifying the corporate secretary and voting by ballot at the Capital Bank Financial special meeting, or (4) voting by telephone or the internet at a later time. Attendance at the Capital Bank Financial special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Capital Bank Financial after the vote will not affect the vote. Capital Bank Financial's corporate secretary's mailing address is: Secretary, 4725 Piedmont Row Drive, Suite 110, Charlotte, North Carolina 28210. If you hold your shares in "street name" through a bank or broker, you should contact your bank or broker to revoke your proxy.

CommunityOne shareholders:    Yes. If you are a holder of record of CommunityOne common stock, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to CommunityOne's corporate secretary, (3) attending the CommunityOne special meeting in person, notifying the corporate secretary and voting by ballot at the CommunityOne special meeting, or (4) voting by telephone or the internet at a later time. Attendance at the CommunityOne special meeting by itself will not automatically revoke your proxy. A revocation or later-dated proxy received by CommunityOne after the vote will not affect the vote. CommunityOne's corporate secretary's mailing address is: Secretary, 1017 E. Morehead Street, Suite 200, Charlotte, North Carolina 28204. If you hold your shares in "street name" through a bank or broker, you should contact your bank or broker to revoke your proxy.

Q:
Will Capital Bank Financial be required to submit the proposal to approve the merger agreement to its shareholders even if Capital Bank Financial's board of directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the Capital Bank Financial special meeting, Capital Bank Financial is required to submit the proposal to approve the merger agreement to its shareholders even if Capital Bank Financial's board of directors has withdrawn or modified its recommendation.

Q:
Will CommunityOne be required to submit the proposal to approve the merger agreement to its shareholders even if CommunityOne's board of directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the CommunityOne special meeting, CommunityOne is required to submit the proposal to approve the merger agreement to its shareholders even if CommunityOne's board of directors has withdrawn or modified its recommendation.

Q:
What are the U.S. federal income tax consequences of the merger to CommunityOne shareholders?

A:
The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer as the "Code," and it is a condition to the respective obligations of Capital Bank Financial and CommunityOne to complete the merger that each of Capital Bank Financial and CommunityOne receives a legal opinion to that effect. Accordingly, a CommunityOne common shareholder generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the Capital Bank Financial Class A common stock received pursuant to the merger over that holder's adjusted tax basis in its shares of CommunityOne common stock surrendered) and (2) the amount of cash received pursuant to the merger. Further, a CommunityOne common shareholder generally will recognize gain or loss with respect to cash received instead of fractional shares of Capital Bank Financial Class A common stock that the CommunityOne common shareholder would otherwise be entitled to receive. For further information, please refer to "Material U.S. Federal Income Tax Consequences of the Merger."

Q:
Are CommunityOne shareholders entitled to dissenters' rights?

A:
No, CommunityOne shareholders are not entitled to dissenters' rights. For further information, see "The Merger—Dissenters' Rights in the Merger."

Q:
If I am a CommunityOne shareholder, should I send in my CommunityOne stock certificates now?

A:
No. Please do not send in your CommunityOne stock certificates with your proxy. You should submit your CommunityOne stock certificates with your election form. Any shareholder who has not submitted their physical stock certificate(s) with a form of election will be sent materials after the merger closes to effect the exchange of their CommunityOne common stock for the merger consideration. See "The Merger Agreement—Consideration to be Received in the Merger."

Q:
Whom may I contact if I cannot locate my CommunityOne stock certificate(s)?

A:
If you are unable to locate your original CommunityOne stock certificate(s), you should contact Broadridge Corporate Issuer Solutions, Inc., CommunityOne's transfer agent, at Issuer Solutions, Inc., Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, NY 11717 or by telephone at (888) 654-4610.

Q:
What should I do if I receive more than one set of voting materials?

A:
Capital Bank Financial shareholders and CommunityOne shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Capital Bank Financial Class A common stock and/or CommunityOne common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Capital Bank Financial Class A common stock or CommunityOne common stock and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Capital Bank Financial Class A common stock and CommunityOne common stock, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every share of Capital Bank Financial Class A common stock and/or CommunityOne common stock that you own.

Q:
Where can I find the voting results of the special meeting?

A:
The preliminary voting results will be announced at the special meetings. In addition, within four (4) business days following certification of the final voting results, Capital Bank Financial and CommunityOne will file the final voting results with the SEC on a Current Report on Form 8-K.

Q:
When do you expect to complete the merger?

A:
Capital Bank Financial and CommunityOne expect to complete the merger in the second calendar quarter of 2016. However, neither Capital Bank Financial nor CommunityOne can assure you of when or if the merger will be completed. Capital Bank Financial and CommunityOne must first obtain the approval of Capital Bank Financial shareholders and CommunityOne shareholders for the merger, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, holders of CommunityOne common stock will not receive any consideration for their shares in connection with the merger. Instead, CommunityOne will remain an independent public company and its common stock will continue to be listed and traded on the Nasdaq Stock Market. In addition, if the merger agreement is terminated in certain circumstances, a termination fee may be required to be paid by either Capital Bank Financial or CommunityOne. See "The Merger Agreement—Termination Fee" for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q:
Whom should I call with questions?

A:
Capital Bank Financial shareholders:    If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of Capital Bank Financial Class A common stock, please contact Capital Bank Financial Investor Relations at 4725 Piedmont Row Drive, Suite 110, Charlotte, North Carolina 28210 or call (704) 554-5901.

CommunityOne shareholders:    If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of CommunityOne common stock, please contact CommunityOne Investor Relations at 1017 E. Morehead Street, Suite 200, Charlotte, North Carolina 28204 or call (336) 626-8300.

SUMMARY

              This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire joint proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. See "Where You Can Find More Information." Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.

Risk Factors (Page 39)

              You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in the joint proxy statement/prospectus. In particular, you should consider the factors described under "Risk Factors."

Parties to the Merger (Page 47)

Capital Bank Financial Corp.
4725 Piedmont Row Drive, Suite 110
Charlotte, NC 28210
Telephone: (704) 554-5901

              Capital Bank Financial is a bank holding company incorporated in late 2009 with the goal of creating a regional banking franchise in the southeastern region of the United States through organic growth and acquisitions of other banks, including failed, underperforming and undercapitalized banks. Capital Bank Financial raised $955.6 million to make acquisitions through a series of private placements and an initial public offering of its common stock. Capital Bank Financial operates 152 branches in Florida, North and South Carolina, Tennessee, and Virginia. Through its branches, Capital Bank Financial offers a wide range of commercial and consumer loans and deposits, as well as ancillary financial services.

              Capital Bank Financial's banking operations commenced on July 16, 2010, when it purchased $1.2 billion of assets and assumed $960.1 million of deposits of three failed banks from the Federal Deposit Insurance Corporation (which we refer to as the "FDIC"). On September 30, 2010, Capital Bank Financial invested $175.0 million in TIB Financial Corp., a publicly held financial services company that had total assets of $1.7 billion and operated 28 branches in southwest Florida and the Florida Keys. On January 28, 2011, Capital Bank Financial invested $181.1 million in Capital Bank Corporation, a publicly held financial services company that had $1.7 billion in assets and operated 32 branches in central and western North Carolina. On September 7, 2011, Capital Bank Financial invested $217.0 million in Green Bankshares, Inc., a publicly held financial services company that had $2.4 billion in assets and operated 63 branches across east and middle Tennessee in addition to one branch in each of Virginia and North Carolina. In addition, on October 1, 2012, Capital Bank Financial invested approximately $99.3 million in Southern Community Financial Corporation, a publicly held financial services company that had approximately $1.4 billion in assets and operated 22 branches in North Carolina. Capital Bank Financial has integrated its seven acquired institutions and combined them all onto a single scalable processing platform.

              Capital Bank Financial's business strategy is to build a mid-sized regional bank by operating, integrating and growing its existing operations as well as to acquire other banks, including failed, underperforming and undercapitalized banks and other complementary assets. Capital Bank Financial believes continuing dislocations in the southeastern U.S. banking industry have created an opportunity for it to create a mid-sized regional bank that will be able to realize greater economies of scale compared to smaller community banks while still providing more personalized, local service than larger-sized banks. Capital Bank Financial views its market area as the southeastern region of the United

States, with a focus on high growth urban markets that offer it opportunities for organic loan and deposit growth.

              Capital Bank Financial Class A common stock is currently listed on the Nasdaq Stock Market under the symbol "CBF."

CommunityOne Bancorp
1017 E. Morehead Street, Suite 200
Charlotte, NC 28204
Telephone: (336) 626-8300

              CommunityOne Bancorp is a bank holding company headquartered in Charlotte, North Carolina and incorporated in 1984 under the laws of the State of North Carolina. CommunityOne offers a complete line of consumer, mortgage and business banking services, including loan, deposit, treasury management, online and mobile banking services, as well as wealth management and trust services, to individual and small and middle market businesses through 45 financial centers located throughout central, southern and western North Carolina and three loan production offices located in Raleigh and Winston-Salem, North Carolina and Charleston, South Carolina. CommunityOne's strategy is to grow organically by focusing on meeting the financial needs of its customers by providing a suite of quality financial products and services through local and experienced bankers and lenders located in branches and loan production offices in its customers' local market. CommunityOne also offers the convenience of online and mobile banking capabilities. In addition to organic growth, CommunityOne's strategy is to grow through merger and acquisition activity in local markets, should attractive opportunities present themselves. CommunityOne defines its market as communities located in North Carolina, as well as adjoining markets in South Carolina and Virginia.

              In July 2013, CommunityOne changed its name from FNB United Corp. to CommunityOne Bancorp, and its stock symbol from "FNBN" to "COB."

              CommunityOne common stock is currently listed on the Nasdaq Stock Market under the symbol "COB."

The Capital Bank Financial Special Meeting (Page 49)

              The special meeting of Capital Bank Financial shareholders will be held on April 18, 2016, at 10:00 a.m. local time, at the DoubleTree Suites by Hilton Hotel, 6300 Morrison Blvd., Charlotte, NC 28211. At the Capital Bank Financial special meeting, Capital Bank Financial shareholders will be asked to:

  •
  approve the Capital Bank Financial merger proposal; and

  •
  approve the Capital Bank Financial adjournment proposal.

              Only holders of record at the close of business on February 18, 2016 will be entitled to vote at the Capital Bank Financial special meeting. Each share of Capital Bank Financial Class A common stock is entitled to one vote on each proposal to be considered at the Capital Bank Financial special meeting. As of the record date, there were 31,020,225 shares of Capital Bank Financial Class A common stock entitled to vote at the Capital Bank Financial special meeting. As of the record date, the directors and executive officers of Capital Bank Financial and their affiliates beneficially owned and were entitled to vote approximately 1,238,161 shares of Capital Bank Financial Class A common stock representing approximately 4.0% of the shares of Capital Bank Financial Class A common stock outstanding on that date. Crestview, which as of the record date had the right to vote approximately 9.3% of the outstanding shares of Capital Bank Financial Class A common stock, has agreed, subject to certain exceptions, to vote its shares of Capital Bank Financial Class A common stock in favor of the Capital Bank Financial merger proposal. R. Eugene Taylor, the Chairman and Chief Executive Officer

of Capital Bank Financial, who as of the record date had the right to vote approximately 1.8% of the outstanding shares of Capital Bank Financial Class A common stock, has also agreed, subject to certain exceptions, to vote his shares of Capital Bank Financial Class A common stock in favor of the Capital Bank Financial merger proposal. For further information, see "The Merger—Investor Letter Agreements."

              To approve the Capital Bank Financial merger proposal, a majority of the shares of Capital Bank Financial Class A common stock outstanding and entitled to vote thereon must be voted in favor of such proposal. The Capital Bank Financial adjournment proposal will be approved if a majority of the votes cast at the Capital Bank Financial special meeting are voted in favor of such proposal. If you mark "ABSTAIN" on your proxy card, instruct your bank or broker to vote "ABSTAIN," fail to submit a proxy or vote in person at the Capital Bank Financial special meeting or fail to instruct your bank or broker how to vote with respect to the Capital Bank Financial merger proposal, it will have the same effect as a vote "AGAINST" the Capital Bank Financial merger proposal. If you mark "ABSTAIN" on your proxy card or instruct your bank or broker to vote "ABSTAIN" on the Capital Bank Financial adjournment proposal, it will have the same effect as a vote "AGAINST" the Capital Bank Financial adjournment proposal. If you fail to submit a proxy or vote in person at the Capital Bank Financial special meeting or fail to instruct your bank or broker how to vote with respect to the Capital Bank Financial adjournment proposal, it will have no effect on the proposal.

The CommunityOne Special Meeting (Page 54)

              The special meeting of CommunityOne shareholders will be held on April 18, 2016, at 10:00 a.m. local time, at the Randolph Room of CommunityOne's corporate offices, 1017 E. Morehead Street, Suite 300, Charlotte, NC 28204. At the special meeting, CommunityOne shareholders will be asked to:

  •
  approve the CommunityOne merger proposal;

  •
  approve the CommunityOne adjournment proposal; and

  •
  approve the CommunityOne compensation proposal.

              Only holders of record at the close of business on February 18, 2016 will be entitled to vote at the CommunityOne special meeting. Each share of CommunityOne common stock is entitled to one vote on each proposal to be considered at the CommunityOne special meeting. As of the record date, there were 24,292,051 shares of CommunityOne common stock entitled to vote at the CommunityOne special meeting. As of the record date, the directors and executive officers of CommunityOne and their affiliates beneficially owned and were entitled to vote approximately 343,914 shares of CommunityOne common stock representing approximately 1.4% of the shares of CommunityOne common stock outstanding on that date. Oak Hill and Carlyle, each of which as of the record date had the right to vote approximately 23.8% of the outstanding shares of CommunityOne common stock, have agreed, subject to certain exceptions, to vote two-thirds of their shares of CommunityOne common stock in favor of the CommunityOne merger proposal. For further information, see "The Merger—Investor Letter Agreements."

              To approve the CommunityOne merger proposal, a majority of the shares of CommunityOne common stock outstanding and entitled to vote thereon must be voted in favor of such proposal. Each of the CommunityOne adjournment proposal and the CommunityOne compensation proposal will be approved if a majority of the votes cast at the CommunityOne special meeting are voted in favor of such proposal. If you mark "ABSTAIN" on your proxy card, instruct your bank or broker to vote "ABSTAIN," fail to submit a proxy or vote in person at the CommunityOne special meeting or fail to instruct your bank or broker how to vote with respect to the CommunityOne merger proposal, it will have the same effect as a vote "AGAINST" the CommunityOne merger proposal. If you mark

"ABSTAIN" on your proxy card, instruct your bank or broker to vote "ABSTAIN," fail to submit a proxy or vote in person at the CommunityOne special meeting or fail to instruct your bank or broker how to vote with respect to the CommunityOne adjournment proposal or the CommunityOne compensation proposal, it will have no effect on either such proposal.

The Merger; The Merger Agreement (Pages 60 and 102)

              The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

              Pursuant to the merger agreement, CommunityOne will merge with and into Capital Bank Financial with Capital Bank Financial surviving the merger as the surviving corporation. Immediately following the completion of the merger, CommunityOne Bank, N.A., a wholly owned bank subsidiary of CommunityOne, will merge with and into Capital Bank Corporation, a wholly owned bank subsidiary of Capital Bank Financial, with Capital Bank Corporation as the surviving bank.

Consideration to be Received in the Merger (Page 103)

              Upon completion of the merger, each share of CommunityOne common stock outstanding immediately prior to the effective time, except for shares of CommunityOne common stock owned by CommunityOne as treasury stock or owned by CommunityOne or Capital Bank Financial (in each case other than shares of CommunityOne common stock held in any CommunityOne benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted), will be converted into the right to receive either (i) $14.25 in cash, which we refer to as the "cash consideration," or (ii) 0.43 shares of Capital Bank Financial Class A common stock, which we refer to as the "stock consideration," based on the holder's election and subject to proration. CommunityOne shareholders may elect to receive all cash, all stock or cash for some of their shares and stock for the remainder of the shares they own, subject to the election and proration procedures set forth in the merger agreement. The total number of shares of CommunityOne common stock that will be converted into the cash consideration is fixed at 15% of the total number of shares of CommunityOne common stock outstanding immediately prior to the completion of the merger, and the remaining 85% of shares of CommunityOne common stock will be converted into the stock consideration. As a result, if the aggregate number of shares with respect to which a valid cash or stock election has been made exceeds these limits, shareholders who elected the form of consideration that has been oversubscribed will receive a mixture of both cash and stock consideration in accordance with the proration procedures set forth in the merger agreement.

              The value of the cash consideration is fixed at $14.25. However, the implied value of the stock consideration will fluctuate as the market price of Capital Bank Financial Class A common stock fluctuates before the completion of the merger. This price will not be known at the time of the Capital Bank Financial special meeting or the CommunityOne special meeting and may be more or less than the current price of Capital Bank Financial Class A common stock or the price of Capital Bank Financial Class A common stock at the time of the Capital Bank Financial special meeting or the CommunityOne special meeting or at the time an election is made, and the implied value of the stock consideration may be more or less than the value of the cash consideration at the completion of the merger.

              Set forth below is a table showing the value of the cash consideration and the hypothetical implied value of the stock consideration based on a range of market prices for Capital Bank Financial

Class A common stock. The table does not reflect the fact that cash will be paid instead of fractional shares.

	CommunityOne Common Stock
Capital Bank Financial Class A Common Stock
			Stock Election: Stock Consideration Per Share
Hypothetical Closing Prices	Cash Election: Cash Consideration Per Share	OR	Shares of Capital Bank Financial Common Stock	Approximate Market Value(*)
$23.00	$14.25		0.43	$9.89
24.00	14.25		0.43	10.32
25.00	14.25		0.43	10.75
26.00	14.25		0.43	11.18
27.00	14.25		0.43	11.61
28.00	14.25		0.43	12.04
29.00	14.25		0.43	12.47
30.00	14.25		0.43	12.90
31.00	14.25		0.43	13.33
32.00	14.25		0.43	13.76
33.00	14.25		0.43	14.19
33.14	14.25		0.43	14.25
34.00	14.25		0.43	14.62
35.00	14.25		0.43	15.05
36.00	14.25		0.43	15.48
37.00	14.25		0.43	15.91
38.00	14.25		0.43	16.34
39.00	14.25		0.43	16.77
40.00	14.25		0.43	17.20
41.00	14.25		0.43	17.63
42.00	14.25		0.43	18.06
43.00	14.25		0.43	18.49

(*)
Approximate market value based on hypothetical closing price on the Nasdaq Stock Market of Capital Bank Financial Class A common stock.

              The examples above are illustrative only. The value of the stock consideration that a CommunityOne shareholder actually receives will be based on the actual closing price on the Nasdaq Stock Market of Capital Bank Financial Class A common stock upon completion of the merger, which may be outside the range of the amounts set forth above, and as a result, the actual value of the stock consideration per share of CommunityOne common stock may not be shown in the above table.

In Order To Make a Valid Election, CommunityOne Shareholders Must Properly Complete and Deliver the Form of Election that Will Be Sent at a Later Date.

              CommunityOne shareholders will receive at a later date a form of election, including transmittal materials, with instructions for making cash and stock elections. CommunityOne shareholders must properly complete and deliver to the exchange agent a form of election along with their stock certificates (or a properly completed notice of guaranteed delivery). The form of election will also include delivery instructions with respect to any shares they may hold in book-entry form. CommunityOne shareholders should NOT send their stock certificates with their proxy card.

              Forms of election and stock certificates (or a properly completed notice of guaranteed delivery) must be received by the exchange agent by the election deadline. Unless otherwise agreed to in advance by Capital Bank Financial and CommunityOne, the election deadline will be 5:00 p.m. local time (in the city in which the principal office of the exchange agent is located), on the date that Capital

Bank Financial and CommunityOne agree is as near as practicable to two (2) business days prior to the expected closing date of the merger. Capital Bank Financial and CommunityOne will cooperate to issue a press release announcing the date of the election deadline at least five (5) business days prior to, and no more than fifteen (15) business days before, the election deadline. If you own shares of CommunityOne common stock in "street name" or through a bank, broker or other nominee, you should follow the instructions of the bank, broker or other nominee for making an election with respect to your shares. That deadline may be earlier than the election deadline specified above. If your properly completed form of election, together with your physical stock certificates or a guarantee of delivery if you are a shareholder, is not received by the exchange agent by the election deadline, you will be treated as if you had not made an election and your shares will be converted into the right to receive the cash consideration or the stock consideration according to the proration procedures set forth in the merger agreement.

              Once CommunityOne shareholders have tendered their CommunityOne stock certificates to the exchange agent, they may not transfer their shares of CommunityOne common stock represented by those stock certificates until the merger is completed, unless they revoke their election by written notice to the exchange agent that is received prior to the election deadline. If the merger is not completed and the merger agreement is terminated, stock certificates will be returned by the exchange agent.

Conditions to Completion of the Merger (Page 119)

              Currently, Capital Bank Financial and CommunityOne expect to complete the merger in the second calendar quarter of 2016. As more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include (1) approval of the merger agreement by Capital Bank Financial's shareholders and by CommunityOne's shareholders, (2) authorization for listing on the Nasdaq Stock Market of the shares of Capital Bank Financial Class A common stock to be issued in the merger, (3) the receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System (which we refer to as the "Federal Reserve Board"), the North Carolina Commissioner of Banks and the FDIC, (4) effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, (5) the absence of any order, injunction or other legal restraint preventing the completion of the merger or making the completion of the merger illegal, (6) subject to the materiality standards provided in the merger agreement, the accuracy of the representations and warranties of Capital Bank Financial and CommunityOne, (7) performance in all material respects by each of Capital Bank Financial and CommunityOne of its obligations under the merger agreement and (8) receipt by each of Capital Bank Financial and CommunityOne of an opinion from its counsel as to certain tax matters.

              Neither Capital Bank Financial nor CommunityOne can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (Page 120)

              The merger agreement can be terminated at any time prior to completion of the merger (1) by mutual written consent of Capital Bank Financial and CommunityOne; (2) by either party if any required requisite regulatory approval from a governmental body has been denied and the denial is not due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement; (3) by either party if the merger has not been completed on or before November 22, 2016, unless the failure of the merger to be completed by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement; (4) by either party if there is a breach of any of the covenants or agreements or any of the representations or warranties in the merger agreement on the part of the other party which constitutes the failure of a closing condition of the terminating party; (5) by either party if the other party submits the merger agreement to its shareholders without a recommendation for approval; (6) by Capital Bank Financial, if CommunityOne fails to hold a shareholders' meeting or fails to recommend against a significant tender offer or solicits alternative acquisition proposals; or (7) by either party if the other party fails to obtain the required vote of its shareholders at the duly convened shareholder meeting.

Termination Fee (Page 121)

              CommunityOne will be required to pay Capital Bank Financial a termination fee of $14 million if the merger agreement is terminated in either of the following circumstances:

  •
  In the event that, after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide acquisition proposal has been made known to senior management of CommunityOne or has been made directly to its shareholders generally or any person has publicly announced an acquisition proposal with respect to CommunityOne and the merger agreement is terminated by either party, and CommunityOne has failed to obtain the required vote of its shareholders at its shareholder meeting or thereafter the merger agreement is terminated by Capital Bank Financial based on a breach of the merger agreement by CommunityOne that would constitute the failure of a closing condition, and within twelve (12) months after the date of such termination, CommunityOne either (x) enters into a definitive agreement or (y) consummates a transaction with respect to an acquisition proposal.

  •
  In the event that the merger agreement is terminated by Capital Bank Financial because the CommunityOne board submitted the merger agreement to its shareholders without a recommendation for approval or failed to hold a shareholders' meeting or failed to recommend against a significant tender offer or solicited alternative acquisition proposals.

              Capital Bank Financial will be required to pay CommunityOne a termination fee of $14 million if the merger agreement is terminated because Capital Bank Financial submitted the merger agreement to its shareholders without a recommendation for approval.

Capital Bank Financial's Reasons for the Merger; Recommendation of Capital Bank Financial's Board of Directors (Page 67)

              Capital Bank Financial's board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Capital Bank Financial and its shareholders and has unanimously approved the merger agreement. Capital Bank Financial's board of directors unanimously recommends that Capital Bank Financial shareholders vote "FOR" the approval of the merger agreement and "FOR" the other proposals presented at the Capital Bank Financial special meeting. For the factors considered by Capital Bank Financial's board of directors in reaching its decision to approve the merger agreement see "The Merger—Capital Bank Financial's Reasons for the Merger; Recommendation of Capital Bank Financial's Board of Directors."

Opinion of Evercore Group LLC (Page 68 and Annex B)

              Evercore Group LLC (which we refer to as "Evercore") delivered its opinion to the Capital Bank Financial board that, based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, as of November 24, 2015, the merger consideration to be paid by Capital Bank Financial was fair to Capital Bank Financial from a financial point of view. The full text of the written opinion of Evercore, dated November 24, 2015, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Evercore's written opinion is addressed to the Capital Bank

Financial board (in its capacity as such), is directed only to the fairness, from financial point of view, of the merger consideration to be paid by Capital Bank Financial, and does not constitute a recommendation as to how any holder of Capital Bank Financial Class A common stock should vote with respect to the merger or any other matter. For a further discussion of Evercore's opinion, see the section of this joint proxy statement/prospectus entitled "The Merger—Opinion of Evercore Group LLC."

CommunityOne's Reasons for the Merger; Recommendation of CommunityOne's Board of Directors (Page 78)

              CommunityOne's board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of CommunityOne and its shareholders and has unanimously approved the merger agreement. CommunityOne's board of directors unanimously recommends that CommunityOne shareholders vote "FOR" the approval of the merger agreement and "FOR" the other proposals presented at the CommunityOne special meeting. For the factors considered by CommunityOne's board of directors in reaching its decision to approve the merger agreement see "The Merger—CommunityOne's Reasons for the Merger; Recommendation of CommunityOne's Board of Directors."

Opinion of Sandler O'Neill + Partners, L.P. (Page 81 and Annex C)

              Sandler O'Neill + Partners, L.P. (which we refer to as "Sandler O'Neill") delivered its opinion to the CommunityOne board that, based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, as of November 22, 2015, the merger consideration to be received by the holders of CommunityOne common stock in the merger was fair to the holders of CommunityOne common stock from a financial point of view. The full text of the written opinion of Sandler O'Neill, dated November 22, 2015, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Sandler O'Neill's written opinion is addressed to the CommunityOne board (in its capacity as such), is directed only to the fairness, from financial point of view, of the merger consideration to the holders of CommunityOne common stock, and does not constitute a recommendation as to how any holder of CommunityOne common stock should vote with respect to the merger or any other matter. For a further discussion of Sandler O'Neill's opinion, see the section of this joint proxy statement/prospectus entitled "The Merger—Opinion of Sandler O'Neill + Partners, L.P."

Interests of CommunityOne's Directors and Executive Officers in the Merger (Page 93)

              CommunityOne shareholders should be aware that some of CommunityOne's directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of CommunityOne shareholders generally. CommunityOne's board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that CommunityOne shareholders vote in favor of approving the merger agreement.

              These interests include the following:

  •
  The terms of the restricted stock and stock option awards held by CommunityOne directors and executive officers provide for accelerated vesting of the awards upon a change in control such as the merger.

  •
  CommunityOne has entered into amended employment agreements with certain of its executive officers, which entitle each of them to certain payments and benefits upon a termination of employment in connection with a change in control such as the merger.

  •
  Capital Bank Financial will appoint one member of the CommunityOne board of directors selected by Capital Bank Financial, in consultation with CommunityOne, and one designee of Oak Hill to serve on the Capital Bank Financial board.

  •
  The merger agreement provides that after the effective time, the surviving corporation will indemnify to the fullest extent permitted by applicable law, all present and former directors, officers and employees of CommunityOne against all costs and liabilities arising out of or pertaining to the fact that such person is or was a director, officer, employee or fiduciary of CommunityOne or matters existing or occurring at or prior to the effective time (including in connection with the merger agreement and the transactions contemplated thereby). Subject to certain limitations, the merger agreement requires the surviving corporation to maintain, for a period of six (6) years after completion of the merger, the current directors' and officers' liability insurance policies maintained by CommunityOne or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred at or prior to the completion of the merger.

              For a more complete description of these interests, see "The Merger—Interests of CommunityOne's Directors and Executive Officers in the Merger."

Treatment of CommunityOne Equity Awards (Page 108)

              Stock Options.    At the effective time, each CommunityOne stock option that is outstanding and unexercised will fully vest immediately prior to the effective time, and be assumed by Capital Bank Financial and converted into a stock option exercisable for that number of whole shares of Capital Bank Financial Class A common stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of CommunityOne common stock subject to such CommunityOne stock option multiplied by (ii) the exchange ratio, with an exercise price per share of Capital Bank Financial Class A common stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of CommunityOne common stock of such CommunityOne stock option by (B) the exchange ratio.

              Restricted Stock Awards.    At the effective time, each outstanding unvested CommunityOne restricted stock award will fully vest and be cancelled and converted into the right to receive the 0.43 shares of Capital Bank Financial Class A common stock in respect of each share of CommunityOne common stock underlying such CommunityOne restricted stock award.

Dissenters' Rights in the Merger (Page 98)

              Dissenters' or appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.

              Under North Carolina law, because CommunityOne's shares are traded in an organized market (the Nasdaq Stock Market), are held by more than 2,000 shareholders, and have a market value of at least twenty million dollars ($20,000,000), CommunityOne shareholders do not have appraisal rights in connection with the merger.

Regulatory Approvals Required for the Merger (Page 98)

              Completion of the merger and the bank merger are subject to the receipt of all approvals required to complete the transactions contemplated by the merger agreement, including from the Federal Reserve Board, FDIC, and the North Carolina Office of the Commissioner of Banks. Notifications and/or applications requesting approval may also be submitted to various other federal and state regulatory authorities and self-regulatory organizations, including the Financial Industry Regulatory Authority, which we refer to as "FINRA." Capital Bank Financial and CommunityOne have agreed to use their reasonable best efforts to obtain all required regulatory approvals. Capital Bank Financial, CommunityOne and/or their respective subsidiaries have filed, or are in the process of filing, applications and notifications to obtain these regulatory approvals.

              Although we currently believe that we should be able to obtain all required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to Capital Bank Financial after the completion of the merger or will contain a materially burdensome regulatory condition. The regulatory approvals to which completion of the merger is subject are described in more detail in the section entitled "The Merger—Regulatory Approvals Required for the Merger."

Litigation Relating to the Merger (Page 100)

              On January 16, 2016, a case captioned Robert Garfield v. Capital Bank Financial Corp., et al., Index No. 2016-001194-CA-01 (Fla. Cir. Ct.), was filed on behalf of a putative class of Capital Bank Financial shareholders against Capital Bank Financial, its directors, and CommunityOne in the Circuit Court of the Eleventh Judicial Circuit in Miami-Dade County, Florida in connection with the merger. The complaint alleges, among other things, that the Capital Bank Financial director defendants breached their fiduciary duties by approving the merger, that CommunityOne aided and abetted such breaches, and that Capital Bank Financial, its directors and CommunityOne failed to disclose material information in connection with the merger. The complaint seeks, among other things, an order enjoining the merger, as well as other equitable relief and/or money damages, interest, costs, fees (including attorneys' fees) and expenses. Each of Capital Bank Financial and CommunityOne believes that the claims are without merit.

              On February 29, 2016, a case captioned Curtis R. Pendleton v. Robert L. Reid, et al., Case 5:16-cv-00037 (W.D.N.C.), was filed on behalf of a putative class of CommunityOne shareholders against CommunityOne, its directors, and Capital Bank Financial in the United States District Court for the Western District of North Carolina in connection with the merger. The complaint alleges, among other things, that certain defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by issuing a Registration/Joint Proxy Statement that, plaintiff alleges, is materially incomplete and misleading. The complaint seeks, among other things, an order enjoining the merger, as well as other equitable relief and/or money damages, interest, costs, fees (including attorneys' fees) and expenses. Each of Capital Bank Financial and CommunityOne believes that the claims are without merit.

Investor Letter Agreements (Page 101 and Annexes D, E, F and G)

Capital Bank Financial Investor Letter Agreements

              In connection with the execution of the merger agreement, Capital Bank Financial entered into investor letter agreements with each of Oak Hill and Carlyle.

              Pursuant to the Capital Bank Financial investor letter agreements, each of Oak Hill and Carlyle have agreed, subject to certain exceptions, to vote two-thirds of their shares of CommunityOne common stock in favor of the merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of CommunityOne common stock prior to the termination of the support agreements or the date CommunityOne obtains approval of the merger at the CommunityOne special meeting.

              The agreement with Oak Hill also provides that for so long as Oak Hill continues to beneficially own at least 75% of the shares of Capital Bank Financial Class A common stock that Oak Hill receives pursuant to the merger (provided Oak Hill validly made an election to receive at least

85% of the merger consideration in the form of stock consideration), Oak Hill will be entitled to nominate one person to serve on the board of directors of Capital Bank Financial. The agreement with Oak Hill also restricts Oak Hill from selling or otherwise disposing of shares of Capital Bank Financial Class A common stock owned directly or beneficially by Oak Hill until three months after the closing of the merger. During the period between the three-month anniversary and the six-month anniversary of the closing of the merger, Oak Hill will be subject to such sale and disposition restrictions with respect to 50% of the shares of Capital Bank Financial Class A common stock owned directly or beneficially by Oak Hill.

CommunityOne Investor Letter Agreements

              In connection with the execution of the merger agreement, CommunityOne entered into investor letter agreements with each of Crestview and R. Eugene Taylor.

              Pursuant to the CommunityOne investor letter agreements, each of Crestview and Mr. Taylor have agreed, subject to certain exceptions, to vote all of their shares of Capital Bank Financial Class A common stock in favor of the merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of Capital Bank Financial Class A common stock prior to the termination of the support agreements or the date Capital Bank Financial obtains approval of the merger at the Capital Bank Financial special meeting.

Material U.S. Federal Income Tax Consequences of the Merger (Page 124)

              The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and it is a condition to the respective obligations of Capital Bank Financial and CommunityOne to complete the merger that each of Capital Bank Financial and CommunityOne receives a legal opinion to that effect. Accordingly, a CommunityOne common shareholder generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the Capital Bank Financial Class A common stock received pursuant to the merger over that holder's adjusted tax basis in its shares of CommunityOne common stock surrendered) and (2) the amount of cash received pursuant to the merger. Further, a CommunityOne common shareholder generally will recognize gain or loss with respect to cash received instead of fractional shares of Capital Bank Financial Class A common stock that the CommunityOne common shareholder would otherwise be entitled to receive. For further information, please refer to "Material U.S. Federal Income Tax Consequences of the Merger."

              The United States federal income tax consequences described above may not apply to all holders of CommunityOne common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Comparison of Shareholders' Rights (Page 131)

              The rights of CommunityOne shareholders are governed by its amended and restated articles of incorporation, which we refer to as the "CommunityOne charter" or "CommunityOne articles of incorporation," its amended and restated bylaws, which we refer to as the "CommunityOne bylaws," and by North Carolina corporate law. Your rights as a shareholder of Capital Bank Financial will be governed by Capital Bank Financial's certificate of incorporation, as amended and restated, which we refer to as the "Capital Bank Financial charter" or "Capital Bank Financial certificate of incorporation," its bylaws, as amended and restated, which we refer to as the "Capital Bank Financial bylaws," and by Delaware corporate law. Your rights under the Capital Bank Financial charter, Capital Bank Financial bylaws and Delaware corporate law will differ in some respects from your rights under the CommunityOne charter, CommunityOne bylaws and North Carolina corporate law. For more detailed information regarding a comparison of your rights as a shareholder of CommunityOne and Capital Bank Financial, see the section entitled "Comparison of Shareholders' Rights."

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF CAPITAL BANK FINANCIAL

              The following selected consolidated financial information for the fiscal years ended December 31, 2011 through December 31, 2015 is derived from audited financial statements of Capital Bank Financial. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with Capital Bank Financial's consolidated financial statements and related notes thereto included in Capital Bank Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

	As of and for the Fiscal Year Ended
(Dollars in thousands)	2015	2014	2013	2012	2011
Summary Results of Operations
Interest and dividend income	$271,628	$270,782	$293,756	$294,280	$227,912
Interest expense	27,499	24,722	30,181	39,056	36,592

Net interest income	244,129	246,060	263,575	255,224	191,320
Provision (reversal) for loan and lease losses	2,346	(589)	14,118	24,491	38,396

Net interest income after provision (reversal) for loan and lease losses	241,783	246,649	249,457	230,733	152,924

Non-interest income	42,298	43,807	52,966	62,708	40,811
Non-interest expense	198,251	208,847	236,209	259,958	181,779

Income before income taxes	85,830	81,609	66,214	33,483	11,956
Income tax expense (benefit)	31,109	30,691	27,370	(21,542)	4,434

Net income before attribution of noncontrolling interests	54,721	50,918	38,844	55,025	7,522
Net income attributable to noncontrolling interests	—	—	—	4,534	1,310

Net income attributable to Capital Bank Financial Corp.	$54,721	$50,918	$38,844	$50,491	$6,212

Earnings per share
Basic	$1.21	$1.05	$0.74	$1.06	$0.14

Diluted	$1.18	$1.02	$0.73	$1.04	$0.14

Weighted average shares outstanding:
Basic	45,259	48,610	52,614	47,779	45,122

Diluted	46,479	49,869	53,493	48,337	45,384

 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF COMMUNITYONE

              The following selected consolidated financial information for the fiscal years ended December 31, 2011 through December 31, 2015 is derived from audited financial statements of CommunityOne. You should not assume that the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with CommunityOne's consolidated financial statements and related notes thereto included in CommunityOne's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

	As of and for the Fiscal Year Ended
(Dollars in thousands)	2015	2014	2013	2012	2011
Summary Results of Operations
Interest and dividend income	$78,560	$73,856	$74,992	$77,988	$63,131
Interest expense	10,185	10,090	10,559	16,708	23,576

Net interest income	68,375	63,766	64,433	61,280	39,555
Provision (reversal) for loan and lease losses	(2,981)	(5,371)	523	14,049	67,362

Net interest income (loss) after provision (reversal) for loan and lease losses	71,356	69,137	63,910	47,231	(27,807)

Non-interest income	18,170	17,364	20,414	21,958	21,970
Non-interest expense	75,488	78,535	84,481	110,206	125,040

Income (loss) from continuing operations, before income taxes	14,038	7,966	(157)	(41,017)	(130,877)
Income tax expense (benefit), continuing operations	7,124	(142,492)	1,326	(1,039)	641

Net income (loss) from continuing operations	6,914	150,458	(1,483)	(39,978)	(131,518)
Net loss from discontinued operations, net of tax	—	—	—	(27)	(5,796)

Net income (loss)	6,914	$150,458	$(1,483)	$(40,005)	$(137,314)

Earnings per share, continuing
Basic	0.29	$6.89	$(0.07)	$(1.87)	$(20.71)

Diluted	0.29	$6.88	$(0.07)	$(1.87)	$(20.71)

Earnings per share, discontinued	$—	$—	$—	$—	$(1.38)

Earnings per share, total
Basic	$0.29	$6.89	$(0.07)	$(1.87)	$(22.09)

Diluted	$0.29	$6.88	$(0.07)	$(1.87)	$(22.09)

Weighted average shares outstanding:
Basic	24,236	21,852	21,731	21,368	4,197

Diluted	24,252	21,864	21,731	21,368	4,197

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

              The following table shows selected unaudited pro forma condensed combined financial information about the financial condition and results of operations of Capital Bank Financial giving effect to the merger with CommunityOne. The selected unaudited pro forma condensed combined financial information assumes that the merger is accounted for under the acquisition method of accounting with Capital Bank Financial treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of CommunityOne, as of the effective date of the merger, will be recorded by Capital Bank Financial at their respective estimated fair values and the excess of the merger consideration over the fair value of CommunityOne's net assets will be allocated to goodwill.

              The table sets forth the information as if the merger had become effective on December 31, 2015, with respect to financial condition data and January 1, 2015 with respect to the results of operations data. The selected unaudited pro forma condensed combined financial data has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included in this joint proxy statement/prospectus under "Unaudited Pro Forma Condensed Combined Financial Statements."

              The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The selected unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors. Further, as explained in more detail in the notes accompanying the more detailed unaudited pro forma condensed combined financial information included under "Unaudited Pro Forma Condensed Combined Financial Information," the pro forma allocation of purchase price reflected in the selected unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Additionally, the adjustments made in the unaudited pro forma condensed financial information, which are described in those notes, are preliminary and may be revised.

Selected Unaudited Pro Forma
Financial Data

(Dollars in thousands, except per share amounts)	For the twelve months ended December 31, 2015
Pro Forma Condensed Consolidated Income Statement Information:
Net interest income	$307,012
Provision / (Reversal) for loan losses	(635)
Income before income taxes	93,675
Net income	59,741

As of December 31, 2015
Pro Forma Condensed Consolidated Balance Sheet Information:
Loans, net	$7,115,913
Total Assets	9,834,329
Deposits	7,805,901
FHLB Advances and Borrowings	700,036
Shareholders' equity	1,270,800

For the twelve months ended December 31, 2015
Per Common Share:
Earnings—basic	$1.10
Earnings—diluted	1.08

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

              The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Capital Bank Financial and CommunityOne and have been prepared to illustrate the effects of the merger involving Capital Bank Financial and CommunityOne under the acquisition method of accounting with Capital Bank Financial treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of CommunityOne, as of the effective date of the merger, will be recorded by Capital Bank Financial at their respective fair values and the excess of the merger consideration over the fair value of CommunityOne's net assets will be allocated to goodwill. The unaudited pro forma condensed combined income statements for the fiscal year ended December 31, 2015 are presented as if the merger had occurred on January 1, 2015. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

              The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

              As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed.

              The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates.

 Unaudited Pro Forma Condensed Combined Balance Sheet
as of December 31, 2015

	Capital Bank Financial	CommunityOne			Capital Bank Financial
(Dollars in thousands)	December 31, 2015 (As Reported)	December 31, 2015 (As Reported)	Adjustments	Notes Per Note 5	December 31, 2015 (Pro Forma)
Assets
Cash and cash equivalents	144,696	39,175	(51,926)	(A)	131,945
Trading securities	3,013	—	—		3,013
Investment securities	1,109,834	538,401	(2,783)	(B)	1,645,452
Loans held for sale	10,569	5,403	—		15,972
Loans, net of deferred costs and fees	5,622,147	1,543,795	(4,995)	(C)	7,160,947
Less: Allowance for loan losses	45,034	15,195	(15,195)	(D)	45,034

Loans, net	5,577,113	1,528,600	10,200		7,115,913
Other real estate owned	52,776	16,583	(3,317)	(E)	66,042
FDIC indemnification asset	6,725	—	—		6,725
Receivable from FDIC	678	—	—		678
Premises and equipment, net	159,149	44,457	(4,446)	(F)	199,160
Goodwill	134,522	4,205	108,242	(G)	246,969
Other intangible assets, net	15,100	5,208	8,054	(H)	28,362
Deferred income tax asset, net	105,316	141,716	(76,440)	(I)	170,592
Other assets	129,988	73,517	—		203,505

Total assets	7,449,479	2,397,265	(12,415)		9,834,329

Liabilities and Shareholders' Equity
Deposits	5,860,210	1,947,537	(1,846)	(J)	7,805,901
Advances from FHLB	460,898	93,681	2,100	(K)	556,679
Borrowings	98,187	69,336	(24,166)	(L)	143,357
Other liabilities	43,919	13,673	—		57,592

Total liabilities	6,463,214	2,124,227	(23,912)		8,563,529
Common stock—Class A	370	—	89	(M)	459
Common stock—Class B	183	—	—		183
Common stock—CommunityOne	—	490,075	(490,075)	(N)	—
Additional paid-in-capital	1,076,415	—	284,446	(M)	1,360,861
Retained earnings (accumulated deficit)	208,742	(206,298)	206,298	(N)	208,742
Accumulated other comprehensive income (loss)	(5,196)	(10,739)	10,739	(N)	(5,196)
Treasury stock	(294,249)	—	—		(294,249)

Total shareholders' equity	986,265	273,038	11,497		1,270,800

Total liabilities and shareholders' equity	7,449,479	2,397,265	(12,415)		9,834,329

 Unaudited Pro Forma Condensed Combined Statement of Income
for the Twelve Months Ended December 31, 2015

	Capital Bank Financial	CommunityOne			Capital Bank Financial
(Dollars and shares in thousands except per share data)	Twelve Months Ended December 31, 2015 (As Reported)	Twelve Months Ended December 31, 2015 (As Reported)	Adjustments	Notes Per Note 5	Twelve Months Ended December 31, 2015 (Pro Forma)
Interest income:
Loans, including fees	$246,475	$64,868	$(5,187)	(O)	$306,156
Investment securities and other	25,153	13,692	107	(P)	38,952

Total interest income	271,628	78,560	(5,080)		345,108

Interest expense:
Deposits	20,314	7,065	697	(Q)	28,076
Borrowings and other debt	7,185	3,120	350	(R)	10,655

Total interest expense	27,499	10,185	1,047		38,731

Net interest income	244,129	68,375	(6,127)		306,377
Provision for loan losses	2,346	(2,981)	—	(S)	(635)

Net interest income after provision for loan losses	241,783	71,356	(6,127)		307,012

Non-interest income:
Service charges and fee income on deposit accounts	20,251	6,331	—		26,582
Fees on mortgage loans originated and sold	4,290	1,599	—		5,889
Investment advisory and trust fees	3,588	1,517	—		5,105
Accretion on FDIC indemnification asset	(7,882)	—	—		(7,882)
Investment securities gains, net	332	—	—		332
Gross impairment loss	(288)	—	—		(288)
Other income	22,007	8,723	—		30,730

Total non-interest income	42,298	18,170	—		60,468

Non-interest expense:
Salaries and employee benefits	89,302	43,807	—		133,109
Net occupancy, equipment and data expense	65,282	13,674	(169)	(T)	78,787
OREO and Foreclosed asset related expense	5,951	2,311	—		8,262
Professional fees	6,944	2,128	—		9,072
Losses on extinguishment of debt	1,438	—	—		1,438
Other expense	29,334	13,568	235	(U)	43,137

Total non-interest expense	198,251	75,488	66		273,805

Income (loss) before income taxes	85,830	14,038	(6,193)		93,675
Income tax expense	31,109	7,124	(4,299)	(V)	33,934

Net income (loss)	54,721	6,914	(1,894)		59,741

Net income (loss) attributable to common shareholders	$54,721	$6,914	$(1,894)		$59,741

Earnings per share—basic	$1.21	$0.29			$1.10

Earnings per share—diluted	$1.18	$0.29			$1.08

Weighted average shares—basic	45,259	24,236			54,150

Weighted average shares—diluted	46,479	24,252			55,370

 Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Basis of Presentation

              The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the merger involving Capital Bank Financial and CommunityOne under the acquisition method of accounting with Capital Bank Financial treated as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of CommunityOne, as of the effective date of the merger, will be recorded by Capital Bank Financial at their respective fair values and the excess of the merger consideration over the fair value of CommunityOne's net assets will be allocated to goodwill.

              The merger, which is currently expected to be completed in the second quarter of 2016, provides for CommunityOne common shareholders to receive either 0.43 shares of Capital Bank Financial Class A common stock or $14.25 in cash for each share of CommunityOne common stock they hold immediately prior to the merger subject to proration so that 85% of CommunityOne shares are converted to Capital Bank Financial Class A common stock consideration and 15% is converted to cash consideration.

              The value of the per share merger consideration would be approximately $336 million based upon the closing price of Capital Bank Financial Class A common stock on December 31, 2015, multiplied by the exchange ratio of 0.43 and adding the cash portion of the merger consideration of $14.25 per share. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) CommunityOne's balance sheet through the effective time; (ii) the aggregate value of merger consideration paid if the price of Capital Bank Financial Class A common stock varies from the assumed $31.98 per share, which represents the closing share price of Capital Bank Financial Class A common stock on December 31, 2015; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions.

              The accounting policies of both Capital Bank Financial and CommunityOne are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2—Estimated Merger and Integration Costs

              In connection with the merger, the plan to integrate Capital Bank Financial's and CommunityOne's operations is still being developed. Over the next months, the specific details of these plans will continue to be refined. Capital Bank Financial and CommunityOne are currently in the process of assessing the two companies' personnel, benefit plans, premises, equipment, computer systems, and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of Capital Bank Financial's or CommunityOne's personnel, vacating leased premises, changing information systems, canceling service contracts and selling or otherwise disposing of certain owned premises, furniture and equipment. Capital Bank Financial expects to incur merger-related expenses including system conversion costs, employee severance costs, and costs of communications to customers, among others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these related integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred.

Note 3—Estimated Annual Cost Savings

              Capital Bank Financial expects to realize cost savings following the merger, which management expects to be phased-in over a two-year period, but there is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the presented pro forma financial information.

Note 4—Preliminary Purchase Accounting Allocation

              The unaudited pro forma condensed combined financial information reflects the issuance of 8,878,962 shares of Capital Bank Financial Class A common stock and other purchase consideration totaling approximately $285 million as well as cash consideration of approximately $52 million. The total purchase consideration includes an estimate of the fair value of the replacement stock options that is attributable to the pre-combination service period. The merger will be accounted for using the acquisition method of accounting; accordingly, Capital Bank Financial will recognize CommunityOne's assets (including identifiable intangible assets) and liabilities at their respective estimated fair values as of the merger date. Accordingly, the pro forma purchase consideration and the assets acquired and the liabilities assumed based on their estimated fair values are summarized in the following table.

December 31, 2015 (dollars in thousands)
Fair value of assets acquired:
Cash and cash equivalents	$39,175
Investment securities	535,618
Loans held for sale	5,403
Loans	1,538,800
Other real estate owned	13,266
Premises and equipment, net	40,011
Goodwill	112,447
Other intangible assets, net	13,262
Deferred income tax asset, net	65,276
Other assets	73,517

Total assets	2,436,775
Fair value of liabilities acquired:
Deposits	1,945,691
Advances from FHLB	95,781
Borrowings	45,170
Other liabilities	13,673

Total liabilities assumed	2,100,315

Assets and liabilities, net	$336,460

Note 5—Pro Forma Adjustments

              The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

Balance Sheet

(A)	Adjustments to Cash and cash equivalents
	To reflect payment to CommunityOne common shareholders of the $51.9 million cash consideration.	$(51,926)
(B)	Adjustments to Investment securities
	Available for sale investment securities were reported at fair value at December 31, 2015. Held to maturity investment securities were reported at amortized cost. The fair values of investment securities are primarily based on values obtained from third parties' pricing models which are based on recent trading activity for the same or similar securities. Thus, we determined a fair value adjustment of approximately $2.8 million was necessary for held to maturity securities as of December 31, 2015.	$(2,783)
(C)	Adjustments to Loans
	Upon analyzing estimated credit losses as well as evaluating differences between contractual interest rates and market interest rates as of December 31, 2015, we estimated a total loan fair value discount of $5.0 million.	$(4,995)
(D)	Adjustments to Allowance for loan losses
	Loans were adjusted to estimated fair value. Accordingly, the allowance for loan losses of $15.2 million was eliminated, resulting in a net loan adjustment of $10.2 million.	$(15,195)
(E)	Adjustments to Other real estate owned
	Other real estate owned was reduced by $3.3 million based on our estimate of property values given current market conditions and additional discounts necessary to liquidate these properties.	$(3,317)
(F)	Adjustments to Premises and equipment
	Premises and equipment were reduced by $4.4 million, to estimated fair market value.	$(4,446)
(G)	Adjustments to Goodwill
	Adjustment of $108.2 million increases goodwill to $112.4 million, the excess of the purchase price over the fair value of acquired net assets. This acquisition is expected to be nontaxable and, as a result, there will be no tax basis in the goodwill. Accordingly, none of the goodwill associated with the acquisition will be deductible for tax purposes.	$108,242
(H)	Adjustments to Other intangible assets
	Adjustment to record the incremental estimated fair value of acquired identifiable intangible assets, estimated as 1% of CommunityOne core deposits.	$8,054

(I)	Adjustments to Deferred income tax asset
	Adjustment to reflect the impact on the deferred tax asset of purchase accounting adjustments herein and the limitation of net operating losses resulting from the change in control as required by Section 382 of the Code:		$(76,440)
	—Tax effect of the investment securities as discussed in (B) above	$1,009
	—Tax effect of the adjustment to loans as discussed in (C) above	1,811
	—Tax effect of the reversal of the allowance for loan losses as discussed in (D) above	(5,508)
	—Tax effect of the reversal of other intangible assets, CDI as discussed in (H) above	(2,920)
	—Tax effect of the adjustment to deposits and borrowings as discussed in (J, K and L) below	(8,668)
	—Tax effect of the limitation of net operating losses	(62,164)

	Total Adjustments	$(76,440)
(J)	Adjustments to Deposits
	Adjustment of $1.8 million reflects the estimated fair value on time deposits, resulting from current market rates being higher than contractual rates as of December 31, 2015.		$(1,846)
(K)	Adjustments to Advances from FHLB and borrowings
	Fair values for FHLB advances were estimated by developing cash flow estimates for each of these debt instruments based on scheduled principal and interest payments and current interest rates. Once the cash flows were determined, a market rate for comparable debt as of December 31, 2015 was used to discount the cash flows to the present value. The estimated fair value premium totaled $2.1 million.		$2,100
(L)	Adjustments to Borrowings
	Fair values for Borrowings were estimated by developing cash flow estimates for each of these debt instruments based on scheduled principal and interest payments, and current interest rates. Once the cash flows were determined, a market rate for comparable debt as of December 31, 2015 was used to discount the cash flows to the present value.		$(24,166)
(M)	Adjustments to Common Stock
	Adjustments to reflect issuance of Capital Bank Financial Class A common stock to CommunityOne shareholders.		$284,535
	—Issuance of 8,878,692 shares of Capital Bank Financial Class A common stock, $0.01 par value	$89
	—Additional paid in capital related to issuance of Capital Bank Financial Class A common stock	283,860
	—Additional paid in capital related to estimated fair value of replacement stock options	586

	Total stock consideration	$284,446
(N)	Adjustments to Equity accounts
	Adjustments hereon represent the elimination of the historical shareholders' equity accounts of CommunityOne due to the application of the acquisition method of accounting and subsequent merger with and into Capital Bank Financial.		$(273,038)

Income Statement

(O)	Adjustments to Loan interest income
	Adjustments reflect an estimated change in loan interest income for the twelve months ended December 31, 2015 that would have had resulted had the loans been acquired as of January 1, 2015. The change in loan interest income is due to estimated premium amortization of loans acquired with contractual rates in excess of current market rates for loans with equivalent credit risk, partially offset by discount accretion resulting from acquired impaired loans. The premium amortization and discount accretion was estimated using the straight line basis over the estimated life of the acquired portfolios.		$(5,187)
(P)	Adjustment to Investment securities interest income
	Adjustment reflects the change in investment interest income for the twelve months ended December 31, 2015 that would have resulted had the investments been acquired as of January 1, 2015. The change in investment interest income is due to the accretion of discount associated with the fair value adjustment to the held to maturity investments. The discount accretion was estimated using the straight line basis over the estimated life of the investment securities.		$107
(Q)	Adjustment to Deposits interest expense
	Adjustment reflects the change in interest expense for the twelve months ended December 31, 2015 that would have resulted had the time deposits been acquired as of January 1, 2015. The change in deposit interest expense is due to estimated discount amortization associated with fair value adjustments to acquired time deposits. The discount amortization was straight line basis over the estimated life of the acquired time deposits.		$697
(R)	Adjustments to Borrowings and other debt
	Adjustments reflect the change in interest expense for the twelve months ended December 31, 2015 that would have resulted had the borrowings and other debt been acquired as of January 1, 2015. The change in interest expense is due to estimated premium amortization associated with fair value adjustments to the other borrowings and discount accretion associated with fair value adjustment to subordinated debt. The premium amortization was calculated on the straight line basis over the estimated life of the assumed borrowings. The discount accretion was calculated on the level yield method over the estimated lives of the subordinated debt instruments.		$350
	—FHLB Advances premium amortization	$(499)
	—Other borrowings discount accretion	849

	Total adjustments	$350
(S)	Adjustment to Provision for loan losses
	While the recording of acquired loans at their fair value includes estimated lifetime credit losses which may have significantly impacted the determination of the provision for loan losses, we assumed no adjustments to the historic amount of CommunityOne's provision for loan losses.		—
(T)	Adjustment to Net occupancy and equipment expense
	Adjustment reflects the estimated change in depreciation expense for the twelve months ended December 31, 2015 that would have resulted had the premises and equipment been acquired as of January 1, 2015.		$(169)

(U)	Adjustment to Core deposit premium intangible amortization
	Adjustment reflects the incremental core deposit intangible amortization expense for the twelve months ended December 31, 2015 that would have resulted had the core deposit intangibles been acquired as of January 1, 2015. The change in core deposit intangible amortization is due to the removal of CommunityOne's other intangible assets and to record the estimated fair value of acquired intangible assets at the acquisition. The amortization was estimated using the straight line basis over an estimated life of eight years.		$235
	—Reversal of legacy core deposit intangible amortization	$(1,422)
	—Revised core deposit intangible amortization	1,657

	Total adjustments	$235
(V)	Adjustment to Income tax expense
	Adjustment reflects recognition of tax expense associated with an adjusted net income before taxes assuming an effective income tax rate of 36%.		$(4,299)

COMPARATIVE PER SHARE DATA
(UNAUDITED)

              Presented below for Capital Bank Financial and CommunityOne is historical, unaudited pro forma combined and pro forma equivalent per share financial data as of and for the fiscal year ended December 31, 2015. The information presented below should be read together with the historical consolidated financial statements of Capital Bank Financial and CommunityOne, including the related notes, filed by Capital Bank Financial and CommunityOne, as applicable, with the SEC and incorporated by reference into this joint proxy statement/prospectus, and the unaudited pro forma condensed combined income statements for the twelve months ended December 31, 2015 included elsewhere in this joint proxy statement/prospectus. See "Where You Can Find More Information."

              The unaudited pro forma and pro forma per equivalent share information gives effect to the merger as if the merger had been effective on December 31, 2015 in the case of the book value data, and as if the merger had been effective as of January 1, 2015 in the case of the earnings per share and the cash dividends data. The unaudited pro forma data combines the historical results of CommunityOne into Capital Bank Financial's consolidated statements of income. While certain adjustments were made for the estimated impact of fair value adjustments and other acquisition-related activity, they are not indicative of what could have occurred had the acquisition taken place on January 1, 2015.

              The unaudited pro forma adjustments are based upon available information and certain assumptions that Capital Bank Financial and CommunityOne management believe are reasonable. The unaudited pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the merger or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies, asset dispositions, among other factors, nor the impact of possible business model changes. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results. Upon completion of the merger, the operating results of CommunityOne will be reflected in the consolidated financial statements of Capital Bank Financial on a prospective basis.

	Capital Bank Financial	CommunityOne	Capital Bank Financial Pro Forma Combined	CommunityOne Pro Forma Equivalent Conversion Ratio(1)
Per Common Share Data:
Basic Earnings
Year ended December 31, 2015	$1.21	$0.29	$1.10	$0.47
Diluted Earnings
Year ended December 31, 2015	$1.18	$0.29	$1.08	$0.46
Cash Dividends Paid
Year ended December 31, 2015	$0.10	$—	$0.10	$0.04
Book Value
As of December 31, 2015	$22.86	$11.24	$24.43	$10.50

(1)
CommunityOne pro forma equivalent conversion ratio was computed by multiplying the Capital Bank Financial pro forma combined amounts by the exchange ratio of 0.43.

 COMPARATIVE MARKET PRICES AND DIVIDENDS

              Capital Bank Financial Class A common stock is listed on the Nasdaq Stock Market under the symbol "CBF," and CommunityOne common stock is listed on the Nasdaq Stock Market under the symbol "COB." The following table sets forth the intraday high and low reported sale prices per share of Capital Bank Financial Class A common stock and CommunityOne common stock, and the cash dividends declared per share for the periods indicated.

	Capital Bank Financial Class A Common Stock			CommunityOne Common Stock
	High	Low	Dividend	High	Low	Dividend
Quarter Ended:
March 31, 2013	$18.51	$15.09	$—	$12.00	$9.37	—
June 30, 2013	19.19	16.00	—	9.81	5.91	—
September 30, 2013	22.87	18.34	—	10.47	7.37	—
December 31, 2013	23.66	20.88	—	13.09	9.50	—
March 31, 2014	25.93	21.26	—	13.00	10.50	—
June 30, 2014	25.57	22.71	—	11.69	8.42	—
September 30, 2014	25.33	21.02	—	10.39	8.62	—
December 31, 2014	27.22	19.72	—	11.82	8.75	—
March 31, 2015	28.25	23.34	—	11.56	9.36	—
June 30, 2015	30.41	26.57	—	11.25	9.57	—
September 30, 2015	32.50	27.84	—	11.05	9.92	—
December 31, 2015	35.95	28.64	0.10	14.34	10.37	—
March 31, 2016 (through March 14, 2016)	31.87	27.03	0.10	13.82	11.77	—

              On November 20, 2015, the last full trading day before the public announcement of the merger agreement, the closing sale price of shares of Capital Bank Financial Class A common stock as reported on the Nasdaq Stock Market was $33.59. On March 14, 2016, the last practicable trading day before the date of this joint proxy statement/prospectus, the closing sale price of shares of Capital Bank Financial Class A common stock as reported on the Nasdaq Stock Market was $29.98.

              On November 20, 2015, the last full trading day before the public announcement of the merger agreement, the closing sale price of shares of CommunityOne common stock as reported on the Nasdaq Stock Market was $13.84. On March 14, 2016, the last practicable trading day before the date of this joint proxy statement/prospectus, the closing sale price of shares of CommunityOne common stock as reported on the Nasdaq Stock Market was $12.92.

              As of March 14, 2016, the last date prior to printing this joint proxy statement/prospectus for which it was practicable to obtain this information for Capital Bank Financial and CommunityOne, respectively, there were approximately 2,510 registered holders of Capital Bank Financial Class A common stock and approximately 4,326 registered holders of CommunityOne common stock.

              The following table presents the closing prices of CommunityOne common stock and Capital Bank Financial Class A common stock on November 20, 2015, the last trading day before the public announcement of the merger agreement, and March 14, 2016, the last practicable trading day prior to the mailing of this joint proxy statement/prospectus. The table also shows the cash consideration and the estimated equivalent per share stock consideration with respect to each share of CommunityOne common stock on the relevant date.

Date	CommunityOne Closing Price	Capital Bank Financial Class A Closing Price	Cash Consideration	Exchange Ratio	Estimated Equivalent Per Share Value (for Stock Consideration)
November 20, 2015	$13.84	$33.59	$14.25	0.43	$14.44
March 14, 2016	12.92	29.98	$14.25	0.43	12.89

              Each of Capital Bank Financial and CommunityOne shareholders are advised to obtain current market quotations for Capital Bank Financial Class A common stock and CommunityOne common stock. The market price of Capital Bank Financial Class A common stock and CommunityOne common stock will fluctuate between the date of this joint proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of Capital Bank Financial Class A common stock or CommunityOne common stock before or after the effective date of the merger. Changes in the market price of Capital Bank Financial Class A common stock prior to the completion of the merger will affect the market value of the stock consideration that CommunityOne shareholders may receive upon completion of the merger.

RISK FACTORS

              In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the section "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. You should also consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information."

Because the market price of Capital Bank Financial Class A common stock may fluctuate, you cannot be certain of the precise value of the stock consideration you may receive in the merger.

              At the time the merger is completed, each issued and outstanding share of CommunityOne common stock, except for shares of CommunityOne common stock owned by CommunityOne as treasury stock or owned by CommunityOne or Capital Bank Financial (in each case other than shares of CommunityOne common stock held in any CommunityOne benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted), will be converted into the right to receive either (i) $14.25 in cash or (ii) 0.43 shares of Capital Bank Financial Class A common stock, based on the holder's election and subject to proration.

              There will be a time lapse between each of the date of this joint proxy statement/prospectus, the date on which CommunityOne shareholders vote to approve the merger agreement at the CommunityOne special meeting, the election deadline by which CommunityOne shareholders may elect to receive the cash consideration or the stock consideration and the date on which CommunityOne shareholders entitled to receive shares of Capital Bank Financial Class A common stock under the merger agreement actually receive such shares. The market value of Capital Bank Financial Class A common stock may fluctuate during these periods as a result of a variety of factors, including general market and economic conditions, changes in Capital Bank Financial's businesses, operations and prospects and regulatory considerations. Many of these factors are outside of the control of CommunityOne and Capital Bank Financial. Consequently, at the time CommunityOne shareholders must decide whether to approve the merger agreement and, if applicable, to elect to receive stock consideration, they will not know the actual market value of the shares of Capital Bank Financial Class A common stock they may receive when the merger is completed. The value of the cash consideration is fixed at $14.25, but the actual value of the shares of Capital Bank Financial Class A common stock received by the CommunityOne shareholders who receive stock consideration (either because they elect to receive stock consideration or because of proration) will depend on the market value of shares of Capital Bank Financial Class A common stock on that date. This value will not be known at the time of the CommunityOne special meeting and may be more or less than the current price of Capital Bank Financial Class A common stock or the price of Capital Bank Financial Class A common stock at the time of the CommunityOne special meeting or at the time an election is made, and the implied value of the stock consideration may be more or less than the value of the cash consideration at the completion of the merger.

The market price of Capital Bank Financial Class A common stock after the merger may be affected by factors different from those affecting the shares of Capital Bank Financial or CommunityOne currently.

              Upon completion of the merger, holders of CommunityOne common stock who receive stock consideration in the merger will become holders of Capital Bank Financial Class A common stock. Capital Bank Financial's businesses differ from those of CommunityOne, and accordingly, the results of operations of Capital Bank Financial will be affected by some factors that are different from those currently affecting the results of operations of CommunityOne. For a discussion of the businesses of

Capital Bank Financial and CommunityOne and of some important factors to consider in connection with those businesses, see the section entitled "The Parties to the Merger" and the documents incorporated by reference referred to under the section entitled "Where You Can Find More Information," including, in particular, in the section entitled "Risk Factors" in Capital Bank Financial's Annual Report on Form 10-K for the year ended December 31, 2015.

CommunityOne's shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

              Currently, CommunityOne's shareholders have the right to vote in the election of the board of directors of CommunityOne and the power to approve or reject any matters requiring shareholder approval under North Carolina law and CommunityOne's articles of incorporation and bylaws. Upon the completion of the merger, each CommunityOne shareholder who receives shares of Capital Bank Financial Class A common stock will become a shareholder of Capital Bank Financial with a percentage ownership of Capital Bank Financial that is smaller than the shareholder's current percentage ownership of CommunityOne. After the merger, CommunityOne shareholders in the aggregate are expected to become owners of approximately 17% of the outstanding shares of Capital Bank Financial Class A common stock (without giving effect to any shares of Capital Bank Financial Class A common stock held by CommunityOne shareholders prior to the merger). Even if all former CommunityOne shareholders voted together on all matters presented to Capital Bank Financial's shareholders, from time to time, the former CommunityOne shareholders would exercise significantly less influence over Capital Bank Financial after the merger relative to their influence over CommunityOne prior to the merger, and thus would have a less significant impact on the approval or rejection of future Capital Bank Financial proposals submitted to a shareholder vote.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

              Before the merger and the bank merger may be completed, Capital Bank Financial and CommunityOne must obtain approvals from the Federal Reserve Board, the FDIC and the North Carolina Commissioner of Banks. Other approvals, waivers or consents from regulators may also be required. In determining whether to grant these approvals the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under "The Merger—Regulatory Approvals Required for the Merger." An adverse development in either party's regulatory standing or these factors could result in an inability to obtain approval or delay their receipt. These regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger. See "The Merger—Regulatory Approvals Required for the Merger." Regulatory approvals could also be impacted based on the status of any ongoing investigation of either party or its customers, including subpoenas to provide information or investigations, by a federal, state or local governmental agency.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

              Capital Bank Financial and CommunityOne have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on Capital Bank Financial's ability to successfully combine and integrate the businesses of Capital Bank Financial and CommunityOne in a manner that permits growth opportunities and does not materially disrupt the existing customer relations nor result in decreased revenues due to loss of customers. It is anticipated that the five most senior officers of CommunityOne will cease their employment with the combined company at the effective time. It is possible that the integration process could result in the loss of other key employees, the disruption of either company's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company's ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect Capital Bank Financial's ability to successfully conduct its business, which could have an adverse effect on Capital Bank Financial's financial results and the value of its Class A common stock. If Capital Bank Financial experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Capital Bank Financial and/or CommunityOne to lose customers or cause customers to remove their accounts from Capital Bank Financial and/or CommunityOne and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Capital Bank Financial and CommunityOne during this transition period and for an undetermined period after completion of the merger on the combined company. In addition, the actual cost savings of the merger could be less than anticipated.

The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations after the merger may differ materially.

              The unaudited pro forma condensed combined financial statements in this document are presented for illustrative purposes only and are not necessarily indicative of what Capital Bank Financial's actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon preliminary estimates, to record the CommunityOne identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of CommunityOne as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document. For more information, see "Unaudited Pro Forma Condensed Combined Financial Statements."

Certain of CommunityOne's directors and executive officers have interests in the merger that may differ from the interests of CommunityOne's shareholders.

              CommunityOne shareholders should be aware that some of CommunityOne's directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of CommunityOne shareholders generally. CommunityOne's board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that CommunityOne shareholders vote in favor of adopting the merger agreement.

              These interests include the following:

  •
  The terms of the restricted stock and stock option awards held by CommunityOne directors and executive officers provide for accelerated vesting of the awards upon a change in control such as the merger.

  •
  CommunityOne has entered into amended employment agreements with certain of its executive officers, which entitle each of them to certain payments and benefits upon a termination of employment in connection with a change in control such as the merger.

  •
  Capital Bank Financial will appoint one member of the CommunityOne board of directors selected by Capital Bank Financial, in consultation with CommunityOne, and one designee of Oak Hill to serve on the Capital Bank Financial board.

  •
  The merger agreement provides that after the effective time, the surviving corporation will indemnify to the fullest extent permitted by applicable law, all present and former directors, officers and employees of CommunityOne against all costs and liabilities arising out of or pertaining to the fact that such person is or was a director, officer, employee or fiduciary of CommunityOne or matters existing or occurring at or prior to the effective time (including in connection with the merger agreement and the transactions contemplated thereby). Subject to certain limitations, the merger agreement requires the surviving corporation to maintain, for a period of six years after completion of the merger, the current directors' and officers' liability insurance policies maintained by CommunityOne or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred at or prior to the completion of the merger.

              For a more complete description of these interests, see "The Merger—Interests of CommunityOne's Directors and Executive Officers in the Merger."

Termination of the merger agreement could negatively impact CommunityOne or Capital Bank Financial.

              If the merger agreement is terminated, there may be various consequences. For example, Capital Bank Financial's or CommunityOne's businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of Capital Bank Financial's Class A common stock or CommunityOne's common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, Capital Bank Financial or CommunityOne may be required to pay to the other party a termination fee of $14 million.

Capital Bank Financial and CommunityOne will be subject to business uncertainties and contractual restrictions while the merger is pending.

              Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Capital Bank Financial or CommunityOne. These uncertainties may impair Capital Bank Financial's or CommunityOne's ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Capital Bank Financial or CommunityOne to seek to change existing business relationships with Capital Bank Financial or CommunityOne. Retention of certain employees by Capital Bank Financial or CommunityOne may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with Capital Bank Financial or CommunityOne. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Capital Bank Financial or CommunityOne, Capital Bank Financial's business or CommunityOne's business could be harmed. In addition, subject to certain exceptions, each of Capital Bank Financial and CommunityOne has agreed to operate its business in the ordinary course prior to closing. See "The Merger Agreement—Conduct of Businesses of CommunityOne and Capital Bank Financial Prior to Completion

of the Merger" for a description of the restrictive covenants applicable to Capital Bank Financial and CommunityOne.

If the merger is not completed, Capital Bank Financial and CommunityOne will have incurred substantial expenses without realizing the expected benefits of the merger.

              Each of Capital Bank Financial and CommunityOne has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, Capital Bank Financial and CommunityOne would have to recognize these expenses without realizing the expected benefits of the merger.

The merger agreement limits CommunityOne's ability to pursue acquisition proposals and requires each company to pay a termination fee of $14 million under limited circumstances, including circumstances relating to acquisition proposals in the case of CommunityOne.

              The merger agreement prohibits CommunityOne from initiating, soliciting, knowingly encouraging or knowingly facilitating certain third-party acquisition proposals. See "The Merger Agreement—Agreement Not to Solicit Other Offers." The merger agreement also provides that CommunityOne must pay a termination fee in the amount of $14 million in the event that the merger agreement is terminated under certain circumstances, including involving CommunityOne's failure to abide by certain obligations not to solicit acquisition proposals and the CommunityOne board of directors withdrawing or materially and adversely changing its recommendation that CommunityOne shareholders approve the CommunityOne merger proposal. See "The Merger Agreement—Termination Fee." These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of CommunityOne from considering or proposing such an acquisition.

              The merger agreement also provides that Capital Bank Financial must pay a termination fee in the amount of $14 million in the event that the merger agreement is terminated and the Capital Bank Financial board of directors has withdrawn or materially and adversely changed its recommendation that Capital Bank Financial shareholders approve the Capital Bank merger proposal. See "The Merger Agreement—Termination Fee."

CommunityOne shareholders may receive a form of consideration different from what they elect.

              While each CommunityOne shareholder may elect to receive cash or Capital Bank Financial Class A common stock in exchange for each share of CommunityOne common stock that it owns, the total number of shares of CommunityOne common stock that will be converted into the cash consideration is fixed at 15% of the total number of shares of CommunityOne common stock outstanding immediately prior to the completion of the merger, and the remaining 85% of shares of CommunityOne common stock will be converted into the stock consideration. As a result, if either a cash or stock election proves to be more popular among CommunityOne shareholders, and you choose the election that is more popular, you might receive a portion of your consideration in the form you did not elect.

If you are a CommunityOne shareholder and you surrender your shares of CommunityOne common stock to make an election, you will not be able to sell those shares, unless you revoke your election prior to the election deadline.

              If you are a registered CommunityOne shareholder and want to make a valid cash or stock election, you will have to deliver your stock certificates, if any, and a properly completed and signed form of election to the exchange agent prior to the election deadline. You will not be able to sell any shares of CommunityOne common stock that you have delivered as part of your election unless you revoke your election before the election deadline by providing written notice to the exchange agent. Unless otherwise agreed to in advance by Capital Bank Financial and CommunityOne, the election deadline will be 5:00 p.m. local time (in the city in which the principal office of the exchange agent is located), on the date that Capital Bank Financial and CommunityOne agree is as near as practicable to two (2) business days prior to the expected closing date of the merger. Capital Bank Financial and CommunityOne will cooperate to issue a press release announcing the date of the election deadline at least five (5) business days prior to, and no more than fifteen (15) business days before, the election deadline. If you do not revoke your election, you will not be able to liquidate your investment in CommunityOne common stock for any reason until you receive the merger consideration. In the time between the election deadline and the closing of the merger, the trading price of Capital Bank Financial Class A common stock or CommunityOne common stock may decrease, and you might otherwise want to sell your shares of CommunityOne common stock to gain access to cash, make other investments, or reduce the potential for a decrease in the value of your investment. The date that you will receive your merger consideration depends on the completion date of the merger, which is uncertain. The completion date of the merger might be later than expected due to unforeseen events, such as delays in obtaining regulatory approvals.

The shares of Capital Bank Financial Class A common stock to be received by CommunityOne shareholders as a result of the merger will have different rights from the shares of CommunityOne common stock.

              Upon completion of the merger, CommunityOne shareholders who receive shares of Capital Bank Financial Class A stock as part of the merger consideration will become Capital Bank Financial shareholders and their rights as shareholders will be governed by the Delaware General Corporation Law (which we refer to as the "DGCL") and the Capital Bank Financial certificate of incorporation and bylaws. The rights associated with CommunityOne common stock are different from the rights associated with Capital Bank Financial Class A common stock. Please see "Comparison of Shareholders' Rights" for a discussion of the different rights associated with Capital Bank Financial Class A common stock.

CommunityOne shareholders are not expected to have dissenters' or appraisal rights in the merger.

              Dissenters' rights or appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under North Carolina law, a shareholder may not dissent from a merger as to shares that are traded in an organized market and have at least 2,000 shareholders and have a market value of at least twenty million dollars ($20,000,000) at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the agreement of merger or consolidation.

              Because CommunityOne common stock is traded on the Nasdaq Stock Market, an organized market, is held by more than 2,000 shareholders, has a market value of at least twenty million dollars ($20,000,000), and is expected to continue to satisfy these conditions on the record date, and because the merger otherwise satisfies the foregoing requirements, holders of CommunityOne common stock will not be entitled to dissenters' or appraisal rights in the merger with respect to their shares of CommunityOne common stock.

Litigation relating to the merger could require us to incur significant costs and suffer management distraction, as well as delay and/or enjoin the merger.

              Litigation has been filed challenging the merger and the disclosures made in connection therewith. On January 16, 2016, a case captioned Robert Garfield v. Capital Bank Financial Corp., et al.,

Index No. 2016-001194-CA-01 (Fla. Cir. Ct.), was filed on behalf of a putative class of Capital Bank Financial shareholders against Capital Bank Financial, its directors, and CommunityOne in the Circuit Court of the Eleventh Judicial Circuit in Miami-Dade County, Florida in connection with the merger. The complaint alleges, among other things, that the Capital Bank Financial director defendants breached their fiduciary duties by approving the merger, that CommunityOne aided and abetted such breaches, and that Capital Bank Financial, its directors and CommunityOne failed to disclose material information in connection with the merger. The complaint seeks, among other things, an order enjoining the merger, as well as other equitable relief and/or money damages, interest, costs, fees (including attorneys' fees) and expenses.

              On February 29, 2016, a case captioned Curtis R. Pendleton v. Robert L. Reid, et al., Case 5:16-cv-00037 (W.D.N.C.), was filed on behalf of a putative class of CommunityOne shareholders against CommunityOne, its directors, and Capital Bank Financial in the United States District Court for the Western District of North Carolina in connection with the merger. The complaint alleges, among other things, that certain defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by issuing a Registration/Joint Proxy Statement that, plaintiff alleges, is materially incomplete and misleading. The complaint seeks, among other things, an order enjoining the merger, as well as other equitable relief and/or money damages, interest, costs, fees (including attorneys' fees) and expenses.

              Additional lawsuits against Capital Bank Financial, CommunityOne and/or the directors and officers of either company in connection with the merger may be filed. The outcome of any such litigation is uncertain. Such lawsuits could prevent or delay completion of the merger and may adversely affect Capital Bank Financial and CommunityOne's business, financial condition, results of operations and cash flows. See "The Merger—Litigation Relating to the Merger" beginning on page 100.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

              Some of the statements contained or incorporated by reference in this joint proxy statement/prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Capital Bank Financial's and CommunityOne's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may," or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Capital Bank Financial and CommunityOne, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

              In addition to factors previously disclosed in Capital Bank Financial's and CommunityOne's reports filed with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Capital Bank Financial and CommunityOne shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Capital Bank Financial and CommunityOne businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Capital Bank Financial's stock price before closing, including as a result of the financial performance of CommunityOne prior to closing; the reaction to the transaction of the companies' customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board, the FDIC or the North Carolina Commissioner of Banks and legislative and regulatory actions and reforms.

              For any forward-looking statements made in this joint proxy statement/prospectus or in any documents incorporated by reference into this joint proxy statement/prospectus, Capital Bank Financial and CommunityOne claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of the applicable document incorporated by reference in this joint proxy statement/prospectus. Capital Bank Financial and CommunityOne do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to Capital Bank Financial, CommunityOne or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus.

 THE PARTIES TO THE MERGER

Capital Bank Financial Corp.

4725 Piedmont Row Drive, Suite 110
Charlotte, NC 28210
Telephone: (704) 554-5901

              Capital Bank Financial is a bank holding company incorporated in late 2009 with the goal of creating a regional banking franchise in the southeastern region of the United States through organic growth and acquisitions of other banks, including failed, underperforming and undercapitalized banks. Capital Bank Financial raised $955.6 million to make acquisitions through a series of private placements and an initial public offering of its common stock. Capital Bank Financial operates 152 branches in Florida, North and South Carolina, Tennessee, and Virginia. Through its branches, Capital Bank Financial offers a wide range of commercial and consumer loans and deposits, as well as ancillary financial services.

              Capital Bank Financial's banking operations commenced on July 16, 2010, when it purchased $1.2 billion of assets and assumed $960.1 million of deposits of three failed banks from the FDIC. On September 30, 2010, Capital Bank Financial invested $175.0 million in TIB Financial Corp., a publicly held financial services company that had total assets of $1.7 billion and operated 28 branches in southwest Florida and the Florida Keys. On January 28, 2011, Capital Bank Financial invested $181.1 million in Capital Bank Corporation, a publicly held financial services company that had $1.7 billion in assets and operated 32 branches in central and western North Carolina. On September 7, 2011, Capital Bank Financial invested $217.0 million in Green Bankshares, Inc., a publicly held financial services company that had $2.4 billion in assets and operated 63 branches across east and middle Tennessee in addition to one branch in each of Virginia and North Carolina. In addition, on October 1, 2012, Capital Bank Financial invested approximately $99.3 million in Southern Community Financial Corporation, a publicly held financial services company that had approximately $1.4 billion in assets and operated 22 branches in North Carolina. Capital Bank Financial has integrated its seven acquired institutions and combined them all onto a single scalable processing platform.

              Capital Bank Financial's business strategy is to build a mid-sized regional bank by operating, integrating and growing its existing operations as well as to acquire other banks, including failed, underperforming and undercapitalized banks and other complementary assets. Capital Bank Financial believes continuing dislocations in the southeastern U.S. banking industry have created an opportunity for it to create a mid-sized regional bank that will be able to realize greater economies of scale compared to smaller community banks while still providing more personalized, local service than larger-sized banks. Capital Bank Financial views its market area as the southeastern region of the United States, with a focus on high growth urban markets that offer it opportunities for organic loan and deposit growth.

              Capital Bank Financial Class A common stock is currently listed on the Nasdaq Stock Market under the symbol "CBF."

              Additional information about Capital Bank Financial and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

CommunityOne Bancorp

1017 E. Morehead Street, Suite 200
Charlotte, NC 28204
Telephone: (336) 626-8300

              CommunityOne Bancorp is a bank holding company headquartered in Charlotte, North Carolina and incorporated in 1984 under the laws of the State of North Carolina. CommunityOne offers a complete line of consumer, mortgage and business banking services, including loan, deposit, treasury management, online and mobile banking services, as well as wealth management and trust services, to individual and small and middle market businesses through 45 financial centers located throughout central, southern and western North Carolina and three loan production offices located in Raleigh and Winston-Salem, North Carolina and Charleston, South Carolina. CommunityOne's strategy is to grow organically by focusing on meeting the financial needs of its customers by providing a suite of quality financial products and services through local and experienced bankers and lenders located in branches and loan production offices in its customers' local market. CommunityOne also offers the convenience of online and mobile banking capabilities. In addition to organic growth, CommunityOne's strategy is to grow through merger and acquisition activity in local markets, should attractive opportunities present themselves. CommunityOne defines its market as communities located in North Carolina, as well as adjoining markets in South Carolina and Virginia.

              In July 2013, CommunityOne changed its name from FNB United Corp. to CommunityOne Bancorp, and its stock symbol from "FNBN" to "COB."

              CommunityOne common stock is currently listed on the Nasdaq Stock Market under the symbol "COB."

              Additional information about CommunityOne and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

 THE CAPITAL BANK FINANCIAL SPECIAL MEETING

              This section contains information for Capital Bank Financial shareholders about the special meeting that Capital Bank Financial has called to allow Capital Bank Financial shareholders to consider and vote on the merger agreement and other related matters. Capital Bank Financial is mailing this joint proxy statement/prospectus to you, as a Capital Bank Financial shareholder, on or about March 18, 2016. This joint proxy statement/prospectus is accompanied by a notice of the special meeting of Capital Bank Financial shareholders and a form of proxy card that Capital Bank Financial's board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

Date, Time and Place of Meeting

              The special meeting will be held on April 18, 2016 at the DoubleTree Suites by Hilton Hotel, 6300 Morrison Blvd., Charlotte, NC 28211, at 10:00 a.m. local time.

Matters to Be Considered

              At the special meeting of shareholders, you will be asked to consider and vote upon the following matters:

  •
  a proposal to approve the merger agreement;

  •
  a proposal to adjourn the Capital Bank Financial special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Capital Bank Financial merger proposal; and

  •
  to transact such other business as may properly come before the meeting or any adjournment thereof.

Recommendation of Capital Bank Financial's Board of Directors

              Capital Bank Financial's board of directors has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Capital Bank Financial and its shareholders, has unanimously approved the merger agreement and unanimously recommends that Capital Bank Financial shareholders vote "FOR" the Capital Bank Financial merger proposal and "FOR" the Capital Bank Financial adjournment proposal. See "The Merger—Capital Bank Financial's Reasons for the Merger; Recommendation of Capital Bank Financial's Board of Directors" for a more detailed discussion of Capital Bank Financial's board of directors' recommendation.

Record Date and Quorum

              Capital Bank Financial's board of directors has fixed the close of business on February 18, 2016 as the record date for determining the holders of Capital Bank Financial Class A common stock entitled to receive notice of and to vote at the Capital Bank Financial special meeting.

              As of the record date, there were 31,020,225 shares of Capital Bank Financial Class A common stock outstanding and entitled to vote at the Capital Bank Financial special meeting held by approximately 2,497 holders of record. Each share of Capital Bank Financial Class A common stock entitles the holder to one vote at the Capital Bank Financial special meeting on each proposal to be considered at the Capital Bank Financial special meeting.

              The presence at the Capital Bank Financial special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Capital Bank Financial Class A common stock entitled to vote at the Capital Bank Financial special meeting will constitute a quorum for the transaction of business. All shares of Capital Bank Financial Class A common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Capital Bank Financial special meeting.

Vote Required; Treatment of Abstentions and Failure to Vote

              To approve the Capital Bank Financial merger proposal, a majority of the shares of Capital Bank Financial Class A common stock outstanding and entitled to vote thereon must be voted in favor of such proposal. The Capital Bank Financial adjournment proposal will be approved if a majority of the votes cast at the Capital Bank Financial special meeting are voted in favor of such proposal. If you mark "ABSTAIN" on your proxy card, instruct your bank or broker to vote "ABSTAIN," fail to submit a proxy or vote in person at the Capital Bank Financial special meeting or fail to instruct your bank or broker how to vote with respect to the Capital Bank Financial merger proposal, it will have the same effect as a vote "AGAINST" the Capital Bank Financial merger proposal. If you mark "ABSTAIN" on your proxy card or instruct your bank or broker to vote "ABSTAIN" on the Capital Bank Financial adjournment proposal, it will have the same effect as a vote "AGAINST" the Capital Bank Financial adjournment proposal. If you fail to submit a proxy or vote in person at the Capital Bank Financial special meeting or fail to instruct your bank or broker how to vote with respect to the Capital Bank Financial adjournment proposal, it will have no effect on the Capital Bank Financial adjournment proposal.

Shares Held by Officers and Directors

              As of the record date, there were 31,020,225 shares of Capital Bank Financial Class A common stock entitled to vote at the special meeting. As of the record date, the directors and executive officers of Capital Bank Financial and their affiliates beneficially owned and were entitled to vote approximately 1,238,161 shares of Capital Bank Financial Class A common stock representing approximately 4.0% of the shares of Capital Bank Financial Class A common stock outstanding on that date.

              In addition, R. Eugene Taylor, the Chairman and Chief Executive Officer of Capital Bank Financial, who as of the record date had the right to vote approximately 558,553, or approximately 1.8%, of the outstanding shares of Capital Bank Financial Class A common stock, has agreed, subject to certain exceptions, to vote his shares of Capital Bank Financial Class A common stock in favor of the Capital Bank Financial merger proposal and Crestview, which as of the record date had the right to vote approximately 2,896,260, or approximately 9.3%, of the outstanding shares of Capital Bank Financial Class A common stock, has agreed, subject to certain exceptions, to vote its shares of Capital Bank Financial Class A common stock in favor of the Capital Bank Financial merger proposal.

              As of the record date, CommunityOne did not beneficially hold any shares of Capital Bank Financial Class A common stock.

Voting of Proxies; Incomplete Proxies

              Each copy of this joint proxy statement/prospectus mailed to holders of Capital Bank Financial Class A common stock is accompanied by a form of proxy card with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this joint proxy statement/prospectus, regardless of whether you plan to attend the special meeting. You may also vote your shares through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions.

              If you hold your stock in "street name" through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker.

              All shares represented by valid proxies that Capital Bank Financial receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" the Capital Bank Financial merger proposal and "FOR" the Capital Bank Financial adjournment proposal. No matters other than the matters described in this joint proxy statement/prospectus are anticipated to be presented for action at the Capital Bank Financial special meeting or at any adjournment or postponement of the Capital Bank Financial special meeting. However, if other business properly comes before the Capital Bank Financial special meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

Shares Held in "Street Name"; Broker Non-Votes

              Under stock exchange rules, banks, brokers and other nominees who hold shares of Capital Bank Financial Class A common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be "non-routine," without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Capital Bank Financial special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank or other nominee holds your shares of Capital Bank Financial Class A common stock in "street name," your broker, bank or other nominee will vote your shares of Capital Bank Financial Class A common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement/prospectus.

Revocability of Proxies and Changes to a Capital Bank Financial Shareholder's Vote

              If you hold stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Capital Bank Financial's corporate secretary, (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting or (4) voting by telephone or the Internet at a later time.

              Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying Capital Bank Financial's corporate secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

              Written notices of revocation and other communications about revoking your proxy card should be addressed to:

Capital Bank Financial Corp.
4725 Piedmont Row Drive, Suite 110
Charlotte, North Carolina 28210
Attention: Investor Relations
Telephone: (704) 554-5901

              If your shares are held in "street name" by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

Solicitation of Proxies

              Capital Bank Financial is soliciting your proxy in conjunction with the merger. Capital Bank Financial will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Capital Bank Financial will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Capital Bank Financial Class A common stock and secure their voting instructions. Capital Bank Financial will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Capital Bank Financial may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from the Capital Bank Financial shareholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Meeting

              All holders of Capital Bank Financial Class A common stock, including holders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Capital Bank Financial reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without Capital Bank Financial's express written consent.

Delivery of Proxy Materials to Shareholders Sharing an Address

              As permitted by the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"), only one copy of this joint proxy statement/prospectus is being delivered to multiple shareholders of Capital Bank Financial sharing an address unless Capital Bank Financial has previously received contrary instructions from one or more such shareholders. This is referred to as "householding." Shareholders who hold their shares in "street name" can request further information on householding through their banks, brokers or other holders of record. On written or oral request to Capital Bank Financial Investor Relations at 4725 Piedmont Row Drive, Suite 110, Charlotte, North Carolina 28210 or by telephone at (704) 554-5901, Capital Bank Financial will deliver promptly a separate copy of this document to a shareholder at a shared address to which a single copy of the document was delivered.

Assistance

              If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of Capital Bank Financial Class A common stock, please contact Capital Bank Financial Investor Relations at 4725 Piedmont Row Drive, Suite 110, Charlotte, North Carolina 28210 or call (704) 554-5901.

CAPITAL BANK FINANCIAL PROPOSALS

Capital Bank Financial Merger Proposal

              Capital Bank Financial is asking its shareholders to approve the merger agreement and approve the transactions contemplated thereby (including the issuance of Capital Bank Financial Class A common stock in the merger pursuant to the merger agreement). Holders of Capital Bank Financial Class A common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

              After careful consideration, the Capital Bank Financial board of directors, by a unanimous vote of all directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interests of Capital Bank Financial and the shareholders of Capital Bank Financial. See "The Merger—Capital Bank Financial's Reasons for the Merger; Recommendation of Capital Bank Financial's Board of Directors" included elsewhere in this joint proxy statement/prospectus for a more detailed discussion of the Capital Bank Financial board of directors' recommendation.

              The Capital Bank Financial board of directors unanimously recommends that Capital Bank Financial shareholders vote "FOR" the Capital Bank Financial merger proposal.

Capital Bank Financial Adjournment Proposal

              The Capital Bank Financial special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Capital Bank Financial merger proposal.

              If, at the Capital Bank Financial special meeting, the number of shares of Capital Bank Financial Class A common stock present or represented and voting in favor of the Capital Bank Financial merger proposal is insufficient to approve such proposal, Capital Bank Financial intends to move to adjourn the Capital Bank Financial special meeting in order to solicit additional proxies for the approval of the merger agreement. In accordance with the Capital Bank Financial bylaws, a vote to approve the proposal to adjourn the Capital Bank Financial special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Capital Bank Financial special meeting to approve the Capital Bank Financial merger proposal may be taken in the absence of a quorum.

              In this proposal, Capital Bank Financial is asking its shareholders to authorize the holder of any proxy solicited by the Capital Bank Financial board of directors on a discretionary basis to vote in favor of adjourning the Capital Bank Financial special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Capital Bank Financial shareholders who have previously voted.

              The Capital Bank Financial board of directors unanimously recommends that Capital Bank Financial shareholders vote "FOR" the Capital Bank Financial adjournment proposal.

 THE COMMUNITYONE SPECIAL MEETING

              This section contains information for CommunityOne shareholders about the special meeting that CommunityOne has called to allow CommunityOne shareholders to consider and vote on the merger agreement and other related matters. CommunityOne is mailing this joint proxy statement/prospectus to you, as a CommunityOne shareholder, on or about March 18. This joint proxy statement/prospectus is accompanied by a notice of the special meeting of CommunityOne shareholders and a form of proxy card that CommunityOne's board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

Date, Time and Place of Meeting

              The special meeting will be held on April 18, 2016 in the Randolph Room of CommunityOne's corporate offices, 1017 E. Morehead Street, Suite 300, Charlotte, NC 28204, at 10:00 a.m. local time.

Matters to Be Considered

              At the special meeting of shareholders, you will be asked to consider and vote upon the following matters:

  •
  a proposal to approve the merger agreement;

  •
  a proposal to adjourn the CommunityOne special meeting, if necessary or appropriate, to solicit additional proxies in favor of the CommunityOne merger proposal;

  •
  a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of CommunityOne may receive in connection with the merger pursuant to existing agreements or arrangements with CommunityOne; and

  •
  to transact such other business as may properly come before the meeting or any adjournment thereof.

Recommendation of CommunityOne's Board of Directors

              CommunityOne's board of directors has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of CommunityOne and its shareholders, has unanimously approved the merger agreement and unanimously recommends that CommunityOne shareholders vote "FOR" the CommunityOne merger proposal, "FOR" the CommunityOne adjournment proposal, and "FOR" the CommunityOne compensation proposal. See "The Merger—CommunityOne's Reasons for the Merger; Recommendation of CommunityOne's Board of Directors" for a more detailed discussion of CommunityOne's board of directors' recommendation.

Record Date and Quorum

              CommunityOne's board of directors has fixed the close of business on February 18, 2016 as the record date for determining the holders of CommunityOne common stock entitled to receive notice of and to vote at the CommunityOne special meeting.

              As of the record date, there were 24,292,051 shares of CommunityOne common stock outstanding and entitled to vote at the CommunityOne special meeting held by approximately 4,335 holders of record. Each share of CommunityOne common stock entitles the holder to one vote at the CommunityOne special meeting on each proposal to be considered at the CommunityOne special meeting.

              The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of CommunityOne common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of CommunityOne common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the CommunityOne special meeting.

Vote Required; Treatment of Abstentions and Failure to Vote

              To approve the CommunityOne merger proposal, a majority of the shares of CommunityOne common stock outstanding and entitled to vote thereon must be voted in favor of such proposal. The CommunityOne adjournment proposal and the CommunityOne compensation proposal will be approved if a majority of the votes cast at the CommunityOne special meeting are voted in favor of such proposal. If you mark "ABSTAIN" on your proxy card, instruct your bank or broker to vote "ABSTAIN," fail to submit a proxy or vote in person at the CommunityOne special meeting or fail to instruct your bank or broker how to vote with respect to the CommunityOne merger proposal, it will have the same effect as a vote "AGAINST" the CommunityOne merger proposal. If you mark "ABSTAIN" on your proxy card, instruct your bank or broker to vote "ABSTAIN," fail to submit a proxy or vote in person at the CommunityOne special meeting or fail to instruct your bank or broker how to vote with respect to either the CommunityOne adjournment proposal or the CommunityOne compensation proposal, it will have no effect on either such proposal.

Shares Held by Officers and Directors

              As of the record date, there were 24,292,051 shares of CommunityOne common stock entitled to vote at the special meeting. As of the record date, the directors and executive officers of CommunityOne and their affiliates beneficially owned and were entitled to vote approximately 343,914 shares of CommunityOne common stock representing approximately 1.4% of the shares of CommunityOne common stock outstanding on that date.

              In addition, Oak Hill, which as of the record date had the right to vote approximately 5,772,697, or approximately 23.8%, of the outstanding shares of CommunityOne common stock, has agreed, subject to certain exceptions, to vote two-thirds of its shares of CommunityOne common stock in favor of the CommunityOne merger proposal and Carlyle, which as of the record date had the right to vote approximately 5,772,697, or approximately 23.8%, of the outstanding shares of CommunityOne common stock, has agreed, subject to certain exceptions, to vote two-thirds of its shares of CommunityOne common stock in favor of the CommunityOne merger proposal.

              As of the record date, Capital Bank Financial did not beneficially hold any shares of CommunityOne common stock.

Voting of Proxies; Incomplete Proxies

              Each copy of this joint proxy statement/prospectus mailed to holders of CommunityOne common stock is accompanied by a form of proxy card with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this joint proxy statement/prospectus, regardless of whether you plan to attend the special meeting. You may also vote your shares through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions.

              If you hold your stock in "street name" through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker.

              All shares represented by valid proxies that CommunityOne receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" the CommunityOne merger proposal, "FOR" the CommunityOne adjournment proposal, and "FOR" the CommunityOne compensation proposal. No matters other than the matters described in this joint proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting. However, if other business properly comes before the special meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

Shares Held in "Street Name"; Broker Non-Votes

              Under stock exchange rules, banks, brokers and other nominees who hold shares of CommunityOne common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be "non-routine," without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the CommunityOne special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. If your broker, bank or other nominee holds your shares of CommunityOne common stock in "street name," your broker, bank or other nominee will vote your shares of CommunityOne common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement/prospectus.

Revocability of Proxies and Changes to a CommunityOne Shareholder's Vote

              If you hold stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to CommunityOne's corporate secretary, (3) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting or (4) voting by telephone or the Internet at a later time.

              Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying CommunityOne's corporate secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

              Written notices of revocation and other communications about revoking your proxy card should be addressed to:

CommunityOne Bancorp
1017 E. Morehead Street, Suite 200
Charlotte, North Carolina 28204
Attention: Investor Relations
Telephone: (336) 626-8300

              If your shares are held in "street name" by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

Solicitation of Proxies

              CommunityOne is soliciting your proxy in conjunction with the merger. CommunityOne will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, CommunityOne will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of CommunityOne common stock and secure their voting instructions. CommunityOne will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, CommunityOne may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from the CommunityOne shareholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Meeting

              All holders of CommunityOne common stock, including holders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. CommunityOne reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without CommunityOne's express written consent.

Delivery of Proxy Materials to Shareholders Sharing an Address

              As permitted by the Exchange Act, only one copy of this joint proxy statement/prospectus is being delivered to multiple shareholders of CommunityOne sharing an address unless CommunityOne has previously received contrary instructions from one or more such shareholders. This is referred to as "householding." Shareholders who hold their shares in "street name" can request further information on householding through their banks, brokers or other holders of record. On written or oral request to CommunityOne Investor Relations at 1017 E. Morehead Street, Suite 200, Charlotte, North Carolina 28204 or by telephone at (336) 626-8300, CommunityOne will deliver promptly a separate copy of this document to a shareholder at a shared address to which a single copy of the document was delivered.

Assistance

              If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of CommunityOne common stock, please contact CommunityOne Investor Relations at 1017 E. Morehead Street, Suite 200, Charlotte, North Carolina 28204 or call (336) 626-8300.

 COMMUNITYONE PROPOSALS

CommunityOne Merger Proposal

              CommunityOne is asking its shareholders to approve the merger agreement and approve the transactions contemplated thereby. Holders of CommunityOne common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

              After careful consideration, the CommunityOne board of directors, by a unanimous vote of all directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interests of CommunityOne and the shareholders of CommunityOne. See "The Merger—CommunityOne's Reasons for the Merger; Recommendation of CommunityOne's Board of Directors" included elsewhere in this joint proxy statement/prospectus for a more detailed discussion of the CommunityOne board of directors' recommendation.

              The CommunityOne board of directors unanimously recommends that CommunityOne shareholders vote "FOR" the CommunityOne merger proposal.

CommunityOne Adjournment Proposal

              The CommunityOne special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the CommunityOne merger proposal.

              If, at the CommunityOne special meeting, the number of shares of CommunityOne common stock present or represented and voting in favor of the CommunityOne merger proposal is insufficient to approve such proposal, CommunityOne intends to move to adjourn the CommunityOne special meeting in order to solicit additional proxies for the approval of the merger agreement. In accordance with the CommunityOne bylaws, a vote to approve the proposal to adjourn the CommunityOne special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the CommunityOne special meeting to approve the CommunityOne merger proposal may be taken in the absence of a quorum.

              In this proposal, CommunityOne is asking its shareholders to authorize the holder of any proxy solicited by the CommunityOne board of directors on a discretionary basis to vote in favor of adjourning the CommunityOne special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from CommunityOne shareholders who have previously voted.

              The CommunityOne board of directors unanimously recommends that CommunityOne shareholders vote "FOR" the CommunityOne adjournment proposal.

CommunityOne Compensation Proposal

              The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act require CommunityOne to provide its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of CommunityOne that is based on or otherwise relates to the merger. Information required by Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described herein, is presented under the heading "The Merger—Merger-Related Compensation for CommunityOne's Named Executive Officers."

              Accordingly, CommunityOne is requesting that holders of CommunityOne common stock approve the following resolution:

    RESOLVED, that the shareholders of CommunityOne Bancorp approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to its named executive officers that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K and as further described in the section entitled "The Merger—Merger-Related Compensation for CommunityOne's
    Named Executive Officers."

              Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on CommunityOne or Capital Bank Financial. If the merger is completed, the merger-related compensation may be paid to CommunityOne's named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if CommunityOne shareholders fail to approve the advisory vote regarding merger-related compensation.

              The CommunityOne board of directors unanimously recommends that CommunityOne shareholders vote "FOR" the CommunityOne compensation proposal.

THE MERGER

              The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this joint proxy statement/prospectus and incorporated herein by reference. We urge you to read carefully this entire joint proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

Terms of the Merger

              Each of Capital Bank Financial's and CommunityOne's respective boards of directors has unanimously approved the merger agreement. The merger agreement provides for the merger of CommunityOne with and into Capital Bank Financial, with Capital Bank Financial continuing as the surviving corporation. Immediately following the completion of the merger, CommunityOne Bank, N.A., a wholly owned bank subsidiary of CommunityOne, will merge with and into Capital Bank Corporation, a wholly owned bank subsidiary of Capital Bank Financial, with Capital Bank Corporation continuing as the surviving entity.

              At the time the merger is completed, each issued and outstanding share of CommunityOne common stock, except for shares of CommunityOne common stock owned by CommunityOne as treasury stock or owned by CommunityOne or Capital Bank Financial (in each case other than shares of CommunityOne common stock held in any CommunityOne benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted), will be converted into the right to receive either (i) $14.25 in cash or (ii) 0.43 shares of Capital Bank Financial Class A common stock, based on the holder's election and subject to proration. No fractional shares of Capital Bank Financial Class A common stock will be issued in connection with the merger, and holders of CommunityOne common stock will be entitled to receive cash in lieu thereof.

              Capital Bank Financial shareholders and CommunityOne shareholders are being asked to approve the merger agreement. See "The Merger Agreement" for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

              By the end of 2014, CommunityOne had substantially completed the resolution of the credit issues it had prior to its October 2011 recapitalization, and had the agreements it had entered into with CommunityOne's regulators terminated so that it could pursue an expansion strategy through targeted acquisitions. In December 2014, CommunityOne closed on a $25 million private capital raise, and reversed $142.5 million of the valuation allowance on its deferred tax assets, giving CommunityOne sufficient capital to implement this expansion strategy. Accordingly, beginning in January 2015, the CommunityOne board at its regularly scheduled meetings began to consider its options for enhancing shareholder value, including acquisitions of bank and nonbank entities, mergers of equals and strategic sale, in addition to the CommunityOne board's regular review and discussion of CommunityOne's performance, business strategy and prospects in the context of the environment in which CommunityOne operates, including current economic and market conditions, the competitive landscape, and the regulatory environment. As part of those considerations, during the January 2015 meeting, CommunityOne's general counsel discussed the CommunityOne board's fiduciary duties in connection with its consideration of various alternatives, including as an acquirer and as a seller.

              CommunityOne had discussions with five entities during the ensuing four months, resulting in CommunityOne successfully bidding and closing on a branch acquisition from CertusBank, N.A. in the second quarter of 2015. These discussions included meetings with company B, resulting in CommunityOne entering into a non-disclosure agreement with company B on January 20, 2015 so that the two parties could exchange information and engage in meaningful discussions on the structure and terms of a potential transaction. CommunityOne reviewed several other acquisition opportunities of banking institutions during January through June 2015, but concluded that, given its then current stock price, it would not be competitive in any of those situations. Under the guidance and review of the Strategic Planning Committee of the CommunityOne board, commencing in April 2015 through August 2015, CommunityOne pursued the acquisition of a nonbank company that engaged in SBA lending, submitting several expressions of interest and conducting due diligence, but CommunityOne ultimately was not successful in entering into a transaction with that entity. The Strategic Planning Committee of the board is a standing committee of the CommunityOne board that has been delegated the authority by the CommunityOne board to oversee management in matters relating to strategic transactions and to report to the full CommunityOne board as appropriate.

              In May 2015, the CommunityOne board, as part of its annual regular strategic planning process, undertook a formal assessment process of CommunityOne's performance, prospects and alternatives to increase shareholder value, using the assistance of Sandler O'Neill + Partners L.P. ("Sandler O'Neill") and UBS Securities LLC ("UBS"). The assessment process set forth a baseline framework of CommunityOne on a stand-alone basis, using its latest forecast, and compared that baseline to evaluate a series of options, including CommunityOne undertaking a series of acquisitions of small bank and non-bank entities, a merger of equals with a like-size entity, an acquisition of CommunityOne by a larger institution and selling CommunityOne in a strategic sale. In making their respective assessments, each of Sandler O'Neill and UBS focused on CommunityOne's strengths, including its markets and growth, and its challenges, including its stock price and limited trading volume. Other factors considered included the ability of CommunityOne to use its substantial deferred tax asset, potential partners who might provide CommunityOne shareholders with the possibility of increasing their investment potential over different investment horizons, and the potential value of CommunityOne in the future.

              At the conclusion of this assessment process, the CommunityOne board unanimously agreed at its regularly scheduled meeting on July 23, 2015 to formally engage Sandler O'Neill and UBS to assist CommunityOne in assessing several strategic alternatives, including a purchase of one or more bank or non-bank entities, a merger of equals with a select group of companies in a manner that could preserve CommunityOne's substantial deferred tax asset, and a strategic sale to a group of larger companies where CommunityOne would be a material percentage of the pro forma combined company's assets, and where there would be a likelihood of material synergies and compatible operating models. The CommunityOne board directed that Sandler O'Neill and UBS contact certain companies identified by the advisors and selected by the CommunityOne board that met the criteria set forth above, beginning with companies where a merger of equals transaction might be appropriate, because the CommunityOne board believed that such a transaction would allow CommunityOne's substantial deferred tax asset to be preserved, and allowed the CommunityOne shareholders to continue to hold a larger stake in the pro forma combined company, potentially providing the CommunityOne shareholders the possibility of appreciation of their investment over time. CommunityOne formally engaged Sandler O'Neill to serve as its co-financial advisor in connection with the CommunityOne board's consideration of strategic alternatives based on, among other factors, Sandler O'Neill's reputation as a nationally recognized investment bank with a specialty in financial institutions, its experience in mergers and acquisitions, valuations, financing and capital markets transactions and, having provided investment banking services to CommunityOne in the past, including in the recapitalization of CommunityOne in October 2011, Sandler O'Neill's familiarity with CommunityOne and CommunityOne's strategic goals, and the environment and markets in which it competes. CommunityOne also formally engaged UBS to serve as a co-financial advisor in connection with the CommunityOne board's consideration of strategic alternatives based on, among other factors, UBS's reputation as a nationally recognized investment bank with a specialty in financial institutions, its experience in mergers and acquisitions, valuations, financing and capital markets transactions and its familiarity with certain of the institutions that CommunityOne likely would want to approach regarding a possible merger of equals or a strategic sale.

              During July through September 2015, Sandler O'Neill and UBS approached three companies, including company B, about a potential merger of equals transaction, and CommunityOne management had discussions with each of these companies, two of which eventually declined to move forward because of other strategic priorities. Management continued discussions with the third company, company B, which had been contacted previously and which had already entered into a nondisclosure agreement with CommunityOne, and provided company B with access to the virtual diligence data room. CommunityOne and company B discussed the possibility of structuring a merger of equals, but company B expressed concerns with the merger of equals structure, the size of the deferred tax asset of CommunityOne to be preserved and other challenges associated with a merger of equals, including corporate governance, operating models and management, as well as the ability of the pro forma company to effectively compete in the environment in which the pro forma company would operate. The Strategic Planning Committee of the CommunityOne board met on a weekly basis during this period to evaluate the content of the discussions that UBS and Sandler O'Neill and management were having with each potential party, and provide guidance, as necessary and appropriate, to further such discussions.

              During this same time period from July through September 2015, after initial contact was made with the companies about a potential merger of equals, Sandler O'Neill and UBS also approached seven additional companies, including Capital Bank Financial, about a potential strategic sale of CommunityOne, with Capital Bank Financial expressing interest in a potential transaction, along with three other companies (company C, company D and company E), all of which (including Capital Bank Financial) signed nondisclosure agreements with CommunityOne, so that each of those four parties could commence due diligence investigations and engage in meaningful discussion with CommunityOne on a potential transaction. CommunityOne held preliminary discussions with each of company C, company D, company E and Capital Bank Financial, and each of these parties was given access to the virtual diligence data room.

              The Strategic Planning Committee, at its meeting on September 8, 2015, directed Sandler O'Neill and UBS to move discussions to a more structured process and establish a deadline for nonbinding expressions of interest. The deadline of October 14, 2015 was agreed upon and communicated to the interested parties.

              The CommunityOne board discussed at its regularly scheduled meeting in September 2015 whether to have Sandler O'Neill and UBS approach other larger strategic buyers that might be interested in a potential transaction, but decided to confine discussions to the companies that had continued to express interest: company B, company C, company D, company E and Capital Bank Financial. The CommunityOne board, taking into consideration the advice of Sandler O'Neill and UBS, concluded that, as potential partners, each of those companies would provide the CommunityOne shareholders the best prospects for realizing value in the long run given that CommunityOne could be a material percentage of the pro forma company's assets, and there would be more of a likelihood of material synergies and compatible operating models.

              Prior to the October 14, 2015 deadline for submitting nonbinding expressions of interest, each of company C, company D and company E advised Sandler O'Neill and UBS that they would not participate in any further discussions due in part to other strategic priorities at that time.

              On October 8, 2015, the President and CEO and the Chief Financial Officer of Capital Bank Financial met with representatives of the two largest shareholders of CommunityOne, affiliates of Carlyle and affiliates of Oak Hill (each of which owned approximately 23.8% of the outstanding CommunityOne common stock and would potentially continue to be large shareholders of a combined company).

              On October 13, 2015, the Capital Bank Financial board held a meeting at which the management of Capital Bank Financial discussed with the Capital Bank Financial board its due diligence investigation to date of CommunityOne and the proposed terms of a non-binding indication of interest proposed to the submitted to CommunityOne. At the meeting, the Capital Bank Financial board authorized the submission of the non-binding indication of interest.

              On or around the October 14, 2015 deadline, Capital Bank Financial and company B each provided a non-binding expression of interest. Each expression of interest assumed a transaction where the consideration would be a combination of stock and cash. Capital Bank Financial proposed a fixed price of $13.00 per share of CommunityOne common stock, while company B proposed an exchange ratio that implied a per share value of CommunityOne common stock of approximately $11.12 - 11.47 based on the market price of company B's stock at that time. Each expression of interest was conditioned upon completion of successful due diligence and other usual and customary considerations.

              The CommunityOne board held a special board meeting on October 19, 2015 to evaluate and consider each expression of interest. Members of CommunityOne's management team, including its general counsel, and representatives of Sandler O'Neill and UBS were also in attendance. The representatives of UBS and Sandler O'Neill reviewed their analysis of the financial aspects of each proposal, including the framework CommunityOne had developed to evaluate any proposal against a stand-alone strategy and potential ability to enhance shareholder value through the pro forma company and other important considerations in such evaluation, including execution risk, social issues and corporate governance. The representatives of UBS and Sandler O'Neill also reviewed with the board various financial metrics against which the CommunityOne board could evaluate the expressions of interest, and compared such metrics against median values for precedent transactions, using publicly available information and analyst estimates as a basis for such metrics and comparisons. UBS and Sandler O'Neill also reviewed with the CommunityOne board possible future values of the shares on a forward earnings per share (sometimes referred to as "EPS") and tangible book value basis of CommunityOne on a stand-alone basis compared to those of a pro forma company assuming a Capital Bank Financial merger and a merger with company B, assuming 100% stock was issued in the transaction. At the conclusion of the meeting, the CommunityOne board directed Sandler O'Neill and UBS to advise each company that CommunityOne was seriously considering both expressions of interest, but that in each case the proposed consideration should include more stock and a higher price, board representation commensurate with pro forma ownership and, in the case of company B, management participation, given the larger percentage ownership that CommunityOne shareholders would have in the pro forma company.

              During the week of October 26, 2015 the President and CEO of company B met with representatives of Carlyle and Oak Hill (each of which, as noted, owned approximately 23.8% of the outstanding CommunityOne common stock and would potentially continue to be large shareholders of a combined company), as well as with Robert L. Reid, Chief Executive Officer of CommunityOne, where corporate governance, including board seats and management, as well as business objectives and an operating strategy for a possible combination of CommunityOne with company B were discussed. Company B asked for exclusivity for it to undertake further analysis and conduct further due diligence, but CommunityOne declined to provide exclusivity to company B.

              As part of Capital Bank Financial's ongoing consideration and evaluation of its long-term prospects and strategies, Capital Bank Financial's board and senior management regularly reviewed and assessed its business strategies and objectives, including potential strategic opportunities, with the goal of enhancing value for its shareholders. On October 20, 2015, the Capital Bank Financial board held a regularly scheduled meeting at which senior management of Capital Bank Financial discussed with the board a variety of strategic opportunities, including providing an update on the discussions with CommunityOne.

              During the week of October 26, 2015 through the week of November 9, Capital Bank Financial and certain of its advisors, including Wachtell, Lipton, Rosen & Katz ("Wachtell Lipton"), conducted due diligence on CommunityOne through access to documents in a virtual diligence data room and discussed matters with management as they arose. During this time period, the Strategic Planning Committee of the CommunityOne board met six times to review the content of the discussions that UBS and Sandler O'Neill and management were having with each potential party, and provide guidance, as necessary and appropriate. During these meetings, the Strategic Planning Committee also reviewed with Sandler O'Neill and UBS the range of possible outcomes relating to price and other considerations that could be received from Capital Bank Financial and company B and reviewed with representatives of CommunityOne's outside legal counsel, Arnold & Porter LLP ("Arnold & Porter"), the CommunityOne board's fiduciary duties under North Carolina law in connection with a possible change in control of CommunityOne and the potential benefits and risks related to entering into a transaction with Capital Bank Financial and with company B. The Strategic Planning Committee directed Sandler O'Neill and UBS to advise Capital Bank Financial and company B that the deadline for submitting revised written expressions of interest would be November 13, 2015.

              On November 12, 2015, Capital Bank Financial's board held a special meeting at which Capital Bank Financial's senior management reported on its due diligence investigations relating to CommunityOne, as well as the strategic and financial benefits as well as the risks of a potential transaction, and the status of the ongoing discussions with CommunityOne. At the meeting, the Capital Bank Financial board authorized senior management to continue discussions regarding a possible transaction and to submit a revised expression of interest.

              On November 13, 2015, CommunityOne received a revised written expression of interest from Capital Bank Financial, which provided, among other things, for a merger transaction, where the consideration would be a combination of 85% stock and 15% cash. Capital Bank Financial raised its price to a fixed price of $14.00 per share of CommunityOne common stock, and offered to name two current directors of CommunityOne to the Capital Bank Financial board. Capital Bank Financial also provided an initial draft of an agreement and plan of merger which set forth the material terms of the proposed transaction, as set forth in the expression of interest. The Strategic Planning Committee met on November 14, 2015 to discuss the revised written expression of interest from Capital Bank Financial and determine whether to contact company B for its revised expression of interest. As a result of that meeting, Sandler O'Neill was directed to contact company B's financial advisor and advise them of the pricing parameters, stock/cash consideration mix, management and corporate governance matters that CommunityOne would require in a revised expression of interest from company B for CommunityOne to continue to pursue discussions with company B, and a deadline of November 16, 2015 for providing such expression of interest.

              On November 16, 2015, company B provided an oral revised expression of interest, with an exchange ratio that implied a per share value of approximately $12.75, given the market price of company B's stock at that time, which did not meet CommunityOne's pricing or other requirements. The Strategic Planning Committee met on November 16, 2015 to consider and evaluate the revised written expression of interest from Capital Bank Financial and the updated oral revised expression of interest from company B. Members of CommunityOne's management team, representatives of Sandler O'Neill and UBS and a representative of Arnold & Porter were in attendance at that meeting. At this meeting, the Strategic Planning Committee reviewed and discussed extensively a presentation from Sandler O'Neill and UBS regarding the financial aspects of the revised written indication of interest from Capital Bank Financial and the updated oral revised expression of interest from company B. Arnold & Porter also reviewed with the Strategic Planning Committee the key material terms of the draft agreement and plan of merger provided by Capital Bank Financial with its revised expression of interest on November 13, 2015. At the conclusion of the meeting, the Strategic Planning Committee (i) directed Sandler O'Neill and UBS to prepare an update presentation for the full CommunityOne board that would provide the CommunityOne board with the status of discussions with Capital Bank

Financial and company B since the October 19, 2015 full board meeting and provide information to assist the CommunityOne board in evaluating the Capital Bank Financial written revised expression of interest, particularly given the contingencies associated with the company B proposal and the fact that company B declined to conduct substantial additional due diligence after its initial expression of interest was submitted, and (ii) determined to recommend to the CommunityOne board that the CommunityOne board approve moving forward with the process to finalize a transaction with Capital Bank Financial.

              On November 17, 2015, the members of the CommunityOne board other than the directors who represent Carlyle and Oak Hill had an informational meeting to discuss the Capital Bank Financial revised expression of interest and the results of the process relating to company B. Members of CommunityOne's management team, representatives of Sandler O'Neill and UBS and a representative of Arnold & Porter were in attendance at that meeting. At the meeting, J. Chandler Martin, the CommunityOne Chair of the Board, updated the directors on the status of the process and the details of both proposals, as well as the recommendation of the Strategic Planning Committee for the full CommunityOne Board to evaluate the Capital Bank Financial proposal against operating CommunityOne on a stand-alone basis. The board other than the directors who represent Carlyle and Oak Hill discussed extensively the oral revised expression of interest from company B, compared to the revised written expression of interest from Capital Bank Financial, and concluded unanimously that approaching company B to negotiate any further increase in its offer to approach the revised, higher offer from Capital Bank Financial would not be successful and thus should not be further considered. Representatives of Sandler O'Neill and UBS reviewed the information included in the update presentation that the Strategic Planning Committee had requested be prepared for this meeting. The directors extensively discussed the Capital Bank Financial proposal against remaining independent, including the benefits and risks of each option, including, without limitation, the benefit to CommunityOne shareholders of combining with a larger bank at a premium to CommunityOne's historic stock price, the complementary branch network and business operating model, and proposed representation on the pro forma company's board, as well as the risk of the U.S. Treasury re-evaluating the rate which determined the amount that CommunityOne's deferred tax asset would be limited if CommunityOne continued to operate on a stand-alone basis and was later sold, and the risk and impact of Capital Bank Financial growing over $10 billion in assets on a pro forma basis, as well as the possible impact of a Capital Bank Financial transaction on CommunityOne's customers, employees and communities.

              The full CommunityOne board held a meeting later in the afternoon of November 17, 2015 to further evaluate the Capital Bank Financial proposal. Members of CommunityOne's management team, representatives of Sandler O'Neill and UBS and a representative of Arnold & Porter also were in attendance at that meeting. At that meeting, Mr. Martin updated the full CommunityOne board on the informational meeting of the directors earlier in the day, and reviewed the strategic rationale for and potential financial and other benefits of, as well as the possible risks associated with entering into a transaction with Capital Bank Financial compared to CommunityOne continuing to operate on a stand-alone basis. After discussion, the CommunityOne board requested that Sandler O'Neill and UBS approach Capital Bank Financial to negotiate a further increase in price, as well as the setting of a fixed exchange ratio. In addition, assuming that the parties could reach agreement on price, the CommunityOne board approved moving forward with the process to finalize a transaction with Capital Bank Financial, including completion of due diligence by CommunityOne on Capital Bank Financial and the negotiation of a final merger agreement.

              After the meeting on November 17, 2015, representatives of Sandler O'Neill and UBS negotiated an increased price with Capital Bank Financial, reaching an exchange ratio of 0.43 for the 85% of the purchase price to be represented by stock, and $14.25 per share for the cash portion of the purchase price. Between November 18 and November 22, CommunityOne and its advisors, Arnold & Porter, Sandler O'Neill and UBS, conducted due diligence on Capital Bank Financial, and discussed matters with Capital Bank Financial management as they arose. During that same time, Arnold & Porter negotiated the outstanding terms of the merger agreement with Wachtell Lipton, as directed by CommunityOne management, and Wachtell Lipton, or Arnold & Porter, as applicable, provided drafts of the other transaction documents that were negotiated, including draft voting agreements to be entered into between each of Carlyle and Oak Hill and Capital Bank Financial, draft voting agreements to be entered into between each of Gene Taylor, President and Chief Executive Officer of Capital Bank Financial, and Crestview and CommunityOne, and revisions to employment agreements with the executive officers of CommunityOne.

              On November 22, 2015, the CommunityOne board held a meeting to further evaluate and consider the terms of the proposed transaction with Capital Bank Financial, and the approval of the merger agreement and related transaction documents. Members of CommunityOne's management team and representatives of Sandler O'Neill, UBS, and Arnold & Porter were also in attendance. At the meeting, Mr. Reid updated the CommunityOne board on the terms and status of the proposed transaction. Management reviewed with the CommunityOne board the results of the due diligence conducted on Capital Bank Financial. Management also reviewed the agreement reached with executive management, and accepted by Capital Bank Financial, to accelerate executive management's restricted stock awards and payment of short term incentives pursuant to CommunityOne's incentive plan, as well as reduce parachute payments to stay within the limits of Section 280G of the Internal Revenue Code. Arnold & Porter advised the CommunityOne board on its fiduciary duties in connection with the proposed agreement under North Carolina law, and discussed the terms of the merger agreement and related transaction documents, including the voting agreements and the amendments to the employment agreements of the executive officers of CommunityOne. Sandler O'Neill rendered its oral opinion to the CommunityOne board, which was subsequently confirmed in writing, to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill as set forth in such opinion, the exchange ratio and cash price in the merger were fair, from a financial point of view, to the holders of CommunityOne common stock. See the section of this joint proxy statement/prospectus entitled "—Opinion of Sandler O'Neill + Partners L.P." beginning on page 81 for more information. After considering the proposed terms of the merger agreement and related transaction documents and the various presentations of its financial and legal advisors, and taking into consideration the matters discussed during that meeting and prior meetings of the CommunityOne board, including the strategic alternatives discussed at those meetings and the factors described under the section of this joint proxy statement/prospectus entitled "—CommunityOne's Reasons for the Merger; Recommendation of CommunityOne's Board of Directors" beginning on page 78, the CommunityOne board unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement, to be in the best interests of CommunityOne and its shareholders, and the directors unanimously approved the merger agreement and the transactions contemplated by it and unanimously determined to recommend that CommunityOne's shareholders approve the merger agreement.

              Also on November 22, 2015, the Capital Bank Financial board held a meeting to consider the terms of the proposed transaction with CommunityOne, and the approval of the merger agreement and related transaction documents. Members of Capital Bank Financial's management team and representatives of Evercore and Wachtell Lipton were also in attendance. At the meeting, Messrs. Taylor and Marshall updated the Capital Bank Financial board on the terms and status of the proposed transaction. Management reviewed with the Capital Bank Financial board the results of the due diligence conducted on CommunityOne and the provisions of the merger agreement relating to board representation of the combined company. Representatives of Evercore orally reported to the board that Evercore would render its opinion to the Capital Bank Financial board, which was subsequently delivered in writing on November 24, 2015, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Evercore as set forth in such opinion, the merger consideration to be paid by

Capital Bank Financial was fair to Capital Bank Financial from a financial point of view. See the section of this joint proxy statement/prospectus entitled "—Opinion of Evercore Group LLC" beginning on page 68 for more information. At the meeting, representatives of Wachtell Lipton reviewed with the Capital Bank Financial board the legal standards applicable to its decisions and actions with respect to its consideration of the proposed transaction and reviewed the key terms of the merger agreement and related agreements (including investor letter agreements with each of Oak Hill, Carlyle, Crestview and Mr. Taylor). After considering the proposed terms of the merger agreement and related transaction documents and the various presentations or reports of its financial and legal advisors, and taking into consideration the matters discussed during that meeting and prior meetings of the Capital Bank Financial board, including the strategic alternatives discussed at those meetings and the factors described under the section of this joint proxy statement/prospectus entitled "—Capital Bank Financial's Reasons for the Merger; Recommendation of Capital Bank Financial's Board of Directors" beginning on page 67, the Capital Bank Financial board unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement, to be in the best interests of Capital Bank Financial and its shareholders, and the directors unanimously approved the merger agreement and the transactions contemplated by it and unanimously determined to recommend that Capital Bank Financial's shareholders approve the merger agreement.

              Subsequently, on November 22, 2015, the merger agreement and related transaction documents were executed and delivered and the transaction was announced on the morning of November 23, 2015 in a press release issued jointly by Capital Bank Financial and CommunityOne.

              On November 24, 2015, Evercore delivered its written opinion addressed to the Capital Bank Financial board that, as of such date and subject to the assumptions, limitations, qualifications and conditions set forth therein, the merger consideration to be paid by Capital Bank Financial was fair to Capital Bank Financial from a financial point of view. Subsequently, on December 9, 2015, Evercore reviewed the previously rendered fairness opinion with the Capital Bank Financial board.

Capital Bank Financial's Reasons for the Merger; Recommendation of Capital Bank Financial's Board of Directors

              After careful consideration, Capital Bank Financial's board of directors, at a meeting held on November 22, 2015, unanimously determined that the merger agreement is in the best interests of Capital Bank Financial and its shareholders. Accordingly, Capital Bank Financial's board of directors approved the merger agreement and unanimously recommends that Capital Bank Financial shareholders vote "FOR" the Capital Bank Financial merger proposal and "FOR" the Capital Bank Financial adjournment proposal, if necessary or appropriate.

              In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger agreement, the Capital Board Financial board of directors consulted with Capital Bank Financial management, as well as its independent financial and legal advisors, and considered a number of factors, including:

  •
  each of Capital Bank Financial's and CommunityOne's business, operations, financial condition, asset quality, earnings and prospects;

  •
  the strategic fit of the businesses of the two companies, including their complementary markets, business lines and loan and deposit profiles;

  •
  the anticipated pro forma impact of the transaction on the combined company, including the expected impact on financial metrics including earnings and tangible book value and regulatory capital levels;

  •
  its understanding of the current and prospective environment in which Capital Bank Financial and CommunityOne operate, including national and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on Capital Bank Financial both with and without the proposed transaction;

  •
  its review and discussions with Capital Bank Financial management concerning the due diligence investigation of CommunityOne;

  •
  the perceived compatibility of the corporate cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

  •
  the statement of representatives of Evercore to the Capital Bank Financial board of directors that Evercore would render an opinion as to the fairness, from a financial point of view and as of the date of such opinion, to Capital Bank Financial of the merger consideration provided for in the merger, which opinion would be based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken as more fully described below under "—Opinion of Evercore Group LLC";

  •
  the financial and other terms of the merger agreement, including the stock consideration, the exchange ratio and the cash consideration, expected tax treatment, deal protection and termination fee provisions, and restrictions on the conduct of the business of both companies between the date of the merger agreement and the date of consummation of the merger;

  •
  the potential risk of diverting management attention and resources from the operation of Capital Bank Financial's business and towards the completion of the merger;

  •
  the terms of the investor letter agreements with Oak Hill and the investor letter agreement with Carlyle;

  •
  the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating CommunityOne's business, operations and workforce with those of Capital Bank Financial; and

  •
  the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.

              The foregoing discussion of the factors considered by Capital Board Financial's board of directors is not intended to be exhaustive, but rather includes the material factors considered by the Capital Board Financial board of directors. In reaching its decision to approve the merger, the Capital Board Financial's board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. Capital Board Financial's board of directors considered all these factors as a whole, including discussions with, and questioning of, management, and overall considered the factors to be favorable to, and to support, its determination.

              For the reasons set forth above, the Capital Bank Financial board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, are advisable and in the best interests of Capital Bank Financial and its shareholders, and unanimously approved the merger, the merger agreement and the transactions contemplated by the merger agreement.

              The Capital Bank Financial board of directors unanimously recommends that the Capital Bank Financial shareholders vote "FOR" the approval of the Capital Bank Financial merger proposal and the Capital Bank Financial adjournment proposal.

Opinion of Evercore Group LLC

              On November 24, 2015, Evercore delivered to the Capital Bank Financial board a written opinion dated November 24, 2015, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in Evercore's opinion, the merger consideration was fair, from a financial point of view, to Capital Bank Financial.

              The full text of the written opinion of Evercore, dated November 24, 2015, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated by reference in its entirety into this joint proxy statement/prospectus. You are urged to read this opinion carefully and in its entirety. Evercore's opinion was addressed to, and provided for the information and benefit of, the Capital Bank Financial board (in its capacity as such) in connection with its evaluation of the fairness of the merger consideration from a financial point of view, and did not address any other aspects or implications of the merger. The opinion does not constitute a recommendation to the Capital Bank Financial board or to any other persons in respect of the merger, including as to how any of the holders of Capital Bank Financial Class A common stock or CommunityOne common stock should vote at any shareholder's meeting held in connection with the merger or take, or not to take, any action in respect of the merger. Evercore's opinion does not address the relative merits of the merger as compared to any other business or financial strategies that might be available to Capital Bank Financial, nor does it address the underlying business decision of Capital Bank Financial to engage in the merger. The summary of the opinion of Evercore set forth below is qualified in its entirety by reference to the full text of the opinion.

              In connection with rendering its opinion and performing its related financial analysis, Evercore, among other things:

  •
  reviewed certain publicly available business and financial information relating to Capital Bank Financial and CommunityOne that Evercore deemed to be relevant, including publicly available research analysts' estimates relating to Capital Bank Financial and CommunityOne;

  •
  reviewed certain non-public projected financial data relating to Capital Bank Financial and CommunityOne prepared by management of Capital Bank Financial and furnished to Evercore by management of Capital Bank Financial;

  •
  reviewed the amount and timing of the cost savings estimated by the management of Capital Bank Financial to result from the merger (collectively, the "Synergies");

  •
  held discussions with members of senior management of Capital Bank Financial and CommunityOne concerning the matters described in the three preceding bullets;

  •
  compared the financial performance of CommunityOne and valuation multiples relating to the merger with those of certain other publicly traded companies that Evercore deemed relevant;

  •
  compared the financial performance of Capital Bank Financial and Capital Bank Financial's stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

  •
  compared the financial performance of CommunityOne and the valuation multiples relating to the merger with those of certain other transactions that Evercore deemed relevant;

  •
  analyzed the discounted cash flows of Capital Bank Financial and CommunityOne on a stand-alone basis, and the discounted cash flows of CommunityOne on a pro forma basis taking into account the Synergies;

  •
  considered the potential pro forma impact of the merger;

  •
  reviewed the final execution version of the merger agreement dated November 22, 2015; and

  •
  performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

              For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor. With respect to the projected financial data relating to Capital Bank Financial and CommunityOne referred to above and the Synergies, Evercore assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Capital Bank Financial as to the future financial performance of Capital Bank Financial and CommunityOne and such Synergies. Evercore expressed no view as to any projected financial data relating to Capital Bank Financial, CommunityOne, the Synergies or the assumptions on which they were based, and assumed that the financial results reflected in the projected financial data and estimates utilized in its analyses, including with respect to the Synergies, will be realized in the amounts and at the times projected.

              For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Capital Bank Financial, CommunityOne, the combined company or the consummation of the merger or materially reduce the benefits to Capital Bank Financial of the merger.

              Evercore did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of Capital Bank Financial or CommunityOne. Evercore was not furnished with any such appraisals and did not evaluate the solvency or fair value of Capital Bank Financial or CommunityOne under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore's opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of the opinion. It is understood that subsequent developments may affect Evercore's opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion. Evercore is not an expert in the evaluation of deposit accounts or loan, mortgage or similar portfolios or allowances for losses with respect thereto and was not requested to, and did not, conduct a review of individual credit files or loan, mortgage or similar portfolios. Evercore expressed no opinion or view as to the adequacy or sufficiency of allowances for losses or other matters with respect thereto and has assumed that each of Capital Bank Financial and CommunityOne has, and the pro forma combined company will have, appropriate reserves to cover any such losses.

              Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to Capital Bank Financial, from a financial point of view, of the merger consideration. Evercore did not express any view on, and its opinion did not address, (i) the fairness of the merger to, or any consideration received in connection therewith by, the holders of any securities, creditors or other constituencies of Capital Bank Financial or CommunityOne or (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Capital Bank Financial or CommunityOne, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore has assumed that any modification to the structure of the merger will not vary in any respect material to its analysis.

              Evercore's opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to Capital Bank Financial, nor did it address the underlying business decision of Capital Bank Financial to engage in the merger or the terms of the merger agreement (other than the merger consideration) or the documents referred to therein. Evercore's opinion did not constitute a recommendation to the Capital Bank Financial board or to any other persons in respect of the merger, including as to how any holder of Capital Bank Financial Class A common stock or CommunityOne common stock should vote or act in respect of the merger or any matter related thereto. Evercore expressed no opinion as to the price at which shares of Capital Bank Financial Class A common stock or CommunityOne common stock will trade at any time.

Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Capital Bank Financial and its advisors with respect to legal, regulatory, accounting and tax matters.

              Set forth below is a summary of the material financial analyses performed by Evercore in connection with the preparation of its written opinion letter to the Capital Bank Financial board dated November 24, 2015. Each analysis was provided to the Capital Bank Financial board. The following summary, however, does not purport to be a complete description of the analyses performed and reviewed by Evercore. In connection with arriving at its opinion, Evercore considered all of its analyses as a whole and the order of the analyses described and the results of these analyses do not represent any relative importance or particular weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before November 23, 2015, and is not necessarily indicative of current market conditions.

              The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to fully understand the financial analyses performed by Evercore. The tables alone do not constitute a complete description of the financial analyses performed by Evercore. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore's financial analyses.

              For purposes of the financial analyses summarized below: (i) the term "implied opinion date CommunityOne per share merger consideration" refers to the implied value of the merger consideration of $14.36 per share of CommunityOne common stock based on the closing price of Capital Bank Financial Class A common stock on November 23, 2015 of $33.44 and a cash component of $14.25 per share of CommunityOne common stock; and (ii) the term "implied execution date CommunityOne per share merger consideration" refers to the implied value of the merger consideration of $14.41 per share of CommunityOne common stock based on the closing price of Capital Bank Financial Class A common stock on November 20, 2015 of $33.59 and a cash component of $14.25 per share of CommunityOne common stock. For purposes of calculating the per share merger considerations described in (i) and (ii) above, each of the calculations assumed a consideration mix of 85% Capital Bank Financial Class A common stock and 15% cash and an exchange ratio of 0.43x.

CommunityOne Valuation Analysis

              Evercore performed a series of analyses to derive an indicative implied per common share valuation range for the merger consideration which was based on a review of information included in publicly available filings and databases, estimates of projected financial data of CommunityOne prepared by management of Capital Bank Financial, estimates of earnings per share, and other financial data published by I/B/E/S, a service widely used by the investment community to gather earnings estimates from various research analysts, SNL Financial and Wall Street research provided by FactSet Research Systems, Inc.

Standalone Dividend Discount Model Analysis

              Evercore performed a dividend discount analysis to determine per share implied valuation ranges of CommunityOne common stock on a standalone basis based on the sum of the discounted after-tax net present values of (i) potential dividends that CommunityOne is estimated to be able to pay to equity holders as a dividend for the fiscal years ending December 31, 2016 through December 31, 2020, assuming a target tangible common equity ratio of 8.0% and (ii) a projected terminal value of CommunityOne common stock as of December 31, 2020.

              For the implied valuation range of CommunityOne on a standalone basis, Evercore reviewed estimates prepared by management of Capital Bank Financial to determine growth in total assets and annual net income that CommunityOne is expected to generate during fiscal years 2016 through 2021.

              Evercore then estimated the maximum amount of possible dividends that can be paid out in each year based on the target tangible common equity ratio. To determine the implied valuation of Capital Bank Financial, Evercore considered a range of discount rates from 9.5% to 11.5% and a range of terminal values based on (i) a multiple of tangible book value per share in 2020 of 1.30x to 1.70x, (ii) a multiple of earnings per share in 2021 of 14.0x to 16.0x and (iii) a multiple of earnings per share including synergies in 2021 of 14.0x to 16.0x.

              Utilizing the range of discount rates and terminal value multiples, Evercore derived the following implied valuation ranges of CommunityOne:

Dividend Discount Model Analysis	Implied Valuation Range Per Share of CommunityOne
Terminal Price / TBV	$11.49 - $15.14
Terminal Price / EPS	$10.63 - $12.57
Terminal Price / EPS (with Synergies)	$15.05 - $18.47

              As indicated above, the dividend discount analysis is not necessarily indicative of actual values or future results. A dividend discount analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions being made, including earnings growth rates, asset growth rates, target tangible common equity ratios, dividend payout amounts, terminal values and discount rates.

Selected Peer Group Trading Analysis

              Using publicly available information, Evercore compared selected financial and market data of certain companies which Evercore deemed comparable to CommunityOne. In compiling the peer group, Evercore considered publicly traded U.S. commercial banks located in North Carolina, South Carolina or Virginia with between $1.5 billion and $5 billion in assets. The companies in the peer group are identified below.

  •
  BNC Bancorp

  •
  Yadkin Financial

  •
  Cardinal Financial

  •
  First Bancorp

  •
  HomeTrust Bancshares

  •
  First Community

  •
  Park Sterling Corporation

  •
  Hampton Roads

  •
  Washington First

  •
  American National

              In evaluating the peer group, Evercore relied on publicly available filings and equity research analyst estimates, which estimates are based in part on judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CommunityOne. These can include the impact of competition on the business of CommunityOne, as well as on industry characteristics generally and the absence of any adverse material change in the financial condition and prospects of CommunityOne or the industry or in the markets generally.

              Evercore reviewed, among other things, the closing price of each selected company's common stock on November 23, 2015 as multiples of such company's (i) tangible book value per share as of the third quarter-end of 2015, (ii) implied core deposit premium (calculated as such company's tangible book value premium divided by its core deposits), referred to as Core Deposit Premium, as of November 23, 2015 and (iii) calendar year 2016 mean estimated earnings per share. Estimated financial data of CommunityOne and the selected companies was based on publicly available research analysts' estimates, public filings and other publicly available information, in each case, as of November 23, 2015.

              Evercore then applied the relevant range of the selected multiples derived from the selected companies to the corresponding financial data of CommunityOne. This analysis indicated the following approximate implied valuation ranges per share of CommunityOne common stock as compared to the implied opinion date CommunityOne per share merger consideration of $14.36 and the implied execution date CommunityOne per share merger consideration of $14.41:

Selected Public Company Multiple	Selected Public Company Reference Range	Implied Valuation Range Per Share of CommunityOne
Price / Tangible Book Value	1.10x - 1.50x	$12.00 - $16.37
Core Deposit Premium	4.0% - 8.0%	$13.93 - $16.94
Price / 2016E EPS	14.0x - 16.0x	$7.84 - $8.96

              Although the peer groups were compared to CommunityOne for purposes of this analysis, none of the selected companies identified in the peer group are identical to CommunityOne because of the inherent differences between the businesses, operations, performance, financial conditions, and prospects of the selected companies as compared to CommunityOne. These companies were chosen because they have certain characteristics that are similar to those of CommunityOne.

Selected Precedent Transactions Analysis

              Evercore reviewed publicly available financial information for the following nine selected bank merger transactions announced since January 1, 2013 which involved U.S. banks with assets between $2.0 billion and $5.0 billion.

Date Announced	Buyer	Seller
November 2015	MB Financial, Inc.	American Chartered Bancorp, Inc.
October 2015	Bank of the Ozarks, Inc.	Community & Southern Holdings, Inc.
October 2015	Yadkin Financial Corp.	NewBridge Bancorp
August 2015	F.N.B. Corp.	Metro Bancorp Inc.
November 2014	Sterling Bancorp	Hudson Valley Holding Corp.
February 2013	SCBT Financial Corporation	First Financial Holdings, Inc.
January 2013	United Bankshares, Inc.	Virginia Commerce Bancorp, Inc.
June 2013	Prosperity Bancshares, Inc.	FVNB Corp.
August 2013	Prosperity Bancshares, Inc.	F & M Bancorporation Inc.

              For each of the selected transactions, Evercore reviewed, among other things, the transaction value of the selected transaction calculated as the purchase price paid for the target company's equity as a multiple of the target company's (i) tangible book value, (ii) forward EPS estimates, which represents either EPS for the following calendar year, or EPS for the next twelve month period, referred to as "NTM," depending on the timing of the transaction announcement and (iii) Core Deposit Premium. Financial data of CommunityOne and the selected transactions was based on publicly available research analysts' estimates, public filings and other publicly available information at the time of announcement of the applicable transaction.

              Evercore then applied the relevant range of the selected multiples derived from the selected transactions to the corresponding financial data of CommunityOne. This analysis indicated the following approximate implied valuation ranges per share of CommunityOne common stock as compared to the implied opinion date CommunityOne per share merger consideration of $14.36 and the implied execution date CommunityOne per share merger consideration of $14.41:

Selected Transaction Multiple	Selected Transaction Reference Range	Implied Valuation Range Per Share of CommunityOne
Price / TBV	1.30x - 1.90x	$14.18 - $20.73
Core Deposit Premium	8.0% - 12.0%	$16.94 - $19.96
Price / 2016E EPS	13.0x - 17.0x	$7.28 - $9.52

              Because the reasons for and the circumstances surrounding each of the transactions reviewed were different, and because of the inherent differences in the businesses, operations, performance, financial conditions and prospects of the companies involved, no selected company or selected transaction utilized in the selected precedent transaction analysis is directly comparable to CommunityOne or the merger. The selected transactions involved target companies that have certain characteristics that are similar to CommunityOne.

Capital Bank Standalone Valuation Analysis

              Evercore performed a series of analyses to derive an indicative implied per common share valuation range for Capital Bank Financial Class A common stock on a standalone basis, which was based on a review of information included in publicly available filings and databases, estimates of projected financial data of Capital Bank Financial prepared by management of Capital Bank Financial, estimates of EPS and other financial data published by I/B/E/S and SNL Financial and Wall Street research provided by FactSet Research Systems, Inc.

Selected Peer Group Trading Analysis

              Using publicly available information, Evercore compared selected financial and market data of certain U.S. banks based in the Southeast United States with between $7 billion and $15 billion in assets which Evercore deemed comparable to Capital Bank Financial. The companies in the peer group are identified below.

  •
  Bank of the Ozarks

  •
  Home Bancshares

  •
  United Bankshares

  •
  BancorpSouth

  •
  Pinnacle Financial Partners

  •
  South State Corporation

  •
  Trustmark Corporation

  •
  United Community Banks

  •
  Renasant Corporation

  •
  WesBanco

  •
  Union Bankshares

              In evaluating the peer group, Evercore relied on publicly available filings and equity research analyst estimates, which estimates are based in part on judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Capital Bank Financial. These can include the impact of competition on the business of Capital Bank Financial, as well as on industry characteristics generally and the absence of any adverse material change in the financial condition and prospects of Capital Bank Financial or the industry or in the markets generally.

              Evercore reviewed, among other things, the closing price of each selected company's common stock on November 23, 2015 as multiples of such company's (i) tangible book value per share as of the third quarter-end of 2015, (ii) Core Deposit Premium as of November 23, 2015 and (iii) calendar year 2016 mean estimated EPS and the selected companies was based on publicly available research analysts' estimates, public filings and other publicly available information, in each case, as of November 23, 2015.

              Evercore then applied the relevant range of the selected multiples derived from the selected companies to the corresponding financial data of Capital Bank Financial. This analysis indicated the following approximate implied per share valuation ranges of Capital Bank Financial Class A common stock as compared to the closing price of Capital Bank Financial Class A common stock of $33.59 on November 20, 2015 and $33.44 on November 23, 2015:

Selected Public Company Multiple	Selected Public Company Reference Range	Implied Valuation Range Per Share of Capital Bank Financial Class A
Price / TBV	1.50x - 2.00x	$29.63 - $39.50
Core Deposit Premium	6.0% - 11.0%	$26.81 - $32.70
Price / 2016E EPS	15.0x - 17.0x	$23.55 - $26.69

              Although the peer groups were compared to Capital Bank Financial for purposes of this analysis, none of the selected companies identified in the peer group analysis are identical to Capital Bank Financial because of the inherent differences between the businesses, operations, financial conditions, and prospects of the selected companies compared to Capital Bank Financial. These companies were chosen because they have certain characteristics that are similar to those of Capital Bank Financial.

Dividend Discount Model

              Evercore performed a dividend discount analysis to determine a range of potential per share values for Capital Bank Financial Class A common stock on a standalone basis based on the sum of the discounted after-tax net present values of (i) potential dividends that Capital Bank Financial is estimated to be able to pay to equity holders as a dividend for the fiscal years ending December 31, 2016 through December 31, 2020, assuming a target tangible common equity ratio of 8.0% and (ii) a projected terminal value of Capital Bank Financial Class A common stock as of December 31, 2020.

              For the implied valuation range of Capital Bank Financial on a standalone basis, Evercore reviewed estimates prepared by management of Capital Bank Financial to determine growth in total assets and annual net income that Capital Bank Financial is expected to generate during fiscal years 2016 through 2021.

              Evercore then estimated the maximum amount of possible dividends that can be paid out in each year based on the target tangible common equity ratio. To determine implied value per share, Evercore considered a range of discount rates from 9.3% to 11.3% and a range of terminal values based on (i) a multiple of tangible book value per share in 2020 of 1.75x to 2.25x and (ii) a multiple of earnings per share in 2021 of 15.0x to 17.0x.

              Utilizing the range of discount rates and terminal value multiples, Evercore derived the following implied per share valuation ranges of Capital Bank Financial:

Dividend Discount Model Analysis	Implied Valuation Range Per Share of Capital Bank Financial Class A
Terminal Price / TBV	$27.84 - $35.74
Terminal Price / EPS	$31.44 - $37.09

Contribution Analysis

              Evercore analyzed the contribution of each of Capital Bank Financial and CommunityOne to the pro forma combined company with respect to the assets, securities, loans, deposits, tangible common equity, calendar year 2016 estimated net income, calendar year 2017 estimated net income, and market capitalization. Estimated financial data of the combined company was based on public filings and other publicly available information, in each case, as of November 23, 2015 (2016E net income and 2017E net income based on projected financial data prepared by management of Capital Bank Financial; additionally this analysis does not consider any purchase accounting adjustments associated with the transaction).

              This analysis indicated the following pro forma Capital Bank Financial and CommunityOne contributions.

Financial Metric	Implied Capital Bank Financial Contribution	Implied CommunityOne Contribution
Assets	75.5%	24.5%
Securities	67.9%	32.1%
Loans	78.0%	22.0%
Deposits	74.6%	25.4%
Tangible Common Equity	76.7%	23.3%
2016E Net Income	83.4%	16.6%
2017E Net Income	83.4%	16.6%
Market Capitalization	81.0%	19.0%
Pro Forma Ownership	83.4%	16.6%

Pro Forma Impact Analysis

              Evercore analyzed the pro forma earnings impact of the merger on the future performance of Capital Bank Financial as reflected in the pro forma EPS of Capital Bank Financial. In conducting its analysis, Evercore relied upon certain assumptions and financial projections (included Synergies) provided by management of Capital Bank Financial, including the impact and timing of cost savings and restructuring charges. The analysis indicated that the pro forma impact of the merger would be accretive to Capital Bank Financial's 2016 and 2017 estimated EPS. The analysis also indicated that the pro forma impact of the merger would result in tangible book value dilution with an indicative tangible book value earnback period of 2.3 years based on the incremental earnback method. The financial forecasts on which this analysis is based are subject to substantial uncertainty and, therefore, actual results may be substantially different.

Miscellaneous

              The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore's opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of Capital Bank Financial Class A common stock or CommunityOne common stock. No company used in the above analyses as a comparison is directly comparable to Capital Bank Financial or CommunityOne, and no transaction used is directly comparable to the merger. Furthermore, Evercore's analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Capital Bank Financial or CommunityOne and their respective advisors. Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the totality of the factors and results of all the analyses.

              Evercore prepared these analyses solely for the purpose of providing an opinion to the Capital Bank Financial board as to the fairness, from a financial point of view, of the merger consideration to Capital Bank Financial. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore's analyses are inherently subject to substantial uncertainty. Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The issuance of the fairness opinion was approved by an opinion committee of Evercore.

              The merger consideration pursuant to the merger agreement was determined through arm's-length negotiations between Capital Bank Financial and CommunityOne and was approved by the Capital Bank Financial board. Evercore did not recommend any specific merger consideration to Capital Bank Financial or the Capital Bank Financial board or that any specific merger consideration constituted the only appropriate consideration for the merger. The analyses as described above should not be viewed as determinative of the opinion of the Capital Bank Financial board with respect to the merger consideration or of whether the Capital Bank Financial board would have been willing to agree to different consideration.

              Under the terms of Evercore's engagement letter with Capital Bank Financial, Evercore provided a fairness opinion in connection with the merger to the Capital Bank Financial board. Pursuant to the terms of its engagement letter, a fee of $375,000 was payable to Evercore upon delivery of Evercore's fairness opinion to the Capital Bank Financial board. In addition, Capital Bank Financial has agreed to reimburse Evercore for its reasonable expenses (including legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore against certain liabilities and expenses arising out of or in connection with its engagement.

              During the two year period prior to the date of Evercore's opinion, no material relationship existed between Evercore and its affiliates, on the one hand, and Capital Bank Financial or CommunityOne, on the other hand, pursuant to which compensation was received or was intended to be received by Evercore or its affiliates as a result of such a relationship. Evercore may provide financial or other services to Capital Bank Financial, CommunityOne or any of their respective affiliates in the future and in connection with any such services Evercore may receive compensation.

              In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of Capital Bank Financial, CommunityOne or any of their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

              The management of Capital Bank Financial recommended, and the Capital Bank Financial board determined, to engage Evercore to render a fairness opinion to the Capital Bank Financial board based on its qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

CommunityOne's Reasons for the Merger; Recommendation of CommunityOne's Board of Directors

              After careful consideration, the CommunityOne board, at a meeting held on November 22, 2015, determined that the merger agreement is in the best interests of CommunityOne and its shareholders. Accordingly, the CommunityOne board approved the merger agreement and unanimously recommends that CommunityOne shareholders vote "FOR" the CommunityOne merger proposal.

              In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the CommunityOne merger proposal, the CommunityOne board evaluated the merger agreement, the merger and such other transactions in consultation with CommunityOne management, as well as its legal counsel and financial advisors, and considered a number of factors in favor of the merger, including the following material factors, which are not presented in order of priority:

  •
  the CommunityOne board's understanding and review of CommunityOne's business, financial condition, results of operations and prospects, including, but not limited to, its business plan and its potential for growth, development, productivity and profitability on a stand-alone basis;

  •
  the current and prospective environment in which CommunityOne operates, including national and local economic and market conditions, the competitive environment for financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry, including in the markets in which CommunityOne operates;

  •
  the CommunityOne board's belief that significant growth is required for CommunityOne to be in a position to deliver a competitive return to its shareholders;

  •
  the CommunityOne board's review, with the assistance of CommunityOne's management and legal and financial advisors, of strategic alternatives to the merger, including the alternative of remaining independent;

  •
  the CommunityOne board's review, based in part on the due diligence performed by CommunityOne in connection with the transaction, of Capital Bank Financial's business, financial condition, results of operations and management; the performance of Capital Bank Financial's Class A common stock on both a historical and prospective basis; the strategic fit between the parties; the potential synergies expected from the merger; the geographic fit between CommunityOne's and Capital Bank Financial's service areas; and the business risks associated with the merger;

  •
  the expectation that the merger will provide holders of CommunityOne common stock the opportunity to receive a substantial premium over the historical trading prices for their shares and that the exchange of shares of Capital Bank Financial Class A common stock for CommunityOne common stock is expected to be tax-free for U.S. federal income tax purposes;

  •
  the expectation that the merger also will provide holders of CommunityOne common stock more liquidity in their stock;

  •
  the impact on the amount of CommunityOne's deferred tax asset that would be limited if the U.S. Treasury re-evaluated the rate used to determine such limitation upon a change in control;

  •
  the expected pro forma financial impact of the transaction, taking into account anticipated cost savings and other factors, on both CommunityOne shareholders and Capital Bank Financial shareholders;

  •
  the CommunityOne board's expectation that the combined company will have a strong capital position upon completion of the transaction;

  •
  the structure of the transaction as a stock-for-stock merger (for 85% of the merger consideration) following which CommunityOne's existing shareholders will continue to participate in the future success of the combined company and reap the benefits of any synergies achieved or any future transactions that might be pursued by the combined company;

  •
  the fact that the exchange ratio is fixed, which the CommunityOne board believes is consistent with market practice for transactions of this type and with the strategic purpose of the transaction;

  •
  the lack of prospects for a superior offer for a strategic combination;

  •
  the CommunityOne board's review with its legal and financial advisors of the financial and other terms of the merger agreement, including the fixed exchange ratio, expected tax treatment, and deal protection and termination fee provisions;

  •
  the opinion, dated November 22, 2015, of Sandler O'Neill to the CommunityOne board as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of CommunityOne common stock of the merger consideration in the merger, as more fully described below under "—Opinion of Sandler O'Neill + Partners, L.P.";

  •
  the similarity between CommunityOne's and Capital Bank Financial's management philosophies, operating models, approaches and commitments to the communities, customers and shareholders they each serve and their respective employees;

  •
  the effects of the merger on CommunityOne's employees, including the prospects for continued employment and the severance and other benefits agreed to be provided by Capital Bank Financial;

  •
  the impact of the merger on depositors, customers and communities served by CommunityOne and the expectation that the combined entity will continue to provide quality service to the communities and customers currently served by CommunityOne; and

  •
  the enhanced likelihood of realizing the strategic benefits of the proposed combination that the CommunityOne board believes will result from the continuity provided to CommunityOne shareholders by the corporate governance aspects of the proposed combination including CommunityOne's agreement, upon the closing of the merger, to appoint one current member of the CommunityOne board as a director of Capital Bank Financial.

              The CommunityOne board also considered potential risks relating to the merger, including the following:

  •
  the regulatory and other approvals required in connection with the merger and bank merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions;

  •
  the potential for diversion of management and employee attention, and for employee attrition, during the period prior to the completion of the merger and the potential effect on CommunityOne's business and relations with customers, service providers and other stakeholders, whether or not the merger is completed;

  •
  the merger agreement provisions generally requiring CommunityOne to conduct its business in the ordinary course and the other restrictions on the conduct of CommunityOne's business prior to completion of the merger, which may delay or prevent CommunityOne from undertaking business opportunities that may arise pending completion of the merger;

  •
  with stock consideration based on a fixed exchange ratio, the risk that the consideration to be paid to CommunityOne shareholders could be adversely affected by a decrease in the trading price of Capital Bank Financial Class A common stock during the pendency of the merger;

  •
  legal claims from purported shareholders challenging the merger;

  •
  expected benefits and synergies sought in the merger, including cost savings and Capital Bank Financial's ability to successfully market its financial products to CommunityOne's customers, may not be realized or may not be realized within the expected time period;

  •
  the challenges of integrating the businesses, operations and employees of CommunityOne and Capital Bank Financial;

  •
  certain provisions of the merger agreement prohibit CommunityOne from soliciting, and limit its ability to respond to, proposals for alternative transactions;

  •
  CommunityOne's obligation to pay Capital Bank Financial a termination fee of $14 million in certain circumstances, as described in the section entitled "The Merger Agreement—Termination Fee," may deter others from proposing an alternative transaction that may be more advantageous to CommunityOne's shareholders;

  •
  CommunityOne's directors and executive officers may have interests in the merger that are different from or in addition to those of its shareholders generally, as described in the section entitled "The Merger—Interests of CommunityOne's Directors and Executive Officers in the Merger"; and

  •
  the other risks described in the section of this joint proxy statement/prospectus entitled "Risk Factors" and the risks of investing in Capital Bank Financial Class A common stock identified in the Risk Factors sections of Capital Bank Financial's periodic reports filed with the SEC and incorporated by reference herein.

              In reaching its decision to recommend approval of the CommunityOne merger-related compensation proposal to CommunityOne shareholders, the CommunityOne board, considered, among other things, (i) that the various plans and arrangements pursuant to which change of control, equity acceleration and other payments are required by their terms to be made, have previously formed part of CommunityOne's overall compensation program for its named executive officers, which program has been disclosed to CommunityOne shareholders as required by the rules of the SEC in the Compensation Discussion and Analysis and related sections of CommunityOne's annual proxy statements and which received non-binding shareholder approval at CommunityOne's annual meetings since 2012, and (ii) the necessity of preserving CommunityOne's business prior to the closing of the merger and in the event the merger is not completed.

              The foregoing discussion of the factors considered by the CommunityOne board is not intended to be exhaustive, but, rather, includes the material factors considered by the CommunityOne board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the CommunityOne board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The CommunityOne board considered all these factors as a whole, including discussions with, and questioning of, CommunityOne's management and CommunityOne's financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination. It should be noted that this explanation of the CommunityOne board's reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this joint proxy statement/prospectus entitled "Cautionary Statement Regarding Forward-Looking Statements."

              For the reasons set forth above, the CommunityOne board determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of CommunityOne and its shareholders, and approved the merger agreement. The CommunityOne board recommends that the CommunityOne shareholders vote "FOR" the CommunityOne merger proposal.

Opinion of Sandler O'Neill + Partners, L.P.

              By letter dated July 22, 2015, which was approved and executed on July 23, 2015, CommunityOne retained Sandler O'Neill, to act as financial advisor to CommunityOne's board of directors in connection with CommunityOne's consideration of a possible business combination. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

              Sandler O'Neill acted as financial advisor in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the November 22, 2015 meeting at which CommunityOne's board of directors considered and discussed the terms of the merger agreement and the merger, Sandler O'Neill delivered to CommunityOne's board of directors its oral opinion, which was subsequently confirmed in writing, that, as of such date, the merger consideration was fair to the holders of CommunityOne common stock from a financial point of view. The full text of Sandler O'Neill's opinion is attached as Annex C to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of CommunityOne's common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

              Sandler O'Neill's opinion speaks only as of the date of the opinion and was necessarily based on financial, economic, regulatory, market and other conditions as they existed on, and the information made available to Sandler O'Neill as of, that date. Events occurring or information available after that date could materially affect its opinion. Sandler O'Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of its opinion. The opinion was directed to CommunityOne's board of directors in connection with its consideration of the merger and is directed only to the fairness of the merger consideration to the holders of CommunityOne common stock from a financial point of view. It does not address the underlying business decision of CommunityOne to engage in the merger or any other aspect of the merger and is not a recommendation to any holder of CommunityOne's common stock as to how such shareholder should vote at the CommunityOne special meeting with respect to the merger or any other matter. Sandler O'Neill's opinion does not address the relative merits of the merger as compared to any other alternative business strategies that might exist for CommunityOne or the effect of any other transaction in which CommunityOne might engage. Sandler O'Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by CommunityOne's officers, directors or employees, or class of such persons, relative to the per share consideration to be received by CommunityOne's shareholders. Sandler O'Neill's opinion was approved by Sandler O'Neill's fairness opinion committee.

              In connection with rendering its opinion, Sandler O'Neill reviewed and considered, among other things:

  •
  a draft of the merger agreement, dated November 22, 2015;

  •
  certain publicly available financial statements and other historical financial information of CommunityOne that Sandler O'Neill deemed relevant;

  •
  certain publicly available financial statements and other historical financial information of Capital Bank Financial that Sandler O'Neill deemed relevant;

  •
  publicly available consensus median analyst earnings per share estimates for CommunityOne for the years ending December 31, 2015 through December 31, 2017, as well as an estimated earnings per share growth rate for the year ending December 31, 2018, an estimated annual balance sheet growth rate for the year ending December 31, 2016 and the years thereafter and an estimated annual loan growth rate for the years ending December 31, 2015 and December 31, 2016 and the years thereafter, as discussed with the senior management of CommunityOne;

  •
  publicly available consensus median analyst earnings per share estimates for Capital Bank Financial for the years ending December 31, 2015 and December 31, 2016 and an estimated earnings and dividend growth rate for the years thereafter, assuming Capital Bank Financial's repurchase of a certain amount of the Capital Bank Financial Class A common stock in the year ending December 31, 2016, as discussed with the senior management of Capital Bank Financial;

  •
  the pro forma financial impact of the merger on Capital Bank Financial based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain assumptions relating to the sale of certain loans in the year ending December 31, 2016, estimated net income for CommunityOne for the years ending December 31, 2016 and December 31, 2017 and the regulation of the pro forma company, as provided by the senior management of Capital Bank Financial;

  •
  the publicly reported historical price and trading activity for CommunityOne common stock and Capital Bank Financial Class A common stock, including a comparison of certain stock market information for CommunityOne, Capital Bank Financial and certain stock indices as well as publicly available information for certain other similar companies the securities of which are publicly traded;

  •
  a comparison of certain financial and other information for CommunityOne and Capital Bank Financial with similar institutions for which publicly available information is available;

  •
  the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

  •
  the current market environment generally and in the banking environment in particular; and

  •
  such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

              Sandler O'Neill also discussed with certain members of senior management of CommunityOne the business, financial condition, results of operations and prospects of CommunityOne and held similar discussions with the senior management of Capital Bank Financial regarding the business, financial condition, results of operations and prospects of Capital Bank Financial.

              In performing its review, Sandler O'Neill relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by CommunityOne and Capital Bank Financial, or that was otherwise reviewed by it, and Sandler O'Neill assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Sandler O'Neill relied, at the direction of CommunityOne, without independent verification or investigation, on the assessments of the management of CommunityOne as to its existing and future relationships with key employees and partners, clients, products and services and Sandler O'Neill assumed, with CommunityOne's consent, that there will be no developments with respect to any such matters that would affect its analyses or opinion. Sandler O'Neill further relied on the assurances of the senior management of each of CommunityOne and Capital Bank Financial that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. Sandler O'Neill was not asked to and did not undertake an independent verification of any such information and does not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of CommunityOne or Capital Bank Financial, or any of their respective subsidiaries, nor was Sandler O'Neill furnished with any such evaluations or appraisals. Sandler O'Neill did not render an opinion or evaluation on the collectability of any assets or the future performance of any loans of CommunityOne or Capital Bank Financial. Sandler O'Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of CommunityOne, Capital Bank Financial or the combined entity after the merger and did not review any individual credit files relating to CommunityOne or Capital Bank Financial. Sandler O'Neill assumed, with CommunityOne's consent, that the respective allowances for loan losses for both CommunityOne and Capital Bank Financial were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

              In preparing its analyses, Sandler O'Neill used publicly available consensus median analyst earnings per share estimates for CommunityOne and Capital Bank Financial. In addition, Sandler O'Neill used an estimated earnings per share growth rate, an estimated annual balance sheet growth rate and an estimated annual loan growth rate for CommunityOne, as discussed with the senior management of CommunityOne. Sandler O'Neill also used in preparing its analyses an estimated earnings and dividend growth rate, assuming Capital Bank Financial's repurchase of a certain amount of the Capital Bank Financial Class A common stock, as discussed with the senior management of Capital Bank Financial. Sandler O'Neill also received and used in its analyses certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain assumptions relating to the sale of certain loans, estimated net income for CommunityOne and the regulation of the pro forma company, as provided by the senior management of Capital Bank Financial. With respect to those estimates and judgments, the respective managements of CommunityOne and Capital Bank Financial confirmed to Sandler O'Neill that those estimates and judgments reflected the best currently available estimates and judgments of the managements of CommunityOne and Capital Bank Financial, respectively, and Sandler O'Neill assumed that such estimates would be achieved.

Sandler O'Neill expressed no opinion as to such estimates or judgments or the assumptions on which they were based. Sandler O'Neill assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of CommunityOne or Capital Bank Financial since the date of the most recent financial data made available to Sandler O'Neill. Sandler O'Neill also assumed in all respects material to its analysis that CommunityOne and Capital Bank Financial would remain as going concerns for all periods relevant to its analyses.

              Sandler O'Neill also assumed, with CommunityOne's consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms of the merger agreement and all related agreements, that all of the representations and warranties contained in the merger agreement were true and correct in all material respects, that each of the parties to the merger agreement would perform in all material respects all of the covenants and other obligations required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement were not waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on CommunityOne, Capital Bank Financial or the merger or any related transactions, (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, and (iv) the merger would qualify as a tax-free reorganization for federal income tax purposes. Finally, with CommunityOne's consent, Sandler O'Neill relied upon the advice that CommunityOne received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

              Sandler O'Neill's analyses were necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O'Neill as of the date of its opinion. Events occurring after that date could materially affect Sandler O'Neill's views and Sandler O'Neill did not undertake to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Sandler O'Neill expressed no opinion as to the trading values of CommunityOne common stock or Capital Bank Financial Class A common stock after the date of its opinion or what the value of Capital Bank Financial Class A common stock will be once it is actually received by the holders of CommunityOne common stock.

              In rendering its opinion, Sandler O'Neill performed a variety of financial analyses. The summary below is not a complete description of the analyses underlying Sandler O'Neill's opinion or the presentation made by Sandler O'Neill to CommunityOne's board of directors, but is a summary of all material analyses performed and presented by Sandler O'Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to CommunityOne or Capital Bank Financial and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of CommunityOne and Capital Bank Financial and the companies to which they are being compared. In arriving at its opinion, Sandler O'Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O'Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O'Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather, Sandler O'Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

              In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of CommunityOne, Capital Bank Financial and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to CommunityOne's board of directors at its November 22, 2015, meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of CommunityOne's common stock or the prices at which CommunityOne's common stock or the Capital Bank Financial Class A common stock may be sold at any time. The analyses of Sandler O'Neill and its opinion were among a number of factors taken into consideration by CommunityOne's board of directors in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of CommunityOne's board of directors or management with respect to the fairness of the merger. See "CommunityOne's Reasons for the Merger; Recommendation of CommunityOne's Board of Directors" for additional information on the factors CommunityOne's board of directors considered in reaching its decision to approve the merger agreement.

              Summary of Proposed Merger Consideration and Implied Transaction Metrics.    Sandler O'Neill reviewed the financial terms of the proposed merger. As described in the merger agreement, each share of CommunityOne common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, without interest, either (i) 0.43 shares of Capital Bank Financial Class A common stock or (ii) $14.25 in cash. The merger agreement provides, generally, that shareholder elections may be adjusted as necessary to result in an overall ratio of 15% of CommunityOne common stock being converted into the right to receive cash consideration and 85% of CommunityOne common stock being converted into the right to receive stock consideration. Using the November 20, 2015 closing price for Capital Bank Financial Class A common stock of $33.59, and based upon 24,292,179 shares of CommunityOne common stock outstanding on that date, which included outstanding restricted stock awards, and all options and warrants to purchase shares of CommunityOne common stock outstanding rolled into options and warrants to purchase shares of Capital Bank Financial Class A common stock, based on the fair value of the warrants and vested portion of the options using the Black Scholes model, Sandler O'Neill calculated an implied transaction price per share of $14.41 and aggregate transaction value of approximately $350.5 million. Based upon financial information for CommunityOne as of or for the twelve months ended September 30, 2015, Sandler O'Neill calculated the following implied transaction metrics:

Transaction Price / Book Value Per Share:	128%
Transaction Price / Tangible Book Value Per Share:	131%
Transaction Price / Tangible Book Value Per Share with DTA Limitation(1):	174%
Transaction Price / LTM Earnings Per Share(2):	43.1x
Transaction Price / 2016 Analyst Estimated Earnings Per Share(3):	25.3x
Core Deposit Premium(4):	5.2%
Core Deposit Premium(4) with DTA Limitation(1):	9.3%
One Day Market Premium(5):	4.2%
90-Day Volume-Weighted Market Premium(6):	21.4%

(1)
Reduction of tangible common equity due to Section 382 limitation of $66 million, as provided by CommunityOne's management.

(2)
LTM net income adjusted to exclude reversal of valuation allowance on the deferred tax asset, assuming a 35% tax rate.

(3)
Earnings Per Share projections are median research consensus estimates reported by FactSet.

(4)
Tangible book premium to core deposits calculated as (deal value—tangible equity) / (core deposits); core deposits defined as deposits, less time deposit accounts with balances over $100,000, foreign deposits and unclassified deposits.

(5)
Based upon the closing price for a share of CommunityOne common stock on November 20, 2015.

(6)
Based upon the volume-weighted average closing price for a share of CommunityOne common stock for the 90 days ended November 20, 2015.

              Stock Trading History.    Sandler O'Neill reviewed the history of the publicly reported trading prices of CommunityOne's common stock and Capital Bank Financial Class A common stock for three-year periods ended November 20, 2015. Sandler O'Neill then compared the relationship between the movements in the price of CommunityOne's common stock and Capital Bank Financial Class A common stock, respectively, to movements in their respective peer groups (as described on pages 86 and 87) as well as certain stock indices.

CommunityOne's Three-Year Stock Performance

	Beginning Value November 20, 2012	Ending Value November 20, 2015
CommunityOne	100%	126.5%
CommunityOne Peers	100%	153.8%
NASDAQ Bank Index	100%	166.8%
S&P 500 Index	100%	150.5%

Capital Bank Financial's Three-Year Stock Performance

	Beginning Value November 20, 2012	Ending Value November 20, 2015
Capital Bank Financial	100%	196.8%
Capital Bank Financial Peers	100%	150.1%
NASDAQ Bank Index	100%	166.8%
S&P 500 Index	100%	150.5%

              Comparable Company Analyses.    Sandler O'Neill used publicly available information to compare selected financial information for CommunityOne with a group of financial institutions selected by Sandler O'Neill. The CommunityOne peer group consisted of banks headquartered in North Carolina, South Carolina and Virginia whose securities are publicly traded on NYSE, NYSE MKT or NASDAQ and with total assets between $1.5 billion and $3.5 billion, excluding announced merger targets (the "CommunityOne Peer Group"). The CommunityOne Peer Group consisted of the following companies:

American National Bankshares Inc.	HomeTrust Bancshares, Inc.
First Bancorp	Park Sterling Corporation
First Community Bancshares, Inc.	WashingtonFirst Bankshares, Inc.
Hampton Roads Bankshares, Inc.

              The analysis compared publicly available financial information for CommunityOne with the corresponding data for the CommunityOne Peer Group as of or for the twelve months ended September 30, 2015 (unless otherwise noted), with pricing data as of November 20, 2015. The table below sets forth the data for CommunityOne and the median and mean data for the CommunityOne Peer Group.

CommunityOne Comparable Company Analysis

	CommunityOne(1)	CommunityOne Peer Group Median	CommunityOne Peer Group Mean
Total assets (in millions)	$2,353	$2,478	$2,293
Tangible common equity/Tangible assets	11.39%	10.05%	9.99%
Tier 1 leverage ratio	8.43%	11.31%	11.12%
Total risk-based capital ratio	13.80%	15.99%	15.12%
LTM Return on average assets	0.36%	0.80%	0.69%
LTM Return on avg. equity	3.49%	6.90%	5.85%
LTM Net interest margin	3.46%	3.76%	3.73%
LTM Efficiency ratio	80.9%	67.2%	70.0%
Loan loss reserves/Gross loans	1.13%	1.21%	1.12%
Nonperforming assets(2)/Total assets	2.20%	1.46%	1.65%
Price/Tangible book value	127%	147%	145%
Price/LTM Earnings per share	41.4x	16.2x	17.1x
Price/2015 Earnings per share(3)	31.1x	15.1x	18.9x
Price/2016 Earnings per share(3)	24.5x	14.3x	17.3x
Current dividend yield	0.0%	1.6%	1.6%
Market value (in millions)	$336	$339	$316

(1)
LTM ROAA, LTM ROAE and LTM EPS adjusted to exclude reversal of valuation allowance on the deferred tax asset, assuming a 35% tax rate.

(2)
Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned.

(3)
Based on median analyst earnings per share estimates as reported by FactSet.

Note: Financial data for the institutions in the CommunityOne Peer Group not pro forma for any publicly announced and pending transactions.

              Sandler O'Neill used publicly available information to perform a similar analysis for Capital Bank Financial and a group of financial institutions as selected by Sandler O'Neill. The Capital Bank Financial peer group consisted of banks headquartered in the Southeast Region whose securities are publicly traded on NASDAQ, NYSE or NYSE MKT, and with total assets between $5.0 billion and $10.0 billion, excluding announced merger targets (the "Capital Bank Financial Peer Group"). The Capital Bank Financial Peer Group consisted of the following companies:

Ameris Bancorp	Simmons First National Corporation
Bank of the Ozarks, Inc.	South State Corporation
BNC Bancorp	TowneBank
FCB Financial Holdings, Inc.	Union Bankshares Corporation
Home BancShares, Inc.	United Community Banks, Inc.
Pinnacle Financial Partners, Inc.	WesBanco, Inc.
Renasant Corporation

              The analysis compared publicly available financial information for Capital Bank Financial with the corresponding data for the Capital Bank Financial Peer Group as of or for the twelve months ended September 30, 2015 (unless otherwise noted), with pricing data as of November 20, 2015. The table below sets forth the data for Capital Bank Financial and the median and mean data for the Capital Bank Financial Peer Group.

Capital Bank Financial Comparable Company Analysis

	Capital Bank Financial(1)	Capital Bank Financial Peer Group Median	Capital Bank Financial Peer Group Mean
Total assets (in millions)	$7,261	$7,919	$7,639
Tangible common equity/Tangible assets	12.25%	9.12%	9.11%
Tier 1 leverage ratio	13.60%	10.28%	10.21%
Total risk-based capital ratio	16.38%	12.56%	12.98%
LTM Return on average assets	0.78%	0.98%	1.11%
LTM Return on avg. equity	5.06%	8.28%	8.92%
LTM Net interest margin	3.94%	4.10%	4.13%
LTM Efficiency ratio	64.8%	57.2%	55.9%
Loan loss reserves/Gross loans	0.86%	0.77%	0.79%
Nonperforming assets(2)/Total assets	0.99%	0.97%	0.97%
Price/Tangible book value	170%	261%	263%
Price/LTM Earnings per share	29.5x	20.6x	21.4x
Price/2015 Earnings per share(3)	26.4x	17.8x	19.5x
Price/2016 Earnings per share(3)	21.2x	15.8x	16.5x
Current dividend yield	1.2%	1.3%	1.4%
Market value (in millions)	$1,470	$1,489	$1,844

(1)
Nonperforming assets/total assets as of June 30, 2015.

(2)
Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned.

(3)
Based on median analyst earnings per share estimates as reported by FactSet.

Note: Financial data for the institutions in the Capital Bank Financial Peer Group not pro forma for any publicly announced and pending transactions.

              Analysis of Selected Merger Transactions.    Sandler O'Neill reviewed a regional group of merger and acquisition transactions. The group consisted of transactions with targets in the Southeast Region, announced between January 1, 2014 and November 20, 2015, involving banks and thrifts and with transaction values between $200 million and $600 million (the "Regional Precedent Transactions"). The Regional Precedent Transactions group was composed of the following transactions:

Acquirer	Target
Bank of the Ozarks, Inc.	C1 Financial, Inc.
BB&T Corporation	Bank of Kentucky Financial Corp.
IBERIABANK Corporation	Old Florida Bancshares Inc.
Renasant Corporation	Heritage Financial Group Inc.
Simmons First National Corp.	Community First Bancshares Inc.
TowneBank	Franklin Financial Corporation
United Community Banks, Inc.	Palmetto Bancshares Inc.
Valley National Bancorp	1st United Bancorp Inc.
Valley National Bancorp	CNLBancshares, Inc.
Yadkin Financial Corporation	NewBridge Bancorp
Yadkin Financial Corporation	VantageSouth Bancshares

              Using then latest publicly available financial information prior to the announcement of the relevant transaction, Sandler O'Neill reviewed the following multiples: transaction price to last-twelve-months earnings per share, transaction price to estimated earnings per share, transaction price to tangible book value per share, tangible book premium to core deposits, and 1-day market premium. Sandler O'Neill compared the indicated transaction metrics for the merger to the median metrics of the Regional Precedent Transaction group.

	CommunityOne / Capital Bank Financial	Regional Precedent Transactions Group Median
Transaction price/LTM earnings per share	43.1x	24.6x
Transaction price/2016 estimated earnings per share(1):	25.3x	22.9x
Transaction price/Tangible book value per share:	131%	178%
Transaction price/Adjusted tangible book value per share(2):	174%	—
Core deposit premium(3):	5.2%	11.3%
Adjusted core deposit premium(2)(3):	9.3%	—
1-Day market premium:	4.2%	20.8%
Adjusted 1-Day market premium	21.4%	—

(1)
Based on median analyst earnings per share estimates as reported by FactSet.

(2)
Reduction of tangible common equity due to Section 382 limitation of $66 million, as provided by CommunityOne's management.

(3)
Tangible book premium to core deposits calculated as (deal value—tangible equity) / (core deposits); core deposits defined as deposits, less time deposit accounts with balances over $100,000, foreign deposits and unclassified deposits.

              Net Present Value Analyses.    Sandler O'Neill performed an analysis that estimated the net present value per share of CommunityOne common stock assuming CommunityOne performed in accordance with publicly available median analyst earnings per share estimates for CommunityOne for the quarter ending December 31, 2015 and years ending December 31, 2016 and December 31, 2017, 27% earnings per share growth for the year ending December 31, 2018, annual balance sheet growth of 6% for the year ending December 31, 2016 and 8% annually thereafter, and annual loan growth of 10% for the year ending December 31, 2015 and 8% annual loan growth for the years thereafter, as discussed with the senior management of CommunityOne. The analysis also assumed that CommunityOne would not pay any regular cash dividends through 2018.

              To approximate the terminal value of a share of CommunityOne common stock at December 31, 2018, Sandler O'Neill applied price to 2018 earnings multiples ranging from 12.0x to 20.0x and multiples of December 31, 2018 tangible book value ranging from 100% to 180%. The terminal values were then discounted to present values using different discount rates ranging from 9.9% to 13.9% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of CommunityOne common stock. As illustrated in the following tables, the analysis indicates an imputed range of values per share of CommunityOne common stock of $7.28 to $13.63 when applying multiples of earnings and $8.80 to $17.80 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	12.0x	14.0x	16.0x	18.0x	20.0x
9.9%	$8.18	$9.54	$10.90	$12.26	$13.63
10.9%	7.94	9.26	10.59	11.91	13.23
11.9%	7.71	9.00	10.28	11.57	12.85
12.9%	7.49	8.74	9.99	11.24	12.49
13.9%	7.28	8.49	9.71	10.92	12.13

Tangible Book Value Multiples

Discount Rate	100%	120%	140%	160%	180%
9.9%	$9.89	$11.87	$13.84	$15.82	$17.80
10.9%	9.60	11.52	13.44	15.36	17.28
11.9%	9.33	11.19	13.06	14.92	16.79
12.9%	9.06	10.87	12.68	14.50	16.31
13.9%	8.80	10.56	12.32	14.09	15.85

              Sandler O'Neill also considered and discussed with the CommunityOne board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O'Neill performed a similar analysis assuming CommunityOne's net income varied from 25% above estimates to 25% below estimates. This analysis resulted in the following range of per share values for CommunityOne common stock, applying the price to 2018 earnings multiples range of 12.0x to 20.0x referred to above and a discount rate of 11.9%.

Earnings Per Share Multiples

Annual Budget Variance	12.0x	14.0x	16.0x	18.0x	20.0x
(25.0)%	$5.78	$6.75	$7.71	$8.67	$9.64
(15.0)%	6.55	7.65	8.74	9.83	10.92
(5.0)%	7.33	8.55	9.77	10.99	12.21
0.0%	7.71	9.00	10.28	11.57	12.85
5.0%	8.10	9.45	10.80	12.14	13.49
15.0%	8.87	10.35	11.82	13.30	14.78
25.0%	9.64	11.25	12.85	14.46	16.06

              Sandler O'Neill also performed an analysis that estimated the net present value per share of Capital Bank Financial Class A common stock assuming that Capital Bank Financial performed in accordance with publicly available median analyst earnings per share estimates for Capital Bank Financial for the quarter ending December 31, 2015 and year ending December 31, 2016, annual dividend estimates in accordance with publicly available median analyst estimates for the years ending December 31, 2016 and December 31, 2017, an annual earnings growth rate of 10% for the years ending December 31, 2017 and December 31, 2018, annual dividends per share equal to a 30% payout ratio beginning in the year ending December 31, 2017 and approximately 4% of common shares repurchased in the year ending December 31, 2016, as discussed with Capital Bank Financial senior management.

              To approximate the terminal value of Capital Bank Financial Class A common stock at December 31, 2018, Sandler O'Neill applied price to 2018 earnings multiples ranging from 15.0x to 25.0x and multiples of December 31, 2018 tangible book value ranging from 170% to 310%. The terminal values were then discounted to present values using different discount rates ranging from 8.0% to 12.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Capital Bank Financial Class A common stock. As illustrated in the following tables, the analysis indicates an imputed range of values per share of Capital Bank Financial Class A common stock of $21.06 to $38.54 when applying earnings multiples and $29.39 to $59.10 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	15.0x	17.5x	20.0x	22.5x	25.0x
8.0%	$23.65	$27.37	$31.10	$34.82	$38.54
9.0%	22.97	26.58	30.19	33.81	37.42
10.0%	22.31	25.82	29.32	32.83	36.34
11.0%	21.67	25.08	28.49	31.89	35.30
12.0%	21.06	24.37	27.68	30.99	34.29

Tangible Book Value Multiples

Discount Rate	170%	205%	240%	275%	310%
8.0%	$33.02	$39.54	$46.06	$52.58	$59.10
9.0%	32.06	38.39	44.72	51.04	57.37
10.0%	31.14	37.28	43.42	49.56	55.71
11.0%	30.25	36.21	42.18	48.14	54.10
12.0%	29.39	35.18	40.98	46.77	52.56

              Sandler O'Neill also considered and discussed with the CommunityOne board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O'Neill performed a similar analysis assuming Capital Bank Financial's net income varied from 25% above estimates to 25% below estimates. This analysis resulted in the following range of per share values for Capital Bank Financial Class A common stock, applying the price to 2018 earnings multiples range of 15.0x to 25.0x referred to above and a discount rate of 10.0%.

Earnings Per Share Multiples

Annual Estimate Variance	15.0x	17.5x	20.0x	22.5x	25.0x
(25.0)%	$17.05	$19.68	$22.31	$24.94	$27.57
(15.0)%	19.15	22.13	25.11	28.10	31.08
(5.0)%	21.26	24.59	27.92	31.25	34.58
0.0%	22.31	25.82	29.32	32.83	36.34
5.0%	23.36	27.04	30.73	34.41	38.09
15.0%	25.46	29.50	33.53	37.56	41.60
25.0%	27.57	31.95	36.34	40.72	45.11

              In connection with its analyses, Sandler O'Neill considered and discussed with the CommunityOne board of directors how the present value analyses would be affected by changes in the underlying assumptions. Sandler O'Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

              Pro Forma Merger Analysis.    Sandler O'Neill analyzed certain potential pro forma effects of the merger, based on the following assumptions: (i) the merger closes in the first calendar quarter of 2016; (ii) 85% of the outstanding shares of CommunityOne common stock are converted into shares of Capital Bank Financial Class A common stock at the fixed exchange ratio of 0.43x and 15% of the outstanding shares of CommunityOne common stock are converted into the right to receive $14.25 per share in cash; (iii) all outstanding CommunityOne options and warrants are converted into Capital Bank Financial options and warrants; and (iv) Capital Bank Financial Class A common stock closing stock price of $33.59 on November 20, 2015. Sandler O'Neill also incorporated the following assumptions, as provided by Capital Bank Financial's senior management: (a) estimated net income for CommunityOne of $13.0 million and $15.2 million for the years ending December 31, 2016 and December 31, 2017, respectively, and a long-term earnings per share growth rate of 10% thereafter; (b) estimated earnings per share projections for Capital Bank Financial, based on analyst consensus median estimates and Capital Bank Financial senior management's guidance, including the repurchase of a certain amount of Capital Bank Financial Class A common stock; (c) estimated earnings per share projections for CommunityOne, based on analyst consensus median estimates and CommunityOne senior management's guidance; (d) purchase accounting adjustments of a credit mark on loans equal to $5.0 million, a mark in coordination with the deferred tax limitation of negative $66.0 million, a mark on trust-preferred securities of positive $25.0 million and other marks equal to negative $8.0 million; (e) cost savings equal to 39% of CommunityOne's projected non-interest expense, of which 50% are realized in the year ending December 31, 2016; (f) pre-tax one-time transaction costs and expenses of approximately $25.0 million; (g) an annual pre-tax reduction in net income attributable to the Durbin amendment of $4.0 million beginning in the year ending December 31, 2018; and (h) the sale of certain loans in the year ending December 31, 2016 in order to remain under $10.0 billion total assets, of which the proceeds will be used to pay down borrowings for an impact to net income of zero. In addition, Sandler O'Neill assumed a 1.50% core deposit premium on CommunityOne's non-time deposits with accelerated amortization over 10 years and a pre-tax opportunity cost of cash of 2.0%. The analysis indicated that the merger would be accretive to Capital Bank Financial's estimated earnings per share in 2016 (excluding transaction expenses in 2016) and dilutive to estimated tangible book value per share at close.

              In connection with this analyses, Sandler O'Neill considered and discussed with the CommunityOne board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

              Sandler O'Neill's Relationship.    Sandler O'Neill is acting as financial advisor to CommunityOne's board of directors in connection with the merger and will receive a transaction fee of 0.625% of the aggregate merger consideration to be paid as follows: (i) 25% of the transaction fee was paid at the time of signing of the merger agreement, and (ii) the remainder is payable at the time of closing of the merger. Sandler O'Neill also received a fee in an amount equal to $350,000 upon rendering its fairness opinion. CommunityOne has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of its external legal counsel; provided, however, that such expenses shall not be reimbursable in excess of $75,000 without CommunityOne's prior approval. CommunityOne has also agreed to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees and agents against certain expenses and liabilities, including liabilities under applicable federal or state law.

              Sandler O'Neill advised CommunityOne's board of directors that an affiliate of Carlyle, an affiliate which owns approximately 23.8% of the outstanding CommunityOne common stock as of the record date, owns an indirect interest in Sandler O'Neill. In the two years preceding the date of Sandler O'Neill's opinion, Sandler O'Neill has not provided investment banking services to CommunityOne or Capital Bank Financial. In the ordinary course of Sandler O'Neill's business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to CommunityOne and Capital Bank Financial and their affiliates. Sandler O'Neill may also actively trade the securities of CommunityOne and Capital Bank Financial for its own account and for the accounts of Sandler O'Neill's customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of CommunityOne's Directors and Executive Officers in the Merger

              In considering the recommendations of the CommunityOne board with respect to the merger, you should be aware that executive officers and members of the CommunityOne board have agreements or arrangements that provide them with interests in the merger, including financial interests, which may be different from, or in addition to, the interests of the other shareholders of CommunityOne. The CommunityOne board was aware of these interests during its deliberations of the merits of the merger and in recommending to CommunityOne shareholders that they vote for the CommunityOne merger proposal. The amounts set forth in the discussions below regarding director and executive officer compensation are based on compensation levels as of the date of this proxy statement/prospectus unless otherwise specified.

CommunityOne Equity-Based Awards

              Restricted Stock.    Directors and executive officers hold outstanding awards of restricted stock that were granted under the CommunityOne equity plans. At the effective time, each outstanding unvested CommunityOne restricted stock award will fully vest and be cancelled and converted into the right to receive the 0.43 shares of Capital Bank Financial Class A common stock in respect of each share of CommunityOne common stock underlying such CommunityOne restricted stock award. Pursuant to the terms of their amended employment agreements entered into in connection with the merger, however, all unvested shares of restricted stock held by the executive officers fully vested as of December 30, 2015 for purposes of tax planning with respect to Sections 280G and 4999 of the Code. For more information, see "Amended Employment Agreements with CommunityOne's Executive Officers."

              Stock Options.    Directors and executive officers also hold outstanding stock options that were granted under the CommunityOne equity plans. At the effective time (or, in the case of Mr. Reid, immediately prior to the effective time), each CommunityOne stock option that is outstanding and unexercised immediately prior to the effective time will fully vest, and be assumed by Capital Bank Financial and converted into a stock option exercisable for that number of whole shares of Capital Bank Financial Class A common stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of CommunityOne common stock subject to such CommunityOne stock option multiplied by (ii) the exchange ratio, with an exercise price per share of Capital Bank Financial Class A common stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of CommunityOne common stock of such CommunityOne stock option by (B) the exchange ratio. Except as provided in the merger agreement, these converted stock options will otherwise be subject to the same terms and conditions as were applicable under the initial CommunityOne equity plans. Pursuant to the executive officers' amended employment agreements entered into in connection with the merger, however, and subject to the applicable executive officer's agreement and consent, CommunityOne may terminate all or a portion of the stock options granted to the officer under the CommunityOne equity plans, or may amend such stock options to shorten the term during which the options remain outstanding. For more information, see "Amended Employment Agreements with CommunityOne's Executive Officers."

Equity Awards Held by CommunityOne's Executive Officers and Directors

              For an estimate of the value of the equity awards held by CommunityOne's named executive officers for which vesting will be accelerated, see "The Merger—Merger-Related Compensation for CommunityOne's Named Executive Officers—Golden Parachute Compensation." We estimate that the aggregate value of the equity awards that have been issued to (or in respect of) CommunityOne's non-employee directors for which vesting will be accelerated assuming the effective time occurred on March 31, 2016 is $113,991. The amount specified in this paragraph is determined using a price per share of CommunityOne common stock of $14.12, the average closing price per share over the first five business days following the announcement of the merger agreement.

Amended Employment Agreements with CommunityOne's Executive Officers

              CommunityOne and CommunityOne Bank, N.A., previously entered into employment agreements, as subsequently amended in connection with CommunityOne's entry into the merger agreement, with Robert L. Reid, David L. Nielsen, Beth S. DeSimone, Angus M. McBryde, III, and Gregory P. Murphy. Pursuant to the merger agreement, Capital Bank Financial has agreed to honor these agreements in accordance with their terms, which provide for the payment of certain benefits upon the executive officer's termination of employment immediately following (or, in the case of Mr. Reid, immediately prior to) the merger or otherwise in connection with the merger.

              In connection with CommunityOne's entry into the merger agreement, each of the employment agreements with the named executive officers was amended to provide that the named executive officer's employment will terminate immediately following (or, in the case of Mr. Reid, immediately prior to) the effective time for "good reason" (as defined in the amended employment agreements) in connection with a "change of control" (as defined in the amended employment agreements). The amended employment agreements further provide that upon such termination the officer will be entitled to receive the following payments and benefits (subject to reduction so that the aggregate value of all payments and benefits received by the officer will not constitute an "excess parachute payment" within the meaning of Section 280G of the Code): (i) a lump sum equal to the aggregate of the following amounts: (A) any unpaid portion of the annual base salary through the date of termination; and (B) other accrued obligations, including reimbursement for out-of-pocket expenses incurred in connection with employment and accrued but unused vacation through the date of termination; and (ii) severance payments of $2,000,000, $1,900,000, $1,600,000, $1,400,000, and $1,400,000, respectively, to Mr. Reid, Mr. Nielsen, Ms. DeSimone, Mr. McBryde, and Mr. Murphy, to be paid in a lump sum on the 30th day after the termination of employment (but subject to a delay in payment until six months after the termination of employment to the extent required under Section 409A of the Code). In each case, the executive officer's entitlement to the severance payment is subject to the officer providing to Capital Bank Financial a general release of claims against Capital Bank Financial and its affiliates. Pursuant to the terms of each executive officer's amended employment agreement, in anticipation of the merger and for tax planning purposes with respect to Sections 280G and 4999 of the Code, (1) all unvested restricted stock previously granted to the officer under the CommunityOne equity plans fully vested as of December 30, 2015, and (2) payment of 2015 annual bonuses (determined based on actual performance) to Mr. Reid, Mr. Nielsen, Ms. DeSimone, Mr. McBryde, and Mr. Murphy was accelerated into December 2015 from 2016 (these 2015 annual bonus amounts were $150,000, $124,688, $105,000, $91,875, and $91,875, respectively). Further, each executive officer will be subject to non-solicit obligations for the two-year period following termination of employment. Mr. Reid also will be subject to non-compete obligations for the same time period. For more information, see "The Merger—Merger-Related Compensation for CommunityOne's Named Executive Officers."

Appointment of CommunityOne Directors

              Capital Bank Financial will take all appropriate action so that, as of the effective time, the number of directors constituting the board of directors of Capital Bank Financial will be increased in size by two, and Capital Bank Financial will appoint one member of the CommunityOne board of directors selected by Capital Bank Financial, in consultation with CommunityOne, to fill one of the resulting vacancies and one designee of Oak Hill to fill the other vacancy. These two individuals will serve in such roles subject to the policies of Capital Bank Financial generally applicable to its board of directors. Apart from the addition of these two individuals, the individuals holding positions as directors and officers of Capital Bank Financial immediately prior to the effective time will be the directors and officers of the surviving corporation.

Indemnification and Insurance

              The merger agreement provides that after the effective time, the surviving corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law, all present and former directors, officers and employees of CommunityOne and its subsidiaries, or fiduciaries of CommunityOne or any of its subsidiaries under CommunityOne benefit plans, against all costs and liabilities arising out of or pertaining to the fact that such person is or was a director, officer, employee or fiduciary of CommunityOne or its subsidiaries or matters existing or occurring at or prior to the effective time (including in connection with the merger agreement and the transactions contemplated thereby), and will also advance expenses to such persons to the fullest extent permitted by applicable law, provided that, if required, such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

              Subject to certain limitations, the merger agreement requires the surviving corporation to maintain, for a period of six years after completion of the merger, the current directors' and officers' liability insurance policies maintained by CommunityOne or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred at or prior to the completion of the merger. However, the surviving corporation is not required to spend annually more than 250% of the annual premium paid by CommunityOne as of November 22, 2015 for such insurance, which we refer to as the "premium cap," and if such premiums for such insurance would at any time exceed that amount, then the surviving corporation will maintain policies of insurance that provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, CommunityOne, in consultation with, but only upon the consent of, Capital Bank Financial, may (and at the request of Capital Bank Financial, CommunityOne will use its reasonable best efforts to) obtain at or prior to the effective time a six-year "tail" policy under CommunityOne's existing directors' and officers' insurance policy providing equivalent coverage to that described in the preceding sentence if such a policy can be obtained for an amount that, in the aggregate, does not exceed the total of the annual premium caps. If CommunityOne purchases such a "tail" policy, Capital Bank Financial or the surviving corporation shall maintain such "tail" policy in full force and effect and continue to honor its obligations thereunder.

Merger-Related Compensation for CommunityOne's Named Executive Officers

Golden Parachute Compensation

              This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of CommunityOne that is based on or otherwise relates to the merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules. In this section, we use the term "golden parachute" compensation to describe the merger-related compensation payable to CommunityOne's named executive officers.

              The terms of each named executive officer's amended employment agreement provide for the full vesting of outstanding awards of restricted stock of CommunityOne as of December 30, 2015. The terms of the merger agreement provide that each such award of restricted stock will be automatically converted into a right to receive stock consideration in respect of each share of stock underlying such award. With respect to stock options, the merger agreement provides for the full vesting of all unvested CommunityOne stock options and for the conversion of those options into Capital Bank Financial stock options. For a description of the treatment of outstanding equity awards held by CommunityOne's directors and executive officers, see "The Merger—Interests of CommunityOne's Directors and Executive Officers in the Merger—CommunityOne Equity-Based Awards."

              The named executive officers are entitled to "double trigger" severance payments and benefits under their amended employment agreements when their employment terminates immediately following (or, in the case of Mr. Reid, immediately prior to) the merger. Mr. Reid's stock options will also fully vest upon his termination immediately prior to the merger. Pursuant to the terms of the merger agreement, Mr. Nielsen, Ms. DeSimone, Mr. McBryde, and Mr. Murphy will receive single-trigger acceleration of any unvested options that they hold at that time. In addition, in anticipation of the merger and for tax planning purposes with respect to Sections 280G and 4999 of the Code, pursuant to the terms of their amended employment agreements, each executive officer's unvested restricted stock fully vested as of December 30, 2015, and payment of annual bonuses for 2015 was accelerated from 2016 into December 2015. For a description of these arrangements, see "The Merger—Interests of CommunityOne's Directors and Executive Officers in the Merger—Amended Employment Agreements with CommunityOne's Executive Officers."

              The following table sets forth the amount of payments and benefits that were or may be paid or become payable to each of the named executive officers in connection with the merger pursuant to their change in control arrangements with CommunityOne or otherwise in connection with the merger, assuming: (i) the effective time occurs on March 31, 2016; (ii) a per share price of CommunityOne common stock of $14.12, the average closing price per share over the first five business days following the announcement of the merger agreement; and (iii) each named executive officer experiences a qualifying termination of employment on March 31, 2016. In addition, each of the executive officers is subject to an agreement that includes a limitation so that no portion of their payments is an "excess parachute payment" within the meaning of Section 280G of the Code. The amounts set forth in the following table do not reflect any potential reductions triggered by those provisions. The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this joint proxy statement/prospectus, and do not reflect certain compensation actions that may occur before the completion of the merger. As a result, the actual amounts to be received by a named executive officer may differ materially from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)(3)	Total ($)
Robert L. Reid	2,150,000	651,186	2,801,186
David L. Nielsen	2,024,688	651,186	2,675,874
Beth S. DeSimone	1,705,000	263,242	1,968,242
Angus M. McBryde, III	1,491,875	541,770	2,033,645
Gregory P. Murphy	1,491,875	92,895	1,584,770

(1)
For Mr. Reid, includes a $2,000,000 cash severance payment and a 2015 bonus of $150,000 accelerated into December 2015 from 2016 in connection with the merger; for Mr. Nielsen, includes a $1,900,000 cash severance payment and a 2015 bonus of $124,688 accelerated into December 2015 from 2016 in connection with the merger; for Ms. DeSimone, includes a $1,600,000 cash severance payment and a 2015 bonus of $105,000 accelerated into December 2015 from 2016 in connection with the merger; for Mr. McBryde, includes a $1,400,000 cash severance payment and a 2015 bonus of $91,875 accelerated into December 2015 from 2016 in connection with the merger; and for Mr. Murphy, includes a $1,400,000 cash severance payment and a 2015 bonus of $91,875 accelerated into December 2015 from 2016 in connection with the merger. The cash severance payments are "double-trigger" and will be paid in connection with each named executive officer's termination of employment on the closing date, while the accelerated payment of 2015 bonuses is "single-trigger."

(2)
Represents the value of the accelerated awards of restricted CommunityOne common stock and in-the-money CommunityOne stock options. Except for Ms. DeSimone, all the value reflected is for the accelerated vesting of restricted stock. For Ms. DeSimone, the value reflects $14,645 for the accelerated vesting of stock options and $248,597 for the accelerated vesting of restricted stock. The accelerated vesting of equity awards is "single-trigger."

(3)
Determined assuming that shareholders do not receive a per-share amount that is a fixed dollar amount since shareholders may elect stock consideration that is based on an exchange ratio such that the amount of stock consideration actually payable will depend on market prices.

Public Trading Markets

              Capital Bank Financial Class A common stock is listed for trading on the Nasdaq Stock Market under the symbol "CBF," and CommunityOne common stock is listed on the Nasdaq Stock Market under the symbol "COB." Upon completion of the merger, CommunityOne common stock will no longer be listed on the Nasdaq Stock Market. Following the merger, shares of Capital Bank Financial

Class A common stock will continue to be traded on the Nasdaq Stock Market under the symbol "CBF."

              Under the merger agreement, Capital Bank Financial will cause the shares of Capital Bank Financial Class A common stock to be issued in the merger to be approved for listing on the Nasdaq Stock Market, subject to notice of issuance, and the merger agreement provides that neither Capital Bank Financial nor CommunityOne will be required to complete the merger if such shares are not authorized for listing on the Nasdaq Stock Market, subject to notice of issuance.

Capital Bank Financial's Dividend Policy

              From Capital Bank Financial's inception in 2009 until the fourth quarter of 2015, Capital Bank Financial did not pay dividends on its capital stock. On October 21, 2015, Capital Bank Financial declared its first cash dividend of $0.10 per share, payable on November 16, 2015, to shareholders of record on November 2, 2015.

              The board of directors may change its dividend policy at any time, and no assurances can be given that dividends will continue to be paid by Capital Bank Financial or the combined company or that dividends, if paid, will not be reduced or eliminated in future periods. In addition, the payment of dividends by financial holding companies is generally subject to legal and regulatory limitations. For further information, see "Comparative Market Prices and Dividends."

Dissenters' Rights in the Merger

              Dissenters' or appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Dissenters' or appraisal rights are not available in all transactions.

              Section 55-13-02 of the North Carolina Business Corporations Act, which we refer to as the "NCBCA," provides that no appraisal rights are available for holders of the shares of any class or series of shares if, on the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting to act upon the corporate action requiring appraisal rights, the shares are traded in an organized market and have at least 2,000 shareholders and have a market value of at least twenty million dollars ($20,000,000). Section 55-13-02 provides certain exceptions to this rule, but none are applicable in the merger. CommunityOne's shares are traded on the Nasdaq Stock Market, an organized market, held by more than 2,000 shareholders, and have a market value of at least twenty million dollars ($20,000,000). Consequently, CommunityOne shareholders do not have appraisal rights in connection with the merger.

Regulatory Approvals Required for the Merger

              Completion of the merger and the bank merger are subject to the receipt of all approvals required to complete the transactions contemplated by the merger agreement, including from the Federal Reserve Board, the FDIC and the North Carolina Office of the Commissioner of Banks. Notifications and/or applications requesting approval may also be submitted to various other federal and state regulatory authorities and self-regulatory organizations. Capital Bank Financial and CommunityOne have agreed to use their reasonable best efforts to obtain all required regulatory approvals. However, neither Capital Bank Financial or CommunityOne is required under the merger agreement to take or agree to take any action that would reasonably be likely to have a material and adverse effect on Capital Bank Financial and its subsidiaries, taken as a whole, giving effect to the merger (measured on a scale relative to CommunityOne and its subsidiaries, taken as a whole), which we refer to as a "materially burdensome regulatory condition," in order to obtain such regulatory approvals. Capital Bank Financial, CommunityOne and/or their respective subsidiaries have filed, or are in the process of filing, applications and notifications to obtain these regulatory approvals.

              Although we currently believe that we should be able to obtain all required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to Capital Bank Financial after the completion of the merger or will contain a materially burdensome regulatory condition.

              Federal Reserve Board.    Completion of the merger is subject, among other things, to approval by the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended, which we refer to as the "BHC Act." In considering the approval of an application under Section 3 of the BHC Act, the Federal Reserve Board reviews factors including: (1) the effect of the proposal on competition in the relevant markets, (2) the financial and managerial resources of the companies involved, including pro forma capital ratios of the combined company (both in terms of absolute capital ratios and capital ratios relative to peer groups determined by the regulators), (3) the risk to the stability of the United States banking or financial system, (4) the convenience and needs of the communities to be served and (5) the effectiveness of the companies in combatting money laundering.

              The Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act of 1977, which we refer to as the "CRA," and considers the concentration of deposits on a nationwide basis. In their most recent respective CRA examinations, Capital Bank Corporation received an overall "satisfactory" CRA performance rating and CommunityOne Bank, N.A. received an overall "satisfactory" CRA performance rating. Furthermore, the BHC Act and Federal Reserve Board regulations require published notice of, and the opportunity for public comment on, the applications to the Federal Reserve Board, and authorize the Federal Reserve Board to hold a public hearing or meeting if the Federal Reserve Board determines that a hearing or meeting would be appropriate. The Federal Reserve Board takes into account the views of third party commenters, particularly on the subject of the merging parties' service to their communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the application is under review by the Federal Reserve Board.

              Transactions approved by the Federal Reserve Board generally may not be completed until 30 days after the approval of the Federal Reserve Board is received, during which time the Department of Justice, which we refer to as the "DOJ," may challenge the transaction on antitrust grounds. With the approval of the Federal Reserve Board and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger's effect on competition differently than the Federal Reserve Board, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board does regarding the merger's effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

              FDIC.    The prior approval of the FDIC will be required under the federal Bank Merger Act to merge CommunityOne Bank, N.A. with and into Capital Bank Corporation. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers: (1) the competitive impact of the transaction, (2) financial and managerial resources of the banks party to the bank merger, (3) the convenience and needs of the community to be served and the record of the banks under the CRA, including their CRA ratings, (4) the banks' effectiveness in combating money-laundering activities and (5) the extent to which the bank merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the FDIC provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate.

              NCCOB.    The bank merger must be approved by the North Carolina Office of the Commissioner of Banks, which we refer to as the "NCCOB," under Chapter 53C of the North Carolina General Statutes. The NCCOB will review the bank merger to determine whether the interests of the customers and communities served by the parties to the bank merger would be adversely affected by the transaction. The NCCOB provides an opportunity for public comment on the application.

              Additional Regulatory Approvals and Notices.    Capital Bank Financial will either (i) submit to the DOJ and the Federal Trade Commission, which we refer to as the "FTC," a copy of the applications that it submits to the Federal Reserve Board if it meets the criteria for an exemption from any approval requirement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the "HSR Act," or (ii) file with the DOJ and FTC, unless exempt, the Notification and Report Form, and any other supplemental information required in connection with the termination or expiration of applicable waiting periods under the HSR Act. There are no approvals or notices of other federal or state regulatory authorities required for the proposed transactions.

              There can be no assurances that the regulatory approvals discussed above will be received on a timely basis, or as to the ability of Capital Bank Financial and CommunityOne to obtain the approvals on satisfactory terms or as to the absence of litigation challenging such approvals. In recent similar transactions, the Federal Reserve Board and FDIC have taken a longer time to render decisions on applications than the typical time period for approval set forth in their respective regulations.

Litigation Relating to the Merger

              On January 16, 2016, a case captioned Robert Garfield v. Capital Bank Financial Corp., et al., Index No. 2016-001194-CA-01 (Fla. Cir. Ct.), was filed on behalf of a putative class of Capital Bank Financial shareholders against Capital Bank Financial, its directors, and CommunityOne in the Circuit Court of the Eleventh Judicial Circuit in Miami-Dade County, Florida in connection with the merger. The complaint alleges, among other things, that the Capital Bank Financial director defendants breached their fiduciary duties by approving the merger, that CommunityOne aided and abetted such breaches, and that Capital Bank Financial, its directors and CommunityOne failed to disclose material information in connection with the merger. The complaint seeks, among other things, an order enjoining the merger, as well as other equitable relief and/or money damages, interest, costs, fees (including attorneys' fees) and expenses. Each of Capital Bank Financial and CommunityOne believes that the claims are without merit.

              On February 29, 2016, a case captioned Curtis R. Pendleton v. Robert L. Reid, et al., Case 5:16-cv-00037 (W.D.N.C.), was filed on behalf of a putative class of CommunityOne shareholders against CommunityOne, its directors, and Capital Bank Financial in the United States District Court for the Western District of North Carolina in connection with the merger. The complaint alleges, among other things, that certain defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by issuing a Registration/Joint Proxy Statement that, plaintiff alleges, is materially incomplete and misleading. The complaint seeks, among other things, an order enjoining the merger, as well as other equitable relief and/or money damages, interest, costs, fees (including attorneys' fees) and expenses. Each of Capital Bank Financial and CommunityOne believes that the claims are without merit.

Investor Letter Agreements

Capital Bank Financial Investor Letter Agreements

              In connection with the execution of the merger agreement, Capital Bank Financial entered into investor letter agreements with Oak Hill and Carlyle.

              Pursuant to the Capital Bank Financial investor letter agreements, each of Oak Hill and Carlyle have agreed, subject to certain exceptions, to vote two-thirds of their shares of CommunityOne common stock in favor of the merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of CommunityOne common stock prior to the termination of the support agreements or the date CommunityOne obtains approval of the merger at the CommunityOne special meeting. The support agreements terminate upon the termination of the merger agreement in accordance with its terms. As of the date of the merger agreement and the record date, Carlyle and Oak Hill each owned approximately 23.8% of the outstanding shares of CommunityOne common stock.

              The agreement with Oak Hill also provides that for so long as Oak Hill continues to beneficially own at least 75% of the shares of Capital Bank Financial Class A common stock that Oak Hill receives pursuant to the merger (provided Oak Hill validly made an election to receive at least 85% of the merger consideration in the form of stock consideration), Oak Hill will be entitled to nominate one person to serve on the board of directors of Capital Bank Financial. The agreement with Oak Hill also restricts Oak Hill from selling or otherwise disposing of shares of Capital Bank Financial Class A common stock owned directly or beneficially by Oak Hill until three months after the closing of the merger. During the period between the three-month anniversary and the six-month anniversary of the closing of the merger, Oak Hill will be subject to such sale and disposition restrictions with respect to 50% of the shares of Capital Bank Financial Class A common stock owned directly or beneficially by Oak Hill.

              The foregoing description of the Capital Bank Financial investor letter agreements is only a summary and shareholders are urged to read the copies of each of the investor letter agreements that are included in this joint proxy statement/prospectus as Annex D and Annex E.

CommunityOne Investor Letter Agreements

              In connection with the execution of the merger agreement, CommunityOne entered into investor letter agreements with each of Crestview and R. Eugene Taylor.

              Pursuant to the CommunityOne investor letter agreements, each of Crestview and Mr. Taylor have agreed, subject to certain exceptions, to vote all of their shares of Capital Bank Financial Class A common stock in favor of the merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of Capital Bank Financial Class A common stock prior to the termination of the support agreements or the date Capital Bank Financial obtains approval of the merger at the Capital Bank Financial special meeting. The support agreements terminate upon the termination of the merger agreement in accordance with its terms. As of the date of the merger agreement and the record date, Crestview and Mr. Taylor owned approximately 9.3% and 1.8%, respectively, of the outstanding shares of Capital Bank Financial Class A common stock.

              The foregoing description of the CommunityOne investor letter agreements is only a summary and shareholders are urged to read the copies of each of the investor letter agreements that are included in this joint proxy statement/prospectus as Annex F and Annex G.

THE MERGER AGREEMENT

              The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Merger Terms

              Each share of CommunityOne common stock issued and outstanding immediately prior to the completion of the merger (in each case other than shares of CommunityOne common stock held in any CommunityOne benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted) will be converted into the right to receive either (i) $14.25 in cash or (ii) 0.43 shares of Capital Bank Financial Class A common stock, based on the holder's election and subject to proration as more fully described below.

              If, after the date of the merger agreement and prior to the effective time, the outstanding shares of Capital Bank Financial Class A common stock or CommunityOne common stock change in number or type as a result of a reclassification, split-up, stock split, subdivision, combination or exchange of shares, or if any dividend payable in stock or other securities is declared on shares of Capital Bank Financial Class A common stock or CommunityOne common stock with a record date during such period, or if any similar event occurs, then the exchange ratio will be adjusted to provide the holders of CommunityOne common stock the same economic effect as contemplated by the merger agreement.

Effects of the Merger; Effective Time; Organizational Documents of the Surviving Corporation; Directors and Officers of the Surviving Corporation

Effects of Merger

              The merger agreement provides for the merger of CommunityOne with and into Capital Bank Financial, with Capital Bank Financial surviving the merger as the surviving corporation. We sometimes refer to Capital Bank Financial following the merger as the "surviving corporation."

              As a result of the merger, there will no longer be any publicly held shares of CommunityOne common stock. CommunityOne shareholders will only participate in the surviving corporation's future earnings and potential growth as a result of their continued ownership of Capital Bank Financial Class A common stock. All of the other incidents of direct ownership of CommunityOne common stock, such as the right to vote on certain corporate decisions, to elect directors and to receive dividends and distributions from CommunityOne, will be extinguished upon the completion of the merger. All of the properties, rights, privileges, powers and franchises of CommunityOne shall vest in surviving corporation, and all debts, duties and liabilities of CommunityOne shall become the debts, liabilities and duties of the surviving corporation.

              Under the merger agreement, Capital Bank Financial may at any time change the method of effecting the combination of Capital Bank Financial and CommunityOne (including by providing for the merger of CommunityOne with a wholly owned subsidiary of Capital Bank Financial) if and to the extent requested by Capital Bank Financial. However, no such change or amendment may (i) alter or change the amount or kind of the merger consideration, (ii) adversely affect the tax treatment of the merger with respect to shareholders of CommunityOne or (iii) be reasonably likely to cause the closing of the transaction to be materially delayed or the receipt of the requisite regulatory approvals to be prevented or materially delayed.

Effective Time

              On the closing date, the surviving corporation will effect the merger by filing the articles of merger with the North Carolina Secretary of State and a certificate of merger with the Delaware Secretary of State. The merger will become effective as of the date and time specified in such articles of merger and certificate of merger, which we refer to as the "effective time."

Organizational Documents of the Surviving Corporation

              The certificate of incorporation and bylaws of Capital Bank Financial that are in effect at the effective time will be the certificate of incorporation and bylaws of the surviving corporation until amended in accordance with the respective terms thereof and applicable law. The surviving corporation will continue to exist under the name "Capital Bank Financial Corp."

Directors and Officers of the Surviving Corporation

              Capital Bank Financial will take all appropriate action so that, as of the effective time, the number of directors constituting the board of directors of Capital Bank Financial will be increased in size by two, and Capital Bank Financial will appoint one member of the CommunityOne board of directors selected by Capital Bank Financial, in consultation with CommunityOne, to fill one of the resulting vacancies and one designee of Oak Hill to fill the other vacancy. These two individuals will serve in such roles subject to the policies of Capital Bank Financial generally applicable to its board of directors. Apart from the addition of these two individuals, the individuals holding positions as directors and officers of Capital Bank Financial immediately prior to the effective time will be the directors and officers of the surviving corporation.

Consideration to be Received in the Merger

              As a result of the merger each CommunityOne shareholder will have the right, with respect to each share of CommunityOne common stock held (in each case other than shares of CommunityOne common stock held in any CommunityOne benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted), to elect to receive merger consideration consisting of either $14.25 in cash without interest or 0.43 shares of Capital Bank Financial Class A common stock, in accordance with the election and allocation procedures provided for in the merger agreement.

              Under the terms of the merger agreement, 85% of the total number of shares of CommunityOne common stock outstanding at the effective time (in each case other than shares of CommunityOne common stock held in any CommunityOne benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted) will be converted into stock consideration, and the remaining outstanding shares of CommunityOne common stock will be converted into cash consideration. To the extent necessary to satisfy this relative proportion of types of consideration, certain allocation and proration procedures, described below in "—Proration Procedures," will be used.

              CommunityOne shareholders must return their properly completed and signed form of election to the exchange agent prior to the election deadline, in accordance with the instructions provided with the election form. If you are a CommunityOne shareholder and you do not return your form of election by the election deadline or improperly complete or do not sign your form of election, you will receive cash, shares of Capital Bank Financial Class A common stock or a mixture of cash and shares of Capital Bank Financial Class A common stock, based on what is available after giving effect to the valid elections made by other shareholders, as well as the adjustment described below.

              If you are a CommunityOne shareholder, you may specify different elections with respect to different shares held by you (for example, if you have 100 shares, you could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares).

Cash Election

              The merger agreement provides that each CommunityOne shareholder who makes a valid cash election will have the right to receive, in exchange for each share of CommunityOne common stock held by such holder, an amount in cash equal to $14.25 without interest. Capital Bank Financial and CommunityOne sometimes refer to this amount as the "cash consideration." However, because the maximum percentage of the total number of shares of CommunityOne common stock to be converted into cash is 15%, a CommunityOne shareholder who makes a cash election may nevertheless receive a mix of cash and stock.

Stock Election

              The merger agreement provides that each CommunityOne shareholder who makes a valid stock election will have the right to receive, in exchange for each share of CommunityOne common stock held, 0.43 shares of Capital Bank Financial Class A common stock. Capital Bank Financial and CommunityOne sometimes refer to such shares of Capital Bank Financial Class A common stock as the "stock consideration." Because the percentage of the total number of shares of CommunityOne common stock to be converted into Capital Bank Financial Class A common stock is capped, a CommunityOne shareholder who makes a stock election may nevertheless receive a mix of cash and stock. 85% of the total number of shares of CommunityOne common stock will be converted into Capital Bank Financial Class A common stock.

Non-Election Shares

              If you do not make an election to receive cash or Capital Bank Financial Class A common stock in the merger, your elections are not received by the exchange agent by the election deadline, your forms of election are improperly completed and/or are not signed, or you do not send together with your forms of elections your certificates representing shares of CommunityOne common stock (or a properly completed notice of guaranteed delivery), you will be deemed to not have made an "election." CommunityOne shareholders not making an election may be paid in only cash, only Capital Bank Financial Class A common stock or a mix of cash and shares of Capital Bank Financial Class A common stock depending on, and after giving effect to, the number of valid cash elections and stock elections that have been made by other CommunityOne shareholders using the proration adjustment described below.

Proration Procedures

              If, after taking into account all valid elections, CommunityOne shareholders elect to convert exactly 85% of the total outstanding shares of CommunityOne common stock into Capital Bank Financial Class A common stock, then any CommunityOne shareholders who elected to receive any portion of the merger consideration in cash will be entitled to receive that portion in cash and any CommunityOne shareholders who did not make an election will be entitled to receive only cash. If CommunityOne shareholders elect to convert exactly 15% of the total outstanding shares of CommunityOne common stock into cash, then any CommunityOne shareholders who elected to receive any portion of the merger consideration in stock will be entitled to receive that portion in stock and any CommunityOne shareholders who did not make an election will be entitled to receive only stock.

              If, after taking into account all valid elections, CommunityOne shareholders elect to convert less than 85% of the total outstanding shares of CommunityOne common stock into Capital Bank Financial Class A common stock, then any CommunityOne shareholders who elected to receive any portion of the merger consideration in Capital Bank Financial Class A common stock will be entitled to receive that portion in stock, and, as a group, any CommunityOne shareholders who elected to receive a portion of the merger consideration in cash and any CommunityOne shareholders who did not make an election will be subject to a proration process that will result in the holder receiving shares of Capital Bank Financial Class A common stock in lieu of some cash.

              If the CommunityOne shareholders make elections to convert more than 85% of the total outstanding shares of CommunityOne common stock into Capital Bank Financial Class A common stock, the elections will be treated as follows: (i) any CommunityOne shareholder who elected to receive any portion of the merger consideration in cash will be entitled to receive that portion in cash; (ii) any CommunityOne shareholders who did not make an election will be entitled to receive only cash; and (iii) any CommunityOne shareholders who elected to receive all or a portion of the merger consideration in Capital Bank Financial Class A common stock, will be subject to a proration process that will result in the holder receiving cash in lieu of some Capital Bank Financial Class A common stock.

              Capital Bank Financial is not making any recommendation as to whether CommunityOne shareholders should elect to receive only Capital Bank Financial Class A common stock, only cash or a combination of both types of consideration. Capital Bank Financial is also not making any recommendation as to whether CommunityOne shareholders should elect to receive a specific ratio of cash or Capital Bank Financial Class A common stock. Each CommunityOne shareholder must make his or her own decision with respect to the election to receive Capital Bank Financial Class A common stock, cash or a combination thereof for his or her shares of CommunityOne stock. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving Capital Bank Financial Class A common stock, each shareholder should carefully read the discussion included below under "Material U.S. Federal Income Tax Consequences of the Merger" and consult their personal tax advisor.

Conversion of Shares; Exchange of Certificates; Elections as to Form of Consideration

              The conversion of CommunityOne common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. As soon as reasonably practicable after completion of the merger but in any event within five business days, the exchange agent will exchange certificates representing shares of CommunityOne common stock for the merger consideration, without interest, to be received in the merger pursuant to the terms of the merger agreement. However, if you have not previously submitted your stock certificates, you will be required to submit your certificates before you will receive your merger consideration. Computershare Trust Company, N.A. will be the exchange agent in the merger and will receive your form of election, exchange certificates for the merger consideration and perform other duties as explained in the merger agreement.

Form of Election

              The form of election and related transmittal materials are being mailed to CommunityOne shareholders separately from the mailing of this joint proxy statement/prospectus. The form of election and related documents will allow you to make cash or stock elections or a combination of both.

              The election deadline will be on the business day that is near as practicable to two (2) business days preceding the closing date of the merger. Capital Bank Financial and CommunityOne will publicly announce the anticipated election deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the election deadline.

              If you wish to elect the type of merger consideration you will receive in the merger, you should carefully review and follow the instructions that will be set forth in the form of election. Shareholders who hold their shares of CommunityOne common stock in "street name" or through a bank, broker or other nominee should follow the instructions of the bank, broker or other nominee for making an election with respect to such shares of CommunityOne common stock. Shares of CommunityOne common stock as to which the holder has not made a valid election prior to the Election Deadline will be treated as non-election shares.

              To make a valid election, each CommunityOne shareholder must submit a properly completed form of election, together with stock certificates, so that it is actually received by the exchange agent at or prior to the election deadline in accordance with the instructions on the form of election. A form of election will be properly completed only if accompanied by certificates representing all shares of CommunityOne common stock covered by the form of election (or appropriate evidence as to the loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification, as will be described in the form of election). If you are a CommunityOne shareholder and you cannot deliver your stock certificates to the exchange agent by the Election Deadline, you may deliver a notice of guaranteed delivery promising to deliver your stock certificates, as will be described in the form of election, so long as (1) the guarantee of delivery is from a firm which is a member of any registered national securities exchange or a commercial bank or trust company in the United States and (2) the actual stock certificates are in fact delivered to the exchange agent by the time set forth in the guarantee of delivery.

              Generally, an election may be revoked or changed, but only by written notice received by the exchange agent prior to the election deadline accompanied by a properly completed and signed revised form of election. CommunityOne shareholders will not be entitled to revoke or change their elections following the election deadline. As a result, if you have made elections, you will be unable to revoke your elections or sell your shares of CommunityOne common stock during the interval between the Election Deadline and the date of completion of the merger.

              Shares of CommunityOne common stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-election shares. If it is determined that any purported cash election or stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless a proper election is subsequently made on a timely basis.

Letter of Transmittal

              Soon after the completion of the merger, the exchange agent will mail a letter of transmittal to only those persons who were CommunityOne shareholders at the effective time and who have not previously submitted a form of election and properly surrendered shares of CommunityOne common stock to the exchange agent. This mailing will contain instructions on how to surrender shares of CommunityOne common stock (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

Distributions with Respect to Unsurrendered Shares

              No dividends or other distributions declared or made with respect to Capital Bank Financial Class A common stock will be paid to the holder of any unsurrendered certificate or book entry share that evidenced ownership of shares of CommunityOne common stock until such holder properly surrenders such shares. Subject to applicable law, after such surrender, the holder will be entitled to receive the per share merger consideration, the fractional share cash amount to which such holder is entitled and any dividends or other distributions that have been payable or become payable with respect to the holder's whole shares of Capital Bank Financial Class A common stock. No interest will be payable on the foregoing.

Transfers Following the Effective Time

              At the closing date, the stock transfer books of CommunityOne will be closed and there will be no further registration of transfers of shares of CommunityOne common stock on the records of CommunityOne, except for the cancellation of such shares in connection with the merger. From and after the effective time, the holders of certificates or book entry shares that evidenced ownership of shares of CommunityOne common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares, except as otherwise provided for in the merger agreement or by applicable law. Any bona fide certificates or book entry shares presented to the surviving corporation after the effective time will be canceled and exchanged in accordance with the merger agreement.

Termination of Exchange Fund

              Any portion of the exchange fund that remains unclaimed by the shareholders of CommunityOne for one year following the effective time will be paid to the surviving corporation. From and after such time, any former holders of CommunityOne common stock who have not properly surrendered their shares may thereafter seek from Capital Bank Financial the merger consideration payable in respect of such shares of CommunityOne common stock, any cash payable in lieu of any fractional shares of Capital Bank Financial and any dividends or distributions such holder has the right to receive pursuant to the merger agreement. None of Capital Bank Financial, CommunityOne, the surviving corporation nor the exchange agent will be liable to any holder of shares of CommunityOne common stock for any shares of Capital Bank Financial Class A common stock (or any related dividends or distributions) or cash from the exchange fund that is delivered in good faith to any public official pursuant to any applicable abandoned property, escheat or similar laws.

Lost, Stolen or Destroyed Stock Certificates

              If any certificate representing shares of CommunityOne common stock is lost, stolen or destroyed, upon the making of an affidavit of such fact by the person claiming the certificate to be lost, stolen or destroyed and, if required by Capital Bank Financial, the posting by such person of a bond in such amount as Capital Bank Financial may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will issue in exchange for the lost, stolen or destroyed certificate the merger consideration, cash in lieu of fractional shares and any dividends or other distributions that have been payable or become payable in respect of the shares of CommunityOne common stock represented by that certificate pursuant to the merger agreement.

Withholding Rights

              Capital Bank Financial will be entitled to deduct and withhold, or cause the exchange agent to deduct and withhold, from any cash amounts payable pursuant to the merger agreement to any holder of CommunityOne common stock such amounts as Capital Bank Financial or the exchange agent is required to deduct or withhold under applicable tax laws, and any such withheld amounts that are paid to the appropriate taxing authorities will be treated for purposes of the merger agreement as having been paid to the holder of CommunityOne common stock from whom such amounts were deducted or withheld.

Fractional Shares

              Capital Bank Financial will not issue any fractional shares of Capital Bank Financial Class A common stock in the merger. Instead, a CommunityOne shareholder who otherwise would have received a fraction of a share of Capital Bank Financial Class A common stock will receive an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing prices of Capital Bank Financial Class A common stock on the Nasdaq Stock Market for the five (5) full trading days ending on the day preceding the closing date by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Capital Bank Financial Class A common stock that such holder would otherwise have been entitled to receive.

Treatment of CommunityOne Equity Awards

              Under the merger agreement, awards outstanding under CommunityOne's equity incentive plans as of the effective time will be treated as follows:

              Stock Options.    At the effective time, each CommunityOne stock option that is outstanding and unexercised will fully vest immediately prior to the effective time, and be assumed by Capital Bank Financial and converted into a stock option exercisable for that number of whole shares of Capital Bank Financial Class A common stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of CommunityOne common stock subject to such CommunityOne stock option multiplied by (ii) the exchange ratio, with an exercise price per share of Capital Bank Financial Class A common stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of CommunityOne common stock of such CommunityOne stock option by (B) the exchange ratio.

              Restricted Stock Awards.    At the effective time, each outstanding unvested CommunityOne restricted stock award will fully vest and be cancelled and converted into the right to receive the 0.43 shares of Capital Bank Financial Class A common stock in respect of each share of CommunityOne common stock underlying such CommunityOne restricted stock award.

Representations and Warranties

              The merger agreement contains representations and warranties by Capital Bank Financial, on the one hand, and by CommunityOne, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by Capital Bank Financial and CommunityOne were qualified and subject to important limitations agreed to by Capital Bank Financial and CommunityOne in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC and some were qualified by the matters contained in the confidential disclosure schedules that Capital Bank Financial and CommunityOne each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the merger agreement.

              For the foregoing reasons, the representations and warranties or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Capital Bank Financial or CommunityOne or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this document. Please see the section entitled "Where You Can Find More Information." Capital Bank Financial and

CommunityOne will provide additional disclosures in their public reports to the extent they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

              The merger agreement contains representations and warranties made by CommunityOne and Capital Bank Financial to each other. These include, among other things, representations relating to:

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  valid corporate organization and existence;

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  capitalization;

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  authority to enter into the merger and the binding nature of the merger agreement;

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  no breach of organizational documents, law or other agreements as a result of the merger;

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  third party consents and approvals;

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  filing of necessary reports with regulatory authorities;

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  compliance with SEC filing requirements;

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  conformity with GAAP and SEC requirements of financial statements filed with the SEC;

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  internal controls over financial reporting and disclosure controls and procedures;

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  certain tax matters;

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  broker/finder fees;

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  operation in the ordinary course of business and absence of material adverse effects since December 31, 2014;

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  involvement in litigation and orders issued by governmental authorities;

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  compliance with applicable laws;

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  material contracts;

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  certain employment and employee benefit plan matters;

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  agreements with regulatory agencies;

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  the occurrence of unauthorized access to information technology networks;

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  related party transactions;

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  absence of actions which would impair the tax treatment of the merger as a tax-free reorganization;

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  interest rate risk management instruments; and

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  accuracy of the information supplied for inclusion in this joint proxy statement/prospectus.

              Capital Bank Financial also represents and warrants to CommunityOne that it has, or will have available to it prior to the closing date, all funds necessary to satisfy its obligations under the merger agreement.

              CommunityOne makes additional representations and warranties to Capital Bank Financial in the merger agreement relating to, among other things:

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  certain environmental matters;

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  CommunityOne's investment portfolio;

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  matters relating to CommunityOne's owned and leased property;

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  intellectual property;

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  inapplicability of state takeover statutes to the transactions contemplated by the merger agreement;

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  the receipt of an opinion from CommunityOne's financial advisor regarding the fairness, from a financial point of view, of the merger consideration to be paid to holders of CommunityOne common stock in the merger;

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  CommunityOne's loan portfolio; and

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  insurance coverage.

              Some of the representations and warranties contained in the merger agreement are qualified by a "materiality" or by a "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect on the company making such representation or warranty). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge after reasonable inquiry.

              For purposes of the merger agreement, a "material adverse effect" with respect to Capital Bank Financial, CommunityOne or the surviving corporation, as the case may be, means any event, change, effect or development that has a material adverse effect on (i) the business, properties, results of operations or financial condition of such party and its subsidiaries taken as a whole or (ii) the ability of such party to timely consummate the transactions contemplated by the merger agreement.

              However, in the case of clause (i) above, a material adverse effect will not be deemed to include the impact of:

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  changes after November 22, 2015 in GAAP or applicable regulatory accounting requirements;

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  changes after November 22, 2015 in laws, rules or regulations (including, without limitation, tax rates) of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities;

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  changes after November 22, 2015 in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries;

  •
  the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including the underlying causes thereof;

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  disclosure or consummation of the transactions contemplated by the merger agreement or actions expressly required by the merger agreement in contemplation of the transactions contemplated therein; or

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  actions or omissions taken pursuant to the written consent of Capital Bank Financial, in the case of CommunityOne, or CommunityOne, in the case of Capital Bank Financial, so long as, in the case of the first, second and third bullets above, CommunityOne and its subsidiaries, on the one hand, or Capital Bank Financial and its subsidiaries, on the other, as the case may be, are not materially disproportionately affected thereby as compared to other companies in the industry in which such party and its subsidiaries operate.

Conduct of Businesses of CommunityOne and Capital Bank Financial Prior to Completion of the Merger

              Under the merger agreement, CommunityOne has agreed to certain restrictions on its activities and the activities of its subsidiaries during the period from the date of the merger agreement to the closing date. In general, CommunityOne is required to, and to cause its subsidiaries to, conduct its business in the ordinary course in all material respects and use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships.

              Each of Capital Bank Financial and CommunityOne will, and will cause their respective subsidiaries to, take no action that would reasonably be likely to adversely affect or delay the ability to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement or to perform its respective covenants and agreements under the merger agreement or to consummate the transactions contemplated thereby on a timely basis.

              The following is a summary of the more significant restrictions imposed upon CommunityOne, subject to the exceptions set forth in the merger agreement. CommunityOne will not, and will cause its subsidiaries not to, without Capital Bank Financial's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed):

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  incur any indebtedness for borrowed money (other than indebtedness of CommunityOne or any of its wholly owned subsidiaries to CommunityOne or any of its subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than any subsidiary of CommunityOne), in each case other than in the ordinary course of business;

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  adjust, split, combine or reclassify any capital stock;

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  make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (subject to certain exceptions, including required dividends);

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  grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

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  issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except for the issuance of shares upon the exercise of CommunityOne stock options or the vesting or settlement of CommunityOne equity awards, in each case, that are outstanding on November 22, 2015 in accordance with past practice and the terms of the applicable award agreements;

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  sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, business or assets (other than sales of other real estate owned (i) for properties with a book value of less than $100,000, in the ordinary course of business and in accordance with CommunityOne policies and (ii) for properties with a book value of $100,000 or more, where each such sale would result in CommunityOne or its subsidiaries realizing net proceeds of not less than 95% of the book value of such property) to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any material indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business;

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  except for transactions in the ordinary course of business (including by way of foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith), (i) acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other person or business or any material assets, deposits or properties of any other person, or (ii) make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, in each case, other than in a wholly owned subsidiary of CommunityOne;

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  terminate, materially amend, or waive any material provision of, certain material contracts, or make any material change in any instrument or agreement governing the terms of any of its securities, other than normal renewals in the ordinary course of business or enter into any contract that would constitute a material contract if it were in effect on November 22, 2015;

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  except as required under applicable law or the terms of any CommunityOne benefit plan existing on November 22, 2015, (i) enter into, adopt or terminate any CommunityOne benefit plan (or any employee benefit plan that would be a CommunityOne benefit plan if in effect on November 22, 2015), (ii) amend any CommunityOne benefit plan, other than amendments in the ordinary course of business consistent with past practice that do not increase the cost of maintaining such CommunityOne benefit plan, (iii) increase the compensation or benefits payable to any current or former employee, officer, director or consultant, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, (v) grant or accelerate the vesting of any equity-based awards or other compensation, (vi) enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer, employee or independent contractor or consultant (who is a natural person) whose annual base compensation is greater than $150,000, other than for cause, or (ix) hire any officer, employee, independent contractor or consultant (who is a natural person) whose annual base compensation is greater than $150,000;

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  settle any material claim, suit, action or proceeding, except in the ordinary course of business, in an amount and for consideration not in excess of $100,000 individually or $250,000 in the aggregate and that would not impose any material restriction on the business of it or its subsidiaries or the surviving corporation in the merger;

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  take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

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  amend its organizational documents or the organizational documents of any of its subsidiaries;

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  merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

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  materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed or requested by any governmental entity;

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  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any governmental entity;

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  enter into any material new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by such policies or applicable law, regulation or policies imposed by any governmental entity;

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  make any loans or extensions of credit either (i) outside of the ordinary course of business consistent with past practice and CommunityOne's approved internal underwriting policies or (ii) involving a total credit relationship of more than $15 million with a single borrower and its affiliates;

  •
  make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans or (ii) its hedging practices and policies, in each case except as may be required by such policies and practices or by any applicable laws, regulations, guidelines or policies imposed by any governmental entity;

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  make, or commit to make, any capital expenditures in excess of $250,000 in the aggregate, other than as disclosed to Capital Bank Financial prior to the execution of the merger agreement;

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  make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any amended tax return, enter into any closing agreement with respect to taxes, or settle any material tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of taxes;

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  make an application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its subsidiaries or acquire or sell or agree to acquire or sell, any branch office, except to the extent required to obtain any requisite regulatory approvals;

  •
  materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;

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  amend in a manner that adversely impacts in any material respect the ability to conduct its business, terminate or allow to lapse any material permits;

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  knowingly take any action that is intended to or would reasonably be likely to adversely affect or materially delay the ability of CommunityOne or its subsidiaries to obtain any necessary approvals of any governmental entity required for the transactions contemplated by the merger agreement or to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated thereby; or

  •
  agree to take, make any commitments to take, or adopt any resolutions of the CommunityOne board of directors or similar governing body in support of any of the actions described above.

              Capital Bank Financial has also agreed to certain restrictions on its activities and the activities of its subsidiaries during the period from the date of the merger agreement to the closing date. Subject to the exceptions set forth in the merger agreement, Capital Bank Financial will not, and will cause its subsidiaries not to, without CommunityOne's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed):

  •
  amend its organizational documents in a manner that would materially and adversely affect economic benefits of the merger to CommunityOne shareholders or adversely affect CommunityOne shareholders relative to other holders of Capital Bank Financial Class A common stock;

  •
  adjust, split, combine or reclassify any capital stock of Capital Bank Financial;

  •
  make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, other than in a wholly owned subsidiary, except for transactions in the ordinary course of business or in a transaction that, together with such other transactions, is not reasonably likely to prevent, materially impede or materially delay the ability of Capital Bank Financial, CommunityOne or their respective subsidiaries to obtain any necessary approvals of any regulatory agency or other governmental entity required for the merger (including the requisite regulatory approvals) or to consummate the transactions contemplated hereby;

  •
  merge or consolidate itself or any of its material subsidiaries (as defined in the merger agreement) with any other person where it or its material subsidiary, as applicable, is not the surviving person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its material subsidiaries, in any such case where such action is reasonably likely to prevent, materially impede or materially delay the ability of Capital Bank Financial, CommunityOne or their respective subsidiaries to obtain any necessary approvals of any regulatory agency or other governmental entity required for the merger (including the requisite regulatory approvals) or to consummate the transactions contemplated hereby;

  •
  take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

  •
  agree to take, make any commitments to take, or adopt any resolutions of the board or similar governing body in support of any of the actions described above.

Regulatory Matters

              Capital Bank Financial and CommunityOne have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. CommunityOne and Capital Bank Financial have each agreed to use, and to cause their applicable subsidiaries to use, reasonable best efforts obtain each requisite regulatory approval as promptly as reasonably practicable, and to cooperate with each other in connection therewith.

              Each of CommunityOne and Capital Bank Financial will, and will cause its subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the merger and the bank merger and, subject to the conditions set forth in the merger agreement, to consummate the transactions contemplated by the merger agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party that is required to be obtained by CommunityOne or Capital Bank Financial or any of their respective subsidiaries in connection with the merger, the bank merger and the other transactions contemplated by the merger agreement.

              Notwithstanding anything in the merger agreement to the contrary, nothing in the merger agreement will require Capital Bank Financial or CommunityOne or their respective subsidiaries to take, or agree to take, any actions specified above that, individually or in the aggregate, would reasonably be likely to have a material and adverse effect on Capital Bank Financial and its subsidiaries, taken as a whole, giving effect to the merger (measured on a scale relative to CommunityOne and its subsidiaries, taken as a whole).

Capital Bank Financial and CommunityOne Shareholder Meetings; Withdrawal of Recommendation

              Pursuant to the merger agreement, Capital Bank Financial and CommunityOne agreed to take all action necessary to convene a meeting of their respective shareholders, to be held as soon as reasonably practicable after the Form S-4 of which this joint proxy statement/prospectus forms a part is declared effective, for the purpose of obtaining the requisite votes of Capital Bank Financial shareholders and CommunityOne shareholders required to approve the merger. The Capital Bank Financial and CommunityOne boards must use their reasonable best efforts to obtain from Capital Bank Financial and CommunityOne shareholders, respectively, such vote, including by communicating to Capital Bank Financial and CommunityOne shareholders, respectively, their recommendations (and including such recommendation in this joint proxy statement/prospectus) that the Capital Bank Financial and CommunityOne shareholders adopt and approve the merger agreement and the transactions contemplated thereby.

              However, if the Capital Bank Financial board or the CommunityOne board, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it could reasonably be expected to result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement to its shareholders, then such board may submit the merger agreement to its shareholders without recommendation, or may change its recommendation, in which case the board may communicate the basis for its lack of a recommendation or change in its recommendation to its shareholders in this joint proxy statement/prospectus or an appropriate amendment or supplement hereto to the extent required by law. The Capital Bank Financial board or the CommunityOne board may not take the foregoing actions to withdraw or alter its recommendation unless (i) it gives the other party at least four (4) business days' prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action and (ii) at the end of such notice period, the Capital Bank Financial board or the CommunityOne board takes into account any amendment or modification to the merger agreement proposed by the other party and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it nevertheless could reasonably be expected to result in a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement.

              See also "—Termination of the Merger Agreement" and "—Termination Fee."

No Solicitation

              The merger agreement contains provisions prohibiting CommunityOne from seeking or discussing any alternative acquisition proposal to the merger. In particular, CommunityOne has agreed that it will not, and will cause its subsidiaries and its and their officers, directors, agents, advisors and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any acquisition proposal (as defined below).

              Notwithstanding the restrictions described above, the merger agreement provides that in the event CommunityOne receives an unsolicited bona fide written acquisition proposal prior to the receipt of the requisite CommunityOne shareholder approval, CommunityOne may furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that its board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions could reasonably be expected to result in a violation of its fiduciary duties under applicable law. However, prior to providing any such nonpublic information, CommunityOne must provide such information to Capital Bank Financial, and have entered into a confidentiality agreement with such third party on terms not materially less favorable to CommunityOne than the confidentiality agreement between Capital Bank Financial and CommunityOne, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with CommunityOne.

              CommunityOne must promptly (and in any event within one (1) business day) advise Capital Bank Financial following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or acquisition proposal), and must promptly (and in any event within one (1) business day) advise Capital Bank Financial of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or acquisition proposal. CommunityOne must use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its subsidiaries is a party in accordance with the terms thereof.

              Unless the merger agreement has been terminated in accordance with its terms, CommunityOne must not, and must cause its subsidiaries and its and their officers, directors, agents, advisors and representatives not to on its behalf, enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other definitive transaction agreement.

              As used herein, "acquisition proposal" means, other than the transactions contemplated by the merger agreement, any offer or proposal relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of CommunityOne and its subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of CommunityOne or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of CommunityOne, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of CommunityOne or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of CommunityOne, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving CommunityOne or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of CommunityOne, except, in each case, any sale of whole loans and securitizations in the ordinary course of business and any bona fide internal reorganization.

Board of Directors of Capital Bank Financial Following the Merger

              Pursuant to the merger agreement, Capital Bank Financial has agreed to take all appropriate action so that, as of the effective time, the number of directors constituting the board of directors of Capital Bank Financial will be increased by two and two individuals, one of whom will be selected by

Capital Bank Financial, in consultation with CommunityOne, from the current directors of CommunityOne and one of whom will be designated by Oak Hill pursuant to the Capital Bank Financial investor letter agreements, will be appointed as directors of Capital Bank Financial. These two individuals will serve in such roles subject to the policies of Capital Bank Financial generally applicable to its board of directors.

Expenses

              Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all costs and expenses incurred in connection with the merger, the merger agreement, the bank merger and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses.

Employee Matters

              During the period commencing at the effective time and ending on the first anniversary of the closing date, Capital Bank Financial will cause the surviving corporation to provide continuing employees of CommunityOne and its subsidiaries with (i) annual base salary or wages that are no less than the annual base salary or wages in effect immediately prior to the effective time, and (ii) other compensation opportunities and employee benefits that are substantially comparable in the aggregate to those provided to similarly situated employees of Capital Bank Financial and its subsidiaries. Capital Bank Financial may satisfy its obligation under the foregoing clause (ii) for a transitional period by providing such compensation and employee benefits on terms that are substantially similar in the aggregate to those provided by CommunityOne and its subsidiaries immediately prior to the effective time.

              Capital Bank Financial has agreed to cause the surviving corporation to provide, subject to the execution (and non-revocation) by the applicable employee of a release of claims in a form reasonably satisfactory to Capital Bank Financial, to each continuing employee of CommunityOne and its subsidiaries whose employment is terminated by Capital Bank Financial and its subsidiaries without cause during the period commencing on the closing date and ending on the first anniversary of the closing date with severance benefits that are not less favorable than the severance benefits that would have been paid or provided to such continuing employee under CommunityOne's severance benefit plan or program as in effect immediately prior to November 22, 2015.

              With respect to any employee benefit plans of Capital Bank Financial or its subsidiaries in which any employees of CommunityOne or its subsidiaries become eligible to participate on or after the effective time, Capital Bank Financial will or will cause the surviving corporation to use commercially reasonable efforts to: (i) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any such plans, except to the extent that such preexisting conditions, exclusions or waiting periods would apply under the analogous CommunityOne benefit plan, (ii) provide each such employee and their eligible dependents with credit for any co-payments or coinsurance and deductibles paid prior to the effective time under a CommunityOne benefit plan (to the same extent that such credit was given under the analogous CommunityOne benefit plan prior to the effective time) in satisfying any applicable deductible, co-payment, coinsurance or maximum out-of-pocket requirements under any such plans, and (iii) recognize all service of such employees with CommunityOne and its subsidiaries for all purposes in any such plan to the same extent that such service was taken into account under the analogous CommunityOne benefit plan prior to the effective time. The foregoing service recognition will not apply (A) to the extent it would result in duplication of benefits for the same period of services, (B) for purposes of any defined benefit pension plan or benefit plan that provides retiree welfare benefits, or (C) to any benefit plan that is a frozen plan or provides grandfathered benefits.

              Pursuant to the merger agreement, Capital Bank Financial agrees to assume and honor all CommunityOne benefit plans in accordance with their terms as of November 22, 2015. Capital Bank Financial also acknowledges that the merger will constitute a "change in control" for purposes of certain of CommunityOne's equity incentive plans and employment agreements.

              If requested by Capital Bank Financial in writing at least 20 business days prior to the effective time, CommunityOne will cause any CommunityOne 401(k) plan to be terminated effective as of the day immediately prior to the closing date and subject to the occurrence of the closing. If Capital Bank Financial requests that any CommunityOne 401(k) plan be terminated, continuing employees of CommunityOne and its subsidiaries will be eligible to participate, effective as of the effective time, in a Capital Bank Financial 401(k) plan, and Capital Bank Financial and CommunityOne will take any and all actions as may be required, including amendments to any CommunityOne 401(k) Plan and/or Capital Bank Financial 401(k) Plan, to permit the continuing employees of CommunityOne and its subsidiaries who are then actively employed to make rollover contributions to the Capital Bank Financial 401(k) plan of eligible rollover distributions in the form of cash, notes (in the case of loans), or a combination thereof.

Indemnification and Insurance

              The merger agreement provides that after the effective time, the surviving corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law, all present and former directors, officers and employees of CommunityOne and its subsidiaries, or fiduciaries of CommunityOne or any of its subsidiaries under CommunityOne benefit plans, against all costs and liabilities arising out of or pertaining to the fact that such person is or was a director, officer, employee or fiduciary of CommunityOne or its subsidiaries or matters existing or occurring at or prior to the effective time (including in connection with the merger agreement and the transactions contemplated thereby), and will also advance expenses to such persons to the fullest extent permitted by applicable law, provided that, if required, such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

              Subject to certain limitations, the merger agreement requires the surviving corporation to maintain, for a period of six (6) years after completion of the merger, the current directors' and officers' liability insurance policies maintained by CommunityOne or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims arising from facts or events that occurred at or prior to the completion of the merger. However, the surviving corporation is not required to spend annually more than 250% of the annual premium paid by CommunityOne as of November 22, 2015 for such insurance, which we refer to as the "premium cap," and if such premiums for such insurance would at any time exceed that amount, then the surviving corporation will maintain policies of insurance that provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, CommunityOne, in consultation with, but only upon the consent of, Capital Bank Financial, may (and at the request of Capital Bank Financial, CommunityOne will use its reasonable best efforts to) obtain at or prior to the effective time a 6-year "tail" policy under CommunityOne's existing directors' and officers' insurance policy providing equivalent coverage to that described in the preceding sentence if such a policy can be obtained for an amount that, in the aggregate, does not exceed the total of the annual premium caps. If CommunityOne purchases such a "tail" policy, Capital Bank Financial or the surviving corporation shall maintain such "tail" policy in full force and effect and continue to honor its obligations thereunder.

Certain Additional Covenants

              The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this joint proxy statement/prospectus, covenants relating to regulatory filings and approvals (which are described under the section "The Merger—Regulatory Approvals Required for the Merger"), the listing of shares of Capital Bank Financial Class A common stock to be issued in the merger, coordination with respect to litigation relating to the merger, the assumption by Capital Bank Financial of CommunityOne's outstanding debt and public announcements with respect to the transactions contemplated by the merger agreement.

Conditions to Completion of the Merger

              Each of Capital Bank Financial and CommunityOne's obligations to complete the transactions contemplated by the merger agreement are subject to fulfillment of certain conditions, including:

  •
  approval of the merger agreement at Capital Bank Financial's and CommunityOne's respective special meetings by shareholders holding the requisite voting power;

  •
  the shares of Capital Bank Financial Class A common stock issuable pursuant to the merger agreement having been authorized for listing on the Nasdaq Stock Market, subject to official notice of issuance;

  •
  the registration statement of which this joint proxy statement/prospectus forms a part having been declared effective by the SEC and no stop order suspending the effectiveness of the registration statement having been issued and be in effect and no proceedings for that purpose having been initiated or threatened by the SEC and not withdrawn;

  •
  no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or the bank merger being in effect, and no statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the merger or the bank merger; and

  •
  all regulatory authorizations, consents, orders or approvals from (x) the Federal Reserve Board, the FDIC, the North Carolina Commissioner of Banks and under the HSR Act and (y) any other approvals set forth in the merger agreement that are necessary to consummate the merger or the bank merger, and those the failure of which to be obtained would reasonably be likely to have, individually or in the aggregate, a material adverse effect on the surviving corporation, having been obtained and remaining in full force and effect and all statutory waiting periods in respect thereof having expired, and no such requisite regulatory approval having resulted in the imposition of any materially burdensome regulatory condition (as described in "The Merger—Regulatory Approvals Required for the Merger").

              Capital Bank Financial's obligations to complete the transactions contemplated by the merger agreement are also subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of CommunityOne in the merger agreement as of the closing date, other than, in most cases, inaccuracies with an aggregate effect that does not have, or is not reasonably likely to have, a material adverse effect on CommunityOne or the surviving corporation;

  •
  performance and compliance in all material respects by CommunityOne with all of its covenants and obligations required to be performed or complied with at or prior to the closing date;

  •
  delivery by CommunityOne of closing certificates and other documents as required by the merger agreement; and

  •
  receipt of an opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.

              CommunityOne's obligations to complete the transactions contemplated by the merger agreement are also subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of Capital Bank Financial in the merger agreement as of the closing date, other than, in most cases, inaccuracies with an aggregate effect that does not have, or is not reasonable likely to have, a material adverse effect on Capital Bank Financial;

  •
  performance and compliance in all material respects by Capital Bank Financial with all of its covenants and obligations required to be performed or complied with at or prior to the closing date; and

  •
  receipt of an opinion of Arnold & Porter LLP as to certain tax matters.

Termination of the Merger Agreement

              The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

  •
  by mutual written consent of Capital Bank Financial and CommunityOne;

  •
  by either Capital Bank Financial or CommunityOne if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

  •
  by either Capital Bank Financial or CommunityOne if the merger has not been completed on or before November 22, 2016, which we refer to as the "termination date," unless the failure of the merger to be completed by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

  •
  by either Capital Bank Financial or CommunityOne (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which either individually or in the aggregate would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party and which is not cured by the earlier of the termination date and the date that is forty-five (45) days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period;

  •
  by Capital Bank Financial, if, prior to the requisite approval of the merger agreement by CommunityOne shareholders, (x) the CommunityOne board (i) submits the merger agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely qualifies or modifies (or discloses its intention to withdraw or materially and adversely qualify or modify) its recommendation as contemplated by the merger agreement, or recommends to its shareholders (or fails to recommend against) an acquisition proposal other than the merger, or (ii) materially breaches its obligations to hold a meeting of its shareholders to approve the merger agreement or not to solicit alternative acquisition proposals; or (y) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of CommunityOne common stock is commenced, and the CommunityOne board recommends that the shareholders of CommunityOne tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten (10) business day period specified in Rule 14e-2(a) under the Exchange Act;

  •
  by CommunityOne, if, prior to the requisite approval of the merger by Capital Bank Financial's shareholders, the Capital Bank Financial board submits the merger agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely qualifies or modifies (or discloses its intention to withdraw or materially and adversely qualify or modify) its recommendation as contemplated by the merger agreement; or

  •
  by Capital Bank Financial or CommunityOne, if CommunityOne fails to obtain the required vote of its shareholders at the duly convened CommunityOne shareholder meeting or Capital Bank Financial fails to obtain the required vote of its shareholders at the duly convened Capital Bank Financial shareholder meeting, in each case after any adjournments required by the merger agreement.

Effect of Termination

              If the merger agreement is terminated, it will become void and have no effect, except that (1) both Capital Bank Financial and CommunityOne will remain liable for any liabilities or damages arising out of its fraud or its willful and material breach of any provision of the merger agreement and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.

Termination Fee

              CommunityOne will be required to pay Capital Bank Financial a termination fee of $14 million if the merger agreement is terminated in either of the following circumstances:

  •
  In the event that, after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide acquisition proposal has been made known to senior management of CommunityOne or has been made directly to its shareholders generally or any person has publicly announced (and not withdrawn) an acquisition proposal with respect to CommunityOne and (1) thereafter the merger agreement is terminated by either Capital Bank Financial or CommunityOne because the merger has not been completed prior to the termination date, and CommunityOne has failed to obtain the required vote of its shareholders at the duly convened CommunityOne shareholder meeting or any adjournment or postponement thereof at which a vote on the approval of the merger agreement is taken (other than in the case of termination as a result or failure to receive the requisite Capital Bank Financial vote either (I) by CommunityOne if the requisite CommunityOne vote has been obtained or (II) by Capital Bank Financial) or (2) thereafter the merger agreement is terminated by Capital Bank Financial based on a breach of the merger agreement by CommunityOne that would constitute the failure of a closing condition and that has not been cured during the permitted time period or by its nature cannot be cured during such period, and (3) within twelve (12) months after the date of such termination, CommunityOne either (x) enters into a definitive agreement or (y) consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), provided that for purposes of the foregoing, all references in the definition of acquisition proposal to "25%" will instead refer to "50%."

  •
  In the event that the merger agreement is terminated by Capital Bank Financial pursuant to the third to last bullet set forth under "The Merger Agreement—Termination of the Merger Agreement" above.

              Capital Bank Financial will be required to pay CommunityOne a termination fee of $14 million if the merger agreement is terminated pursuant to the second to last bullet set forth under "The Merger Agreement—Termination of the Merger Agreement" above.

Amendment and Modification

              The merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the merger agreement proposal by the CommunityOne shareholders, in a writing signed on behalf of each of the parties, provided that after any approval of the transactions contemplated by the merger agreement by the CommunityOne shareholders, there may not be, without further approval of such shareholders, any amendment of the merger agreement that requires further approval under applicable law.

              At any time prior to the effective time, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or (c) waive compliance with any of the agreements or conditions contained in the merger agreement, provided that after any approval of the transactions contemplated by the merger agreement by the CommunityOne shareholders, there may not be, without further approval of such shareholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party to any extension or waiver must be in writing.

Governing Law; Jurisdiction

              The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law (except that matters relating to the fiduciary duties of the CommunityOne board will be subject to the laws of the State of North Carolina). The parties agree that any action or proceeding in respect of any claim arising out of or related to the merger agreement or the transactions contemplated thereby will be brought exclusively in any federal or state court of competent jurisdiction located in the State of Delaware.

Specific Performance

              Capital Bank Financial and CommunityOne agree that irreparable damage would occur if any provision of the merger agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, each party will be entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions thereof, in addition to any other remedy to which they are entitled at law or in equity.

ACCOUNTING TREATMENT

              The accounting principles applicable to this transaction as described in FASB ASC 805-10-05-01 provide transactions that represent business combinations are to be accounted for under the acquisition method. The acquisition method requires all of the following steps: a) identifying the acquirer; b) determining the acquisition date; c) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and d) recognizing and measuring goodwill or a gain from a bargain purchase.

              The appropriate accounting treatment for this transaction is as a business combination under the acquisition method. On the acquisition date, as defined by ASC 805, Capital Bank Financial (the acquirer) will record at fair value the identifiable assets acquired and liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

              The following general discussion sets forth the anticipated material United States federal income tax consequences of the merger to U.S. holders (as defined below) of CommunityOne common stock that exchange their shares of CommunityOne common stock for shares of Capital Bank Financial Class A common stock and/or cash in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. This discussion is based upon the Internal Revenue Code of 1986, as amended, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this joint proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

              This discussion applies only to those CommunityOne common shareholders that hold their shares of CommunityOne common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a financial institution;

  •
  a tax-exempt organization;

  •
  an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

  •
  an insurance company;

  •
  a mutual fund;

  •
  a dealer or broker in stocks and securities, or currencies;

  •
  a trader in securities that elects mark-to-market treatment;

  •
  a holder of CommunityOne common stock subject to the alternative minimum tax provisions of the Code;

  •
  a holder of CommunityOne common stock that received CommunityOne common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

  •
  a person that is not a U.S. holder (as defined below);

  •
  a person that has a functional currency other than the U.S. dollar;

  •
  a holder of CommunityOne common stock that holds CommunityOne common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

  •
  a United States expatriate.

              In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within the control of CommunityOne or Capital Bank Financial. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances.

              For purposes of this discussion, the term "U.S. holder" means a beneficial owner of CommunityOne common stock that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

              The United States federal income tax consequences to a partner in an entity or arrangement that is treated as a partnership for United States federal income tax purposes and that holds CommunityOne common stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding CommunityOne common stock should consult their own tax advisors.

              To the extent this section consists of statements as to matters of U.S. federal income tax law, this section constitutes the opinion of Wachtell, Lipton, Rosen & Katz ("Wachtell Lipton") and the opinion of Arnold & Porter LLP ("Arnold & Porter").

Tax Consequences of the Merger Generally

              Subject to the limitations, assumptions and qualifications described herein, Wachtell Lipton, counsel to Capital Bank Financial, and Arnold & Porter, counsel to CommunityOne, are of the opinion that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. It is a condition to Capital Bank Financial's obligation to complete the merger that Capital Bank Financial receive an opinion from Wachtell Lipton, dated the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to CommunityOne's obligation to complete the merger that CommunityOne receive an opinion from Arnold & Porter, dated the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. These opinions will be based on representation letters provided by Capital Bank Financial and CommunityOne and on customary factual assumptions. None of the opinions described above will be binding on the Internal Revenue Service or on any court. Capital Bank Financial and CommunityOne have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions on which the opinions described above are based are inconsistent with the actual facts, or if any condition contained in the merger agreement and affecting these opinions is waived by any party, the United States federal income tax consequences of the merger could be adversely affected.

              Accordingly, and on the basis of the foregoing opinions, as a result of the merger qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, upon exchanging your CommunityOne common stock for Capital Bank Financial Class A common stock and/or cash (other than cash received in lieu of a fractional share), you generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and/or the fair market value of the Capital Bank Financial Class A common stock received pursuant to the merger over your adjusted tax basis in the shares of CommunityOne common stock surrendered) and (2) the amount of cash received pursuant to the merger (excluding any cash received in lieu of a fractional share). If you acquired different blocks of CommunityOne common stock at different times or different prices, you should consult your tax advisor regarding the manner in which gain or loss should be determined. Any recognized gain generally will be long-term capital gain if, as of the effective date of the merger, your holding period with respect to the CommunityOne common stock surrendered exceeds one year. If, however, the exchange has the effect of the distribution of a dividend, part or all of the cash received may be treated as a dividend to the extent of the holder's ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. The application of the law to a holder described in the previous sentence is particularly complex; accordingly, any such holder should consult his or her own tax advisor. See "—Possible Treatment of Cash as a Dividend" below.

              The aggregate tax basis in the shares of Capital Bank Financial Class A common stock that you receive in the merger, including any fractional share interests deemed received and redeemed as described below, will equal your aggregate tax basis in the CommunityOne common stock you surrender, reduced by the amount of cash you received (excluding any cash received in lieu of a fractional share) and increased by the amount of gain, if any, recognized by you (excluding any gain recognized with respect to cash received in lieu of a fractional share) on the exchange. Your holding period for the shares of Capital Bank Financial Class A common stock that you receive in the merger (including any fractional share interests deemed received and redeemed as described below) will include your holding period for the shares of CommunityOne common stock that you surrender in the exchange.

Possible Treatment of Cash as a Dividend

              In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the holder's deemed percentage stock ownership of Capital Bank Financial. For purposes of this determination, the holder is treated as if it first exchanged all of its shares of CommunityOne common stock solely for Capital Bank Financial Class A common stock and then Capital Bank Financial immediately redeemed, which we refer to in this document as the "deemed redemption," a portion of the Capital Bank Financial Class A common stock in exchange for the cash the holder actually received, if any. The gain recognized in the deemed redemption will be treated as capital gain if the deemed redemption is (1) "substantially disproportionate" with respect to the holder or (2) "not essentially equivalent to a dividend."

              The deemed redemption will generally be "substantially disproportionate" with respect to a holder if the percentage of the outstanding stock of Capital Bank Financial the holder owns, actually and constructively, immediately after the deemed redemption is less than 80% of the percentage of the outstanding stock of Capital Bank Financial the holder is deemed to own, actually and constructively, immediately before the deemed redemption. Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a holder will depend upon the holder's particular circumstances. At a minimum, however, in order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the holder's actual and constructive percentage stock ownership of Capital Bank Financial. In general, that determination requires a comparison of (1) the percentage of the outstanding stock of Capital Bank Financial that the holder is deemed actually and constructively to have owned immediately before the deemed redemption and (2) the percentage of the outstanding stock of Capital Bank Financial that is actually and constructively owned by the holder immediately after the deemed redemption. In applying the above tests, a holder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a holder's option to purchase in addition to the stock actually owned by the holder.

              The Internal Revenue Service has ruled that a shareholder in a publicly held corporation whose relative stock interest is minimal (e.g., less than 1%) and who exercises no control with respect to corporate affairs is generally considered to have a "meaningful reduction" if that shareholder has a relatively minor (e.g., approximately 3%) reduction in its actual and constructive percentage stock ownership under the above analysis; accordingly, the gain recognized in the exchange by such a shareholder would be treated as capital gain.

              These rules are complex and dependent upon the specific factual circumstances particular to each holder. Consequently, each holder that may be subject to these rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such holder.

Cash Instead of a Fractional Share

              If you receive cash instead of a fractional share of Capital Bank Financial Class A common stock, you will be treated as having received the fractional share of Capital Bank Financial Class A common stock pursuant to the merger and then as having exchanged that fractional share for cash in redemption by Capital Bank Financial. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the portion of the basis allocable to your fractional share of Capital Bank Financial Class A common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for the shares (including the holding period of CommunityOne common stock surrendered therefor) is greater than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding

              If you are a non-corporate holder of CommunityOne common stock you may be subject to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

  •
  furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

  •
  provide proof that you are otherwise exempt from backup withholding.

              Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

              This summary of certain material United States federal income tax consequences is for general information only and is not tax advice. Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your particular situation. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

 DESCRIPTION OF CAPITAL STOCK OF CAPITAL BANK FINANCIAL

              As a result of the merger, CommunityOne shareholders who receive shares of Capital Bank Financial Class A common stock in the merger will become shareholders of Capital Bank Financial. Your rights as a shareholder of Capital Bank Financial will be governed by Delaware law and the certificate of incorporation and the bylaws of Capital Bank Financial. The following briefly summarizes the material terms of Capital Bank Financial Class A common stock. We urge you to read the applicable provisions of the DGCL and Capital Bank Financial's certificate of incorporation and bylaws. Copies of Capital Bank Financial's and CommunityOne's governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information."

Authorized Capital Stock

              Capital Bank Financial's authorized capital stock consists of 450,000,000 shares of capital stock, of which (i) 200,000,000 shares are shares of Class A common stock, $0.01 par value, (ii) 200,000,000 shares are shares of Class B non-voting common stock, $0.01 par value, and (iii) 50,000,000 shares are shares of Preferred Stock, $0.01 par value. As of the record date, there were 31,020,225 shares of Class A common stock outstanding, 16,553,429 shares of Class B non-voting common stock outstanding, and no shares of Capital Bank Financial preferred stock outstanding.

Common Stock

Class A common stock and Class B non-voting common stock

              Capital Bank Financial's certificate of incorporation provides that, except with respect to voting rights and conversion rights and certain transfer restrictions applicable to Class B non-voting common stock, Class A common stock and Class B non-voting common stock have identical rights, powers, preferences and privileges.

Listing

              Capital Bank Financial Class A common stock is listed on the Nasdaq Stock Market and traded under the symbol "CBF."

Voting Power

              Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A common stock possess all voting power for the election of Capital Bank Financial's directors and all other matters requiring stockholder action, except with respect to amendments to Capital Bank Financial's certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment and except with respect to amendments that would significantly and adversely affect the rights of Class B non-voting common stock as described below. Holders of Class A common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of Class B non-voting common stock have no voting power and have no right to participate in any meeting of stockholders or to have notice thereof, except as required by applicable law and except that any action that would significantly and adversely affect the rights of Class B non-voting common stock with respect to the modification of the terms of the securities or dissolution will require the approval of Class B non-voting common stock voting separately as a class. Except as otherwise provided by law, Capital Bank Financial's certificate of incorporation or Capital Bank Financial's bylaws or in respect of the election of directors, all matters to be voted on by Capital Bank Financial's stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present a plurality of the votes cast shall be sufficient to elect each director.

Conversion and Transfer of Class B non-voting common stock

              Class B non-voting common stock is not convertible in the hands of the initial holder. A transferee unaffiliated with the initial holder that receives Class B non-voting common stock subsequent to one of the permitted transfers mentioned below may elect to convert each share of Class B non-voting common stock into one share of Class A common stock. Class B non-voting common stock is transferable only: (1) to an affiliate of a holder of Capital Bank Financial's common stock or to Capital Bank Financial; (2) in a widely dispersed public offering; (3) in a private sale in which no purchaser (or group of associated purchasers) would acquire Class A common stock and/or Class B non-voting common stock in an amount that, after the conversion of such Class B non-voting common stock into Class A common stock, is (or represents) 2% or more of a class of Capital Bank Financial's voting securities; or (4) to a purchaser that would control a majority of Capital Bank Financial's voting securities notwithstanding such transfer. In the case of shares of Class B non-voting common stock that are intended to be sold by a holder thereof in an offering under an effective registration statement filed by Capital Bank Financial with the SEC, the participation in the offering by the transferee of such shares will serve as such transferee's notice to Capital Bank Financial to elect to convert its Class B non-voting common stock, and the transferee shall receive shares of Class A common stock in such transfer.

Dividends

              Holders of Class A common stock and Class B non-voting common stock will be equally entitled to receive such dividends, if any, as may be declared from time to time by Capital Bank Financial's board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Class A common stock or Class B non-voting common stock unless the shares of Class A common stock and Class B non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of Class B non-voting common stock shall only be entitled to receive shares of Class B non-voting common stock and shares of Class A common stock shall only be entitled to receive shares of Class A common stock.

Liquidation Distribution

              In the event of Capital Bank Financial's voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of Class A common stock and Class B non-voting common stock will be entitled to receive an equal amount per share of all of Capital Bank Financial's assets of whatever kind available for distribution to holders of Capital Bank Financial's common stock, after the rights of the holders of preferred stock have been satisfied.

Preemptive or Other Rights

              Capital Bank Financial stockholders have no conversion, preemptive or other subscription rights (other than the right of holders of shares of Class B non-voting common stock to convert such shares into shares of Class A common stock as described in "—Conversion and Transfer of Class B non-voting common stock" above) and there are no sinking fund or redemption provisions applicable to Capital Bank Financial's common stock.

              For more information regarding the rights of holders of Capital Bank Financial Class A common stock, see "Comparison of Shareholders' Rights."

Preferred Stock

              Capital Bank Financial's certificate of incorporation authorizes Capital Bank Financial's board of directors, without further shareholder action, to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share, in series and to fix the designation, powers, preferences, and rights of the shares of such series and any qualifications, limitations or restrictions thereof, without further vote or action by Capital Bank Financial shareholders. The rights with respect to a class or series of preferred stock may be greater than the rights attached to Capital Bank Financial's common stock. It is not possible to state the actual effect of the issuance of any shares of Capital Bank Financial preferred stock on the rights of holders of Capital Bank Financial's common stock until the Capital Bank Financial board of directors determines the specific rights attached to that class or series of preferred stock.

COMPARISON OF SHAREHOLDERS' RIGHTS

              If the merger is completed, some or all holders of CommunityOne common stock will receive shares of Capital Bank Financial Class A common stock for their shares of CommunityOne common stock. CommunityOne is organized under the laws of the State of North Carolina, and Capital Bank Financial is organized under the laws of the State of Delaware. The following is a summary of the material differences between (1) the current rights of CommunityOne shareholders under the NCBCA and CommunityOne's articles of incorporation and bylaws, and (2) the current rights of Capital Bank Financial stockholders under the DGCL and Capital Bank Financial's second amended and restated certificate of incorporation (which we refer to as the "certificate of incorporation") and bylaws.

              While we believe that this summary describes the material differences between the rights of holders of Capital Bank Financial Class A common stock as of the date of this document and the rights of holders of CommunityOne common stock as of the date of this document, it may not contain all of the information that is important to you. We urge you to read the governing documents of each company and the provisions of the NCBCA and the DGCL that are relevant to a full understanding of the governing instruments, fully and in their entirety. Copies of the respective companies' governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information," beginning on page 150.

CommunityOne	Capital Bank Financial
CAPITAL STOCK
Authorized Capital Stock:

CommunityOne's articles of incorporation authorize CommunityOne to issue 2,510,000,000 shares: 2,500,000,000 of common stock, no par value per share, and 10,000,000 shares of preferred stock, par value of $10.00 per share.
As of February 18, 2016, there were 24,292,051 shares of CommunityOne common stock and no shares of CommunityOne preferred stock issued and outstanding.
Capital Bank Financial's certificate of incorporation authorizes Capital Bank Financial to issue 450,000,000 shares: 200,000,000 shares of Class A common stock, par value $0.01 per share, 200,000,000 shares of Class B non-voting common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.
As of February 18, 2016, there were 31,020,225 shares of Class A common stock and 16,553,429 shares of Class B non-voting common stock outstanding. No shares of preferred stock are currently outstanding.
Public Market for the Shares:
CommunityOne common stock is traded on the Nasdaq Stock Market under the ticker symbol "COB."	Capital Bank Financial Class A common stock is traded on the Nasdaq Stock Market under the ticker symbol "CBF."

CommunityOne	Capital Bank Financial
BOARD OF DIRECTORS
Size of the Board of Directors:

The NCBCA provides that a corporation's board of directors must consist of one or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or bylaws. The NCBCA further provides that directors need not be residents of the State of North Carolina nor shareholders of the corporation unless the corporation's articles of incorporation or bylaws so provide. The articles of incorporation and bylaws may also prescribe other qualifications for directors.

CommunityOne's bylaws provide that the number constituting the board of directors shall not be less than three (3) nor more than twenty-five (25). The bylaws provide that the number of directors within this variable range may be fixed or changed from time to time by the shareholders or the board of directors. CommunityOne's board of directors is currently comprised of eight members.
The DGCL provides that a corporation's board of directors must consist of one or more individuals, with the number fixed by the bylaws or the certificate of incorporation, and where the number is fixed by the certificate of incorporation, a change in the number of directors shall be made only by amendment of the certificate.
The DGCL permits the certificate of incorporation and bylaws to prescribe qualifications for directors.
Capital Bank Financial's certificate of incorporation and bylaws provide that the board of directors shall consist of that number of members as shall be fixed from time to time by resolution adopted by a majority of the total number of directors that the board would have if there were no vacancies.
Capital Bank Financial's board of directors is currently comprised of eight members.
Classification of Board of Directors:

The NCBCA permits, but does not require, a classified board of directors and also provides that the board of directors of the corporation may be divided into one, two, three or four classes with as equal in number as may be possible, with the term of office of one class expiring each year.
CommunityOne does not have a classified board.
The DGCL permits, but does not require, a classified board of directors, which can be divided into two or three classes with staggered terms of office, with only one class of directors standing for election each year.
Capital Bank Financial does not have a classified board.
Election of the Board of Directors:

The NCBCA provides that, unless otherwise provided in the articles of incorporation or a valid shareholders agreement, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
CommunityOne's articles of incorporation and bylaws contain provisions consistent with the NCBCA relating to the election of directors.
However, in accordance with an Investment Agreement among Oak Hill and CommunityOne ("Oak Hill Investment Agreement"), as long as Oak Hill, together with any affiliate, own at least 5% of the outstanding shares of CommunityOne common stock, CommunityOne shall nominate
The DGCL provides that unless the certificate of incorporation or bylaws provide otherwise, the directors of a corporation are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election at a stockholders' meeting at which a quorum is present.
Capital Bank Financial's bylaws provide that election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of preferred stock, a plurality of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors.

CommunityOne	Capital Bank Financial
and recommend to its shareholders the election of an Oak Hill designated director to the board of directors at CommunityOne's annual meeting, and use reasonable best efforts to have such designee elected by the shareholders, subject to satisfaction of all legal and governance requirements regarding service as a director of CommunityOne.

Additionally, in accordance with an Investment Agreement between Carlyle and CommunityOne ("Carlyle Investment Agreement"), as long as Carlyle, together with any affiliate, own at least 5% of the outstanding shares of CommunityOne common stock, CommunityOne shall nominate and recommend to its shareholders the election of a Carlyle designated director to the board of directors at CommunityOne's annual meeting, and use reasonable best efforts to have such designee elected by the shareholders, subject to satisfaction of all legal and governance requirements regarding service as a director of CommunityOne.

Under each of the Oak Hill Investment Agreement and the Carlyle Investment Agreement, CommunityOne also is required to appoint the director designated by each of Oak Hill and Carlyle to be appointed to two committees of the board and to invite a designee of each of Oak Hill and Carlyle to attend meetings of the CommunityOne board in a nonvoting, observer capacity.
Vacancies on the Board of Directors:

The NCBCA provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on a board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, the shareholders may fill the vacancy; or the board of directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors, or by the sole director, remaining in office.

CommunityOne's bylaws provide that a vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors,
The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, or by a sole remaining director.
Capital Bank Financial's certificate of incorporation provides that, subject to applicable law and the rights of any holders of preferred stock, and unless the board of directors otherwise determines, vacancies resulting from any cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, except as provided in the bylaws. Directors chosen to fill

CommunityOne	Capital Bank Financial
will be filled by the shareholders or the board of directors, even where there is not a quorum of directors, and each additional director will hold office until and until his or her successor has been elected and qualified.
However, upon the death, disability, resignation, retirement, disqualification or removal from office of (i) the investment designated director of Oak Hill, Oak Hill shall have the right to designate the replacement for the investment designated director, which replacement shall satisfy all legal and governance requirements regarding service as a member of the board of directors, and (ii) the investment designated director of Carlyle, Carlyle shall have the right to designate the replacement for the investment designated director, which replacement shall satisfy all legal and governance requirements regarding service as a member of the board of directors.	such a vacancy hold office for a term expiring at the annual meeting of the stockholders and until such director's successor shall have been duly elected and qualified.
Capital Bank Financial's bylaws do not alter these provisions.
Removal of Directors:

The NCBCA provides that unless the articles of incorporation or a bylaw adopted by shareholders provide otherwise, any director or the entire board of directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the votes entitled to be cast at any election of directors. However, if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him.

CommunityOne's bylaws provide that the shareholders may remove one or more directors with or without cause by a majority affirmative vote unless the entire board of directors is removed, in which case an individual director may be removed only if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director. A director may not be removed by the shareholders at a meeting unless the notice of the meeting specifies such removal as one of its purposes. If any directors are removed, new directors may be elected at the same meeting.
However, only Oak Hill may participate in a vote to remove their investment designated director and only Carlyle may participate in a vote to remove its investment designated director.
The DGCL provides that, in the absence of cumulative voting, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares who are entitled to vote at an election of directors, except in the case of a corporation that has a classified board, where directors may be removed from office only for cause, unless the certificate of incorporation provides otherwise.

Capital Bank Financial's certificate of incorporation provides that subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any director may be removed from office at any time, with or without cause, by the holders of a majority of the outstanding shares of Class A common stock, at an election of directors duly called in accordance with the bylaws.

CommunityOne	Capital Bank Financial
PROVISIONS AFFECTING CONTROL SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

The North Carolina Shareholder Protection Act and the North Carolina Control Share Acquisition Act restrict business combinations with, and the accumulation of shares of voting stock of, certain North Carolina corporations.
CommunityOne has elected not to be covered by the restrictions imposed by these statutes. As a result, these statutes do not apply to CommunityOne or to the merger.
Section 203 of the DGCL is Delaware's business combination statute. Section 203 is designed to protect publicly traded Delaware corporations, such as Capital Bank Financial, from hostile takeovers, by prohibiting a Delaware corporation from engaging in a "business combination" with a person beneficially owning 15% or more of the corporation's voting stock for three years following the time that person becomes a 15% beneficial owner, with certain exceptions. A corporation may elect not to be governed by Section 203 of the DGCL.

Capital Bank Financial has not opted out of the protections of Section 203 of the DGCL.
NOTICE OF SHAREHOLDERS' MEETINGS

The NCBCA provides that a corporation must notify shareholders of the date, time, and place of each annual and special shareholders' meeting no fewer than 10 or more than 60 days before the meeting date.
CommunityOne's bylaws provide that written or printed notice stating the time and place of the meeting shall be delivered not less than 10 nor more than 60 days before the date of any shareholders' meeting.
Such notice may be given personally, by mail, or by or at the direction of the president, the secretary, or other person calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the record of the shareholders of CommunityOne, with postage thereon prepaid.
The DGCL provides that written notice of an annual or special meeting must be served upon or mailed to each stockholder entitled to vote at such meeting at least 10 but not more than 60 days prior to the meeting. Such notice must state the location, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. A notice of a special meeting must describe the order of business to be addressed at the meeting.
Capital Bank Financial's bylaws further require that all notices of stockholder meetings state the purpose or purposes for which the meeting is called and that they must be sent either personally, by electronic transmission or by mail.
SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

CommunityOne's articles of incorporation and bylaws do not contain advance notice provisions. Under the SEC rules, to be considered timely, shareholder proposals must be received by the CommunityOne's secretary at its principal office on or before the close of business on the 45th day prior to the first anniversary of the date CommunityOne's annual proxy for the previous year's meeting was released to shareholders.
Capital Bank Financial's bylaws provide that in order to make a nomination or bring a proposal before the annual meeting of stockholders, a stockholder (1) must be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the board of directors and at the time of the annual meeting, (2) must be entitled to vote at such annual meeting, (3) must comply with the procedures in

CommunityOne	Capital Bank Financial
the bylaws as to such nominations, including by giving timely updates and supplements to the secretary of Capital Bank Financial and (4) such proposal must otherwise be a proper matter for stockholder action.
To be timely, a stockholder's notice must generally be delivered to the secretary at Capital Bank Financial's principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting.
In the event that the number of directors to be elected to the board of directors is increased by the board of directors, and there is no public announcement by Capital Bank Financial naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice is also considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at the principal executive offices of Capital Bank Financial not later than the close of business on the 10th day following the day on which such public announcement is first made.

A stockholder's notice must set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (A) the name and address of such stockholder, as they appear on Capital Bank Financial's books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert with them, (B) (i) the class or series and number of shares of Capital Bank Financial which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert with them, (ii) certain details about all ownership interests in Capital Bank Financial capital stock by the stockholder and any beneficial owner, including any hedging, derivative, short or other economic interests and any rights to vote Capital Bank Financial capital stock, (iii) any significant equity interests or any derivative or short interests in any principal competitor of Capital Bank Financial held by such stockholder,

CommunityOne	Capital Bank Financial
(iv) any direct or indirect interest of such stockholder in any contract with Capital Bank Financial, any affiliate of Capital Bank Financial or any principal competitor of Capital Bank Financial and (v) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
As to any proposed nominee, the stockholder's notice must also set forth: (1) all information relating to such nominee as would be required to be disclosed in a proxy statement or other filing required in connection with a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) a description of all direct and indirect compensation and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand and (3) a questionnaire completed by the proposed nominee containing, among other things, information on the nominee's background and qualifications and representations concerning such nominee's compliance with Capital Bank Financial's corporate governance policies, voting commitments, reimbursement arrangements, and other matters.

If the stockholder's notice relates to a proposal of business other than a director nomination, such notice shall also set forth (1) a brief description of the business proposed, (2) the reasons for conducting such business, (3) any material interest of such stockholder and beneficial owner, if any, in such business, (4) the text of the proposal and (5) a description of all agreements, arrangements and understandings between the stockholder, the beneficial owners, if any, and any other person related to such business proposal.

CommunityOne	Capital Bank Financial
SPECIAL MEETING OF SHAREHOLDERS

The NCBCA provides that a corporation will hold a special meeting of shareholders if called for by its board of directors or the person or persons authorized to do so by the articles of incorporation or the bylaws. Only business within the purpose or purposes described in the meeting notice required by the NCBCA may be conducted at the special meeting of shareholders.
CommunityOne's bylaws provide that special meetings of the CommunityOne shareholders may be called at any time by the president, secretary or board of directors.
In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.
Under the DGCL, special stockholder meetings of a corporation may be called by the corporation's board of directors, or by any person or persons authorized to do so by the corporation's certificate of incorporation or bylaws.
Capital Bank Financial's bylaws provide that special meetings of its stockholders may be called only by the Chairman of the board of directors, by the Chief Executive Officer or by a majority vote of the entire board of directors.
Capital Bank Financial's bylaws provide that only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to Capital Bank Financial's notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in Capital Bank Financial's notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or (ii) otherwise properly brought before the special meeting, by or at the direction of the board of directors.
SHAREHOLDER ACTION WITHOUT A MEETING

The NCBCA provides that any action required to be taken at any annual or special meeting of shareholders of a corporation, or any action permitted to be taken at any annual or special meeting of such shareholders, may be taken without a meeting and without prior notice, if one or more unrevoked consents in writing, describing the action to be taken and delivered to the corporation for inclusion in the minutes or filing with the corporate records, is signed by all shareholders entitled to vote on the action.
CommunityOne's articles of incorporation and bylaws contain provisions consistent with the NCBCA relating to shareholder action without a meeting.
The DGCL provides that unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Capital Bank Financial's certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, stockholders may not act by written consent.

CommunityOne	Capital Bank Financial
QUORUM FOR MEETINGS OF SHAREHOLDERS

The NCBCA provides that unless the articles of incorporation, a bylaw adopted by the shareholders or the NCBCA provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.
CommunityOne's articles of incorporation and bylaws contain provisions consistent with the NCBCA relating to quorum for meetings of shareholders.
The DGCL generally provides that a quorum for a stockholders' meeting consists of a majority of shares entitled to vote present in person or represented by proxy at such meeting, unless the certificate of incorporation or bylaws of the corporation provide otherwise.
Capital Bank Financial's bylaws provide that generally holders of a majority of the outstanding shares of Class A common stock shall constitute a quorum.
CUMULATIVE VOTING

The NCBCA provides that cumulative voting is generally not permissible in the election of directors unless a corporation's articles of incorporation provide otherwise.
CommunityOne's articles of incorporation do not provide for cumulative voting in the election of directors.
The DGCL provides that cumulative voting is not permissible in the election of directors unless a corporation's certificate of incorporation provides otherwise.
Capital Bank Financial's certificate of incorporation does not provide for cumulative voting in the election of directors.
VOTING RIGHTS AND REQUIREMENTS (OTHER THAN DIRECTOR ELECTIONS)

The NCBCA provides that, unless the articles of incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting, except that absent special circumstances, the shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation.

The NCBCA further provides that unless the articles of incorporation, a bylaw adopted by the shareholders or the NCBCA provides otherwise, if a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.
CommunityOne's articles of incorporation provide that at least 75% of shareholders must approve any merger or consolidation of the corporation, any sale, lease, exchange, transfer or other disposition of substantially all of the assets of the
The DGCL provides that unless otherwise provided in a corporation's certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise required by the DGCL or by the certificate of incorporation or bylaws, under the DGCL, all matters brought before a stockholders' meeting require the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at a stockholders' meeting at which a quorum is present.

The DGCL generally provides that unless the certificate of incorporation requires a greater vote, a merger, consolidation or sale of all or substantially all of a corporation's assets must be approved by a majority of the outstanding stock of the corporation entitled to vote.
Capital Bank Financial's certificate of incorporation provides that holders of Class A common stock shall exclusively possess all voting power, and each share of Class A common stock shall be entitled to one vote. Holders of Class B non-voting common stock have no voting power

CommunityOne	Capital Bank Financial
corporation, or the adoption of any plan or proposal for the dissolution of the corporation, if less than 75% of the disinterested directors approve any of these foregoing events. The merger agreement and the merger were approved by all of the disinterested directors of CommunityOne.	and have no right to participate in any meeting of stockholders or to have notice thereof, except as required by applicable law and except that any action that would significantly and adversely affect the rights of Class B non-voting common stock with respect to the modification of the terms of the securities or dissolution will require the approval of Class B non-voting common stock voting separately as a class.
Capital Bank Financial's bylaws provide that except as otherwise provided by law, its certificate of incorporation or its bylaws or in respect of the election of directors, all matters to be voted on by its stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter.
RIGHTS OF DISSENTING SHAREHOLDERS

The NCBCA provides that a shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions: (1) consummation of a merger to which the corporation is a party if either (i) shareholder approval is required for the merger under the NCBCA and the shareholder is entitled to vote on the merger, except that appraisal rights will not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger or (ii) the corporation is a 90% subsidiary and the merger is governed by the NCBCA's rules for merger with a 90% subsidiary, (2) consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged, (3) consummation of a disposition of assets other than in the regular course of business if the shareholder is entitled to vote on the disposition, (4) certain amendments of the articles of incorporation, (5) any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, (6) certain conversions to a foreign
Under the DGCL, a stockholder of a Delaware corporation such as Capital Bank Financial who has not voted in favor of, nor consented in writing to, a merger or consolidation in which the corporation is participating generally has the right to an appraisal of the fair value of the stockholder's shares of stock, subject to specified procedural requirements. The DGCL does not confer appraisal rights, however, if the corporation's stock is either listed on a national securities exchange or held of record by more than 2,000 holders.
Even if a corporation's stock meets the foregoing requirements, however, the DGCL provides that appraisal rights generally will be permitted if stockholders of the corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than (1) shares of the corporation surviving or resulting from the transaction, or depository receipts representing shares of the surviving or resulting corporation, or those shares or depository receipts plus cash in lieu of fractional interests, (2) shares of any other corporation, or depository receipts representing shares of the other corporation, or those shares or depository receipts plus cash in lieu of fractional interests, which shares or depository receipts are listed on a national securities exchange or held of record by more than 2,000 holders, or (3) any combination of the foregoing.

CommunityOne	Capital Bank Financial
corporation pursuant to the NCBCA, (7) consummation of a conversion of the corporation to nonprofit status pursuant to the NCBCA and (8) consummation of a conversion of the corporation to an unincorporated entity status pursuant to the NCBCA.
In addition, the NCBCA states that no appraisal rights are available in connection with the circumstances described in clauses 1, 2, 3, 4, 6, and 8 of the preceding paragraph to holders of shares of any class or series of shares that are any of the following: (1) a covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended, (2) traded in an organized market and has at least 2,000 shareholders and a market value of at least twenty million dollars ($20,000,000) (exclusive of the value of shares held by the corporation's subsidiaries, senior executives, directors, and beneficial shareholders owning more than ten percent (10%) of such shares), or (3) issued by an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and may be redeemed at the option of the holder at net asset value. However, the above paragraph will not be applicable and appraisal rights will be available for transactions that satisfy the standards set forth in the first paragraph of this section if: (1) the holders of any class or series of shares are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity or (2) the corporate action is an interested transaction.

In addition, appraisal rights are unavailable if the corporation's articles of incorporation, bylaws or resolution of the board of directors of the corporation issuing the shares provides otherwise.
An interested transaction includes a long-form merger with an interested person, which includes any owner of more than 20% of the voting power of the corporation, other than shares acquired pursuant to certain offers made to all shareholders.
See "The Merger—Dissenters' Rights in the Merger."

CommunityOne	Capital Bank Financial
LIABILITY OF DIRECTORS AND OFFICERS

The NCBCA provides that a director of a corporation shall not be liable for any action taken as a director or any failure to take any action, if he or she performed the duties of his or her office in compliance with the NCBCA. The NCBCA also provides that a corporation may limit or eliminate a director's personal liability arising out of an action whether by or in the right of the corporation for monetary damages for breach of duty as a director, except with respect to acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, any liability for unlawful distributions, any transaction from which the director derived an improper personal benefit, or acts or omissions occurring prior to the date such provisions of the NCBCA became effective.

The articles of incorporation of CommunityOne provide that no individual serving as a director shall be personally liable for monetary damages for breach of his or her duty as a director arising out of any legal action whether by or in the right of the corporation or otherwise. However, the last sentence does not apply to any liability of a director with respect to (i) acts or omission not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the corporation; (ii) any liability under the NCBCA for unlawful distributions, or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his or her service as a director, officer, employee, independent contractor, attorney, or consultant of the corporation) and (iv) acts or omission occurring prior to the date of the effectiveness of the certificate of incorporation.
The DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating the liability of a director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duties, except liability for any breach of the director's duty of loyalty to the corporation's stockholders, for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, for certain unlawful dividends and redemptions and for any transaction from which the director derived an improper personal benefit.
The Capital Bank Financial certificate of incorporation provides that no director shall be personally liable to Capital Bank Financial or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists or may hereafter be amended.

The Capital Bank Financial certificate of incorporation further provides that any repeal or modification of these provisions of the Capital Bank Financial certificate of incorporation will not adversely affect any right or protection of a director of Capital Bank Financial existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

CommunityOne	Capital Bank Financial
DUTIES OF DIRECTORS

The NCBCA provides that all corporate powers will be exercised by or under the authority of the board of directors. The NCBCA requires that a director shall discharge his or her duties as a director, including his or her duties as a member of a committee in good faith, with the care an ordinarily prudent person in like position would exercise under the circumstances; and in a manner he or she reasonably believes to be in the best interests of the corporation.
The NCBCA further provides that in discharging his or her duties, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by one or more officers of the corporation that the director reasonably believes to be reliable and competent in the matters presented, legal counsel, public accountants and other experts reasonably believed to be within their professional competence, or a committee of the board of directors of which he or she is not a member if the director reasonably believes the committee merits confidence.
The DGCL provides that the business and affairs of every corporation organized under Delaware law will be managed by or under a board or directors, except as may be otherwise provided in the certificate of incorporation.
The standards of conduct for directors have developed through Delaware court case law. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty requires directors to refrain from self-dealing and the duty of care requires directors in managing the corporate affairs to use that level of care which ordinarily careful and prudent persons would use in similar circumstances. When directors act consistently with their duties of loyalty and care, their decisions generally are presumed to be valid under the business judgment rule.
Under Capital Bank Financial's bylaws, the board of directors is also required to manage the business and affairs of the corporation and elect officers of the corporation and ensure records of each meeting are taken.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

The NCBCA provides that a corporation may indemnify its directors, officers, employees and agents against liabilities and expenses incurred in a proceeding if the person conducted himself or herself in good faith and in a manner he or she reasonably believed to be, with respect to conduct in his or her official capacity with the corporation, in the best interests of the corporation, with respect to all other conduct, not opposed to the best interests of the corporation and with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The NCBCA further provides that no indemnification is available in respect of a claim in connection with a proceeding by or in the right of the corporation in which the person has been adjudged to be liable to the corporation or in connection with any other proceeding charging impersonal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under the NCBCA, unless limited by
The DGCL provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

CommunityOne	Capital Bank Financial
its articles of incorporation, a corporation must indemnify its present or former directors and officers who were wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation against any reasonable expenses incurred by him or her in connection with such proceeding.

CommunityOne's bylaws provide for indemnification rights similar to foregoing provisions of the NCBCA.	The DGCL further provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Under the DGCL, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Capital Bank Financial's certificate of incorporation provides that its directors, officers and other agents will be indemnified by Capital Bank Financial to the fullest extent authorized by Delaware law as it now exists or may in the future be amended to provide additional indemnification, against all expenses, liabilities and loss incurred in connection with their service as a director, officer or other agent on behalf of the corporation.

CommunityOne	Capital Bank Financial
Capital Bank Financial's certificate of incorporation further provides that directors, officers and other agents shall generally be entitled to be reimbursed by Capital Bank Financial in advance of the final disposition of a proceeding within 20 days after Capital Bank Financial receives a written request for reimbursement.
AMENDMENT OF CHARTER

The NCBCA provides that an amendment to a corporation's articles of incorporation generally requires that, after adopting an amendment, the board of directors must submit the amendment to the shareholders for their approval and that the amendment must be approved by either a majority of all shares entitled to vote thereon or a majority of the votes cast thereon, depending on the amendment's nature, unless the articles of incorporation, a bylaw adopted by the shareholders or the board of directors require a greater vote. If the amendment affects the shares of a certain class or series of stock in a particular way, that class or series must approve the amendment separately. In accordance with the NCBCA, the board of directors may condition the proposed amendment's submission on any basis.
The DGCL provides that an amendment to a corporation's certificate of incorporation must be adopted by the board of directors through a resolution setting forth the proposed amendment and that the stockholders must approve the amendment by a majority of outstanding shares entitled to vote (and a majority of the outstanding shares of each class entitled to vote, if any).
AMENDMENT OF BYLAWS

The NCBCA provides that a corporation's board of directors may amend or repeal the corporation's bylaws, except to the extent otherwise provided in the articles of incorporation or a bylaw adopted by the shareholders or the NCBCA, and except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally. The NCBCA also provides that a corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.
The DGCL provides that the stockholders, and, when provided for in the certificate of incorporation, the board of directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.
Capital Bank Financial's certificate of incorporation provides that its bylaws may be amended, altered or repealed by the board of directors by a majority vote of the full board, except as otherwise provided in the bylaws.
Capital Bank Financial's certificate of incorporation and bylaws provide that stockholders may only amend, alter or repeal the bylaws by a vote of at least two-thirds of the outstanding shares of Class A common stock.

CommunityOne	Capital Bank Financial
CommunityOne's bylaws provide that the board of directors has the power to amend or repeal the bylaws, except the board of directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the board of directors or its executive or other committees; or (3) classifying and staggering the election of directors. The bylaws also provide that no bylaw adopted or amended by the shareholders shall be altered or repealed by the board of directors unless specifically authorized by the shareholders at the time of such adoption or amendment.
SHAREHOLDER RIGHTS PLANS

The NCBCA provides that, in the case of a public corporation, the corporation may issue rights, options or warrants for the purchase of shares of the corporation, the terms and conditions of which may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer or receipt of such rights, options or warrants by the holder or holders or beneficial owner or owners of a specified number or percentage of the outstanding voting shares of such public corporation or by any transferee of any such holder or owner, or that invalidate or void such rights, options or warrants held by any such holder or owner or by such transferee. The NCBCA further provides that determinations by the board of directors whether to impose, enforce, waive or otherwise render ineffective any such restrictions or conditions may be judicially reviewed in an appropriate proceeding.

CommunityOne does not have a shareholder rights plan currently in effect.
The DGCL does not include a statutory provision expressly validating stockholder rights plans; however, such plans have generally been upheld by decisions of courts applying Delaware law.
Capital Bank Financial does not have a shareholder rights plan currently in effect.

LEGAL MATTERS

              The validity of the Capital Bank Financial Class A common stock to be issued in connection with the merger will be passed upon for Capital Bank Financial by Wachtell, Lipton, Rosen & Katz (New York, New York). Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Capital Bank Financial by Wachtell, Lipton, Rosen & Katz (New York, New York) and for CommunityOne by Arnold & Porter LLP (Washington, District of Columbia).

 EXPERTS

Capital Bank Financial

              The consolidated financial statements of Capital Bank Financial Corp. incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

              The consolidated financial statements as of December 31, 2014 and for each of the two years in the period ended December 31, 2014 incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CommunityOne

              The consolidated financial statements of CommunityOne incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of Dixon Hughes Goodman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS

Capital Bank Financial

              Under SEC rules, proposals to be included in Capital Bank Financial's proxy statement and proxy for Capital Bank Financial's 2016 annual meeting of shareholders must have been delivered to the executive offices of Capital Bank Financial before January 7, 2016. Such proposals are subject to the requirements of the proxy rules adopted under the Exchange Act, Capital Bank Financial's certificate of incorporation and bylaws and Delaware law.

              In addition, Capital Bank Financial's bylaws establish an advance notice procedure with regard to director nominations and other business proposals to be brought before Capital Bank Financial's 2016 annual meeting but not included in Capital Bank Financial's proxy statement or form of proxy for that meeting. In order for shareholder proposals to be considered for presentation at Capital Bank Financial's 2016 annual meeting but not for inclusion in Capital Bank Financial's proxy statement and form of proxy for that meeting, holders of Capital Bank Financial Class A common stock must deliver notice of such shareholder proposal to the Secretary of Capital Bank Financial between February 16, 2016 and March 17, 2016.

CommunityOne

              Any proposal that a CommunityOne shareholder intends to present at the 2016 annual meeting of shareholders must have been received in writing by the Secretary of CommunityOne, at CommunityOne's Administrative Office (its principal executive offices), located at 1017 East Morehead Street, Suite 200, Charlotte, North Carolina 28204, no later than December 15, 2015. If the proposal complies with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, the proposal will be considered for inclusion in CommunityOne's proxy statement and form of proxy relating to such meeting.

              Notice to CommunityOne of a proposal or director nomination by a shareholder submitted otherwise than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must have been submitted in writing to the Secretary of CommunityOne at CommunityOne's principal executive offices located at 1017 East Morehead Street, Suite 200, Charlotte, North Carolina 28204, no later than January 15, 2016 and the persons named in the proxies solicited by the board of directors for its 2016 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposal as to which CommunityOne did not receive a timely notice.

WHERE YOU CAN FIND MORE INFORMATION

              Capital Bank Financial has filed with the SEC a registration statement under the Securities Act of 1933, as amended, that registers the issuance of the shares of Capital Bank Financial Class A common stock to be issued in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Capital Bank Financial in addition to being a proxy statement for Capital Bank Financial and CommunityOne shareholders. The registration statement, including this joint proxy statement/prospectus and the attached exhibits and schedules, contains additional relevant information about Capital Bank Financial, Capital Bank Financial Class A common stock and CommunityOne.

              Capital Bank Financial and CommunityOne also file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

              The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, such as Capital Bank Financial and CommunityOne, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Capital Bank Financial with the SEC are also available at Capital Bank Financial's website at www.capitalbank-us.com under the link "Investor Relations," and then under the heading "SEC Filings." The reports and other information filed by CommunityOne with the SEC are available at CommunityOne's website at www.community1.com under the link "Investor Relations," and then under the heading "SEC Filings." The web addresses of the SEC, Capital Bank Financial and CommunityOne are included as inactive textual references only. Except as specifically incorporated by reference into this joint proxy statement/prospectus, information on those web sites is not part of this joint proxy statement/prospectus.

              The SEC allows Capital Bank Financial and CommunityOne to incorporate by reference information in this joint proxy statement/prospectus. This means that Capital Bank Financial and CommunityOne can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

              This joint proxy statement/prospectus incorporates by reference the documents listed below that Capital Bank Financial and CommunityOne previously filed with the SEC. They contain important information about the companies and their financial condition.

Capital Bank Financial SEC Filings (SEC File No. 000-35655)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2015
Current Reports on Form 8-K or 8-K/A	Filed on February 5, 2016 and February 8, 2016 (other than those portions of the documents deemed to be furnished and not filed)
Definitive Proxy Statement on Schedule 14A	Filed April 30, 2015

CommunityOne SEC Filings (SEC File No. 000-13823)	Period or Date Filed
Annual Report on Form 10-K or 10-K/A	Year ended December 31, 2015

              In addition, Capital Bank Financial and CommunityOne also incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the Capital Bank Financial and CommunityOne special meetings, provided that Capital Bank Financial and CommunityOne are not incorporating by reference any information furnished to, but not filed with, the SEC.

              Except where the context otherwise indicates, Capital Bank Financial has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Capital Bank Financial, and CommunityOne has supplied all information contained or incorporated by reference relating to CommunityOne.

              Documents incorporated by reference are available from Capital Bank Financial and CommunityOne without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and phone numbers:

Capital Bank Financial Corp. 4725 Piedmont Row Drive, Suite 110 Charlotte, North Carolina 28210 Attention: Investor Relations Telephone: (704) 554-5901	CommunityOne Bancorp 1017 E. Morehead Street, Suite 200 Charlotte, North Carolina 28204 Attention: Investor Relations Telephone: (336) 626-8300

              Capital Bank Financial shareholders and CommunityOne shareholders requesting documents must do so by April 11, 2016 to receive them before their respective meetings. You will not be charged for any of these documents that you request. If you request any incorporated documents from Capital Bank Financial or CommunityOne, Capital Bank Financial and CommunityOne, respectively, will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

              Neither Capital Bank Financial nor CommunityOne has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and between

CAPITAL BANK FINANCIAL CORP.

and

COMMUNITYONE BANCORP

Dated as of November 22, 2015

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Page
Acquisition Proposal	A-47
affiliate	A-56
Agreement	A-1
Assumed Option	A-3
Bank Merger	A-4
Bank Merger Agreement	A-4
Bank Merger Certificates	A-4
BHC Act	A-9
business day	A-56
Cash Consideration	A-2
Cash Conversion Number	A-4
Cash Election	A-2
Cash Election Number	A-5
Cash Election Shares	A-2
Certificates of Merger	A-1
Chosen Courts	A-56
Closing	A-1
Closing Date	A-1
Code	A-1
Company	A-1
Company 401(k) Plan	A-44
Company Articles	A-10
Company Bank	A-4
Company Benefit Plans	A-17
Company Bylaws	A-10
Company Common Stock	A-2
Company Contract	A-21
Company Disclosure Schedule	A-9
Company Equity Awards	A-3
Company Indemnified Parties	A-45
Company Insiders	A-48
Company Leased Properties	A-23
Company Meeting	A-42
Company Owned Properties	A-22
Company Qualified Plans	A-17
Company Real Property	A-23
Company Regulatory Agreement	A-21
Company Restricted Stock Award	A-3
Company Risk Management Instruments	A-21
Company SEC Reports	A-14
Company Stock Option	A-3
Company Stock Plans	A-4
Company Subsidiary	A-10
Confidentiality Agreement	A-41
Controlled Group Liability	A-18
Delaware Secretary	A-1
DGCL	A-1
Effective Time	A-1

A-iv

Page
Election	A-6
Election Deadline	A-6
Election Period	A-6
Enforceability Exceptions	A-12
Environmental Laws	A-22
ERISA	A-17
ERISA Affiliate	A-18
Exception Shares	A-2
Exchange Act	A-13
Exchange Agent	A-7
Exchange Fund	A-7
Exchange Ratio	A-2
FDIC	A-10
Federal Reserve Board	A-12
FINRA	A-12
Form of Election	A-6
GAAP	A-10
Governmental Entity	A-13
Holder	A-5
HSR Act	A-13
Intellectual Property	A-23
IRS	A-16
Joint Proxy Statement	A-13
knowledge	A-55
Liens	A-11
Loans	A-24
made available	A-56
Material Adverse Effect	A-9
Materially Burdensome Regulatory Condition	A-40
Merger	A-1
Merger Consideration	A-2
Multiemployer Plan	A-18
Multiple Employer Plan	A-18
Nasdaq	A-8
NCBCA	A-1
New Certificates	A-2
New Plans	A-43
Non-Election Shares	A-2
North Carolina Secretary	A-1
Old Certificate	A-2
Parent	A-1
Parent 401(k) Plan	A-44
Parent Articles	A-4
Parent Bank	A-4
Parent Benefit Plans	A-33
Parent Bylaws	A-4
Parent Class B Common Stock	A-3
Parent Common Stock	A-27
Parent Contract	A-33
Parent Disclosure Schedule	A-26

A-v

Page
Parent Meeting	A-42
Parent Qualified Plans	A-33
Parent Regulatory Agreement	A-34
Parent Risk Management Instruments	A-35
Parent SEC Reports	A-29
Parent Share Closing Price	A-8
Parent Stock Plans	A-27
Parent Subsidiary	A-26
PBGC	A-18
Per Share Cash Consideration	A-2
Permitted Encumbrances	A-23
person	A-56
Premium Cap	A-45
Regulatory Agencies	A-13
Representatives	A-46
Requisite Company Vote	A-12
Requisite Parent Vote	A-28
Requisite Regulatory Approvals	A-49
S-4	A-13
Sarbanes-Oxley Act	A-14
SEC	A-13
Securities Act	A-13
Shortfall Number	A-5
SRO	A-13
Stock Consideration	A-2
Stock Election	A-2
Stock Election Shares	A-2
Subsidiary	A-10
Surviving Corporation	A-1
Takeover Statutes	A-24
Tax	A-17
Tax Return	A-17
Taxes	A-17
Termination Date	A-51
Termination Fee	A-53

A-vi

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of November 22, 2015 (this "Agreement"), by and between Capital Bank Financial Corp., a Delaware corporation ("Parent"), and CommunityOne Bancorp, a North Carolina corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein, pursuant to which the Company will, subject to the terms and conditions set forth herein, merge with and into Parent (the "Merger"), so that Parent is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger;

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code; and

        WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

        1.1    The Merger.    Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL") and the North Carolina Business Corporation Act (the "NCBCA"), at the Effective Time, the Company shall merge with and into Parent. Parent shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

        1.2    Closing.    Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, on a date which shall be no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        1.3    Effective Time.    Subject to the terms and conditions of this Agreement, on or before the Closing Date, Parent and the Company, respectively, shall cause to be filed a certificate of merger with the Secretary of State of the State of Delaware (the "Delaware Secretary") and a certificate of merger with the Secretary of State of the State of North Carolina (the "North Carolina Secretary") (collectively, the "Certificates of Merger"). The Merger shall become effective as of the date and time specified in the Certificates of Merger (such date and time, the "Effective Time").

        1.4    Effects of the Merger.    At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the DGCL and the NCBCA.

        1.5    Conversion of Company Common Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the following securities:

          (a)   Subject to Section 2.4(e), each share of the common stock, without par value, of the Company issued and outstanding immediately prior to the Effective Time (the "Company Common Stock"), except for shares of Company Common Stock owned by the Company as treasury stock or owned by the Company or Parent (in each case other than shares of Company Common Stock (i) held in any Company Benefit Plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity and (ii) shares held, directly or indirectly, in respect of a debts previously contracted (collectively, the "Exception Shares")), shall be converted, in accordance with the procedures set forth in this Agreement, into the right to receive, without interest:

              (i)  For each share of Company Common Stock with respect to which an election to receive cash (a "Cash Election")has been effectively made and not revoked or deemed revoked pursuant to Section 2.2 (collectively, the "Cash Election Shares"), an amount in cash equal to the Per Share Cash Consideration (the "Cash Consideration");

             (ii)  For each share of Company Common Stock with respect to which an election to receive Parent Common Stock (a "Stock Election") has been effectively made and not revoked or deemed revoked pursuant to Section 2.2 (collectively, the "Stock Election Shares"), a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the "Stock Consideration"); it being understood that upon the Effective Time, pursuant to Section 1.6, the Parent Common Stock, including the shares issued to former holders of Company Common Stock as Merger Consideration, shall be the common stock of the Surviving Corporation; and

            (iii)  For each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked pursuant to Section 2.2 (collectively, the "Non-Election Shares"), the right to receive such Stock Consideration or Cash Consideration as is determined in accordance with Section 2.1.

          (b)   For purposes of this Agreement, the following terms shall have the following meanings:

              (i)  The "Exchange Ratio" means 0.4300.

             (ii)  The "Per Share Cash Consideration" means $14.25.

            (iii)  The "Merger Consideration" means the Cash Consideration and/or Stock Consideration described in Section 1.5(a), as applicable.

          (c)   All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an "Old Certificate," it being understood that any reference herein to "Old Certificate" shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) the Cash Consideration and/or the Stock Consideration in accordance with, and subject to, Sections 1.5(a), 2.1 and 2.2, (ii) cash in lieu of fractional shares which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.4(e), without any interest thereon and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.4. Old Certificates previously representing shares of Company Common Stock shall be exchanged for certificates or, at Parent's option, evidence of shares in book-entry form (collectively referred to herein as "New

  Certificates"), representing the Stock Consideration (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) or the Cash Consideration, as applicable, upon the surrender of such Old Certificates in accordance with Section 2.4, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to each of the Per Share Cash Consideration and the Exchange Ratio to give holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          (d)   Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by the Company or Parent (in each case other than the Exception Shares) shall be cancelled and shall cease to exist and neither the Merger Consideration nor any other consideration shall be delivered in exchange therefor.

        1.6    Parent Common Stock.    At and after the Effective Time, each share of Parent Common Stock and each share of the Class B non-voting common stock, par value $0.01 per share, of Parent (the "Parent Class B Common Stock") issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

        1.7    Treatment of Company Equity Awards.

          (a)   At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock under a Company Stock Plan, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a "Company Stock Option") shall fully vest and shall be assumed by Parent and converted into a stock option (each, an "Assumed Option") exercisable for that number of whole shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock subject to such Company Stock Option multiplied by (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of Company Common Stock of such Company Stock Option divided by (B) the Exchange Ratio. Except as otherwise provided in this Section 1.7(a), each Assumed Option assumed and converted pursuant to this Section 1.7(a) shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Company Stock Option immediately prior to the Effective Time.

          (b)   At the Effective Time, each award in respect of a share of Company Common Stock subject to vesting, repurchase or other lapse restriction granted under a Company Stock Plan that is outstanding immediately prior to the Effective Time (a "Company Restricted Stock Award" and, together with the Company Stock Options, the "Company Equity Awards") shall fully vest and shall be cancelled and converted automatically into the right to receive the Stock Consideration in respect of each share of Company Common Stock underlying such Company Restricted Stock Award. The Surviving Corporation shall issue the consideration described in this Section 1.7(b), less applicable tax withholdings, within five (5) business days following the Closing Date.

          (c)   At or prior to the Effective Time, the Company, the Board of Directors of the Company and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 1.7.

          (d)   At the Effective Time, Parent shall assume all the obligations of the Company under the applicable Company Stock Plans, each outstanding Assumed Option, and the award agreements evidencing the grants thereof, and the number and kind of shares available for issuance under each such Company Stock Plan shall be adjusted to reflect shares of Parent Common Stock in accordance with the provisions of the applicable Company Stock Plan.

          (e)   Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options in accordance with this Section 1.7(a). As soon as reasonably practicable after the Effective Time, Parent shall file a post-effective amendment to the Form S-4 or registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to Assumed Options.

          (f)    For purposes of this Agreement, the following terms shall have the following meanings:

              (i)  "Company Stock Plans" means the FNB United Corp. Amended and Restated 2012 Incentive Plan, and the FNB United Corp. 2003 Stock Incentive Plan.

        1.8    Articles of Incorporation of Surviving Corporation.    At the Effective Time, the Articles of Incorporation of Parent, as amended (the "Parent Articles"), as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and applicable law.

        1.9    Bylaws of the Surviving Corporation.    At the Effective Time, the Amended and Restated Bylaws of Parent (the "Parent Bylaws"), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and applicable law.

        1.10    Tax Consequences.    It is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code.

        1.11    Bank Merger.    Immediately following the Merger, CommunityOne Bank, N.A. ("Company Bank"), a national banking association and a wholly owned Subsidiary of the Company, will merge (the "Bank Merger") with and into Capital Bank ("Parent Bank"), a North Carolina-chartered commercial bank and a wholly owned Subsidiary of Parent, pursuant to an agreement and plan of merger to be agreed upon by Parent and the Company, which agreement shall be in form and substance customary for mergers similar to the Bank Merger (the "Bank Merger Agreement"). Parent Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of Company Bank shall cease. The parties agree that the Bank Merger shall become effective immediately after the Effective Time. Prior to the Effective Time, the Company shall cause Company Bank, and Parent shall cause Parent Bank, to execute such certificates or articles of merger and such other documents and certificates as are necessary to make the Bank Merger effective ("Bank Merger Certificates") immediately following the Effective Time.

ARTICLE II

EXCHANGE OF SHARES

        2.1    Proration.

          (a)   Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock to be entitled to receive the Cash Consideration pursuant to Section 1.5(a) shall be equal to the product (rounded down to the nearest whole share) of (i) 0.15 and (ii) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding the shares of Company Common Stock to be cancelled as provided in Section 1.5(d)) (the "Cash Conversion Number"). All other shares of

  Company Common Stock (excluding the shares of Company Common Stock to be cancelled as provided in Section 1.5(d)) shall be converted into the right to receive the Stock Consideration.

          (b)   Promptly (and in any event no later than five (5) business days) after the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

              (i)  If the aggregate number of shares of Company Common Stock with respect to which Cash Elections shall have been made (the "Cash Election Number") exceeds the Cash Conversion Number, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (A) the number of Cash Election Shares held by such holder by (B) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number (with the Exchange Agent to determine, consistent with Section 2.1(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Stock Consideration; and

             (ii)  If the Cash Election Number is less than the Cash Conversion Number (the amount by which the Cash Conversion Number exceeds the Cash Election Number being referred to herein as the "Shortfall Number"), then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares and Stock Election Shares shall be treated in the following manner:

              (A)  If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 2.1(a), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Stock Consideration; or

              (B)  If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares, and the denominator of which is the total number of Stock Election Shares (with the Exchange Agent to determine, consistent with Section 2.1(a), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Stock Consideration.

        2.2    Election Procedures.    Each holder of record of shares of Company Common Stock to be converted into the right to receive the Cash Consideration and/or the Stock Consideration in accordance with, and subject to, Sections 1.6 and 2.1 (a "Holder") shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

          (a)   Each Holder may specify in a request made in accordance with the provisions of this Section 2.2 (herein called an "Election") (i) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

          (b)   Parent shall prepare a form reasonably acceptable to the Company, including appropriate and customary transmittal materials in such form as prepared by Parent and reasonably acceptable to the Company (the "Form of Election"), so as to permit Holders to exercise their right to make an Election.

          (c)   Parent (i) shall initially make available and mail the Form of Election not less than twenty (20) business days prior to the anticipated Election Deadline to Holders of record as of the business day prior to such mailing date, and (ii) following such mailing date, shall use all reasonable efforts to make available as promptly as possible a Form of Election to any stockholder who requests such Form of Election prior to the Election Deadline. The time period between such mailing date and the Election Deadline is referred to herein as the "Election Period".

          (d)   Any Election shall have been made properly only if the Exchange Agent shall have received, during the Election Period, a Form of Election properly completed and signed (including duly executed transmittal materials included in the Form of Election) and accompanied by any Old Certificates representing all certificated shares to which such Form of Election relates or by an appropriate customary guarantee of delivery of such Old Certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States. As used herein, unless otherwise agreed in advance by the parties, "Election Deadline" means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date which the parties shall agree is as near as practicable to two (2) business days preceding the Closing Date. The Parties shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the Election Deadline.

          (e)   Any Holder may, at any time during the Election Period, change or revoke his or her Election by written notice to the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. If any Election is not properly made with respect to any shares of Company Common Stock (none of Parent, the Company nor the Exchange Agent being under any duty to notify any Holder of any such defect), such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

          (f)    Any Holder may, at any time during the Election Period, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Old Certificates, or of the guarantee of delivery of such Old Certificates, previously deposited with the Exchange Agent. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the parties that this Agreement has been terminated in accordance with the terms hereof.

          (g)   Subject to the terms of this Agreement and the Form of Election, Parent, in the exercise of its reasonable, good faith discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the validity of the Forms of Election and compliance by any Holder with the Election procedures set forth herein, (ii) the method of issuance and delivery of New Certificates representing the whole number of shares of Parent Common Stock into which shares of Company Common Stock are converted in the Merger and (iii) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock.

        2.3    Parent to Make Shares Available.    At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Old Certificates, for exchange in accordance with this Article II, (a) New Certificates representing the aggregate Stock Consideration to be issued pursuant to Section 1.5 and exchanged pursuant to Section 2.4(a) in exchange for outstanding shares of Company Common Stock, and (b) cash in an amount sufficient to pay (i) the aggregate Cash Consideration payable to holders of Company Common Stock and (ii) cash in lieu of any fractional shares (such cash and New Certificates described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto (after giving effect to Section 6.10), being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, provided that no such investment or losses thereon shall affect the amount of the Merger Consideration payable to the holders of Old Certificates. Any interest and other income resulting from such investments shall be paid to Parent.

        2.4    Exchange of Shares.

          (a)   As promptly as practicable after the Effective Time, but in no event later than ten (10) days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the applicable Merger Consideration pursuant to Article I and that has not theretofore submitted its Old Certificates with a Form of Election, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for the Stock Consideration and/or the Cash Consideration which such holder shall have become entitled to receive in accordance with, and subject to, Sections 1.6, 2.1 and 2.2, and any cash in lieu of fractional shares which the shares of Company Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.4(b). From and after the Effective Time and the completion of the allocation procedures set forth in Section 2.1, upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal or Form of Election, as applicable, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing the Stock Consideration to which such holder of Company Common Stock shall have become entitled to receive in accordance with, and subject to, Sections 1.6, 2.1 and 2.2 and (ii) a check representing the amount of (A) Cash Consideration which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates in accordance with, and subject to, Sections 1.6, 2.1 and 2.2, (B) any cash in lieu of fractional shares which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant Section 2.4(e) and (C) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.4(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Cash Consideration or any cash in lieu of fractional shares payable to holders of Old Certificates. Until surrendered as contemplated by Sections 2.2 and 2.4, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the applicable Merger Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.4.

          (b)   No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable after the Closing Date with respect to the Stock Consideration which the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive (after giving effect to Section 6.10).

          (c)   If any New Certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (d)   After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the applicable Merger Consideration, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to, as provided in this Article II.

          (e)   Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former shareholder of the Company who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Parent Common Stock on the Nasdaq Stock Market ("Nasdaq") as reported by The Wall Street Journal for the five (5) full trading days ending on the day preceding the Closing Date (the "Parent Share Closing Price") by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.5 and subject to Section 2.1.

          (f)    Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for one (1) year after the Effective Time shall be paid to the Surviving Corporation. Any former shareholders of the Company who have not complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each former share of Company Common Stock that such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g)   Parent shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the cash portion of the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock, cash dividends or distributions payable pursuant to this Section 2.4 or any other cash amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which the deduction and withholding was made by Parent or the Exchange Agent, as the case may be.

          (h)   If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent or Parent, as applicable, will issue in exchange for such lost, stolen or destroyed Old Certificate the applicable Merger Consideration and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

        Except (i) as disclosed in the disclosure schedule delivered by the Company to Parent concurrently herewith (the "Company Disclosure Schedule"); provided that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (c) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced and (2) other sections of this Article III to the extent that it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any Company SEC Reports filed prior to the date hereof (but disregarding risk factor disclosures contained under the heading "Risk Factors," or disclosures of risks set forth in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to Parent as follows:

        3.1    Corporate Organization.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended ("BHC Act"). The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Parent, the Company or the

  Surviving Corporation, as the case may be, a material adverse effect on (i) the business, properties, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles ("GAAP") or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations (including, without limitation, tax rates) of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including the underlying causes thereof, (E) disclosure or consummation of the transactions contemplated hereby or actions expressly required by this Agreement in contemplation of the transactions contemplated hereby, or (F) actions or omissions taken pursuant to the written consent of Parent, in the case of the Company, or the Company, in the case of Parent; except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any party, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. True and complete copies of the Amended and Restated Articles of Incorporation of the Company (the "Company Articles") and the Amended and Restated By-Laws of the Company (the "Company Bylaws"), as in effect as of the date of this Agreement, have previously been made available by the Company to Parent.

          (b)   Each Subsidiary of the Company (a "Company Subsidiary") (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Company to pay dividends or distributions except under applicable state law or, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of the Company that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950, as amended) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the Company's knowledge, threatened. Section 3.1(b) of the Company Disclosure Schedule sets forth a true and complete list of all Subsidiaries of the Company as of the date hereof. There is no person whose results of operations, cash flows, changes in shareholders' equity or financial position are consolidated in the financial statements of the Company other than the Company Subsidiaries.

        3.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of 2,500,000,000 shares of Company Common Stock, without par value, and 10,000,000 shares of preferred stock of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, other than (i) 24,292,349.892 shares of Company Common Stock issued and outstanding, which number includes 255,297 shares of Company Common Stock granted in respect of outstanding Company Restricted Stock Awards (assuming achievement of any applicable performance goals at the maximum level), and (ii) no shares of Company Common Stock held in treasury, and (iii) 582,610 shares of Company Common Stock reserved for issuance upon the exercise of outstanding Company Stock Options. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of the Company may vote are issued or outstanding. There are no contractual obligations of the Company or its Subsidiaries pursuant to which the Company or its Subsidiaries could be required to register shares of capital stock or other securities of the Company or its Subsidiaries under the Securities Act. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, as of the date of this Agreement, no trust preferred or subordinated debt securities of the Company are issued or outstanding. Other than the Company Equity Awards issued prior to the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating the Company to issue, transfer, sell, purchase, redeem or otherwise acquire any shares of Company Common Stock or any other equity interests of the Company.

          (b)   There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which the Company or any of the Company Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Company Common Stock or other equity interests of the Company.

          (c)   Section 3.2(c) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Company Equity Awards outstanding as of the date hereof, specifying, on a holder-by-holder basis, (i) the name of each holder of such Company Equity Award, (ii) the number of shares subject to each such Company Equity Award, (iii) the grant date of each such Company Equity Award, (iv) the Company Stock Plan under which such Company Equity Award was granted, (v) the exercise price for each such Company Equity Award that is a Company Stock Option, and (vi) the expiration date of each such Company Equity Award that is a Company Stock Option. Other than the Company Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of the Company or any of its Subsidiaries) are outstanding.

          (d)   The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Company Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

        3.3    Authority; No Violation.

          (a)   The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of the Company and has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of holders of Company Common Stock who are entitled to cast at least a majority of the votes which all holders of Company Common Stock are entitled to cast on the matter (the "Requisite Company Vote"), and the adoption and approval of the Bank Merger Agreement by the board of directors of Company Bank and the Company as its sole shareholder, no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting insured depository institutions or the rights of creditors generally and subject to general principles of equity (the "Enforceability Exceptions")).

          (b)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Company Articles or the Company Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company.

        3.4    Consents and Approvals.    Except for (a) the filing of applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications, filings and notices, (b) the filing of applications, filings and notices, as applicable, with the FDIC, the North Carolina Commissioner of Banks in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (d) the filing of any required applications, filings or notices, as applicable, with the Financial Industry Regulatory Authority ("FINRA") and the approval of such applications, filings and notices, (d) the filing of any required applications, filings or notices with any state banking authorities listed on Section 3.4 of the Company Disclosure Schedule or Section 4.4 of the Parent Disclosure Schedule and approval of such applications, filings and notices, (e) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of the Company's and Parent's shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the "Joint Proxy Statement"), and of the registration statement on Form S-4 in which the Joint Proxy Statement will be included as a prospectus, to be filed with the SEC by Parent in connection with the transactions contemplated by this Agreement (the "S-4") and declaration of effectiveness of the S-4, (f) the filing of the Certificates of Merger with the Delaware Secretary of State pursuant to the DGCL and the North Carolina Secretary pursuant to the NCBCA and the filing of the Bank Merger Certificates, (g) the filing of any notices or other filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (h) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the approval of the listing of such Parent Common Stock on Nasdaq, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or SRO (each, a "Governmental Entity") are necessary in connection with (A) the execution and delivery by the Company of this Agreement or (B) the consummation by the Company of the Merger and the other transactions contemplated hereby (including the Bank Merger). As used in this Agreement, "SRO" means (i) any "self regulatory organization" as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market. As of the date hereof, the Company is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

        3.5    Reports.

          (a)   The Company and each of its Subsidiaries have timely filed (or furnished, as applicable) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2013 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) the OCC, (vi) any foreign regulatory authority and (vii) any SRO (clauses (i) - (vii), collectively, "Regulatory Agencies"), including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company. Except for examinations of the Company and its Subsidiaries conducted by a Regulatory Agency in the ordinary course of business, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 2013, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries, which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

          (b)   An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by the Company or any of its Subsidiaries pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the

  Exchange Act, as the case may be, since January 1, 2013 (the "Company SEC Reports") is publicly available. No such Company SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Company SEC Reports.

        3.6    Financial Statements.

          (a)   The financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, since January 1, 2013, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Dixon Hughes Goodman LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (b)   Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2015, or in connection with this Agreement and the transactions contemplated hereby.

          (c)   The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's outside auditors and the audit committee of the Company's Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and (y) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. To the knowledge of the Company, there is no reason to believe that the Company's outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

          (d)   Since January 1, 2013, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to the knowledge of the Company, to any director or officer of the Company.

        3.7    Broker's Fees.    Neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than Sandler O'Neill + Partners, L.P. and UBS Securities LLC pursuant to letter agreements, true and complete copies of which have been previously provided to Parent.

        3.8    Absence of Certain Changes or Events.

          (a)   Since December 31, 2014, no event or events have occurred that have had or would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

          (b)   Since December 31, 2014, except with respect to the transactions contemplated hereby or as required or permitted by this Agreement, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

        3.9    Legal Proceedings.

          (a)   Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or any of their current or former directors or executive officers

  (i) that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company, or (ii) reasonably likely to prevent, materially impede or materially delay its ability to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

          (b)   There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).

        3.10    Taxes and Tax Returns.

          (a)   Each of the Company and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return. All material Taxes of the Company and its Subsidiaries that are due have been fully and timely paid. Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. The federal income Tax Returns of the Company and its Subsidiaries for all years up to and including December 31, 2010 have been examined by the Internal Revenue Service (the "IRS") or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed, in each case, in writing, against the Company or any of its Subsidiaries. There are no pending or threatened in writing disputes, claims, audits, examinations or other proceedings regarding any material Taxes of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries. In the last six (6) years, neither the Company nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed. The Company has made available to Parent true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither the Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the Merger is also a part, a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither the Company nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2). At no time during the past five (5) years has the Company been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

  Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting, (B) closing agreement, (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), (D) installment sale or open transaction disposition made on or prior to the Closing Date, or (E) prepaid amount received on or prior to the Closing Date, in the case of (A), (C), (D) and (E), outside of the ordinary course of business.

          (b)   As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, fees, levies or like assessments together with all penalties and additions to tax and interest thereon.

          (c)   As used in this Agreement, the term "Tax Return" means any return, declaration, report, claim for refund, estimate, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

        3.11    Employees and Employee Benefit Plans.

          (a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of all material Company Benefit Plans. For purposes of this Agreement, "Company Benefit Plans" means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, retention, bonus, employment, change in control, termination or severance plans, programs, agreements or arrangements that are maintained, contributed to or sponsored or maintained by, or required to be contributed to, the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries.

          (b)   The Company has heretofore made available to Parent true and complete copies of (i) each material Company Benefit Plan, including any amendments thereto and all related trust documents, insurance contracts or other funding vehicles, and (ii) to the extent applicable, (A) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan, (B) the most recent annual report (Form 5500), if any, filed with the IRS, (C) the most recently received IRS determination letter, if any, relating to such Company Benefit Plan, (D) the most recently prepared actuarial report for each Company Benefit Plan (if applicable), and (E) all material correspondence to or from any Governmental Entity received in the last three years with respect to such Company Benefit Plan.

          (c)   Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Neither the Company nor any of its Subsidiaries has, within the prior three (3) years, taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any Company Benefit Plan, and neither the Company nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

          (d)   Section 3.11(d) of the Company Disclosure Schedule identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the "Company Qualified

  Plans"). The IRS has issued a favorable determination or opinion letter with respect to each Company Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened in writing), and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust. No trust funding any Company Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

          (e)   With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such Company Benefit Plan is in "at-risk" status for purposes of Section 430 of the Code, (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the thirty (30)-day notice requirement has not been waived has occurred, (iii) all premiums required to be paid to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full, (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries, and (v) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan. No Controlled Group Liability with respect to an employee benefit plan that is not a Company Benefit Plan has been incurred by the Company or its ERISA Affiliates that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or its ERISA Affiliates of incurring any such liability. For purposes of this Agreement, "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, and (iv) as a result of a failure to comply with the continuing coverage requirements of Section 601 et. seq. of ERISA and Section 4980B of the Code.

          (f)    None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has, at any time during the last six (6) years, contributed to or been obligated to contribute to any plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), and none of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan that has not been satisfied in full. For purposes of this Agreement, "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          (g)   Neither the Company nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or beneficiaries or dependents thereof, except as required by Section 4980B of the Code or similar state law.

          (h)   All contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period in the prior three (3) years through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company and its Subsidiaries.

          (i)    There are no pending or, to the Company's knowledge, threatened claims (other than claims for benefits in the ordinary course of business), lawsuits or arbitrations that have been asserted or instituted, and, to the Company's knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans, that could in any case reasonably be likely to result in any material liability of the Company or any of its Subsidiaries to the PBGC, the IRS, the Department of Labor, any Multiemployer Plan, a Multiple Employer Plan, any participant in a Company Benefit Plan or any other party.

          (j)    None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Company Benefit Plans or their related trusts, the Company, any of its Subsidiaries or any of their respective ERISA Affiliates to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA, except as, individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company and its Subsidiaries.

          (k)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any benefits under any Company Benefit Plan, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of Company or any of its Subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (l)    No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code.

          (m)  There are no pending or, to the Company's knowledge, threatened material labor grievances or unfair labor practice claims or charges against the Company or any of its Subsidiaries, or any strikes or other material labor disputes against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries and, to the Company's knowledge, there are no organizing efforts by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries.

        3.12    Compliance with Applicable Law.

          (a)   The Company and each of its Subsidiaries hold, and have at all times since December 31, 2012 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, and to the knowledge of the Company, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. The Company and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable law, statute, order, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries, including (to the extent applicable to the Company or its Subsidiaries), but not limited to, all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money-laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company, none of the Company, or its Subsidiaries, or to the knowledge of the Company, any director, officer, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries, or is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

          (b)   Since December 31, 2012, the Company and each of its Subsidiaries has properly administered all accounts for which the Company or any of its Subsidiaries acts as a fiduciary, including accounts for which the Company or any of its Subsidiaries serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the applicable governing documents and applicable Laws, except where the failure to so administer such accounts would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. Since December 31, 2012, none of the Company or any of its Subsidiaries, or, to the Company's knowledge, any director, officer, or employee of the Company or its Subsidiaries, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        3.13    Certain Contracts.

          (a)   Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), other than any Company

  Benefit Plan (i) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) which contains a non-compete or client or customer non-solicit requirement or any other provision that materially restricts the conduct of any line of business by the Company or any of its Subsidiaries or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation or any of its Subsidiaries to engage in any line of business that is material to the Company and its Subsidiaries, taken as a whole, (iii) with or to a labor union or guild (including any collective bargaining agreement) or (iv) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries, taken as a whole. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a), whether or not set forth in the Company Disclosure Schedule, is referred to herein as a "Company Contract," and neither the Company nor any of its Subsidiaries knows of, or has received written, or to the Company's knowledge, oral notice of, any violation of the above by any of the other parties thereto which would reasonably be likely to have a Material Adverse Effect on the Company. The Company has delivered to Parent complete and correct copies of all Company Contracts, Company Benefit Plans and other documents identified on the Company Disclosure Schedule.

          (b)   In each case, except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company: (i) each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each Company Contract, (iii) to the Company's knowledge, each third-party counterparty to each Company Contract has performed all obligations required to be performed by it to date under such Company Contract and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Contract.

        3.14    Agreements with Regulatory Agencies.    Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or since January 1, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a "Company Regulatory Agreement"), nor has the Company or any of its Subsidiaries been advised in writing or, to the Company's knowledge, orally, since January 1, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement.

        3.15    Risk Management Instruments.    Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of the Company, any of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries (the "Company Risk Management Instruments"), were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions) and are in full force and effect. The Company and each of its Subsidiaries has duly performed in all material respects all of their material obligations under the

Company Risk Management Instruments to the extent that such obligations to perform have accrued, and, to the Company's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party under the Company Risk Management Instruments.

        3.16    Environmental Matters.    Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance, and at all times since January 1, 2013 have complied, with all applicable federal, state and local laws (including common law), statutes, rules, regulations, orders, decrees, permits, authorizations or legal requirements of any Governmental Entity relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, storage, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, "Environmental Laws"). There are no legal, administrative, arbitral or other proceedings, claims or actions, or, to the knowledge of the Company, investigations of any Governmental Entity or other person pending, or, to the knowledge of the Company, threatened against the Company of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against the Company, which liability or obligation would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or investigation. The Company is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any Governmental Entity or third party imposing any liability or obligation with respect to any Environmental Law that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        3.17    Investment Securities and Commodities.

          (a)   Each of the Company and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the financial statements included in the Company SEC Reports and (ii) to the extent that such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects.

          (b)   The Company and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of their respective businesses, and the Company and its Subsidiaries have, since January 1, 2013, been in compliance with such policies, practices and procedures in all material respects.

        3.18    Real Property.    Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company, the Company or a Company Subsidiary (a) has good and marketable title to all real property reflected in the latest audited balance sheet included in the Company SEC Reports as being owned by the Company or a Company Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the "Company Owned Properties"), free and clear of all material Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, "Permitted Encumbrances"), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the "Company Leased Properties" and, collectively with the Company Owned Properties, the "Company Real Property"), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, the lessor. There are no pending or, to the knowledge of the Company, threatened condemnation proceedings against the Company Real Property.

        3.19    Intellectual Property.    Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company: (i) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens other than any Permitted Encumbrances), all Intellectual Property necessary for the conduct of its business as currently conducted; (ii)(A) the use of any Intellectual Property by the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person, and (B) no person has asserted to the Company in writing that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person; (iii) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by the Company or its Subsidiaries; (iv) neither the Company nor any Company Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by the Company or any Company Subsidiary; (v) to the knowledge of the Company, since January 1, 2013, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of the Company and its Subsidiaries; and (vi) the Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all material Intellectual Property owned or licensed, respectively, by the Company and its Subsidiaries. For purposes of this Agreement, "Intellectual Property" means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets; and copyrights and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.

        3.20    Related Party Transactions.    There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and any current director or "executive officer" (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Company Common Stock (or any of such person's immediate family members or affiliates) (other than Subsidiaries of the Company) on the other hand, of the type required to be reported in any Company SEC Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

        3.21    State Takeover Laws.    The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby The North Carolina Shareholder Protection Act (NCBCA Art. 9) and The North Carolina Control Share Acquisition Act (NCBCA Art. 9A) and any similar "moratorium,"

"control share," "fair price," "takeover" or "interested shareholder" law (any such laws, "Takeover Statutes").

        3.22    Reorganization.    The Company has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        3.23    Opinion.    Prior to the execution of this Agreement, the Company has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from Sandler O'Neill + Partners, L.P. , to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Common Stock. Such opinion has not been amended or rescinded in any material respect as of the date of this Agreement.

        3.24    Company Information.    The information relating to the Company and its Subsidiaries that is provided by the Company or its representatives for inclusion in (a) the Joint Proxy Statement, on the date it (or any amendment or supplement thereto) is first mailed to holders of Company Common Stock or at the time of the Company Meeting (as defined in Section 6.3), (b) the S-4, when it or any amendment thereto becomes effective under the Securities Act, (c) the documents and financial statements of the Company incorporated by reference in the Joint Proxy Statement, the S-4 or any amendment or supplement thereto or (d) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Joint Proxy Statement relating to the Company and its Subsidiaries and other portions within the reasonable control of the Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Parent or its Subsidiaries for inclusion in the Joint Proxy Statement or the S-4.

        3.25    Loan Portfolio.

          (a)   As of the date hereof, except as set forth in Section 3.25(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans") in which the Company or any Subsidiary of the Company is a creditor which as of September 30, 2015, had an outstanding balance of $1,000,000 or more and under the terms of which the obligor was, as of September 30, 2015, over ninety (90) days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or principal shareholder of the Company or any of its Subsidiaries (as such terms are defined in 12 C.F.R. Part 215). Except as such disclosure may be limited by any applicable law, rule or regulation, Section 3.25(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all of the Loans of the Company and its Subsidiaries that, as of September 30, 2015 had an outstanding balance of $1,000,000 or more and were either classified by the Company (A) as of September 30, 2015 as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, or (B) on or after January 1, 2013 as "Loss," in all cases together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of September 30, 2015.

          (b)   Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each outstanding Loan of the Company and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of the Company and its Subsidiaries as secured Loans, has been secured by valid Liens, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

          (c)   Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company, each outstanding Loan of the Company and its Subsidiaries (including Loans held for resale to investors) solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the applicable written underwriting standards of the Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the applicable underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

          (d)   None of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

          (e)   There are no outstanding Loans made by the Company or any of its Subsidiaries to any "executive officer" or other "insider" (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of the Company or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

          (f)    Neither the Company nor any of its Subsidiaries is now nor has it ever been since December 31, 2012, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

        3.26    Insurance.    Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on the Company: (a) the Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice, and neither the Company nor any of its Subsidiaries has received notice to the effect that any of them are in default under any material insurance policy; (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

        3.27    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties.

          (b)   The Company acknowledges and agrees that neither Parent nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

        Except (a) as disclosed in the disclosure schedule delivered by Parent to the Company concurrently herewith (the "Parent Disclosure Schedule"); provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (A) any other section of this Article IV specifically referenced or cross-referenced and (B) other sections of this Article IV to the extent that it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) as disclosed in any Parent SEC Reports filed prior to the date hereof (but disregarding risk factor disclosures contained under the heading "Risk Factors," or disclosures of risks set forth in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Parent hereby represents and warrants to the Company as follows:

        4.1    Corporate Organization.

          (a)   Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a bank holding company duly registered under the BHC Act that has elected to be treated as financial holding company under the BHC Act. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Parent is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Parent. True and complete copies of the Parent Articles and Parent Bylaws, as in effect as of the date of this Agreement, have previously been made available by Parent to the Company.

          (b)   Each Subsidiary of Parent (a "Parent Subsidiary") (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Parent and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Parent to pay dividends or distributions except under applicable state law or, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of Parent that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to Parent's knowledge, threatened.

        4.2    Capitalization.

          (a)   The authorized capital stock of Parent consists of 200,000,000 shares of Class A Voting Common Stock, par value $0.01 per share, of Parent (the "Parent Common Stock"), 200,000,000 shares of Parent Class B Common Stock, and 50,000,000 shares of preferred stock, par value $0.01 per share, of which no shares of preferred stock are issued or outstanding. As of the date of this Agreement, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding, other than (i) 37,011,717 shares of Parent Common Stock issued and 27,005,829 shares of Parent Common Stock outstanding, (ii) 10,005,888 shares of Parent Common Stock held in treasury, (iii) 3,075,410 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of Parent Common Stock granted under a Parent Stock Plan, (iv) 576,243 shares of Parent Common Stock issued and subsequently cancelled in net settlements for income tax withholding upon the vesting of restricted shares granted under a Parent Stock Plan, (v) 2,616,956 shares of Parent Common Stock reserved for issuance pursuant to future grants under the Parent Stock Plans, (vi) 18,327,190 shares of Parent Class B Common Stock issued and 16,553,429 shares of Parent Class B Common Stock outstanding and (vii) 1,773,761 shares of Parent Class B Common Stock held in treasury. As used herein, the "Parent Stock Plans" means all employee and director equity incentive plans of Parent in effect as of the date of this Agreement and agreements for equity awards in respect of Parent Common Stock and Parent Class B Common Stock granted by Parent under the inducement grant exception. All of the issued and outstanding shares of Parent Common Stock and Parent Class B Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Parent may vote are issued or outstanding. Except as set forth in Section 4.2(a) of the Parent Disclosure Schedule, as of the date of this Agreement, no trust preferred or subordinated debt securities of Parent are issued or outstanding. Other than equity awards granted under a Parent Stock Plan, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Parent to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

          (b)   There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which Parent or any of its Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Parent Common Stock or other equity interests of Parent.

          (c)   Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of Parent Bank, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Parent Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Parent Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

        4.3    Authority; No Violation.

          (a)   Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this

  Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Parent and its shareholders and has directed that this Agreement and the transactions contemplated thereby be submitted to Parent's shareholders for adoption at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for (i) the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock (the "Requisite Parent Vote") and (ii) the approval of the issuance of shares of Parent Common Stock in connection with the Merger as contemplated by this Agreement by a vote of the majority of votes cast at the Parent Meeting (as defined in Section 6.3), no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Parent Common Stock to be issued in the Merger (subject to the adoption of the Merger Agreement by the holders of Parent Common Stock) have been validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Parent will have any preemptive right or similar rights in respect thereof.

          (b)   Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (i) violate any provision of the Parent Articles or the Parent Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which either individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect on Parent.

        4.4    Consents and Approvals.    Except for (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications, filings and notices, (b) the filing of applications, filings and notices, as applicable, with the FDIC and the North Carolina Commissioner of Banks in connection with the Bank Merger, including under the Bank Merger Act, and the approval of such applications, filings and notices, (c) the filing of any required applications, filings or notices, as applicable, with FINRA and the approval of such applications, filings and notices, (d) the filing of any required applications, filings or notices with any state banking authorities listed on Section 3.4 of the Company Disclosure Schedule or Section 4.4 of the Parent Disclosure Schedule and the approval of such applications, filings and notices, (e) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, and declaration of effectiveness of the S-4, (f) the filing of the Certificates of Merger with the Delaware Secretary of State pursuant to the DGCL and the North Carolina Secretary pursuant to the NCBCA, and the filing of the Bank Merger Certificates, (g) the filing of any notices or other filings under the HSR Act and (h) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the approval of the listing of such Parent Common Stock on Nasdaq, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Parent of this Agreement or (B) the consummation by Parent of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Parent is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

        4.5    Reports.

          (a)   Parent and each of its Subsidiaries have timely filed (or furnished, as applicable), all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2013 with any Regulatory Agencies, including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Parent. Except for examinations of Parent and its Subsidiaries conducted by a Regulatory Agency in the ordinary course of business, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 2013, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Parent or any of its Subsidiaries, which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

          (b)   An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Parent or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act, as the case may be, since January 1, 2013 (the "Parent SEC Reports") is publicly available. No such Parent SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Parent SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Parent SEC Reports.

        4.6    Financial Statements.

          (a)   The financial statements of Parent and its Subsidiaries included (or incorporated by reference) in the Parent SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been, since January 1, 2013, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. PricewaterhouseCoopers LLP has not resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (b)   Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Parent included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 (including any notes thereto) and incurred in the ordinary course of business consistent with past practice since September 30, 2015, or in connection with this Agreement and the transactions contemplated hereby.

          (c)   The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Parent (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent's outside auditors and the audit committee of Parent's Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information, and (y) to the knowledge of Parent, any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls over financial reporting. To the knowledge of Parent, there is no reason to believe that Parent's outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

          (d)   Since January 1, 2013, (i) neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any director, officer, auditor, accountant or representative of Parent or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of Parent, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or to the knowledge of Parent, to any director or officer of Parent.

        4.7    Taxes.

          (a)   Each of the Parent and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither the Parent nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return. All material Taxes of the Parent and its Subsidiaries that are due have been fully and timely paid. No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed, in each case, in writing, against the Parent or any of its Subsidiaries. There are no pending or threatened in writing disputes, claims, audits, examinations or other proceedings regarding any material Taxes of the Parent and its Subsidiaries or the assets of the Parent and its Subsidiaries. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of the Parent or any of its Subsidiaries. Neither the Parent nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the Merger is also a part, a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

        4.8    Broker's Fees.    Neither Parent nor any Parent Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than Evercore Group LLC.

        4.9    Absence of Certain Changes or Events.

          (a)   Since December 31, 2014, no event or events have occurred that have had or would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

          (b)   Since December 31, 2014, except with respect to the transactions contemplated hereby or as required or permitted by this Agreement, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

        4.10    Legal Proceedings.

          (a)   Neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to Parent's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or, to Parent's knowledge, any of their current or former directors or executive officers (i) that would reasonably be likely to have, either individually or in the aggregate, a Material

  Adverse Effect on Parent, or (ii) of a material nature challenging the validity or propriety of this Agreement.

          (b)   There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).

        4.11    Compliance with Applicable Law.    Parent and each of its Subsidiaries hold, and have at all times since December 31, 2012 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Parent, and to the knowledge of Parent, no suspension or cancellation or any such necessary license, franchise, permit or authorization is threatened. Parent and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable law, statute, order, rule or regulation of any Governmental Entity applicable to Parent or any of its Subsidiaries, including (to the extent applicable to Parent or its Subsidiaries), but not limited to, all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Parent, none of Parent, or its Subsidiaries, or to the knowledge of Parent, any director, officer, employee, agent or other person acting on behalf of Parent or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Parent or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Parent or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Parent or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Parent or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Parent or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Parent or any of its Subsidiaries, or is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

        4.12    Certain Contracts.

          (a)   Each contract, arrangement, commitment or understanding (whether written or oral) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual

  Report on Form 10-K filed by Parent, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto (each, a "Parent Contract"), and neither Parent nor any of its Subsidiaries knows of, or has received notice of, any violation of any Parent Contract by any of the other parties thereto which would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (b)   In each case, except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Parent, (i) each Parent Contract is valid and binding on Parent or one of its Subsidiaries, as applicable, and in full force and effect, (ii) Parent and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each Parent Contract, (iii) to Parent's knowledge, each third-party counterparty to each Parent Contract has performed all obligations required to be performed by it to date under such Parent Contract and (iv) no event or condition exists which constitutes or, after notice or lapse of time, or both, will constitute, a default on the part of Parent or any of its Subsidiaries under any such Parent Contract.

        4.13    Employees and Employee Benefit Plans.

          (a)   For purposes of this Agreement, "Parent Benefit Plans" means all employee benefit plans (as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, retention, bonus, employment, change in control, termination or severance plans, programs, agreements or arrangements that are maintained, contributed to or sponsored or maintained by, or required to be contributed to, Parent or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Parent or any of its Subsidiaries, excluding, in each case, any Multiemployer Plan.

          (b)   Each Parent Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code.

          (c)   The IRS has issued a favorable determination letter with respect to each Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the "Parent Qualified Plans") and the related trust, and, to the knowledge of Parent, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Parent Qualified Plan or the related trust.

          (d)   With respect to each Parent Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such Parent Benefit Plan is in "at-risk" status for purposes of Section 430 of the Code, (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iii) all premiums to the PBGC have been timely paid in full, (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is reasonably expected to be incurred by Parent or any of its Subsidiaries, and (v) the PBGC has not instituted proceedings to terminate any such Parent Benefit Plan. No Controlled Group Liability has been incurred by Parent or its ERISA Affiliates that has not been satisfied in full, and, to the knowledge of Parent, no condition exists that presents a material risk to Parent or its ERISA Affiliates of incurring any such liability, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to Parent and its Subsidiaries.

          (e)   None of the Parent, any of its Subsidiaries or any of their respective ERISA Affiliates has, at any time during the last six (6) years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

          (f)    Neither Parent nor any of its Subsidiaries sponsors any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or their dependents, except as required by Section 4980B of the Code or similar state law or continuation of welfare benefits for a period of no longer than three (3) years pursuant to severance arrangements.

          (g)   All contributions required to be made to any Parent Benefit Plan by applicable law or by any plan document, and all premiums due or payable with respect to insurance policies funding any Parent Benefit Plan, for any period in the prior three (3) years through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Parent, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to Parent and its Subsidiaries.

          (h)   There are no pending or, to Parent's knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to Parent's knowledge, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against the Parent Benefit Plans, any fiduciaries thereof with respect to their duties to the Parent Benefit Plans or the assets of any of the trusts under any of the Parent Benefit Plans, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to Parent and its Subsidiaries.

          (i)    There are no pending or, to the knowledge of Parent, threatened material labor grievances or unfair labor practice claims or charges against Parent or any of its Subsidiaries, or any strikes or other material labor disputes against Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Parent or any of its Subsidiaries and, to the knowledge of Parent, there are no organizing efforts by any union or other group seeking to represent any employees of Parent and its Subsidiaries.

        4.14    Agreements with Regulatory Agencies.    Neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or January 1, 2013, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Parent Disclosure Schedule, a "Parent Regulatory Agreement"), nor has Parent or any of its Subsidiaries been advised in writing or, to Parent's knowledge, orally, since January 1, 2013, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Parent Regulatory Agreement.

        4.15    Information Technology.    Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Parent, to the knowledge of Parent, since January 1, 2013, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of Parent and its Subsidiaries.

        4.16    Related Party Transactions.    There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Parent or any of its Subsidiaries, on the one hand, and any current director or "executive officer" (as defined in Rule 3b-7 under the Exchange Act) of Parent or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Parent Common Stock (or any of such person's immediate family members or affiliates) (other than Subsidiaries of Parent), on the other hand, of the type required to be reported in any Parent SEC Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

        4.17    Reorganization.    Parent has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        4.18    Risk Management Instruments.    Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Parent, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Parent, any of its Subsidiaries or for the account of a customer of Parent or one of its Subsidiaries (the "Parent Risk Management Instruments"), were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Parent or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions) and are in full force and effect. Parent and each of its Subsidiaries have duly performed in all material respects all of their material obligations under the Parent Risk Management Instruments to the extent that such obligations to perform have accrued, and, to Parent's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party under the Parent Risk Management Instruments.

        4.19    Parent Information.    The information relating to Parent and its Subsidiaries that is provided by Parent or its representatives for inclusion in (a) the Joint Proxy Statement, on the date it (or any amendment or supplement thereto) is first mailed to holders of Parent Common Stock or at the time of the Parent Meeting (as defined in Section 6.3), (b) the S-4, when it or any amendment thereto becomes effective under the Securities Act, (c) the documents and financial statements of Parent incorporated by reference in the Joint Proxy Statement, the S-4 or any amendment or supplement thereto or (d) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Joint Proxy Statement relating to Parent and its Subsidiaries and other portions within the reasonable control of Parent and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of the Company or its Subsidiaries for inclusion in the Joint Proxy Statement or the S-4.

        4.20    Financing.    Parent has, or will have available to it prior to the Closing Date, all funds necessary to satisfy its obligations hereunder.

        4.21    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by Parent in this Article IV, neither Parent nor any other person makes any express or implied representation or warranty with respect to Parent, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties.

          (b)   Parent acknowledges and agrees that neither the Company nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

        5.1    Conduct of Business of the Company and Parent Prior to the Effective Time.    During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Company Disclosure Schedule), required by law or as consented to in writing by Parent (or the Company, in the case of clause (b) below, as applicable) (such consent not to be unreasonably withheld, conditioned or delayed), (a) the Company shall, and shall cause its Subsidiaries to, (i) conduct its business in the ordinary course in all material respects and (ii) use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships, and (b) each of Parent and the Company shall and shall cause their respective Subsidiaries to take no action that would reasonably be likely to adversely affect or delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

        5.2    Company Forbearances.    During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

          (a)   other than in the ordinary course of business, incur any indebtedness for borrowed money (other than indebtedness of the Company or any of its wholly owned Subsidiaries to the Company or any of its Subsidiaries)or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than any Subsidiary of the Company);

          (b)   adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (i) dividends paid by any of the Subsidiaries of the Company to the Company or any of its wholly owned Subsidiaries, (ii) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Stock Options or for withholding taxes incurred in connection with the exercise of Company Stock Options, the vesting of Company Restricted Stock Awards or the warrant to purchase 22,071.43 shares of Company Common Stock dated May 28, 2015 or the vesting or settlement of Company Equity Awards, if any, in each case, in accordance with past practice and the terms of the applicable award agreements, or (iii) required dividends on the common stock of any Company Subsidiary);

          (c)   grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire shares of its capital stock;

          (d)   issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except for the issuance of shares upon the exercise of Company Stock Options or the vesting or settlement of Company Equity Awards, in each case, that are outstanding on the date hereof in accordance with past practice and the terms of the applicable award agreements;

          (e)   sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, business or assets (other than sales of other real estate owned (i) for properties with a book value of less than $100,000, in the ordinary course of business and in accordance with Company policies and (ii) for properties with a book value of $100,00 or more, where each such sale would result in the Company or its Subsidiaries realizing net proceeds of not less than 95% of the book value of such property) to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any material indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business;

          (f)    except for transactions in the ordinary course of business (including by way of foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith), (i) acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other person or business or any material assets, deposits or properties of any other person, or (ii) make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, in each case, other than in a wholly owned Subsidiary of the Company;

          (g)   (i) terminate, materially amend or waive any material provision of, any Company Contract, or make any material change in any instrument or agreement governing the terms of any of its securities, other than normal renewals in the ordinary course of business, or (ii) enter into any contract that would constitute a Company Contract if it were in effect on the date of this Agreement;

          (h)   except as required under applicable law or the terms of any Company Benefit Plan existing as of the date hereof, (i) enter into, adopt or terminate any Company Benefit Plan (or any employee benefit plan that would be a Company Benefit Plan if in effect on the date hereof), (ii) amend any Company Benefit Plan, other than amendments in the ordinary course of business consistent with past practice that do not increase the cost to the Company of maintaining such Company Benefit Plan, (iii) increase the compensation or benefits payable to any current or former employee, officer, director or consultant, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, (v) grant or accelerate the vesting of any equity-based awards or other compensation, (vi) enter into any new, or amend any existing, employment, severance, change in control, retention, bonus guarantee, collective bargaining agreement or similar agreement or arrangement, (vii) fund any rabbi trust or similar arrangement, (viii) terminate the employment or services of any officer, employee or independent contractor or consultant (who is a natural person) whose annual base compensation is greater than $150,000, other than for cause, or (ix) hire any officer, employee, independent contractor or consultant (who is a natural person) whose annual base compensation is greater than $150,000;

          (i)    settle any material claim, suit, action or proceeding, except in the ordinary course of business, in an amount and for consideration not in excess of $100,000 individually or $250,000 in the aggregate and that would not impose any material restriction on the business of it or its Subsidiaries or the Surviving Corporation;

          (j)    take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

          (k)   amend the Company Articles, Company Bylaws or comparable governing documents of its Subsidiaries;

          (l)    merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

          (m)  materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any Governmental Entity or requested by a Governmental Entity;

          (n)   implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any Governmental Entity;

          (o)   (i) enter into any material new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by such policies or applicable law, regulation or policies imposed by any Governmental Entity or (ii) make any loans or extensions of credit either (A) outside of the ordinary course of business consistent with past practice and the Company's approved internal underwriting policies or (B) involving a total credit relationship of more than $15,000,000 with a single borrower and its affiliates; provided that any consent from Parent sought pursuant to this clause (p)(ii) shall be given within two (2) business days after the relevant loan package is provided to Parent;

          (p)   make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans or (ii) its hedging practices and policies, in each case except as may be required by such policies and practices or by any applicable laws, regulations, guidelines or policies imposed by any Governmental Entity;

          (q)   make, or commit to make, any capital expenditures in excess of $250,000 in the aggregate, other than as disclosed in the Company's capital expenditure budget set forth in Section 5.2(q) of the Company Disclosure Schedules;

          (r)   make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of Taxes;

          (s)   make an application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its Subsidiaries or acquire or sell or agree to acquire or sell, any branch office, except to the extent required to obtain any Requisite Regulatory Approvals;

          (t)    materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;

          (u)   amend in a manner that adversely impacts in any material respect the ability to conduct its business, terminate or allow to lapse any material permits;

          (v)   knowingly take any action that is intended to or would reasonably be likely to adversely affect or materially delay the ability of the Company or its Subsidiaries to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or by the Bank Merger Agreement or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement or to consummate the transactions contemplated hereby or thereby; or

          (w)  agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

        5.3    Parent Forbearances.    During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Parent Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed):

          (a)   amend the Parent Articles or the Parent Bylaws in a manner that would materially and adversely affect economic benefits of the Merger to the holders of Company Common Stock, or adversely affect the holders of Company Common Stock relative to other holders of Parent Common Stock;

          (b)   adjust, split, combine or reclassify any capital stock of Parent;

          (c)   make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, other than in a wholly owned Subsidiary of Parent, except for transactions in the ordinary course of business or in a transaction that, together with such other transactions, is not reasonably likely to prevent, materially impede or materially delay the ability of Parent, the Company or their respective Subsidiaries to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the Merger (including the Requisite Regulatory Approvals) or to consummate the transactions contemplated hereby;

          (d)   merge or consolidate itself or any of its material Subsidiaries with any other person where it or its material Subsidiary, as applicable, is not the surviving person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its material Subsidiaries, in any such case where such action is reasonably likely to prevent, materially impede or materially delay the ability of Parent, the Company or their respective Subsidiaries to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the Merger (including the Requisite Regulatory Approvals) or to consummate the transactions contemplated hereby;

          (e)   take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

          (f)    agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.

ARTICLE VI

ADDITIONAL AGREEMENTS

        6.1    Regulatory Matters.

          (a)   Parent and the Company shall promptly prepare and file with the SEC, no later than thirty (30) business days after of the date of this Agreement, the Joint Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company and Parent shall thereafter mail or deliver the Joint Proxy Statement to their respective shareholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. The parties shall cooperate with each other in connection with the preparation and filing of the Joint Proxy Statement, including the furnishing of any information as promptly as reasonably practicable.

          (b)   The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. Without limiting the generality of the foregoing, as soon as practicable and in no event later than thirty (30) business days after the date of this Agreement, Parent and the Company shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals. Parent and the Company shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval as promptly as reasonably practicable. The parties shall cooperate with each other in connection therewith (including the furnishing of any information as promptly as reasonably practicable and any reasonable undertaking or commitments that may be required to obtain the Requisite Regulatory Approvals). Parent and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. Each party will provide the other with copies of any applications and all correspondence relating thereto prior to filing, other than any portions of material filed in connection therewith that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement, and to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences.

          (c)   In furtherance and not in limitation of the foregoing, each of Parent and the Company shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, and (ii) avoid or eliminate each and every impediment so as to enable the Closing to occur as soon as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of businesses or assets of Parent, the Company and their respective Subsidiaries. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall require Parent or the Company or their respective Subsidiaries to take, or agree to take, any actions specified in this Section 6.1 that, individually or in the aggregate, would reasonably be likely to have a material and adverse effect on Parent and its Subsidiaries, taken as a whole, giving effect to the Merger (measured on a scale relative to the Company and its Subsidiaries, taken as a whole) (a "Materially Burdensome Regulatory Condition").

          (d)   Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

          (e)   Parent and the Company shall promptly, but in no event later than one (1) business day thereafter, advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

        6.2    Access to Information.

          (a)   Upon reasonable notice and subject to applicable laws and regulations, including those applicable to confidential and supervisory information, each of Parent and the Company, for the purposes of verifying the representations and warranties of the other, discussing the continued employment of members of Company's management and preparing for the Merger (including planning for the integration of the operations of Company and Parent) and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and each shall reasonably cooperate with the other party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers and/or the other party), and, during such period, each of Parent and the Company shall, and shall cause its respective Subsidiaries to, make available to the other party such information concerning its business, properties and personnel as such party may reasonably request. Each party shall use commercially reasonable efforts to minimize any interference with the other party's regular business operations during any such access. Neither Parent nor the Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Parent or the Company, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b)   Each of Parent and the Company shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated September 1, 2015, between Parent and the Company (the "Confidentiality Agreement").

          (c)   No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the

  Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        6.3    Shareholders' Approval.

          (a)   Each of the Company and Parent shall take, in accordance with applicable law and the applicable bylaws and charter, all action necessary to convene a meeting of its shareholders (the "Company Meeting" and the "Parent Meeting") to be held as soon as reasonably practicable after the S-4 is declared effective for the purpose of obtaining the Requisite Company Vote and the Requisite Parent Vote required in connection with this Agreement and the Merger, and, if so desired and mutually agreed, upon other matters of the type customarily brought before an annual or special meeting of shareholders to adopt a merger agreement, and each shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date. The Board of Directors of each of the Company and Parent shall use its reasonable best efforts to obtain from the shareholders of the Company and Parent, as the case may be, the Requisite Company Vote, in the case of the Company, and the Requisite Parent Vote, in the case of Parent, including by communicating to its respective shareholders its recommendation (and including such recommendation in the Joint Proxy Statement) that they adopt and approve this Agreement and the transactions contemplated hereby. However, subject to Section 8.1 and Section 8.2, if the Board of Directors of the Company or Parent, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it could reasonably be expected to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement, then in submitting this Agreement to its shareholders, such Board of Directors may submit this Agreement to its shareholders without recommendation, or may change its recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors may communicate the basis for its lack of a recommendation or change in its recommendation to its shareholders in the Joint Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided that the Board of Directors may not take any actions under this sentence unless (i) it gives the other party at least four (4) business days' prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event that such action is taken in response to an Acquisition Proposal, the latest material terms and conditions and the identity of the third party in any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the Board of Directors takes into account any amendment or modification to this Agreement proposed by the other party and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it nevertheless could reasonably be expected to result in a violation of its fiduciary duties under applicable law to continue to recommend this Agreement. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3.

          (b)   The Company or Parent shall adjourn or postpone the Company Meeting or the Parent Meeting, as the case may be, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Company Common Stock or Parent Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting the Company or Parent, as the case may be, has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote or the Requisite Parent Vote. The Company and the Parent shall only be required to adjourn or postpone the Company Meeting or the Parent Meeting, as applicable, and as requested by the other party for one or more periods of up to twenty days each, twice pursuant to this Section 6.3(b). Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, each of the Company Meeting and the Parent Meeting shall be convened and this Agreement shall be submitted to the shareholders of the Company and Parent at the Company Meeting and Parent Meeting, respectively, for the purpose of voting on the approval and adoption of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve either the Company or Parent of such obligation.

        6.4    Legal Conditions to Merger.    Subject in all respects to Section 6.1 of this Agreement, each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

        6.5    Stock Exchange Listing.    Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

        6.6    Employee Benefit Plans.

          (a)   During the period commencing at the Effective Time and ending on the first (1st) anniversary of the Closing Date, Parent shall cause the Surviving Corporation to provide continuing employees of the Company and its Subsidiaries with (i) annual base salary or wages that are no less than the annual base salary or wages in effect immediately prior to the Effective Time, and (ii) other compensation opportunities and employee benefits that are substantially comparable in the aggregate to those provided to similarly situated employees of Parent and its Subsidiaries; provided that Parent may satisfy its obligation under this Section 6.6(a)(ii) for a transitional period by providing such compensation and employee benefits on terms that are substantially similar in the aggregate to those provided by the Company and its Subsidiaries immediately prior to the Effective Time. Without limiting the immediately preceding sentence, Parent shall cause the Surviving Corporation to provide, subject to execution (and non-revocation) by the applicable employee of a release of claims in a form reasonably satisfactory to Parent, to each continuing employee of the Company and its Subsidiaries whose employment is terminated by Parent and its Subsidiaries without "cause" during the period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date with severance benefits that are not less favorable than the severance benefits that would have been paid or provided to such continuing employee under the Company's severance benefit plan or program identified in Section 6.6(a) of the Company Disclosure Schedule as in effect immediately prior to the date hereof.

          (b)   With respect to any employee benefit plans of Parent or its Subsidiaries in which any employees of the Company or its Subsidiaries become eligible to participate on or after the Effective Time (the "New Plans"), Parent shall or shall cause the Surviving Corporation to use commercially reasonable efforts to: (i) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans, except to the extent that such preexisting conditions, exclusions or waiting periods would apply under the analogous Company Benefit Plan, (ii) provide each such employee and their eligible dependents with credit for any co-payments or coinsurance and deductibles paid prior to the Effective Time under a Company Benefit Plan (to the same extent that such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible, co-payment, coinsurance or maximum out-of-pocket requirements under any New Plans, and (iii) recognize all service of such employees with the Company and its Subsidiaries for all purposes in any New Plan to the same extent that such service was taken into account under the analogous Company Benefit Plan prior to the Effective Time; provided that the foregoing service recognition shall not apply (A) to the extent that it would result in duplication of benefits for the same period of services, (B) for purposes of any defined benefit pension plan or benefit plan that provides retiree welfare benefits, or (C) to any benefit plan that is a frozen plan or provides grandfathered benefits.

          (c)   The Surviving Corporation agrees to assume and honor all Company Benefit Plans in accordance with their terms as of the date hereof, it being understood that this sentence shall not be construed to limit the ability of the Surviving Corporation or any of its Affiliates to amend or terminate any Company Benefit Plan to the extent that such amendment or termination is permitted by the terms of the applicable plan. Parent hereby acknowledges and agrees that a "change in control" (or similar phrase) within the meaning of the Company Benefit Plans identified in Section 3.11(k) of the Company Disclosure Schedule will occur at the Effective Time.

          (d)   If requested by Parent in writing at least twenty (20) business days prior to the Effective Time, the Company shall cause any 401(k) plan sponsored or maintained by the Company (each, a "Company 401(k) Plan") to be terminated effective as of the day immediately prior to the Closing Date and subject to the occurrence of the Closing. If Parent requests that any Company 401(k) Plan be terminated, (i) the Company shall provide Parent with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and comment by Parent) not later than two (2) business days prior to the Closing Date, (ii) the continuing employees of the Company and its Subsidiaries shall be eligible to participate, effective as of the Effective Time, in a 401(k) plan sponsored or maintained by Parent or one of its Subsidiaries (a "Parent 401(k) Plan"), and (iii) Parent and the Company shall take any and all actions as may be required, including amendments to any Company 401(k) Plan and/or Parent 401(k) Plan, to permit the continuing employees of the Company and its Subsidiaries who are then actively employed to make rollover contributions to the Parent 401(k) Plan of "eligible rollover distributions" (within the meaning of Section 401(a)(31) of the Code) in the form of cash, notes (in the case of loans), or a combination thereof.

          (e)   Nothing in this Agreement shall confer upon any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, the Company, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, the Company, Parent or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Company Benefit Plan, New Plan or any other employee benefit plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Company Benefit Plan, New Plan or any other employee benefit plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of the final sentence of Section 9.11, nothing in this Section 6.6, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Section 6.6.

        6.7    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each present and former director, officer or employee of the Company and its Subsidiaries or fiduciaries of the Company or any of its Subsidiaries under Company Benefit Plans (in each case, when acting in such capacity) (collectively, the "Company Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising in whole or in part out of, or pertaining to, (i) the fact that such person is or was a director, officer, employee or fiduciary of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the consideration and approval of this Agreement and the consummation of the transactions contemplated by this Agreement; and Parent and the Surviving Corporation shall also advance expenses as incurred by such Company Indemnified Party to the fullest extent permitted by applicable law; provided that the Company Indemnified Party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification.

          (b)   For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims against the present and former officers and directors of the Company or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the transactions contemplated by this Agreement); provided, however, that the Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of two hundred and fifty percent (250%) of the aggregate annual premium paid as of the date hereof by the Company for such insurance (the "Premium Cap"), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, the Company, in consultation with Parent, may (and at the request of Parent, the Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)-year "tail" policy under the Company's existing directors' and officers' insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the total of the annual Premium Caps. If the Company purchases such a "tail" policy, Parent or the Surviving Corporation shall maintain such "tail" policy in full force and effect and continue to honor its obligations thereunder.

          (c)   The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each the Company Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns, consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, transfers all or substantially all of its assets or deposits to any other entity or engages in any similar transaction, then in each case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.7.

          (d)   The obligations of the Surviving Corporation, Parent and the Company under this Section 6.7 shall not be terminated or modified in a manner so as to adversely affect any Company

  Indemnified Party or any other person entitled to the benefit of this Section 6.7 without the prior written consent of the affected Company Indemnified Party.

        6.8    Additional Agreements.    In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Parent, on the one hand, and a Subsidiary of the Company, on the other hand) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such necessary action as may be reasonably requested by the other party, at the expense of the party who makes any such request.

        6.9    Advice of Changes.    Parent and the Company shall each promptly advise the other party of any fact, change, event or circumstance known to it (a) that has had or is reasonably likely to have a Material Adverse Effect on it or (b) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided that any failure to give notice in accordance with the foregoing shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or Section 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying fact, change, event or circumstance would independently result in a failure of the conditions set forth in Section 7.2 or Section 7.3 to be satisfied.

        6.10    Dividends.    After the date of this Agreement, each of Parent and the Company shall coordinate with the other the declaration of any dividends in respect of Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Company Common Stock and any shares of Parent Common Stock any such holder receives in exchange therefor in the Merger.

        6.11    Board Appointments.    Parent shall take all appropriate action so that, as of the Effective Time, the number of directors constituting the Board of Directors of Parent and Parent Bank shall be increased by two, and two individuals, one of whom will be selected by Parent, in consultation with the Company, from the current directors of the Company and one of whom will be selected by Oak Hill Capital Partners, shall be appointed as directors of Parent. Such directors shall serve in such roles subject to the policies of Parent generally applicable to the Board of Directors.

        6.12    Acquisition Proposals.

          (a)   The Company shall not, and shall cause its Subsidiaries and its and their officers, directors, agents, advisors and representatives (collectively, "Representatives") not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any Acquisition Proposal; provided that, prior to receipt of the Requisite Company Vote, in the event the Company receives an unsolicited bona fide written Acquisition Proposal, it may, and may permit its Subsidiaries and its and its Subsidiaries' Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions could reasonably be expected to result in a violation of its fiduciary duties under applicable law; provided, further, that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, the Company shall have provided such information to Parent, and shall have entered into a confidentiality agreement with such third party on terms not materially less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with the Company. The Company will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Parent, with respect to any Acquisition Proposal. The Company will promptly (and in any event within one (1) business day) advise Parent following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), and will promptly (and in any event within one (1) business day) advise Parent of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. The Company shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. Unless this Agreement has been terminated in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and its and their officers, directors, agents, advisors and representatives not to on its behalf, enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other definitive transaction agreement (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.12(a)) relating to any Acquisition Proposal). As used in this Agreement, "Acquisition Proposal" shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of the Company and its Subsidiaries or twenty-five (25%) or more of any class of equity or voting securities of a party or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five (25%) or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five (25%) or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five (25%) or more of the consolidated assets of the Company, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five (25%) or more of the consolidated assets of the Company, except, in each case, any sale of whole loans and securitizations in the ordinary course of business and any bona fide internal reorganization.

          (b)   Nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

        6.13    Public Announcements.    The Company and Parent shall each use their reasonable best efforts (a) to develop a joint communications plan, (b) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (c) except in respect of any announcement required by (i) applicable law or regulation, (ii) a request by a Governmental Entity or (iii) an obligation pursuant to any listing agreement with or rules of any securities exchange, the Company and Parent agree to consult with each other and to obtain the advance approval of the other party (which approval shall not be unreasonably withheld, conditioned or delayed) before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

        6.14    Change of Method.    Parent may at any time change the method of effecting the Merger and the Bank Merger (including by providing for the merger of the Company with a wholly owned Subsidiary of Parent) if and to the extent requested by Parent, and the Company agrees to enter into such amendments to this Agreement as Parent may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) adversely affect the Tax treatment of the Merger with respect to the Company's shareholders or (iii) be reasonably likely to cause the Closing to be prevented or materially delayed or the receipt of the Requisite Regulatory Approvals to be prevented or materially delayed.

        6.15    Takeover Statutes.    Neither Parent nor the Company shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each of Parent and the Company shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each of Parent and the Company will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

        6.16    Exemption from Liability Under Section 16(b).    The Company and Parent agree that, in order to most effectively compensate and retain those officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act (the "Company Insiders"), both prior to and after the Effective Time, it is desirable that Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock and Company Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.16. The Board of Directors of Parent and of the Company, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall promptly, and in any event prior to the Effective Time, take all such steps as may be necessary or appropriate to cause any dispositions of Company Common Stock or Company Equity Awards pursuant to the transactions contemplated by this Agreement and by any Company Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

        6.17    Litigation and Claims.    Each of Parent and the Company shall promptly notify each other in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of Parent or the Company, as applicable, threatened against Parent, the Company or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement, the Bank Merger Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Parent, the Company or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. The Company shall give Parent the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation against the Company and/or its directors or affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

        6.18    Assumption of Company Debt.    Parent agrees to execute and deliver, or cause to be executed and delivered, by or on behalf of the Surviving Corporation, at or prior to the Effective Time, one or more supplemental indentures, guarantees, and other instruments required for the due assumption of the Company's obligations in respect of its outstanding debt, guarantees, securities, and other agreements to the extent required by the terms of such debt, guarantees, securities, and other agreements. Immediately after the Effective Time, Parent agrees to pay the outstanding debt of the Company set forth on Section 3.2(d) of the Company Disclosure Schedule.

        6.19    No Control of Other Party's Business.    Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

ARTICLE VII

CONDITIONS PRECEDENT

        7.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)    Shareholder Approval.    This Agreement shall have been adopted by the shareholders of the Company by the Requisite Company Vote and by the shareholders of Parent by the Requisite Parent Vote.

          (b)    Nasdaq Listing.    The shares of Parent Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

          (c)    S-4.    The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

          (d)    No Injunctions or Restraints; Illegality.    No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger or the Bank Merger.

          (e)    Regulatory Approval.    (i) All regulatory authorizations, consents, orders or approvals from (x) the Federal Reserve Board, the FDIC, the North Carolina Commissioner of Banks and under the HSR Act and (y) any other approvals set forth in Sections 3.4 and 4.4 which are necessary to consummate the Merger and the Bank Merger and those the failure of which to be obtained would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (such approvals and the expiration of such waiting periods being referred to herein as the "Requisite Regulatory Approvals"), and (ii) no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

        7.2    Conditions to Obligations of Parent.    The obligation of Parent to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in Sections 3.2(a), and 3.8(a) (in each case after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b) (solely insofar as it applies to Company Bank or as set forth in the last two sentences), 3.2(b), and 3.3(a) (in each case, after giving effect to the lead-in to Article III) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent that such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of the Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that, for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be likely to have a Material Adverse Effect on the Company or the Surviving Corporation. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c)    Federal Tax Opinion.    Parent shall have received the opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company, reasonably satisfactory in form and substance to such counsel.

        7.3    Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent set forth in Sections 4.2(a) and 4.9(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent that such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of Parent set forth in Sections 4.1(a), 4.1(b) (solely insofar as it applies to Parent Bank or as set forth in the last two sentences), 4.2(b) and 4.3(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Parent set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and (except to the extent that such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be likely to have a Material Adverse Effect on Parent. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effect.

          (b)    Performance of Obligations of Parent.    Parent shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

          (c)    Federal Tax Opinion.    The Company shall have received the opinion of Arnold & Porter LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and the Company, reasonably satisfactory in form and substance to such counsel.

ARTICLE VIII

TERMINATION AND AMENDMENT

        8.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the shareholders of the Company:

          (a)   by mutual consent of Parent and the Company in a written instrument;

          (b)   by either Parent or the Company if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (c)   by either Parent or the Company if the Merger shall not have been consummated on or before the first (1st) anniversary of the date of this Agreement (the "Termination Date"), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d)   by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of the Company, in the case of a termination by Parent, or Parent, in the case of a termination by the Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Parent, or Section 7.3, in the case of a termination by the Company, and which is not cured by the earlier of the Termination Date and the date that is forty-five (45) days following written notice to the Company, in the case of a termination by Parent, or Parent, in the case of a termination by the Company, or by its nature or timing cannot be cured during such period;

          (e)   by Parent, if (i) prior to such time as the Requisite Company Vote is obtained, the Company or the Board of Directors of the Company (A) submits this Agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely qualifies or modifies (or discloses its intention to withdraw or materially and adversely qualify or modify) its recommendation as contemplated by Section 6.3(a), or recommends to its shareholders (or fails to recommend against) an Acquisition Proposal other than the Merger, or (B) materially breaches its obligations under Section 6.3 or Section 6.12; or (ii) a tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or a Subsidiary thereof), and the Board of Directors of the Company recommends that the shareholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten (10)-business day period specified in Rule 14e-2(a) under the Exchange Act;

          (f)    by the Company, if prior to such time as the Requisite Parent Vote is obtained, Parent or the Board of Directors of Parent submits this Agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely qualifies or modifies (or discloses its intention to withdraw or materially and adversely qualify or modify) its recommendation as contemplated by Section 6.3(a); or

          (g)   by Parent or Company, if the Requisite Company Vote is not obtained at the Company Meeting or the Requisite Parent Vote is not obtained at the Parent Meeting, in each case after any adjournments required by Section 6.3 of the Agreement.

        The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (f) or (g) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.5, specifying the provision or provisions hereof pursuant to which such termination is effected.

        8.2    Effect of Termination.

          (a)   In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Parent, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b), this Section 8.2 and Article IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement (which, in the case of the Company, shall include the loss to the holders of

  Company Common Stock of the economic benefits of the Merger, including the loss of the premium offered to the shareholders of the Company).

          (b)   (i)    In the event that after the date of this Agreement a bona fide Acquisition Proposal shall have been made known to senior management of the Company or shall have been made directly to its shareholders generally or any person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to the Company and (A) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(c) without the Requisite Company Vote having been obtained or pursuant to Section 8.1(g) (other than in the case of a termination as a result of the failure to obtain the Parent Requisite Vote either (I) by the Company if the Requisite Company Vote has then been obtained or (II) by Parent) or (B) thereafter this Agreement is terminated by Parent pursuant to Section 8.1(d), and (C) prior to the date that is twelve (12) months after the date of such termination, the Company either (x) enters into a definitive agreement or (y) consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then the Company shall, on the earlier of the date that it enters into such definitive agreement and the date of consummation of such transaction, pay Parent, by wire transfer of same day funds, a fee equal to $14,000,000 (the "Termination Fee"); provided that, for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to "25%" shall instead refer to "50%."

             (ii)  In the event that this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay Parent, by wire transfer of same day funds, the Termination Fee as promptly as reasonably practical after the date of termination (and, in any event, within three (3) business days thereafter).

          (c)   In the event that this Agreement is terminated by the Company pursuant to Section 8.1(f), then Parent shall pay the Company, by wire transfer of same day funds, the Termination Fee as promptly as reasonably practical after the date of termination (and, in any event, within three (3) business days thereafter).

          (d)   Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages, the maximum aggregate amount of fees payable by either party under this Section 8.2 shall be equal to the Termination Fee.

          (e)   For the avoidance of doubt, the Company or Parent, as applicable, shall not be required to pay the Termination Fee on more than one occasion. The parties agree that, upon termination of this Agreement under circumstances where the Termination Fee is payable to it and such Termination Fee is paid in full, the party who received the Termination Fee shall be precluded from any other remedy against the other party in connection with this Agreement or the transactions contemplated hereby, at law or in equity or otherwise, and it shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the other party or any of the other party's Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with this Agreement or the transactions contemplated hereby.

          (f)    Each of Parent and the Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the non-paying party for the Termination Fee or any portion thereof, the non-paying party shall pay the reasonable costs and expenses of the other party (including reasonable attorneys' fees and expenses) in connection with such suit. In addition, if the Company or Parent, as the case may be, fails to pay the amounts payable pursuant to this Section 8.2, then such party shall pay interest on such overdue amounts (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the "prime rate" (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid. The amounts payable by the Company and Parent pursuant to Sections 8.2(b) and 8.2(c) constitute liquidated damages and not a penalty, and, except in the case of fraud or willful misconduct, shall be the sole monetary remedy of the non-paying party in the event of a termination of this Agreement specified in such sections.

ARTICLE IX

GENERAL PROVISIONS

        9.1    Nonsurvival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.7 and for those other covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time.

        9.2    Amendment.    Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the shareholders of the Company; provided, however, that after the adoption of this Agreement by the shareholders of the Company, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

        9.3    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        9.4    Expenses.    Except (a) with respect to costs and expenses of printing and mailing the Joint Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger, which shall be borne equally by Parent and the Company, (b) with respect to costs and expenses of all filing and other fees in connection with any filing under the HSR Act, which shall be borne by Parent and (c) as otherwise provided in Section 8.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        9.5    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon confirmation of receipt, or if by email so long as such email states that it is a notice delivered pursuant to this Section 9.5 and a duplicate copy of such email is promptly given by one of the other methods described in this Section 9.5, (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)   if to the Company, to:

      CommunityOne Bancorp
      1017 E. Morehead Street
      Charlotte, NC 28204
      Attention: Beth S. DeSimone
      Facsimile: (980) 819-6294

      With a copy (which shall not constitute notice) to:

      Arnold & Porter LLP
      601 Massachusetts Ave, N.W.
      Washington, D.C. 20001
      Attention: Paul Freshour
      Facsimile: (202) 942-5999

and

          (b)   if to Parent, to:

      Capital Bank Financial Corp
      121 Alhambra Plaza Suite 1601
      Coral Gables, FL 33134
      Attention: Christopher G. Marshall
      Facsimile: (704) 964-2442

      With a copy (which shall not constitute notice) to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, NY 10019
      Attention: David E. Shapiro and Mark F. Veblen
      Facsimile: (212) 403-2000

        9.6    Interpretation.    The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to "the date hereof" shall mean the date of this Agreement. As used in this Agreement, the "knowledge" of the Company means the actual knowledge of any of the officers of the Company listed on Section 9.6 of the Company Disclosure Schedule, and the "knowledge" of Parent means the actual knowledge of any of the officers of Parent listed on Section 9.6 of the Parent Disclosure Schedule. As used herein, (a) "business day" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Raleigh, North Carolina are authorized by law or executive order to be closed, (b) the term "person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (c) an "affiliate" of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person and (d) the term "made available" means any document or other information that was (i) provided by one party or its representatives to the other party and its representatives prior to the date hereof, (ii) included in the virtual data room of a party prior to the date hereof or (iii) filed by a party with the SEC and publicly available on EDGAR prior to the date hereof. The Company Disclosure Schedule and the Parent Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to "dollars" or "$" in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law.

        9.7    Counterparts.    This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        9.8    Entire Agreement.    This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        9.9    Governing Law; Jurisdiction.

          (a)   This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law (except that matters relating to the fiduciary duties of the Board of Directors of the Company shall be subject to the laws of the State of North Carolina).

          (b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Delaware (the "Chosen Courts"), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

        9.10    Waiver of Jury Trial.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND

ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

        9.11    Assignment; Third-Party Beneficiaries.    Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, which is intended to benefit each Company Indemnified Party and his or her heir and representatives, this Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        9.12    Specific Performance.    The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties' obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

        9.13    Severability.    Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

        9.14    Delivery by Facsimile or Electronic Transmission.    This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a ".pdf" format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CAPITAL BANK FINANCIAL CORP.
By:	/s/ R. EUGENE TAYLOR
	Name:	R. Eugene Taylor
	Title:	Chairman and Chief Executive Officer
COMMUNITYONE BANCORP
By:	/s/ ROBERT L. REID
	Name:	Robert L. Reid
	Title:	Chief Executive Officer and President

[Signature Page to Agreement and Plan of Merger]

        Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Schedule No.	Description
3.1	Corporate Organization
3.2	Capitalization
3.4	Consents and Approvals
3.5	Reports
3.9	Legal Proceedings
3.11	Employees and Employee Benefit Plans
3.13	Certain Contracts
3.14	Agreements with Regulatory Agencies
3.19	Intellectual Property
3.25	Loan Portfolio
4.2	Capitalization
4.4	Consents and Approvals
4.8	Absence of Certain Changes or Events
4.13	Employee and Employee Benefit Plans
4.14	Agreements with Regulatory Agencies
5.2	Company Forebearances
5.3	Parent Forebearances
6.6	Employee Benefit Plans
9.6	Interpretation

ANNEX B

November 24, 2015

The Board of Directors of
Capital Bank Financial Corp.
121 Alhambra Plaza, Suite 1601
Coral Gables, FL 33134

To Members of the Board of Directors:

        We understand that Capital Bank Financial Corp., a Delaware corporation ("Parent"), has entered into an Agreement and Plan of Merger, dated as of November 22, 2015 (the "Merger Agreement"), with CommunityOne Bancorp, a North Carolina corporation (the "Company"), pursuant to which, and subject to the terms and conditions set forth therein, the Company will be merged with and into Parent (the "Merger") with Parent being the surviving corporation in the Merger. As a result of the Merger, among other things, each share of the Company's common stock, without par value (the "Company Common Stock"), issued and outstanding immediately prior to the effective time of the Merger, except for the Exception Shares, shall be converted, in accordance with the procedures set forth in the Merger Agreement, into the right to receive, without interest: (i) for each share of Company Common Stock with respect to which an election to receive cash (a "Cash Election") has been effectively made and not revoked or deemed revoked, an amount in cash equal to $14.25 (the "Cash Consideration"), (ii) for each share of Company Common Stock with respect to which an election to receive Parent Common Stock (a "Stock Election") has been effectively made and not revoked or deemed revoked (collectively, the "Stock Election Shares"), 0.4300 validly issued, fully paid and nonassessable shares of the common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") (the "Stock Consideration") and (iii) for each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked, the right to receive such Stock Consideration or Cash Consideration as is determined in accordance with the Merger Agreement (in the case of each of the foregoing clauses (i) through (iii), subject to a customary proration and allocation mechanism as to which we express no opinion). We refer herein to the total consideration in the form of shares of Parent Common Stock and cash to be paid by Parent in the Merger as the "Merger Consideration." The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

        The Board of Directors of Parent (the "Board of Directors") has asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to Parent.

        In connection with rendering our opinion, we have, among other things:

  i.
  reviewed certain publicly available business and financial information relating to the Company and Parent that we deemed to be relevant, including publicly available research analysts' estimates relating to the Company and Parent;

  ii.
  reviewed certain non-public projected financial data relating to the Company and Parent prepared by management of Parent and furnished to us by management of Parent;

  iii.
  reviewed the amount and timing of the cost savings estimated by the management of Parent to result from the Merger (collectively, the "Synergies");

  iv.
  held discussions with members of senior management of the Company and Parent concerning the matters described in clauses (i) through (iii) above;

  v.
  compared the financial performance of the Company and valuation multiples relating to the Merger with those of certain other publicly traded companies that we deemed relevant;

  vi.
  compared the financial performance of Parent and Parent's stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

  vii.
  compared the financial performance of the Company and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

  viii.
  analyzed the discounted cash flows of the Company and Parent on a stand-alone basis, and the discounted cash flows of the Company on a pro forma basis taking into account the Synergies;

  ix.
  considered the potential pro forma impact of the Merger;

  x.
  reviewed the final execution version of the Merger Agreement dated November 22, 2015; and

  xi.
  performed such other analyses and examinations and considered such other factors that we deemed appropriate.

        For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company and Parent referred to above and the Synergies, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Parent as to the future financial performance of the Company and Parent and such Synergies. We express no view as to any projected financial data relating to the Company, Parent, the Synergies or the assumptions on which they are based, and have assumed that the financial results reflected in the projected financial data and estimates utilized in our analyses, including with respect to the Synergies, will be realized in the amounts and at the times projected.

        For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company, Parent, the combined company or the consummation of the Merger or materially reduce the benefits to Parent of the Merger.

        We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company or Parent, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We are not experts in the evaluation of deposit accounts or loan, mortgage or similar portfolios or allowances for losses with respect thereto and we were not requested to, and we did not, conduct a review of individual credit files or loan, mortgage or similar portfolios. We express no opinion or view as to the adequacy or sufficiency of allowances for losses or other matters with respect thereto and we have assumed that each of the Company and Parent has, and the pro forma combined company will have, appropriate reserves to cover any such losses.

        We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to Parent, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any securities, creditors or other constituencies of the Company or Parent, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Parent, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis.

        It is understood that our opinion is for the use and benefit of the Board of Directors in connection with the Merger, and our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Parent, nor does it address the underlying business decision of Parent to engage in the Merger or the terms of the Merger Agreement (other than the Merger Consideration) or the documents referred to therein. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock or Parent Common Stock should vote or act in respect of the Merger or any other matter related thereto. We express no opinion herein as to the price at which shares of the Company Common Stock or Parent Common Stock will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

        We will receive a fee for our services upon the rendering of this opinion. Parent has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and the Company or Parent pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the Company or Parent in the future and in connection with any such services we may receive compensation.

        In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Parent and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        This letter, and the opinion expressed herein, is addressed to, and for the information and benefit of, the Board of Directors in connection with the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

        This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except Parent may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by Parent to its stockholders relating to the Merger; provided, however, that all references to us or our opinion in any such document and the description or inclusion of our opinion therein shall be subject to our prior written consent with respect to form and substance.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Parent.

Very truly yours,
EVERCORE GROUP L.L.C.
By:	/s/ TIM MAIN
	Name:	Tim Main
	Title:	Senior Managing Director

ANNEX C

[LETTERHEAD OF SANDLER O'NEILL & PARTNERS, L.P.]

November 22, 2015

Board of Directors
CommunityOne Bancorp
1017 East Morehead Street
Charlotte, NC 28204

Ladies and Gentlemen:

        CommunityOne Bancorp ("Company") and Capital Bank Financial Corp. ("Parent") are proposing to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Company will merge with and into Parent (the "Merger") with Parent surviving the Merger. Pursuant to the terms of the Agreement, upon the effective time of the Merger, each share of common stock, without par value, of the Company issued and outstanding immediately prior to the Effective Time ("Company Common Stock"), except for certain shares of Company Common Stock as specified in the Agreement, shall be converted at the election of the holder thereof, in accordance with the procedures set forth in the Agreement, into the right to receive, without interest, either (i) 0.4300 shares of Parent Common Stock (the "Stock Consideration"), or (ii) $14.25 in cash (the "Cash Consideration"). The Agreement provides, generally, that shareholder elections may be adjusted as necessary to result in an overall ratio of 15% of Company Common Stock being converted into the right to receive the Cash Consideration and 85% of Company Common Stock being converted into the right to receive the Stock Consideration. The Stock Consideration and the Cash Consideration are collectively referred to herein as the "Merger Consideration." Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock.

        Sandler O'Neill & Partners, L.P. ("Sandler O'Neill", "we" or "our"), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated November 22, 2015; (ii) certain publicly available financial statements and other historical financial information of Company that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Parent that we deemed relevant; (iv) publicly available consensus median analyst earnings per share estimates for Company for the years ending December 31, 2015 through December 31, 2017, as well as an estimated earnings per share growth rate for the year ending December 31, 2018, an estimated annual balance sheet growth rate for the year ending December 31, 2016 and the years thereafter and an estimated annual loan growth rate for the years ending December 31, 2015 and December 31, 2016 and the years thereafter, as discussed with the senior management of Company; (v) publicly available consensus median analyst earnings per share estimates for Parent for the years ending December 31, 2015 and December 31, 2016 and an estimated earnings and dividend growth rate for the years thereafter, assuming Parent's repurchase of a certain amount of its common stock in the year ending December 31, 2016, as discussed with the senior management of Parent; (vi) the pro forma financial impact of the Merger on Parent based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain assumptions relating to the sale of certain loans in the year ending December 31, 2016, estimated net income for Company for the years ending December 31, 2016 and December 31, 2017 and the regulation of the pro forma company, as provided by the senior management of Parent; (vii) the publicly reported historical price and trading activity for Company and Parent common stock, including a comparison of certain stock market information for Company, Parent and certain stock indices as well as publicly available information for certain other similar companies the securities of which are publicly traded; (viii) a comparison of certain financial information for Company and Parent with similar institutions for which publicly available information is available; (ix) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Company the business, financial condition, results of operations and prospects of Company and held similar discussions with certain members of senior management of Parent regarding the business, financial condition, results of operations and prospects of Parent.

        In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by Company or Parent or their respective representatives or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have relied, at the direction of Company, without independent verification or investigation, on the assessments of the management of Company as to its existing and future relationships with key employees and partners, clients, products and services and we have assumed, with your consent, that there will be no developments with respect to any such matters that would affect our analyses or opinion. We have further relied on the assurances of the respective managements of Company and Parent that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Company or Parent or any of their respective subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of Company or Parent. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Company or Parent, or the combined entity after the Merger and we have not reviewed any individual credit files relating to Company or Parent.

        In preparing its analyses, Sandler O'Neill used publicly available consensus median analyst earnings per share estimates for Company for the years ending December 31, 2015 through December 31, 2017, as well as an estimated earnings per share growth rate for the year ending December 31, 2018, an estimated annual balance sheet growth rate for the year ending December 31, 2016 and the years thereafter and an estimated annual loan growth rate for the years ending December 31, 2015 and December 31, 2016 and the years thereafter, as discussed with the senior management of Company. In addition, in preparing its analyses Sandler O'Neill used publicly available consensus median analyst earnings per share estimates for Parent for the years ending December 31, 2015 and December 31, 2016 and an estimated earnings and dividend growth rate for the years thereafter, assuming Parent's repurchase of a certain amount of its common stock in the year ending December 31, 2016, as discussed with the senior management of Parent. Sandler O'Neill also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain assumptions relating to the sale of certain loans in the year ending December 31, 2016, estimated net income for Company for the years ending December 31, 2016 and December 31, 2017 and the regulation of the pro forma company, as provided by the senior management of Parent. With respect to those estimates and judgments, the respective managements of Company and Parent confirmed to us that those estimates and judgments, reflected the best currently available estimates and judgments of those respective managements of the future financial performance of Company and Parent, respectively, and we assumed that such performance would be achieved. We express no opinion as to such estimates or judgments, or the assumptions on which they are based. We have also assumed that there has been no material change in Company's or Parent's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Company and Parent will remain as going concerns for all periods relevant to our analyses.

        We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Company, Parent or the Merger or any related transaction, (iii) the Merger and any related transaction will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, and (iv) the Merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with your consent, we have relied upon the advice that Company has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading values of Company Common Stock or Parent Common Stock after the date of this opinion or what the value of Parent Common Stock will be once it is actually received by the holders of Company Common Stock.

        We have acted as Company's financial advisor in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion. Company has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. In the two years preceding the date of this opinion, we have provided certain other investment banking services to Company and received fees for such services. Additionally, as we have previously advised you, an affiliate of Carlyle Group L.P. owns an indirect interest in Sandler O'Neill. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Company and Parent and their respective affiliates. We may also actively trade the equity and debt securities of Company and Parent or their respective affiliates for our own account and for the accounts of our customers.

        Our opinion is directed to the Board of Directors of Company in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of Company as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the adoption of the Agreement and approval of the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock and does not address the underlying business decision of Company to engage in the Merger, the form or structure of the Merger and/or other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Company or the effect of any other transaction in which Company might engage. We also do not express any opinion as to the amount of compensation to be received in the Merger by any Company or Parent officer, director or employee, if any, relative to the amount of compensation to be received by any other shareholder. This opinion has been approved by Sandler O'Neill's fairness opinion committee. This opinion shall not be reproduced without Sandler O'Neill's prior written consent, provided however Sandler O'Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to holders of Company Common Stock from a financial point of view.

Very truly yours,
/s/ Sandler O'Neill & Partners, L.P.

ANNEX D

EXECUTION VERSION

November 22, 2015

Capital Bank Financial Corp.
121 Alhambra Plaza, Suite 1601
Coral Gables, Florida 33134

Ladies and Gentlemen:

        As a holder of Company Common Stock (as defined below), the undersigned (collectively, the "Stockholder") understands that CommunityOne Bancorp, a North Carolina corporation (the "Company"), and Capital Bank Financial Corp., a Delaware corporation ("Parent"), are concurrently entering into an Agreement and Plan of Merger, dated as of November 22, 2015 (as it may be amended from time to time, the "Merger Agreement"), providing for, among other things, a merger of the Company with and into Parent (the "Merger"), in which each of the issued and outstanding shares of common stock, without par value, of the Company (the "Company Common Stock") (other than shares of Company Common Stock owned by the Company as treasury stock or owned by the Company or Parent) will be converted into the right to receive the Merger Consideration. Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

        The Stockholder acknowledges that, as an inducement for Parent to enter into the Merger Agreement, Parent has required that the Stockholder enter into this letter agreement and the Stockholder is willing to enter into this letter agreement.

        The Stockholder confirms his or her agreement with Parent, and Parent confirms its agreement with the Stockholder, as follows:

          1.     As used in this letter agreement, "Shares" means the shares of Company Common Stock which the Stockholder owns of record or beneficially and has the power to vote (for the avoidance of doubt, excluding any shares underlying options exercisable for, or warrants to purchase, shares of Company Common Stock whether or not such shares are included as beneficially owned by the Stockholder in the Company's most recent annual proxy statement) as of the date of this letter agreement. The Shares are owned by the Stockholder free and clear of all encumbrances, voting arrangements and commitments of every kind, except as would not restrict the performance of the Stockholder's obligations under this letter agreement. The Stockholder represents and warrants that the Stockholder has the sole or shared power to vote or direct the vote of all Shares.

          2.     At every meeting of the stockholders of the Company called, and at every postponement, recess or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder agrees to vote, or cause to be voted, two-thirds of the Shares (less any shares in excess of one-third of the Shares that may have been sold by the Stockholder in compliance with paragraph 21) (a) in favor of (i) approval of the Merger Agreement and (ii) any other matter that is required to be approved by the shareholders of the Company to consummate the transactions contemplated by the Merger Agreement, (b) against (i) any proposal made in opposition to approval of the Merger Agreement or in competition with the Merger and (ii) any Acquisition Proposal and (c) in favor of any postponement, recess or adjournment at any meeting of the shareholders of the Company relating to any of the matters set forth in the foregoing clauses (a) or (b) if the Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote, in each case unless the Merger Agreement shall have been amended or modified to reduce the amount of Merger Consideration or cause the receipt of the Merger Consideration to be taxable to the holders of

  Company Common Stock without the Stockholder's written consent. Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). The Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger that the Stockholder may directly or indirectly have by virtue of the ownership of any Shares if the Effective Time occurs.

          3.     The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares.

          4.     Following the Effective Time, the Stockholder hereby agrees not to, and to cause its controlled affiliates not to, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Parent Class A Common Stock, par value $0.01 per share ("Parent Common Stock"), or any options or warrants to purchase any Parent Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive Parent Common Stock, owned directly by the Stockholder (including holding as a custodian) or with respect to which the Stockholder has beneficial ownership within the rules and regulations of the SEC, or hereinafter acquired (collectively, the "Parent Shares"), other than as provided herein or expressly consented to by Parent until the three (3) month anniversary of the Effective Time and thereafter shall continue to comply with the foregoing restriction with respect to fifty percent (50%) of the Parent Shares until the six (6) month anniversary of the Effective Time. The foregoing restriction is expressly agreed to preclude the Stockholder and its controlled affiliates from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of shares of Parent Common Stock even if such shares of Parent Common Stock would be disposed of by someone other than the Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Stockholder or its controlled affiliates' shares of Parent Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares of Parent Common Stock.

          5.     Following the Effective Time, for so long as the Stockholder continues to beneficially own (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) an aggregate net long position of at least 75% of the shares of Parent Common Stock that Stockholder receives pursuant to the Merger (or, to the extent sales are made in accordance with paragraph 21, would have received pursuant to the Merger had such sales not occurred), and provided that such Stockholder validly made (and did not revoke) an Election to receive at least 85% of its Merger Consideration in the form of Stock Consideration, the Stockholder and Parent hereby agree:

            (a)   At any meeting of stockholders of Parent at which directors of Parent are to be elected, Parent shall nominate for election to the Board of Directors of Parent (the "Board of Directors") one person (the "Stockholder Designee") designated by the Stockholder; provided that such person shall have been determined to be qualified for service on the Board of Directors by the Company's Nominating and Governance Committee applying in good faith substantially similar standards of qualification to those it applies to other nominees for election to the Board of Directors. In furtherance of the foregoing, Parent shall include the Stockholder Designee in any proxy statement and proxy or information statement and consent distributed by Parent for the purpose of soliciting proxies or consents for election to the Board of Directors and otherwise supporting the Stockholder Designee for election in a manner no less rigorous and favorable than the manner in which Parent supports its other nominees in the aggregate. The parties agree that, except to the extent the Stockholder provides written notice to the contrary prior to the Effective Time, the initial Stockholder

    Designee shall be Scott B. Kauffman, that he satisfies the requirements set forth in the proviso in the first sentenece of this Section 5(a) and that he shall be appointed to the Board of Directors as of the Effective Time.

            (b)   Except as otherwise required by Parent's certificate of incorporation as in effect on the date hereof or the Parent's bylaws as in effect on the date hereof, Parent shall not take any action to remove, with or without cause, the Stockholder Designee serving on the Board of Directors; provided that, upon the written request of the Stockholder to remove, with or without cause, the Stockholder Designee serving on the Board of Directors, Parent shall be permitted to take such action to remove such Stockholder Designee.

            (c)   If a vacancy on the Board of Directors resulted from the death, resignation, retirement, disqualification, removal from office or other cause of the Stockholder Designee, the Board of Directors shall fill such vacancy only with a person designated by the Stockholder; provided that the Stockholder continues to have the right to nominate the Stockholder Designee pursuant to Section 5(a).

            (d)   Parent acknowledges that the Stockholder Designee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Stockholder and/or certain of its affiliates (collectively, the "Investor Indemnitors"). Parent hereby agrees (1) that it is the indemnitor of first resort (i.e., its obligations to the Stockholder Designee are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Stockholder Designee are secondary), and (2) that it shall be required to advance the full amount of expenses incurred by the Stockholder Designee and shall be liable for the full amount of all expenses and liabilities incurred by the Stockholder Designee, in each case to the extent legally permitted and as required and the articles of incorporation and bylaws of Parent, without regard to any rights the Stockholder Designee may have against any Investor Indemnitor. Parent further agrees that no advancement or payment by any Investor Indemnitor on behalf of the Stockholder Designee with respect to any claim for which the Stockholder Designee has sought indemnification from Parent shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Stockholder Designee against Parent. Parent agrees that the Investor Indemnitors are express third party beneficiaries of the terms of this Section 5(d).

          6.     Upon the written request of the Stockholder at any time following the two (2) year anniversary of the Effective Time (a "Shelf Registration Request"), Parent shall promptly file (but in no event more than fifteen (15) days after receipt of the Shelf Registration Request) with the SEC a shelf Registration Statement ("Shelf Registration Statement") pursuant to Rule 415 under the Securities Act relating to the offer and sale of Parent Common Stock by the Stockholder from time to time in accordance with the methods of distribution elected by the Stockholder and set forth in the Shelf Registration Statement and Parent shall use its reasonable best efforts to cause such Shelf Registration Statement to promptly become and remain effective under the Securities Act for so long as the Stockholder owns Shares that cannot be sold without registration without regard to volume limitations set forth in Rule 144 under the Securities Act. Parent shall provide the Stockholder with customary assistance and take such action as may be reasonably requested by the Stockholder to consummate the sale of the Stockholder's shares of Parent Common Stock under such Shelf Registration Statement.

          7.     The Stockholder represents and warrants (a) that the Stockholder has duly executed and delivered this letter agreement and has all authority and full legal capacity to enter into this letter agreement; and (b) that, assuming the due authorization, execution and delivery of this letter agreement by Parent, this letter agreement is the Stockholder's legal, valid and binding agreement and is enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the general principles of equity.

          8.     The Stockholder further represents and warrants that the execution and delivery of this letter agreement by the Stockholder does not, and the performance of his or her obligations under this letter agreement and the consummation of the transactions to be consummated by him or her as contemplated hereby will not, (a) conflict with or violate any Law applicable to the Stockholder or by which the Shares are bound or affected, (b) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected, or (c) require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent, impair, delay or adversely affect the performance by the Stockholder of his or her obligations under this letter agreement.

          9.     The Stockholder further represents, warrants and covenants that the Investment Agreement, dated April 26, 2011, by and between FNB United Corp. and Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (as amended by Amendment No. 1, dated as of June 16, 2011, Amendment No. 2, dated August 4, 2011, and Amendment No. 3, dated October 20, 2011, the "Investment Agreement") will be terminated in accordance with its terms by Stockholder prior to, or effective as of, the Effective Time without any continuing liabilities or obligations for the Company or Parent and, if not so terminated, shall by virtue of the execution hereof, terminate automatically upon the occurrence of the Effective Time; provided, that any indemnification obligations arising under the Investment Agreement with respect to the period prior to the Effective Time shall survive such termination in accordance with their terms.

          10.   The Stockholder agrees that all representations, terms and conditions of this letter agreement will apply to shares of Company Common Stock of which the Stockholder acquires record or beneficial ownership (and the power to vote) after the date hereof and prior to the termination of this letter agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise.

          11.   This letter agreement and all obligations of the parties hereunder shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms; provided, however, that (i) this paragraph 11 and paragraphs 15, 16, 17, 18, 19, 22, 24 and 25 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful and intentional breach of this letter agreement occurring prior to such termination; provided, further, that upon termination of the Merger Agreement under circumstances where the Termination Fee is payable to Parent and such Termination Fee is paid in full, Parent shall be precluded from any remedy against the Stockholder in connection with this letter agreement or the transactions contemplated hereby, at law or in equity or otherwise, and Parent shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Stockholder or its affiliates or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with this letter agreement or the transactions contemplated hereby.

          12.   The Stockholder is entering into this letter agreement solely in his or her capacity as a record or beneficial owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by the Stockholder, solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company).

          13.   The Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger the Stockholder's identity and ownership of the Shares and the nature of the Stockholder's obligations under this letter agreement.

          14.   The Stockholder agrees that, prior to the termination of this letter agreement, the Stockholder shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Stockholder of his or her obligations under this letter agreement other than to a de minimis extent. The Stockholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by Parent to confirm and assure the rights and obligations set forth in this letter agreement.

          15.   THIS LETTER AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this letter agreement and of the documents referred to in this letter agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it, he or she is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this letter agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 16 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

          16.   The parties to this letter agreement acknowledge and agree that any controversy which may arise under this letter agreement and the other documents referred to in this letter agreement and in respect of the transactions contemplated hereby and thereby, is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this letter agreement and the other documents referred to in this letter agreement, and in respect of the transactions contemplated hereby and thereby. The parties to this letter agreement certify and acknowledge that (a) such party has not represented, expressly or otherwise, that such party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this letter agreement by, among other things, the mutual waivers and certifications in this paragraph 16.

          17.   Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier addressed, if to the Stockholder, to the address or facsimile number, as applicable, set forth in Schedule I hereto, and, if to Parent, in accordance with Section 9.5 of the Merger Agreement, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          18.   This letter agreement shall not be assignable by operation of law or otherwise. Any purported assignment in violation of this letter agreement is void.

          19.   The Stockholder recognizes and acknowledges that a breach of any covenants or agreements contained in this letter agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Stockholder agrees that in the event of any such breach, Parent shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which Parent may be entitled, at law or in equity. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in any court of the United States or any state having jurisdiction.

          20.   The effectiveness of this letter agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto, which shall occur concurrently herewith.

          21.   The Stockholder agrees not to, prior to the Termination Date, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of the Shares or (ii) except as set forth herein, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to any of the Shares, and shall not commit or agree to take any of the foregoing actions; provided, that the foregoing shall not prohibit the Stockholder from (a) disposing of or surrendering Shares to the Company in connection with the vesting, settlement or exercise of the Company Restricted Stock Awards, the Company Equity Awards or warrants to purchase shares of Company Common Stock for the payment of taxes thereon or, in respect of the Company Equity Awards, the payment of the exercise price thereon or (b) disposing of Shares in a broker-assisted cashless exercise of the Company Equity Awards expiring during the term of this letter agreement up to the amount necessary to pay the exercise price in respect thereof and any related taxes. In furtherance of the foregoing, the Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares for the period from the date hereof until the Termination Date.

          22.   Parent acknowledges and agrees that nothing in this letter agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein.

          23.   Any provision of this letter agreement may be (i) waived in whole or in part in writing by the party benefited by the provision or by both parties or (ii) amended or modified at any time by an agreement in writing between the parties hereto executed in the same manner as this letter agreement.

          24.   The Merger Agreement and this letter agreement (including the documents and instruments referred to herein) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

          25.   In the event that any provision of this letter agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this letter agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

[Signature Page Follows]

        Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning to a counterpart hereof.

Very truly yours,
OAK HILL CAPITAL PARTNERS III, L.P.
By:	OHCP GenPar III, L.P., its general partner
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP III, Ltd., its general partner
By:	/s/ JOHN R. MONSKY
	Name:	John R. Monsky
	Title:	VP
OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.
By:	OHCP GenPar III, L.P., its general partner
By:	OHCP MGP Partners III, L.P., its general partner
By:	OHCP MGP Partners III, L.P., its general partner
By:	/s/ JOHN R. MONSKY
	Name:	John R. Monsky
	Title:	VP

[Signature Page to Support Agreement]

CAPITAL BANK FINANCIAL CORP.
By:	/s/ R. EUGENE TAYLOR
	Name:	R. Eugene Taylor
	Title:	Chairman and Chief Executive Officer

 Schedule I: Shareholder Address

c/o Oak Hill Capital Management
65 East 55th Street, 32nd Floor
New York, NY 10022
Attn:    John Monsky
Fax:      (212) 527-8450

ANNEX E

EXECUTION VERSION

November 22, 2015

Capital Bank Financial Corp.
121 Alhambra Plaza, Suite 1601
Coral Gables, Florida 33134

Ladies and Gentlemen:

        As a holder of Company Common Stock (as defined below), the undersigned (the "Stockholder") understands that CommunityOne Bancorp, a North Carolina corporation (the "Company"), and Capital Bank Financial Corp., a Delaware corporation ("Parent"), are concurrently entering into an Agreement and Plan of Merger, dated as of November 22, 2015 (as it may be amended from time to time, the "Merger Agreement"), providing for, among other things, a merger of the Company with and into Parent (the "Merger"), in which each of the issued and outstanding shares of common stock, without par value, of the Company (the "Company Common Stock") (other than shares of Company Common Stock owned by the Company as treasury stock or owned by the Company or Parent) will be converted into the right to receive the Merger Consideration. Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

        The Stockholder acknowledges that, as an inducement for Parent to enter into the Merger Agreement, Parent has required that the Stockholder enter into this letter agreement and the Stockholder is willing to enter into this letter agreement.

        The Stockholder confirms his or her agreement with Parent, and Parent confirms its agreement with the Stockholder, as follows:

          1.     As used in this letter agreement, "Shares" means the shares of Company Common Stock which the Stockholder owns of record or beneficially and has the power to vote (for the avoidance of doubt, excluding any shares underlying options exercisable for, or warrants to purchase, shares of Company Common Stock whether or not such shares are included as beneficially owned by the Stockholder in the Company's most recent annual proxy statement) as of the date of this letter agreement. The Shares are owned by the Stockholder free and clear of all encumbrances, voting arrangements and commitments of every kind, except as would not restrict the performance of the Stockholder's obligations under this letter agreement. The Stockholder represents and warrants that the Stockholder has the sole or shared power to vote or direct the vote of all Shares.

          2.     At every meeting of the stockholders of the Company called, and at every postponement, recess or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder agrees to vote, or cause to be voted, two-thirds of the Shares (less any shares in excess of one-third of the Shares that may have been sold by the Stockholder in compliance with paragraph 18) (a) in favor of (i) approval of the Merger Agreement and (ii) any other matter that is required to be approved by the shareholders of the Company to consummate the transactions contemplated by the Merger Agreement, (b) against (i) any proposal made in opposition to approval of the Merger Agreement or in competition with the Merger and (ii) any Acquisition Proposal and (c) in favor of any postponement, recess or adjournment at any meeting of the shareholders of the Company relating to any of the matters set forth in the foregoing clauses (a) or (b) if the Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote, in each case unless the Merger Agreement shall have been amended or modified to reduce the amount of Merger Consideration or cause the receipt of the Merger Consideration to be taxable to the holders of Company Common Stock without the Stockholder's written consent. Any such vote shall be cast

  (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). The Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger that the Stockholder may directly or indirectly have by virtue of the ownership of any Shares if the Effective Time occurs.

          3.     The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares.

          4.     The Stockholder represents and warrants (a) that the Stockholder has duly executed and delivered this letter agreement and has all authority and full legal capacity to enter into this letter agreement; and (b) that, assuming the due authorization, execution and delivery of this letter agreement by Parent, this letter agreement is the Stockholder's legal, valid and binding agreement and is enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the general principles of equity.

          5.     The Stockholder further represents and warrants that the execution and delivery of this letter agreement by the Stockholder does not, and the performance of his or her obligations under this letter agreement and the consummation of the transactions to be consummated by him or her as contemplated hereby will not, (a) conflict with or violate any Law applicable to the Stockholder or by which the Shares are bound or affected, (b) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected, or (c) require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent, impair, delay or adversely affect the performance by the Stockholder of his or her obligations under this letter agreement.

          6.     The Stockholder further represents, warrants and covenants that the Investment Agreement, dated April 26, 2011, by and between FNB United Corp. and Carlyle Financial Services Harbor, L.P. (as amended by Amendment No. 1, dated as of June 16, 2011, Amendment No. 2, dated as of August 4, 2011, and Amendment No. 3, dated October 20, 2011, the "Investment Agreement") will be terminated in accordance with its terms by Stockholder prior to, or effective as of, the Effective Time without any continuing liabilities or obligations for the Company or Parent and, if not so terminated, shall by virtue of the execution hereof, terminate automatically upon the occurrence of the Effective Time; provided, that any indemnification obligations arising under the Investment Agreement with respect to the period prior to the Effective Time shall survive such termination in accordance with their terms.

          7.     The Stockholder agrees that all representations, terms and conditions of this letter agreement will apply to shares of Company Common Stock of which the Stockholder acquires record or beneficial ownership (and the power to vote) after the date hereof and prior to the termination of this letter agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise.

          8.     This letter agreement and all obligations of the parties hereunder shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms; provided, however, that (i) this paragraph 8 and paragraphs 12, 13, 14, 15, 16, 19, 21 and 22 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful and intentional breach of this letter agreement occurring prior to such termination; provided, further, that upon termination of the Merger Agreement under circumstances where the Termination Fee is payable to Parent and such Termination Fee is paid in full, Parent shall be precluded from any remedy against the Stockholder in connection with this letter agreement or the transactions contemplated hereby, at law or in equity or otherwise, and Parent shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Stockholder or its affiliates or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with this letter agreement or the transactions contemplated hereby.

          9.     The Stockholder is entering into this letter agreement solely in his or her capacity as a record or beneficial owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by the Stockholder, solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company).

          10.   The Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger the Stockholder's identity and ownership of the Shares and the nature of the Stockholder's obligations under this letter agreement.

          11.   The Stockholder agrees that, prior to the termination of this letter agreement, the Stockholder shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Stockholder of his or her obligations under this letter agreement other than to a de minimis extent. The Stockholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by Parent to confirm and assure the rights and obligations set forth in this letter agreement.

          12.   THIS LETTER AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this letter agreement and of the documents referred to in this letter agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it, he or she is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this letter agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 16 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

          13.   The parties to this letter agreement acknowledge and agree that any controversy which may arise under this letter agreement and the other documents referred to in this letter agreement and in respect of the transactions contemplated hereby and thereby, is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this letter agreement and the other documents referred to in this letter agreement, and in respect of the transactions contemplated hereby and thereby. The parties to this letter agreement certify and acknowledge that (a) such party has not represented, expressly or otherwise, that such party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this letter agreement by, among other things, the mutual waivers and certifications in this paragraph 13.

          14.   Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier addressed, if to the Stockholder, to the address or facsimile number, as applicable, set forth in Schedule I hereto, and, if to Parent, in accordance with Section 9.5 of the Merger Agreement, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          15.   This letter agreement shall not be assignable by operation of law or otherwise. Any purported assignment in violation of this letter agreement is void.

          16.   The Stockholder recognizes and acknowledges that a breach of any covenants or agreements contained in this letter agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Stockholder agrees that in the event of any such breach, Parent shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which Parent may be entitled, at law or in equity. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in any court of the United States or any state having jurisdiction.

          17.   The effectiveness of this letter agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto, which shall occur concurrently herewith.

          18.   The Stockholder agrees not to, prior to the Termination Date, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of the Shares or (ii) except as set forth herein, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to any of the Shares, and shall not commit or agree to take any of the foregoing actions; provided, that the foregoing shall not prohibit the Stockholder from (a) disposing of or surrendering Shares to the Company in connection with the vesting, settlement or exercise of the Company Restricted Stock Awards, the Company Equity Awards or warrants to purchase shares of Company Common Stock for the payment of taxes thereon or, in respect of the Company Equity Awards, the payment of the exercise price thereon, (b) disposing of Shares in a broker-assisted cashless exercise of the Company Equity Awards expiring during the term of this letter agreement up to the amount necessary to pay the exercise price in respect thereof and any related taxes or (c) selling Shares in a broadly marketed public offering following the receipt of the Requisite Company Vote. In furtherance of the foregoing, the Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares for the period from the date hereof until the Termination Date, or with respect to broadly marketed public offerings, the date the Company obtains the Requisite Company Vote.

          19.   Parent acknowledges and agrees that nothing in this letter agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein.

          20.   Any provision of this letter agreement may be (i) waived in whole or in part in writing by the party benefited by the provision or by both parties or (ii) amended or modified at any time by an agreement in writing between the parties hereto executed in the same manner as this letter agreement.

          21.   The Merger Agreement and this letter agreement (including the documents and instruments referred to herein) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

          22.   In the event that any provision of this letter agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this letter agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

[Signature Page Follows]

        Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning to a counterpart hereof.

Very truly yours,
CARLYLE FINANCIAL SERVICES HARBOR, L.P.
By:	TCG Financial Services, L.P., its general partner
By:	Carlyle Financial Services, Ltd., its general partner
By:	/s/ JOHN REDETT
	Name:	John Redett
	Title:	Managing Director

        Accepted and agreed as of the date set forth above.

CAPITAL BANK FINANCIAL CORP.
By:	/s/ R. EUGENE TAYLOR
	Name:	R. Eugene Taylor
	Title:	Chairman and Chief Executive Officer

 Schedule I: Shareholder Address

c/o The Carlyle Group
520 Madison Avenue
New York, New York 10022
Attn:    John Redett
Fax:      (212) 813-4901

ANNEX F

EXECUTION VERSION

November 22, 2015

CommunityOne Bancorp
1017 E. Morehead Street
Charlotte, North Carolina 28204

Ladies and Gentlemen:

        As a holder of Parent Common Stock (as defined below), the undersigned (the "Stockholder") understands that CommunityOne Bancorp, a North Carolina corporation (the "Company"), and Capital Bank Financial Corp., a Delaware corporation ("Parent"), are concurrently entering into an Agreement and Plan of Merger, dated as of November 22, 2015 (as it may be amended from time to time, the "Merger Agreement"), providing for, among other things, a merger of the Company with and into Parent (the "Merger"), in which each of the issued and outstanding shares of common stock, without par value, of the Company (the "Company Common Stock") (other than shares of Company Common Stock owned by the Company as treasury stock or owned by the Company or Parent) will be converted into the right to receive the Merger Consideration. Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

        The Stockholder acknowledges that, as an inducement for Company to enter into the Merger Agreement, Company has required that the Stockholder enter into this letter agreement and the Stockholder is willing to enter into this letter agreement.

        The Stockholder confirms his or her agreement with Parent, and Parent confirms its agreement with the Stockholder, as follows:

          1.     As used in this letter agreement, "Shares" means the shares of Class A Common Stock of Parent ("Parent Common Stock") which the Stockholder owns of record or beneficially and has the power to vote (for the avoidance of doubt, excluding any shares underlying options exercisable for, or warrants to purchase, shares of Parent Common Stock whether or not such shares are included as beneficially owned by the Stockholder in Parent's most recent annual proxy statement) as of the date of this letter agreement. The Shares are owned by the Stockholder free and clear of all encumbrances, voting arrangements and commitments of every kind, except as would not restrict the performance of the Stockholder's obligations under this letter agreement. The Stockholder represents and warrants that the Stockholder has the sole or shared power to vote or direct the vote of all Shares.

          2.     At every meeting of the stockholders of Parent called, and at every postponement, recess or adjournment thereof, and on every action or approval by written consent of the stockholders of Parent, the Stockholder agrees to vote, or cause to be voted, the Shares (excluding any Shares that may have been sold by the Stockholder in compliance with paragraph 17) (a) in favor of (i) approval of the Merger Agreement and (ii) any other matter that is required to be approved by the shareholders of Parent to consummate the transactions contemplated by the Merger Agreement, (b) against (i) any proposal made in opposition to approval of the Merger Agreement or in competition with the Merger and (ii) any Acquisition Proposal and (c) in favor of any postponement, recess or adjournment at any meeting of the shareholders of the Parent relating to any of the matters set forth in the foregoing clauses (a) or (b) if Parent has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Parent Vote, in each case unless the Merger Agreement shall have been amended or modified to increase the amount of Merger Consideration or cause the receipt of the Merger Consideration to be taxable to the holders of Company Common Stock without the Stockholder's written consent. Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). The Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger that the Stockholder may directly or indirectly have by virtue of the ownership of any Shares if the Effective Time occurs.

          3.     The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares.

          4.     The Stockholder represents and warrants (a) that the Stockholder has duly executed and delivered this letter agreement and has all authority and full legal capacity to enter into this letter agreement; and (b) that, assuming the due authorization, execution and delivery of this letter agreement by the Company, this letter agreement is the Stockholder's legal, valid and binding agreement and is enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the general principles of equity.

          5.     The Stockholder further represents and warrants that the execution and delivery of this letter agreement by the Stockholder does not, and the performance of his or her obligations under this letter agreement and the consummation of the transactions to be consummated by him or her as contemplated hereby will not, (a) conflict with or violate any Law applicable to the Stockholder or by which the Shares are bound or affected, (b) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected, or (c) require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent, impair, delay or adversely affect the performance by the Stockholder of his or her obligations under this letter agreement.

          6.     The Stockholder agrees that all representations, terms and conditions of this letter agreement will apply to shares of Parent Common Stock of which the Stockholder acquires record or beneficial ownership (and the power to vote) after the date hereof and prior to the termination of this letter agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise.

          7.     This letter agreement and all obligations of the parties hereunder shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms; provided, however, that (i) this paragraph 7 and paragraphs 11, 12, 13, 14, 15, 18, 20 and 21 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful and intentional breach of this letter agreement occurring prior to such termination; provided, further, that upon termination of the Merger Agreement under circumstances where the Termination Fee is payable to the Company and such Termination Fee is paid in full, the Company shall be precluded from any remedy against the Stockholder in connection with this letter agreement or the transactions contemplated hereby, at law or in equity or otherwise, and the Company shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Stockholder or its affiliates or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with this letter agreement or the transactions contemplated hereby.

          8.     The Stockholder is entering into this letter agreement solely in his or her capacity as a record or beneficial owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by the Stockholder, solely in his or her capacity as a director or officer of Parent (or a Subsidiary of Parent).

          9.     The Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger the Stockholder's identity and ownership of the Shares and the nature of the Stockholder's obligations under this letter agreement.

          10.   The Stockholder agrees that, prior to the termination of this letter agreement, the Stockholder shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Stockholder of his or her obligations under this letter agreement other than to a de minimis extent. The Stockholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by the Company to confirm and assure the rights and obligations set forth in this letter agreement.

          11.   THIS LETTER AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this letter agreement and of the documents referred to in this letter agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it, he or she is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this letter agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 13 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

          12.   The parties to this letter agreement acknowledge and agree that any controversy which may arise under this letter agreement and the other documents referred to in this letter agreement and in respect of the transactions contemplated hereby and thereby, is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this letter agreement and the other documents referred to in this letter agreement, and in respect of the transactions contemplated hereby and thereby. The parties to this letter agreement certify and acknowledge that (a) such party has not represented, expressly or otherwise, that such party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this letter agreement by, among other things, the mutual waivers and certifications in this paragraph 12.

          13.   Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier addressed, if to the Stockholder, to the address or facsimile number, as applicable, set forth in Schedule I hereto, and, if to the Company, in accordance with Section 9.5 of the Merger Agreement, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          14.   This letter agreement shall not be assignable by operation of law or otherwise. Any purported assignment in violation of this letter agreement is void.

          15.   The Stockholder recognizes and acknowledges that a breach of any covenants or agreements contained in this letter agreement will cause the Company to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Stockholder agrees that in the event of any such breach, the Company shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which the Company may be entitled, at law or in equity. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in any court of the United States or any state having jurisdiction.

          16.   The effectiveness of this letter agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto, which shall occur concurrently herewith.

          17.   The Stockholder agrees not to, prior to the Termination Date, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of the Shares or (ii) except as set forth herein, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to any of the Shares, and shall not commit or agree to take any of the foregoing actions; provided, that the foregoing shall not prohibit the Stockholder from (a) disposing of or surrendering Shares to the Parent in connection with the vesting, settlement or exercise of the Parent Restricted Stock Awards, the Parent Equity Awards or warrants to purchase shares of Parent Common Stock for the payment of taxes thereon or, in respect of the Parent Equity Awards, the payment of the exercise price thereon, (b) disposing of Shares in a broker-assisted cashless exercise of the Parent Equity Awards expiring during the term of this letter agreement up to the amount necessary to pay the exercise price in respect thereof and any related taxes or (c) selling Shares in a broadly marketed public offering following the receipt of the Requisite Company Vote. In furtherance of the foregoing, the Stockholder hereby authorizes and instructs the Parent to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares for the period from the date hereof until the Termination Date, or with respect to broadly marketed public offerings, the date Parent obtains the Requisite Parent Vote. .

          18.   The Company acknowledges and agrees that nothing in this letter agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Parent or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein.

          19.   Any provision of this letter agreement may be (i) waived in whole or in part in writing by the party benefited by the provision or by both parties or (ii) amended or modified at any time by an agreement in writing between the parties hereto executed in the same manner as this letter agreement.

          20.   The Merger Agreement and this letter agreement (including the documents and instruments referred to herein) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

          21.   In the event that any provision of this letter agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this letter agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

[Signature Page Follows]

        Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning to a counterpart hereof.

Very truly yours,
Crestview-NAFH, LLC
By:	/s/ ROSS A. OLIVER
	Name:	Ross A. Oliver
	Title:	Vice President

[Signature Page to Crestview Support Agreement]

        Accepted and agreed as of the date set forth above.

CommunityOne Bancorp
By:	/s/ ROBERT L. REID
	Name:	Robert L. Reid
	Title:	President and Chief Executive Officer

[Signature Page to Crestview Support Agreement]

 Schedule I: Shareholder Address

Crestview-NAFH, LLC
c/o Crestview
667 Madison Avenue, 10th floor
New York, NY 10065
Attention:    Ross A. Oliver
Facsimile:     (212) 906-0794

ANNEX G

EXECUTION VERSION

November 22, 2015

CommunityOne Bancorp
1017 E. Morehead Street
Charlotte, North Carolina 28204

Ladies and Gentlemen:

        As a holder of Parent Common Stock (as defined below), the undersigned (the "Stockholder") understands that CommunityOne Bancorp, a North Carolina corporation (the "Company"), and Capital Bank Financial Corp., a Delaware corporation ("Parent"), are concurrently entering into an Agreement and Plan of Merger, dated as of November 22, 2015 (as it may be amended from time to time, the "Merger Agreement"), providing for, among other things, a merger of the Company with and into Parent (the "Merger"), in which each of the issued and outstanding shares of common stock, without par value, of the Company (the "Company Common Stock") (other than shares of Company Common Stock owned by the Company as treasury stock or owned by the Company or Parent) will be converted into the right to receive the Merger Consideration. Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

        The Stockholder acknowledges that, as an inducement for Company to enter into the Merger Agreement, Company has required that the Stockholder enter into this letter agreement and the Stockholder is willing to enter into this letter agreement.

        The Stockholder confirms his or her agreement with Parent, and Parent confirms its agreement with the Stockholder, as follows:

          1.     As used in this letter agreement, "Shares" means the shares of Class A Common Stock of Parent ("Parent Common Stock") which the Stockholder owns of record or beneficially and has the power to vote (for the avoidance of doubt, excluding any shares underlying options exercisable for, or warrants to purchase, shares of Parent Common Stock whether or not such shares are included as beneficially owned by the Stockholder in Parent's most recent annual proxy statement) as of the date of this letter agreement. The Shares are owned by the Stockholder free and clear of all encumbrances, voting arrangements and commitments of every kind, except as would not restrict the performance of the Stockholder's obligations under this letter agreement. The Stockholder represents and warrants that the Stockholder has the sole or shared power to vote or direct the vote of all Shares.

          2.     At every meeting of the stockholders of Parent called, and at every postponement, recess or adjournment thereof, and on every action or approval by written consent of the stockholders of Parent, the Stockholder agrees to vote, or cause to be voted, the Shares (excluding any Shares that may have been sold by the Stockholder in compliance with paragraph 17) (a) in favor of (i) approval of the Merger Agreement and (ii) any other matter that is required to be approved by the shareholders of Parent to consummate the transactions contemplated by the Merger Agreement, (b) against (i) any proposal made in opposition to approval of the Merger Agreement or in competition with the Merger and (ii) any Acquisition Proposal and (c) in favor of any postponement, recess or adjournment at any meeting of the shareholders of the Parent relating to any of the matters set forth in the foregoing clauses (a) or (b) if Parent has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Parent Vote, in each case unless the Merger Agreement shall have been amended or modified to increase the amount of Merger Consideration or cause the receipt of the Merger Consideration to be taxable to the holders of Company Common Stock without the Stockholder's written consent. Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). The Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger that the Stockholder may directly or indirectly have by virtue of the ownership of any Shares if the Effective Time occurs.

          3.     The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares.

          4.     The Stockholder represents and warrants (a) that the Stockholder has duly executed and delivered this letter agreement and has all authority and full legal capacity to enter into this letter agreement; and (b) that, assuming the due authorization, execution and delivery of this letter agreement by the Company, this letter agreement is the Stockholder's legal, valid and binding agreement and is enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the general principles of equity.

          5.     The Stockholder further represents and warrants that the execution and delivery of this letter agreement by the Stockholder does not, and the performance of his or her obligations under this letter agreement and the consummation of the transactions to be consummated by him or her as contemplated hereby will not, (a) conflict with or violate any Law applicable to the Stockholder or by which the Shares are bound or affected, (b) result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected, or (c) require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental entity, agency or official except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent, impair, delay or adversely affect the performance by the Stockholder of his or her obligations under this letter agreement.

          6.     The Stockholder agrees that all representations, terms and conditions of this letter agreement will apply to shares of Parent Common Stock of which the Stockholder acquires record or beneficial ownership (and the power to vote) after the date hereof and prior to the termination of this letter agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise.

          7.     This letter agreement and all obligations of the parties hereunder shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms; provided, however, that (i) this paragraph 7 and paragraphs 11, 12, 13, 14, 15, 18, 20 and 21 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful and intentional breach of this letter agreement occurring prior to such termination; provided, further, that upon termination of the Merger Agreement under circumstances where the Termination Fee is payable to the Company and such Termination Fee is paid in full, the Company shall be precluded from any remedy against the Stockholder in connection with this letter agreement or the transactions contemplated hereby, at law or in equity or otherwise, and the Company shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Stockholder or its affiliates or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with this letter agreement or the transactions contemplated hereby.

          8.     The Stockholder is entering into this letter agreement solely in his or her capacity as a record or beneficial owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by the Stockholder, solely in his or her capacity as a director or officer of Parent (or a Subsidiary of Parent).

          9.     The Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger the Stockholder's identity and ownership of the Shares and the nature of the Stockholder's obligations under this letter agreement.

          10.   The Stockholder agrees that, prior to the termination of this letter agreement, the Stockholder shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Stockholder of his or her obligations under this letter agreement other than to a de minimis extent. The Stockholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as necessary or reasonably requested by the Company to confirm and assure the rights and obligations set forth in this letter agreement.

          11.   THIS LETTER AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this letter agreement and of the documents referred to in this letter agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it, he or she is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this letter agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 13 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

          12.   The parties to this letter agreement acknowledge and agree that any controversy which may arise under this letter agreement and the other documents referred to in this letter agreement and in respect of the transactions contemplated hereby and thereby, is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this letter agreement and the other documents referred to in this letter agreement, and in respect of the transactions contemplated hereby and thereby. The parties to this letter agreement certify and acknowledge that (a) such party has not represented, expressly or otherwise, that such party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this letter agreement by, among other things, the mutual waivers and certifications in this paragraph 12.

          13.   Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier addressed, if to the Stockholder, to the address or facsimile number, as applicable, set forth in Schedule I hereto, and, if to the Company, in accordance with Section 9.5 of the Merger Agreement, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          14.   This letter agreement shall not be assignable by operation of law or otherwise. Any purported assignment in violation of this letter agreement is void.

          15.   The Stockholder recognizes and acknowledges that a breach of any covenants or agreements contained in this letter agreement will cause the Company to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Stockholder agrees that in the event of any such breach, the Company shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which the Company may be entitled, at law or in equity. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in any court of the United States or any state having jurisdiction.

          16.   The effectiveness of this letter agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto, which shall occur concurrently herewith.

          17.   The Stockholder agrees not to, prior to the Termination Date, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any of the Shares or (ii) except as set forth herein, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to any of the Shares, and shall not commit or agree to take any of the foregoing actions; provided, that the foregoing shall not prohibit the Stockholder from (a) disposing of or surrendering Shares to the Parent in connection with the vesting, settlement or exercise of the Parent Restricted Stock Awards, the Parent Equity Awards or warrants to purchase shares of Parent Common Stock for the payment of taxes thereon or, in respect of the Parent Equity Awards, the payment of the exercise price thereon, (b) disposing of Shares in a broker-assisted cashless exercise of the Parent Equity Awards expiring during the term of this letter agreement up to the amount necessary to pay the exercise price in respect thereof and any related taxes or (c) selling Shares in a broadly marketed public offering following the receipt of the Requisite Company Vote. In furtherance of the foregoing, the Stockholder hereby authorizes and instructs the Parent to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares for the period from the date hereof until the Termination Date, or with respect to broadly marketed public offerings, the date Parent obtains the Requisite Parent Vote. .

          18.   The Company acknowledges and agrees that nothing in this letter agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Parent or exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein.

          19.   Any provision of this letter agreement may be (i) waived in whole or in part in writing by the party benefited by the provision or by both parties or (ii) amended or modified at any time by an agreement in writing between the parties hereto executed in the same manner as this letter agreement.

          20.   The Merger Agreement and this letter agreement (including the documents and instruments referred to herein) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

          21.   In the event that any provision of this letter agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this letter agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

[Signature Page Follows]

        Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning to a counterpart hereof.

Very truly yours,
By:	/s/ R. EUGENE TAYLOR
	Name:	R. Eugene Taylor

[Signature Page to Taylor Support Agreement]

        Accepted and agreed as of the date set forth above.

CommunityOne Bancorp
By:	/s/ ROBERT L. REID
	Name:	Robert L. Reid
	Title:	President and Chief Executive Officer

[Signature Page to Taylor Support Agreement]

 Schedule I: Shareholder Address

R. Eugene Taylor
c/o Capital Bank Financial Corp
121 Alhambra Plaza Suite 1601
Coral Gables, FL 33134
Attention:    Eugene R. Taylor
Facsimile:     (704) 964-2442

1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends a vote FOR each of the proposals listed below. For 0 0 0 Against 0 0 0 Abstain 0 0 0 1. Proposal to approve the Agreement and Plan of Merger, dated as of November 22,2015, by and between Capital Bank Financial Corp. and CommunityOne Bancorp. Proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of Proposal #1. Proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of CommunityOne Bancorp may receive in connection with Proposal #1 pursuant to existing agreements or arrangements with CommunityOne Bancorp. 2. 3. NOTE: This proxy shall be voted "for" the proposals listed above unless otherwise indicated. If any other business is presented at said Special Meeting, this proxy shall be voted in accordance with the discretion of the proxyholder. This proxy may be revoked at any time prior to exercise, or by voting in Person at the Special Meeting. (see reverse for instructions) Yes No Investor Address Line 3 John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000274188_1 R1.0.1.25 For address change/comments, mark here. 0 Please indicate if you plan to attend this meeting00 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or special meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or special meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. John Sample 234567 234567 1234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 COMMUNITYONE BANCORP C/O BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com COMMUNITYONE BANCORP Proxy for Special Meeting of Shareholders to be held April 18, 2016 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jerry R. Licari, and J. Chandler Martin, with full power of substitution, to or any successors, proxy with full power of substitution to appear at the Special Meeting of Shareholders of CommunityOne Bancorp ("CommunityOne") to be held on April 18, 2016 at 10:00 AM local time in the Randolph Room on CommunityOne's corporate offices, 1017 E. Morehead Street, Suite 300, Charlotte, NC 28204, and at any postponement of adjournment thereof (the "Special Meeting"), and to vote all of the shares of Common Stock of CommunityOne which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows: Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000274188_2 R1.0.1.25